Filed pursuant to 424(h)
Registration No. 228379
Registration No. 333-228379-12

The information in this prospectus is not complete and may be changed. The securities offered hereby may not be delivered prior to the time a final prospectus is completed. This prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

Subject to Completion, dated September 8, 2021

PROSPECTUS

$1,150,000,000(1)

CarMax Auto Owner Trust 2021-4

Issuing Entity or Trust (Central Index Key Number: 0001879747)

(1)	The aggregate initial principal amount of offered notes will be either $1,150,000,000 or $1,400,000,000. If such amount is $1,150,000,000, the trust will issue the notes described in the table below:

	Initial Principal Amount(2)(3)	Interest Rate(4)	Final Scheduled Distribution Date
Class A-1 Asset-backed Notes		$171,000,000%	September 15, 2022
Class A-2 Asset-backed Notes		$405,520,000%	November 15, 2024
Class A-3 Asset-backed Notes		$405,520,000%	September 15, 2026
Class A-4 Asset-backed Notes		$106,850,000%	April 15, 2027
Class B Asset-backed Notes		$19,600,000%	May 17, 2027
Class C Asset-backed Notes		$27,090,000%	July 15, 2027
Class D Asset-backed Notes		$14,420,000%	March 15, 2028
(2)

If the aggregate initial principal amount of the notes is $1,400,000,000, the trust will issue $208,170,000 of class A-1 notes, $493,680,000 of class A-2 notes, $493,680,000 of class A-3 notes, $130,080,000 of class A-4 notes, $23,860,000 of class B notes, $32,980,000 of class C notes and $17,550,000 of class D notes. The depositor will make the determination regarding the initial principal amount of the notes based on, among other considerations, market conditions at the time of pricing. See “Risk Factors—Risks associated with unknown aggregate initial principal amount of the notes.”

(3)

All or a portion of one or more classes of notes may be initially retained by the depositor. In addition to retaining the residual interest in the issuing entity represented by the certificates, the depositor may, if necessary to satisfy the risk retention obligations of the sponsor as described under “Credit Risk Retention” in this prospectus, retain or convey to an affiliate up to 5% of the principal amount of each class of notes.

(4)

The interest rate for the class A-2 notes will be either a fixed rate or a combination of a fixed rate and a floating rate if the class A-2 notes have both a fixed rate tranche and a floating rate tranche. If the interest rate is a floating rate, the rate will initially be based on LIBOR. However, the benchmark may change in certain situations. If the sum of LIBOR (or replacement benchmark) plus the applicable spread is less than 0.00% for any interest period, then the interest rate for the floating rate tranche for such interest period will be deemed to be zero. For a description of how interest will be calculated for any floating rate tranche of notes and the circumstances under which the benchmark may change, see “Description of the Notes—Payments of Interest” in this prospectus. The issuing entity expects that the principal balance of any floating rate tranche will not exceed $121,660,000 if the aggregate initial principal amount of the issued notes is $1,150,000,000, and $148,110,000 if the aggregate initial principal amount of the issued notes is $1,400,000,000.

CarMax Business Services, LLC Sponsor and Servicer (Central Key Index Number: 0001601902) CarMax Auto Funding LLC Depositor and Seller (Central Key Index Number: 0001259380)

You should carefully read the risk factors beginning on page 17 of this prospectus.

The notes are asset-backed securities. The notes will be obligations of the issuing entity only and will not be obligations of or interests in CarMax, Inc., CarMax Business Services, LLC, CarMax Auto Funding LLC or any of their affiliates other than the issuing entity. Neither the notes nor the receivables are insured or guaranteed by any government agency.

The following classes of notes are offered pursuant to this prospectus:

	Price		Underwriting Discounts		Net Proceeds to the Depositor(1)

Class A-1 Asset-backed Notes	$	(%)	$	(%)	$	(%)

Class A-2 Asset-backed Notes	$	(%)	$	(%)	$	(%)

Class A-3 Asset-backed Notes	$	(%)	$	(%)	$	(%)

Class A-4 Asset-backed Notes	$	(%)	$	(%)	$	(%)

Class B Asset-backed Notes	$	(%)	$	(%)	$	(%)

Class C Asset-backed Notes	$	(%)	$	(%)	$	(%)

Class D Asset-backed Notes	$	(%)	$	(%)	$	(%)

Total	$		$		$

(1)	The net proceeds to the depositor exclude expenses, estimated at $800,000.

The notes are payable solely from the assets of the issuing entity, which consist primarily of a pool of motor vehicle retail installment sale contracts. The credit enhancement for the notes will be subordination, overcollateralization, a reserve account and excess collections on the receivables.

The trust will pay interest and principal on the notes monthly on the 15th day of each month or, if the 15th day is not a business day, on the next business day, beginning October 15, 2021. The price of the notes will also include accrued interest, if any, from the date of initial issuance. The trust generally will pay principal sequentially to each class of notes in order of seniority (starting with the class A-1 notes) until each class is paid in full.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the notes (other than any notes retained by the depositor), in book-entry form only, will be made through The Depository Trust Company against payment in immediately available funds, on or about September 22, 2021.

Joint Bookrunners of the Class A, B, C and D Notes

Barclays	RBC Capital Markets	SMBC Nikko	Wells Fargo Securities

Co-Managers of the Class A Notes

CIBC Capital Markets	Mizuho Securities	Scotiabank	TD Securities

The date of this Prospectus is September , 2021.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Asset-backed Notes	$1,400,000,000	100%	$1,400,000,000	$152,740

(1)	Estimated solely for purposes of calculating the registration fee.
(2)	Pursuant to Rule 456(c) of the General Rules and Regulations under the Securities Act of 1933, as amended, the registration fee related to asset-backed notes offered hereby is paid herewith.

ii

iii

READING THIS PROSPECTUS

This prospectus provides information about the issuing entity, CarMax Auto Owner Trust 2021-4, and the terms and conditions that apply to the Notes to be issued by the issuing entity. We suggest you read this prospectus in its entirety.

Capitalized terms used in this prospectus are defined in the Glossary of Terms which begins at the end of this prospectus.

In this prospectus, the terms “we”, “us” and “our” refer to CarMax Auto Funding LLC. We include cross-references to sections in this document where you can find further related discussions. Refer to the Table of Contents in this prospectus to locate the referenced sections.

You should rely only on information on the Notes provided in this prospectus, including any information incorporated by reference. We have not authorized anyone to provide you with different information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

CarMax Auto Funding LLC, as the depositor of CarMax Auto Owner Trust 2021-4, has filed a registration statement with the SEC under the Securities Act. The registration statement includes information not included in this prospectus. For so long as any trust is required to file reports under the Exchange Act, the Servicer will file with the SEC, with respect to that trust, annual reports on Form 10-K, monthly distribution reports on Form 10-D, monthly asset-level data files and related documents on Form ABS-EE, any required current reports on Form 8-K and any amendments to those reports. These reports will not be made available on a website by CarMax Auto Funding LLC, the Servicer or any other party as these reports can be viewed electronically through the EDGAR system at the SEC’s website described below. You may obtain a free copy of any such report by request to CarMax Auto Funding LLC.

The SEC maintains the EDGAR system at its website (http://www.sec.gov) which contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information filed with it by CarMax Auto Funding LLC on behalf of the Trust, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information incorporated by reference that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information incorporated by reference over different information included in this prospectus. The Trust incorporates by reference the asset-level data and information included as exhibits to any Form ABS-EE filed or caused to be filed with the SEC by the depositor with respect to the Trust before the termination of the offering of the Notes. The Trust also incorporates by reference any current reports on Form 8-K later filed by or on behalf of the Trust before the termination of the offering of the Notes. Any Form ABS-15G furnished by CarMax Auto Funding LLC pursuant to Rule 15Ga-2 of the Exchange Act is not and will not be incorporated by reference into this prospectus or the registration statement.

COPIES OF THE DOCUMENTS

You may obtain a free copy of any or all of the documents incorporated by reference into this prospectus if:

•	you received this prospectus; and

•	you request such copies from CarMax Auto Funding LLC, 12800 Tuckahoe Creek Parkway, Suite 400, Richmond, Virginia 23238; telephone: (804) 935-4512.

You may obtain copies of exhibits to the documents filed by us with the SEC only if such exhibits are specifically incorporated by reference in such documents. You may also read these materials through the SEC’s EDGAR system at http://www.sec.gov as referred to above.

FORWARD-LOOKING STATEMENTS

Any projections, expectations and estimates contained in this prospectus are not purely historical in nature but are forward-looking statements based upon information and certain assumptions CarMax Business Services, LLC and the depositor consider reasonable, are subject to uncertainties as to circumstances and events that have not as yet taken place and are subject to material variation. You can identify these forward-looking statements by use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “should,” “will” and other similar expressions, whether in the negative or affirmative. Any forward-looking statements made in this prospectus speak only as of the date stated on the cover page of this prospectus. CarMax Business Services, LLC and the depositor undertake no obligation to revise any forward-looking statements made herein after the date they are made, regardless of changes in economic conditions, portfolio or asset pool performance or other circumstances or developments that may arise after the date of this prospectus.

NOTICE TO INVESTORS: UNITED KINGDOM

Prohibition on sales to UK Retail Investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to, any UK Retail Investor in the United Kingdom (the “UK”). For these purposes, the expression “UK Retail Investor” means a person who is one (or more) of the following: (1) a retail client, as defined in point (8) of Article 2 of Commission Delegated Regulation (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); (2) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA (such rules and regulations as amended) to implement Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (3) not a qualified investor (“UK Qualified Investor”) as defined in Article 2 of Regulation (EU) 2017/1129 (as amended) as it forms part of UK domestic law by virtue of the EUWA (the “UK Prospectus Regulation”).

Consequently no key information document required by Regulation (EU) No 1286/2014, as amended, as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to UK Retail Investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any UK Retail Investor in the UK may be unlawful under the UK PRIIPs Regulation.

Other UK offering restrictions

This prospectus is not a prospectus for purposes of the UK Prospectus Regulation. This prospectus has been prepared on the basis that any offer of notes in the UK will be made only to a UK Qualified Investor. Accordingly, any person making or intending to make an offer of notes in the UK which are the subject of the offering contemplated in this prospectus may do so only with respect to UK Qualified Investors. Neither the issuing entity, the seller nor any underwriter has authorized, nor do they authorize, the making of any offer of notes in the UK other than to UK Qualified Investors.

Other UK regulatory restrictions

In the UK, this prospectus is being communicated only to, and is directed only at, (1) persons that have professional experience in matters relating to investments and which fall within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”); (2) persons that fall within Article 49(2)(a) to (d) of the Order; or (3) persons to which it may otherwise lawfully be communicated or directed (each such person, a “Relevant Person”). In the UK, any investment or investment activity to which this prospectus relates, including the notes, is available only to Relevant Persons, and will be engaged in only with Relevant Persons. This prospectus must not be acted on or relied on by any person in the UK that is not a Relevant Person.

The class A-1 notes have not been, and will not be, offered in the UK or to UK persons, and no proceeds of any class A-1 notes will be received in the UK.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

Prohibition on sales to EU Retail Investors

The notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any EU Retail Investor in the European Economic Area (“EEA”). For these purposes, the expression “EU Retail Investor” means a person who is one (or more) of the following: (1) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (2) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (3) not a qualified investor (“EU Qualified Investor”) within the meaning of Regulation (EU) 2017/1129 (as amended, the “EU Prospectus Regulation”).

Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to EU Retail Investors in the EEA has been prepared; and therefore offering or selling the notes or otherwise making them available to any EU Retail Investor in the EEA may be unlawful under the EU PRIIPS Regulation.

Other EEA offering restrictions

This prospectus is not a prospectus for purposes of the EU Prospectus Regulation. This prospectus has been prepared on the basis that any offer of notes in the EEA will be made only to an EU Qualified Investor. Accordingly, any person making or intending to make an offer of notes in the EEA which are the subject of the offering contemplated in this prospectus may do so only with respect to EU Qualified Investors. Neither the issuing entity, the seller nor any underwriter has authorized, nor do they authorize, the making of any offer of notes in the EEA other than to EU Qualified Investors.

EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION

Although CarMax Business Services will retain credit risk in accordance with Regulation RR as described in this prospectus under “Credit Risk Retention”, none of CarMax Business Services, the depositor, the Seller, the underwriters nor any other party to the transaction described in this prospectus or any of their affiliates will retain or commit to retain a 5% material net economic interest with respect to this transaction in accordance with the EU Securitization Regulation or the UK Securitization Regulation (each as defined below), or makes or intends to make any representation or agreement that it or any other party is undertaking or will undertake to take or refrain from taking any action to facilitate or enable compliance by EU Affected Investors with the EU Due Diligence Requirements, by UK Affected Investors with the UK Due Diligence Requirements, or by any person with the requirements of any other law or regulation now or hereafter in effect in the EU, any EEA member state or the UK, in relation to risk retention, due diligence and monitoring, transparency, credit granting standards or any other conditions with respect to investments in securitization transactions. The arrangements as described in “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance with the requirements of the EU Securitization Regulation or the UK Securitization Regulation by any person.

Failure by an EU Affected Investor to comply with the EU Due Diligence Requirements or failure by a UK Affected Investor to comply with the applicable UK Due Diligence Requirements, in each case, with respect to an investment in the notes may result in the imposition of a penalty regulatory capital charge on such investment or of other regulatory sanctions by the competent authority of such Affected Investor. Consequently, the notes may not be a suitable investment for Affected Investors, and this may affect the price and liquidity of the notes.

Prospective investors are responsible for analyzing their own regulatory position and should consult with their own investment and legal advisors regarding the application of the EU Securitization Regulation, the UK Securitization Regulation or other applicable regulations and the suitability of the notes for investment. The transaction described in this prospectus is structured in a way that is unlikely to allow Affected Investors to comply with the EU Due Diligence Requirements or UK Affected Investors to comply with the UK Due Diligence Requirements.

See “Risks relating to macroeconomic, regulatory and other external factors—Requirements for Certain EU and UK Regulated Investors and Affiliates” in this prospectus.

TRANSACTION OVERVIEW

The following diagram identifies the transaction parties and the principal transaction documents. A form of each of these principal documents has been filed as an exhibit to the registration statement that includes this prospectus, but the forms of such principal documents do not describe the specific terms of the notes. A copy of the final forms of the principal documents under which the notes will be issued will be filed with the SEC no later than the date of the filing of the final prospectus.

1

The trust agreement will create the trust as a Delaware statutory trust, establish the terms of the certificates, provide for the issuance of the certificates to the depositor, direct how payments are to be made on the certificates, establish the rights of the certificateholders and establish the rights and duties of the owner trustee.

2

The receivables purchase agreement will transfer the receivables from the sponsor to the depositor, contain representations and warranties of the sponsor concerning the receivables and require the sponsor to repurchase receivables as to which certain representations and warranties are breached.

3

The sale and servicing agreement will transfer the receivables from the depositor to the trust, contain representations and warranties of the depositor concerning the receivables, require the depositor to repurchase receivables as to which certain representations and warranties are breached, appoint the servicer, establish the rights and duties of the servicer, require the servicer to purchase receivables as to which certain servicing covenants are breached and provide for compensation of the servicer.

4

The underwriting agreement will provide for the sale of the notes by the depositor to the underwriters and the offer of the notes by the underwriters to investors. All or a portion of one or more classes of notes may be initially retained by the depositor. In addition to retaining the residual interest in the trust represented by the certificates, the depositor may, if necessary to satisfy the risk retention obligations of the sponsor as described under “Credit Risk Retention” in this prospectus, retain or convey to an affiliate up to 5% of the principal amount of each class of notes.

5

The indenture will provide for the pledge of the receivables by the trust to the indenture trustee on behalf of the noteholders, establish the terms of the notes, provide for the issuance of the notes to the depositor, direct how payments are to be made on the notes, establish the rights of the noteholders and establish the rights and duties of the indenture trustee.

6

If the delinquency trigger and voting requirements described under “The Asset Representations Review Agreement” are met, the asset representations review agreement will provide for the review by the asset representations reviewer of all delinquent receivables that are 60 days or more delinquent to determine if certain representations and warranties were satisfied as of the closing date (or such other date as indicated in the related representations and warranties).

SUMMARY OF THE NOTES AND THE TRANSACTION STRUCTURE

This summary describes the main terms of the notes and this securitization transaction. This summary does not contain all of the information that may be important to you. To fully understand the terms of the notes and this securitization transaction, you will need to read this prospectus in its entirety. Material risks of ownership of the notes are discussed under the heading “Risk Factors” in this prospectus.

Transaction Overview

CarMax Business Services, LLC, a Delaware limited liability company, will sell to CarMax Auto Funding LLC pursuant to the receivables purchase agreement a pool of receivables consisting of motor vehicle retail installment sale contracts originated by certain affiliates of CarMax Business Services, LLC under its primary underwriting program. CarMax Auto Funding LLC will sell the receivables to the trust pursuant to the sale and servicing agreement in exchange for the notes and the certificates. CarMax Auto Funding LLC will use the net proceeds from the sale of the notes to pay CarMax Business Services, LLC for the receivables. The trust will rely upon collections on or in respect of the receivables and the funds on deposit in certain accounts to make payments on the notes. The trust will be solely liable for the payment of the notes. The notes will be obligations of the trust secured solely by the assets of the trust. The notes will not represent interests in or obligations of CarMax, Inc., CarMax Business Services, LLC, CarMax Auto Funding LLC or any other person or entity other than the trust. Neither the notes nor the receivables are insured or guaranteed by any governmental entity or any other person or entity.

Transaction Parties

Sponsor and Servicer

CarMax Business Services, LLC is the sponsor of this securitization transaction and will service the receivables on behalf of the trust. The servicer will agree with the trust to be responsible for servicing, managing, maintaining custody of and making collections on the receivables. CarMax Business Services, LLC’s principal executive offices are located at 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238, and its telephone number is (804) 747-0422.

Depositor and Seller

CarMax Auto Funding LLC, a Delaware limited liability company, will be the depositor and seller for this securitization transaction. CarMax Auto Funding LLC’s principal executive offices are located at 12800 Tuckahoe Creek Parkway, Suite 400, Richmond, Virginia 23238, and its telephone number is (804) 935-4512.

Issuing Entity or Trust

CarMax Auto Owner Trust 2021-4, a Delaware statutory trust, will be the issuing entity or trust for this securitization transaction. The trust will be governed by an amended and restated trust agreement, dated as of September 1, 2021, between CarMax Auto Funding LLC and Wilmington Trust, National Association, as owner trustee.

Administrator

CarMax Business Services, LLC will act as administrator of the trust.

Owner Trustee

Wilmington Trust, National Association will act as owner trustee of the trust.

Indenture Trustee

U.S. Bank National Association will act as indenture trustee of the notes.

Asset Representations Reviewer

Clayton Fixed Income Services LLC will act as asset representations reviewer pursuant to the asset representations review agreement.

Classes of Notes

If the aggregate initial principal amount of the notes is $1,150,000,000, the trust will issue the following classes of notes:

Note Class	Aggregate Principal Amount(1)	Interest Rate Per Annum
A-1	$171,000,000	%
A-2	$405,520,000	%
A-3	$405,520,000	%
A-4	$106,850,000	%
B	$19,600,000	%
C	$27,090,000	%
D	$14,420,000	%

(1)

If the aggregate initial principal amount of the notes is $1,400,000,000, the following notes will be issued: $208,170,000 of class A-1 notes, $493,680,000 of class A-2 notes, $493,680,000 of class A-3 notes, $130,080,000 of class A-4 notes, $23,860,000 of class B notes, $32,980,000 of class C notes and $17,550,000 of class D notes. The depositor will make the determination regarding the initial principal amount of the notes based on, among other considerations, market conditions at the time of pricing. See “Risk Factors—Risks associated with unknown aggregate initial principal amount of the notes.”

All or a portion of one or more classes of notes may be initially retained by the depositor. In addition to retaining the residual interest in the issuing entity represented by the certificates, the depositor may, if necessary to satisfy the risk retention obligations of the sponsor as described under “Credit Risk Retention” in this prospectus, retain or convey to an affiliate up to 5% of the principal amount of each class of notes. The depositor may transfer all or a portion of the retained notes to another majority-owned affiliate of the sponsor on or after the closing date. The depositor or its affiliates will retain the right to hold any retained notes until maturity or to sell all or a portion of any retained notes, including to unrelated third parties, provided that the portion of the notes that is intended to satisfy the requirements of the risk retention regulations will not be transferred, hedged or financed except as permitted under the risk retention regulations. See “Credit Risk Retention” in this prospectus for more information. You may purchase the notes only in book-entry form and will not receive your notes in definitive form. The notes you may purchase will be issued in minimum denominations of $5,000 and integral multiples of $1,000 in excess of $5,000.

The interest rate for the class A-2 notes will be either a fixed rate or a combination of a fixed rate and a floating rate if that class has both a fixed rate tranche and a floating rate tranche. For example, the class A-2 notes may be divided into a fixed rate tranche and a floating rate tranche, in which case the class A-2a notes will be fixed rate notes and the class A-2b notes will be floating rate notes. If the interest rate is a floating rate, the rate will initially be based on LIBOR. However, the benchmark may change in certain situations. See “Description of the Notes—Payments of Interest” in this prospectus. If the sum of LIBOR (or replacement benchmark) plus the applicable spread for the class A-2b notes is less than 0.00% for any interest period, then the interest rate for the class A-2b notes for such interest period will be deemed to be 0.00%.

We refer in this prospectus to notes that bear interest at a fixed rate as “fixed rate notes” and to notes that bear interest at a floating rate as “floating rate notes.”

Terms of the Certificates

The trust will issue the CarMax Auto Owner Trust 2021-4 certificates to CarMax Auto Funding LLC. The certificates are not being offered by this prospectus. The certificates will not bear interest and all payments in respect of the certificates will be subordinated to payments on the notes. The certificates generally will evidence the residual interest in the trust and the right to receive any excess amounts not needed on any distribution date to pay the servicing fee, certain expenses of the servicer and amounts owing to the indenture trustee and the asset representations reviewer, make required payments on the notes and make deposits into the reserve account. The depositor will retain the certificates in connection with the risk retention obligations of the sponsor. The depositor may transfer all or a portion of the certificates to another majority-owned affiliate of the sponsor on or after the closing date. The certificates will not be transferred, hedged or financed except as permitted under the risk retention regulations. See “Credit Risk Retention” in this prospectus for more information.

Cutoff Date

The cutoff date is the end of day on August 31, 2021, which is the date used in preparing the statistical information presented in this prospectus. If the aggregate initial principal amount of the notes is $1,150,000,000, the receivables transferred to the trust on the closing date will have a pool balance of $1,152,882,275.87 as of the cutoff date and, if the aggregate initial principal amount of the notes is $1,400,000,000, the receivables transferred to the trust on the closing date will have a pool balance of $1,403,509,094.50 as of the cutoff date.

Closing Date

The closing date will be on or about September 22, 2021.

Distribution Dates

The 15th day of each month (or, if the 15th day is not a business day, the next succeeding business day). The first distribution date will be October 15, 2021.

Interest Accrual

Class A-1 Notes and Floating Rate Notes

“Actual/360,” accrued from and including the prior distribution date (or from and including the closing date, in the case of the first distribution date) to but excluding the current distribution date.

Fixed Rate Notes Other Than Class A-1 Notes

“30/360,” accrued from and including the 15th day of the prior month (or from and including the closing date, in the case of the first distribution date) to but excluding the 15th day of the current month (assuming each month has 30 days).

This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on each distribution date will be the product of:

•	the outstanding principal amount of a class or tranche of notes;

•	the interest rate of that class or tranche of notes; and

•	(i) in the case of the class A-1 notes and floating rate notes, the actual number of days in the interest period divided by 360; or (ii) in the case of the other classes or tranches of notes, 30 (or, in the case of the first distribution date, assuming a closing date of September 22, 2021, 23) divided by 360.

Interest Payments

On each distribution date, to the extent of available funds, the trust will first pay interest to the class A notes pro rata without regard to numerical designation, then sequentially to the class B notes, class C notes and class D notes, respectively. If the notes have been accelerated following the occurrence of certain events of default under the indenture, the trust will not pay interest to a class of notes until each class of notes with a higher alphabetical designation has been paid in full.

For a more detailed description of the payment of interest, see “Description of the Notes—Payments of Interest” and “Application of Available Funds” in this prospectus.

Principal Payments

On each distribution date, unless the notes have been accelerated following the occurrence of an event of default under the indenture, the trust will pay, to the extent of available funds, principal, sequentially to the class A-1 notes, class A-2 notes, class A-3 notes, class A-4 notes, class B notes, class C notes and class D notes, respectively.

If the class A-2 notes are split into a fixed rate tranche and a floating rate tranche, that class will be treated as a single class for the purpose of principal payments.

If the notes have been accelerated following the occurrence of an event of default under the indenture, the trust will pay principal of the notes as described in “Application of Available Funds—Priority of Distributions (Post-Acceleration)” in this prospectus.

If not paid earlier, all principal and interest with respect to a class of notes will be payable in full on the final scheduled distribution date for that class. The final scheduled distribution dates for the notes are as follows:

Note Class	Final Scheduled Distribution Date
A-1	September 15, 2022
A-2	November 15, 2024
A-3	September 15, 2026
A-4	April 15, 2027
B	May 17, 2027
C	July 15, 2027
D	March 15, 2028

For a more detailed description of the payment of principal, see “Description of the Notes—Payments of Principal,” “Application of Available Funds” and “The Indenture—Rights Upon Event of Default” in this prospectus.

Priority of Distributions (Pre-Acceleration)

On each distribution date, unless the notes have been accelerated following the occurrence of an event of default under the indenture, from amounts received on or with respect to the receivables during the related collection period and amounts withdrawn from the reserve account (except that amounts withdrawn from the reserve account will not be used to reimburse unreimbursed servicer advances, unrelated amounts or be paid to CarMax Business Services, LLC or any of its affiliates in respect of servicing fees owing to the servicer to the extent that CarMax Business Services, LLC or any of its affiliates is the servicer), the trust will pay the following amounts in the following order of priority:

(1)

the servicing fee for the related collection period plus any overdue servicing fees for prior collection periods plus any nonrecoverable servicer advances not previously reimbursed will be paid to the servicer or any successor servicer, as applicable;

(2)

pro rata, (a) if the indenture trustee has replaced CarMax Business Services, LLC as servicer, including in its role as successor administrator, any unpaid indemnity amounts due to the indenture trustee as successor servicer, plus any unpaid transition expenses due in respect of the transfer of servicing to the indenture trustee will be paid to the indenture trustee, provided that the aggregate amount of such indemnity amounts and transition expenses paid pursuant to this clause (a) shall not exceed $175,000; and (b) to the asset representations reviewer, all amounts due to the asset representations reviewer pursuant to the asset representations review agreement not previously paid by the servicer, up to a maximum of $175,000 per year;

(3)	interest on the class A notes;

(4)	principal of the notes in the amount by which the aggregate principal amount of the class A notes exceeds the pool balance as of the last day of the related collection period;

(5)	interest on the class B notes;

(6)

principal of the notes in the amount by which the sum of the aggregate principal amount of the class A notes and the class B notes exceeds the pool balance as of the last day of the related collection period less any amounts allocated to pay principal of the notes under clause (4) above;

(7)	interest on the class C notes;

(8)

principal of the notes in the amount by which the sum of the aggregate principal amount of the class A notes, the class B notes and the class C notes exceeds the pool balance as of the last day of the related collection period less any amounts allocated to pay principal of the notes under clauses (4) and (6) above;

(9)	interest on the class D notes;

(10)

principal of the notes in an amount equal to the amount by which the sum of the aggregate principal amount of the class A notes, the class B notes, the class C notes and the class D notes exceeds the pool balance as of the last day of the related collection period less any amounts allocated to pay principal of the notes under clauses (4), (6) and (8) above;

(11)	the amount, if any, necessary to fund the reserve account up to the required amount will be deposited in the reserve account;
(12)

principal of the notes in an amount equal to the lesser of the aggregate principal amount of the notes and the amount by which the sum of the aggregate principal amount of the notes and the overcollateralization target amount for that distribution date, described under “—Credit Enhancement—Overcollateralization,” exceeds the pool balance as of the last day of the related collection period less any amounts allocated to pay principal of the notes under clauses (4), (6), (8) and (10) above;

(13)

pro rata (a) if the indenture trustee or any successor servicer has replaced CarMax Business Services, LLC as servicer, any unpaid transition expenses due in respect of the transfer of servicing to the indenture trustee that are in excess of the related cap described under clause (2) above plus any unpaid transition expenses due in respect of the transfer of servicing to any other successor servicer plus any additional servicing fees for the related collection period and any unpaid additional servicing fees from prior collection periods will be paid to the indenture trustee or other successor servicer, as applicable, (b) any unpaid indemnity amounts due to the indenture trustee should it become successor servicer, including in its role as successor administrator, that are in excess of the related cap described under clause (2) above will be paid to the indenture trustee, (c) to the asset representations reviewer, amounts due and owing under the asset representations review agreement which have not been previously paid in full and (d) to the indenture trustee, amounts due and owing under the indenture which have not been previously paid in full; and

(14)	any remaining amounts will be paid to the holders of the certificates.

For purposes of these distributions, the principal amount of a class of notes as of any distribution date will be calculated as of the preceding distribution date after giving effect to all payments made on such preceding distribution date, or, in the case of the first distribution date, as of the closing date.

For a more detailed description of the priority of distributions and the allocation of funds on each distribution date prior to acceleration of the notes, see “Application of Available Funds—Priority of Distributions (Pre-Acceleration)” in this prospectus.

Events of Default and Acceleration

Each of the following will constitute an event of default under the indenture:

•	a default in the payment of interest on any note of the controlling class for five or more business days;

•	a default in the payment of principal of any class of notes on the related final scheduled distribution date;

•	a material default in the observance or performance of any other covenant or agreement of the trust made in the indenture, not cured for a period of 60 days after written notice;

•	any representation or warranty made by the trust having been incorrect in any material respect as of the time made, not cured for a period of 30 days after written notice; and

•	certain events of bankruptcy, insolvency, receivership or liquidation of the trust or its property.

Following the occurrence and during the continuance of an event of default, the indenture trustee or the holders of notes evidencing not less than 51% of the controlling class may accelerate the notes.

If the notes have been accelerated following the occurrence of an event of default under the indenture, the priority of distributions will change as described in “Application of Available Funds—Priority of Distributions (Post-Acceleration)” in this prospectus.

For a more detailed description of events of default and the rights of noteholders, see “The Indenture—Events of Default,” and “—Rights Upon Event of Default” in this prospectus.

Credit Enhancement

The credit enhancement for the notes generally will include the following:

Subordination

The class B notes, the class C notes and the class D notes will be subordinated with respect to each class of notes with a higher alphabetical designation. On each distribution date:

•	no interest will be paid on any such class of notes until all interest due on each class of notes with a higher alphabetical designation has been paid in full through the related interest period, including, to the extent lawful, interest on overdue interest;

•	if the notes have been accelerated following the occurrence of a payment or bankruptcy event of default under the indenture, no interest will be paid on any such class of notes until all principal of each class of notes with a higher alphabetical designation has been paid in full; and

•	no principal will be paid on any such class of notes until all principal of each class of notes with a higher alphabetical designation has been paid in full.

Overcollateralization

Overcollateralization represents the amount by which the pool balance exceeds the aggregate principal amount of the notes. Overcollateralization will be available to absorb losses on the receivables that are not otherwise covered by excess collections on or in respect of the receivables, if any. The initial amount of overcollateralization will be an amount equal to approximately 0.25% of the pool balance as of the cutoff date. The application of funds as described in clause (12) of “—Priority of Distributions (Pre-Acceleration)” is designed to maintain over time the amount of overcollateralization as of any distribution date to a target amount. The overcollateralization target amount will be an amount equal to 0.25% of the pool balance as of the cutoff date.

Excess Collections

Excess collections are generally the excess of interest collections on the receivables over the various fees and expenses of the trust, including the servicing fee, unreimbursed servicer advances, unrelated amounts, amounts owed to the asset representations reviewer, unpaid indemnity amounts and transition expenses due to the indenture trustee should it become successor servicer below the $175,000 aggregate cap and interest payments on the notes. Any excess collections will be applied on each distribution date to make principal payments on the most senior class of notes to the extent necessary to attain or maintain the targeted amount of overcollateralization.

For a more detailed description of the use of excess collections as credit enhancement for the notes, see “Description of the Notes—Credit Enhancement—Excess Collections” in this prospectus.

Reserve Account

The reserve account will be initially funded with a deposit of at least $2,882,205.69, if the aggregate initial principal amount of the notes is $1,150,000,000, and at least $3,508,772.74, if the aggregate initial principal amount of the notes is $1,400,000,000, in each case, made by CarMax Auto Funding LLC on the closing date. On each distribution date, funds will be deposited as described in clause (11) of “—Priority of Distributions (Pre-Acceleration)” into the reserve account in an amount, if any, by which:

•	the amount required to be on deposit in the reserve account on that distribution date exceeds

•	the amount on deposit in the reserve account on that distribution date.

Amounts on deposit in the reserve account will be available to pay shortfalls in the amounts described in clauses (1) through (10) under “—Priority of Distributions (Pre-Acceleration)” and may be used to reduce the principal amount of a class of notes to zero on or after its final scheduled distribution date (except that amounts withdrawn from the reserve account will not be used to reimburse unreimbursed servicer advances, unrelated amounts or be paid to CarMax Business Services, LLC or any of its affiliates in respect of servicing fees owing to the servicer to the extent that CarMax Business Services, LLC or any of its affiliates is the servicer).

The amount required to be on deposit in the reserve account on any distribution date will be at least $2,882,205.69, if the aggregate initial principal amount of the notes is $1,150,000,000, and at least $3,508,772.74, if the aggregate initial principal amount of the notes is $1,400,000,000.

If the amount on deposit in the reserve account on any distribution date exceeds the amount required to be on deposit in the reserve account on that distribution date, after giving effect to all required deposits to and withdrawals from the reserve account on that distribution date, the excess, first, will be applied to fund any deficiency in the amounts described in clause (12) and then in clause (13) under “—Priority of Distributions (Pre-Acceleration)” on that distribution date and, second, will be paid to the seller.

The reserve account is expected to constitute an “eligible horizontal cash reserve account” under Regulation RR, and the sponsor intends (by itself or through a majority-owned affiliate) to establish and fund the reserve account in partial satisfaction of its risk retention obligations. See “Credit Risk Retention” in this prospectus for more information.

For a more detailed description of the deposits to and withdrawals from the reserve account, see “Description of the Notes—Credit Enhancement—Reserve Account” in this prospectus.

Optional Purchase

The servicer has the option to purchase the receivables on any distribution date following the last day of a collection period as of which the pool balance is 10% or less of the pool balance as of the cutoff date. Upon such a purchase, the purchase price will be used to redeem the notes. The trust will apply the payment of such purchase price to the payment of the notes in full. See “The Sale and Servicing Agreement—Optional Purchase of Receivables” in this prospectus for more information about the servicer’s option.

The Receivables Pool and Other Trust Property

Assets of the Trust

The property of the trust will consist of a pool of motor vehicle retail installment sale contracts originated by certain affiliates of CarMax Business Services, LLC under their primary underwriting program, which contracts are referred to in this prospectus as the “receivables,” and other related property, including:

•	the right to receive payments made on the receivables after the cutoff date;

•	security interests in the motor vehicles financed by the receivables; and

•	any proceeds from claims on certain related insurance policies.

For a more detailed description of the receivables, including the criteria they must meet in order to be transferred to the trust, and the other property supporting the related notes, see “The Receivables” in this prospectus.

Summary Characteristics

Summary characteristics of the receivables as of the cutoff date if the aggregate initial principal amount of the notes is $1,150,000,000:

Pool Balance	$1,152,882,275.87
Number of Receivables	54,862
New motor vehicles at origination(1)	0.04%
Used motor vehicles at origination(1)	99.96%
Average principal balance	$21,014.22
Weighted average contract rate	8.33%
Weighted average remaining term	63.76 months
Weighted average original term	66.49 months
Weighted average FICO® score(2)	703.7

(1)	As a percentage of the pool balance as of the cutoff date.
(2)

Reflects only receivables with at least one obligor that has a FICO® score at the time of application. The FICO® score with respect to any receivable with co-obligors that both have a FICO® score at the time of application is calculated as the average of each obligor’s FICO® score. FICO® is a federally registered servicemark of Fair Isaac Corporation.

Summary characteristics of the receivables as of the cutoff date if the aggregate initial principal amount of the notes is $1,400,000,000:

Pool Balance	$1,403,509,094.50
Number of Receivables	66,752
New motor vehicles at origination(1)	0.04%
Used motor vehicles at origination(1)	99.96%
Average principal balance	$21,025.72
Weighted average contract rate	8.32%
Weighted average remaining term	63.79 months
Weighted average original term	66.52 months
Weighted average FICO® score(2)	703.6

(1)	As a percentage of the pool balance as of the cutoff date.
(2)	Reflects only receivables with at least one obligor that has a FICO® score at the time of application. The FICO® score with respect to any receivable with co-obligors that both have a FICO® score at the time of application is calculated as the average of each obligor’s FICO® score. FICO® is a federally registered servicemark of Fair Isaac Corporation.

Underwriting Program and Exceptions

The underwriting process for CarMax Business Services, LLC is described in “The CarMax Business—Underwriting Procedures” in this prospectus. As described in “The CarMax Business—Underwriting Procedures”, CarMax Business Services, LLC does not consider any of the receivables to constitute exceptions to its underwriting standards.

Review of the Receivables Pool

The seller performed a review of receivables in a statistical pool as of July 31, 2021 and certain disclosures in this prospectus relating to the receivables and a review of receivables to be sold to the trust on the closing date and certain asset-level data disclosures incorporated by reference into this prospectus, and has concluded that it has reasonable assurance that the information contained in this prospectus regarding the receivables is accurate in all material respects. For more information regarding this review, see “The Receivables—Seller Review of the Pool of Receivables” in this prospectus.

Servicing and Servicer Compensation

The servicer’s responsibilities will include, among other things, collection of payments, realization on the receivables and the financed vehicles, selling or otherwise disposing of delinquent or defaulted receivables and monitoring the performance of the receivables. In return for its services, the trust will be required to pay to the servicer a servicing fee on each distribution date for the related collection period equal to the product of 1/12 of 1.00% and the pool balance as of the first day of that collection period (or as of the cutoff date in the case of the first distribution date). See “Transaction Fees and Expenses” in this prospectus for more information about the servicing fee, and “The Sale and Servicing Agreement—Servicing the Receivables” in this prospectus for more information about the servicer’s responsibilities.

Optional Servicer Advances of Late Interest Payments

When interest collections received on the receivables are less than the scheduled interest collections in a collection period, the servicer may advance to the trust that portion of the shortfall that the servicer, in its sole discretion, expects to collect in the future from the related obligors.

The servicer will be entitled to reimbursement from other collections of the trust for advances that are not repaid out of collections of the related interest payments from the related obligors.

See “The Sale and Servicing Agreement—Advances” in this prospectus for more information about optional servicer advances.

Repurchases of Receivables

Each of CarMax Business Services, LLC and CarMax Auto Funding LLC may be obligated to repurchase any receivable transferred to the trust if:

•	one of CarMax Business Services, LLC’s or CarMax Auto Funding LLC’s representations or warranties, as applicable, is breached with respect to that receivable;

•	the interests of the issuing entity or the noteholders in such receivable is materially and adversely affected by the breach; and

•	the breach has not been cured following the discovery by or notice to CarMax Business Services, LLC or CarMax Auto Funding LLC, as applicable, of the breach.

For a more detailed description of the representations and warranties made about the receivables and the repurchase obligation if these representations and warranties are breached, see “The Receivables Purchase Agreement—Sale and Assignment of Receivables—Representations and Warranties Regarding the Receivables” and “—Repurchase of Receivables” and “The Sale and Servicing Agreement—Sale and Assignment of Receivables—Representations and Warranties Regarding the Receivables” and “—Repurchase of Receivables” in this prospectus.

In the course of its normal servicing procedures, the servicer may defer or modify the payment schedule of a receivable. Some of these arrangements may obligate the servicer to purchase such receivable.

For a more detailed description of the servicer’s purchase obligation for breaches of certain servicing covenants, see “The Sale and Servicing Agreement—Repurchase of Receivables” and “—Servicing the Receivables” in this prospectus.

Asset Representations Review

If the delinquency trigger described under “The Asset Representations Review Agreement” in this prospectus is met or exceeded for a monthly period and the noteholders (including beneficial owners of the notes) vote to cause a review of delinquent receivables described under “The Asset Representations Review Agreement” in this prospectus, the asset representations reviewer will review all 60 day or more delinquent receivables to determine if certain representations and warranties were satisfied as of the closing date (or such other date as indicated in the related representations and warranties). For a description of the asset representations review process, see “The Asset Representations Review Agreement” in this prospectus.

Dispute Resolution

If sufficient notice is provided pursuant to the sale and servicing agreement within the applicable statute of limitations period of an alleged breach of a representation or warranty with respect to a receivable made by the seller in the sale and servicing agreement or by CarMax Business Services, LLC in the receivables purchase agreement, and the seller or CarMax Business Services, LLC, as applicable, fails to resolve such request within 180 days of receipt, the requesting party has the right to refer the matter to a dispute resolution process described in this prospectus. For a more detailed description of the dispute resolution procedures, see “The Sale and Servicing Agreement—Dispute Resolution Procedures” in this prospectus.

Ratings

The depositor expects that the notes (other than any class of notes initially retained by the depositor) will receive credit ratings from two nationally recognized statistical rating organizations hired by the sponsor to rate such notes.

A rating is not a recommendation to purchase, hold or sell the related notes, inasmuch as a rating does not comment as to market price or suitability for a particular investor. The ratings of the notes address the likelihood of the payment of principal and interest on the notes according to their terms. A rating agency rating the notes may lower or withdraw its rating in the future, in its discretion, as to any class of notes. A rating agency rating the notes may place any class of notes on review or watch for downgrade in the future, in its discretion.

Although the hired agencies are not contractually obligated to do so, the depositor expects that each hired rating agency rating the notes will monitor its ratings using its normal surveillance procedures. No transaction party will be responsible for monitoring any changes to the ratings of the notes.

For a more detailed description of the ratings of the notes, see “Risk Factors—The ratings of the notes may be withdrawn or lowered, or the notes may receive an unsolicited rating, which may adversely affect your notes” and “Ratings of the Notes” in this prospectus.

Tax Status

Opinions of Counsel

On the closing date, Mayer Brown LLP will deliver an opinion, subject to the assumptions and qualifications therein, to the effect that, for United States federal income tax purposes, the notes will be characterized as indebtedness to the extent the notes are treated as beneficially owned by a person other than (A) the trust or a person considered to be the same person as the trust for United States federal income tax purposes, (B) a member of an expanded group (as defined in Treasury Regulation section 1.385-1(c)(4) or any successor regulation then in effect) that includes the trust (or a person considered to be the same person as the trust for United States federal income tax purposes), (C) a “controlled partnership” (as defined in Treasury Regulation section 1.385-1(c)(1) or any successor regulation then in effect) of such expanded group or (D) a disregarded entity owned directly or indirectly by a person described in preceding clause (B) or (C) and the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

Investor Representations

If you purchase notes, you agree by your purchase that you will treat the notes as indebtedness for tax purposes.

The notes may be issued with original issue discount or “OID” for federal income tax purposes. As discussed in this prospectus, if the notes have OID which is de minimis, then a holder of a note must include such OID in income proportionately as principal payments are made on such note.

For a more detailed description of the tax consequences of acquiring, holding and disposing of notes, see “Material Federal Income Tax Consequences” in this prospectus.

ERISA Considerations

Subject to considerations discussed under the caption “Material Considerations for ERISA and Other U.S. Employee Benefit Plan Investors” in this prospectus, the notes generally may be acquired with the assets of employee benefit plans and other retirement arrangements. Each person acquiring the notes with such assets should consult with its legal advisors before purchasing the notes. Each person acquiring the notes will be deemed to have made certain representations, warranties and covenants described in this prospectus and the indenture.

For a more detailed description of the ERISA considerations applicable to a purchase of the notes, see “Material Considerations for ERISA and Other U.S. Employee Benefit Plan Investors” in this prospectus.

Certain Investment Company Act Considerations

The trust will be relying on an exclusion from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act, although there may be additional exclusions or exemptions available to the trust. The trust is being structured so as not to constitute a “covered fund” for the purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act.

Eligibility for Purchase by Money Market Funds

On the closing date, the class A-1 notes will be structured to be eligible securities for purchase by money market funds under paragraph (a)(11) of Rule 2a-7 under the Investment Company Act. Rule 2a-7 includes additional criteria for investments by money market funds, including requirements relating to portfolio maturity, liquidity and risk diversification. A money market fund purchasing class A-1 notes should consult its legal advisors before making a purchase.

Recent Developments

The board of directors of CarMax, Inc. has approved plans to complete an internal reorganization, which is expected to be consummated during the first calendar quarter of 2022. The internal reorganization will include CarMax Business Services, LLC transferring any assets related to retail and wholesale activities as well as corporate management and administrative functions to one or more affiliates that are or will be wholly-owned, directly or indirectly, by CarMax, Inc. Assets related to underwriting and servicing activities will remain with CarMax Business Services, LLC. The internal reorganization is not expected to have a material adverse effect on CarMax Business Services, LLC’s operations with respect to underwriting, acquiring, financing or servicing motor vehicle receivables or on its ability perform its obligations under the transaction documents.

SUMMARY OF RISK FACTORS

The notes are subject to certain risks that you should consider before making a decision to purchase any notes. This summary is included to provide an overview of the principal risks. It does not contain all of the information regarding the risks that you should consider in making your decision to purchase any notes. To understand these risks fully, you should read “Risk Factors” below.

Risks relating to the characteristics, servicing and performance of the receivables pool and other risks

1.

The outbreak of COVID-19 may result in delays in payment or losses on your notes. The potential severity of conditions caused by the COVID-19 outbreak could have a significant negative impact on all aspects of CarMax’s business. The extent to which the COVID-19 outbreak ultimately impacts CarMax’s business, sales, servicing operations, results of operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted. Furthermore, it is unclear how many obligors have been and will continue to be adversely affected by the outbreak. Because of the unprecedented nature of the COVID-19 pandemic and the related adverse economic impacts, historical loss experience set forth in this prospectus under “Historical Performance—Delinquency, Credit Loss and Recovery Information” and “—Static Pool Information About Previous Securitizations” is unlikely to accurately predict the performance of the receivables in the receivables pool.

2.

If states with significant concentrations of obligors experience adverse economic changes (including economic disruptions and hardships caused by the effects of COVID-19), civil unrest or extreme weather or other natural events, obligors in those states may be unable or unwilling to make timely payments on their receivables and you may experience payment delays or losses on your notes.

3.	The servicer’s discretion over the servicing of the receivables may impact the amount and timing of funds available to make payments on the note.

4.	If another person acquires an interest in a receivable that is superior to the trust’s interest, some or all of the collections on that receivable may not be available to make payment on your notes.

5.

If another person acquires an interest in a vehicle financed by a receivable that is superior to the trust’s security interest in the vehicle, some or all of the proceeds from the sale of the vehicle may not be available to make payments on the notes.

Risks relating to the nature of the notes and the structure of the transaction

1.

Only the assets of the trust are available to pay your notes, so you must rely solely on the assets of the trust for repayment of your notes. If these assets are insufficient, you may suffer losses on your notes.

2.

If the receivables are sold following an indenture event of default, the proceeds from the sale of the receivables may not be sufficient to pay the full principal amount of your note and you may experience losses with respect to your notes.

3.

You may receive payment of principal on your notes earlier than you expected and you may not be able to reinvest the principal repaid to you at a rate of return that is equal to or greater than the rate of return on your notes.

4.

The notes with a lower alphabetical designation are subordinated with respect to interest and principal payments to the notes with a higher alphabetical designation. In addition, the class A notes with a higher numerical designation are generally subordinated with respect to principal payments to the class A notes with a lower numerical designation.

5.

Whether the trust will issue notes with an aggregate initial principal amount of $1,150,000,000 or $1,400,000,000 is not expected to be known until the day of pricing. The size of a class of notes may affect liquidity of that class and you may hold a smaller percentage of a class of notes than anticipated, thereby diluting your voting power.

6.

The failure to pay interest when due on the outstanding subordinated class or classes of notes will not be an event of default. The failure to pay principal of a note generally will not result in an event of default until the applicable final scheduled distribution date or redemption date for the related class of notes. Only the holders of the outstanding controlling class will have rights to direct remedies under the indenture and the ability to waive events of servicing termination or to terminate the servicer.

7.	Lack of liquidity in the secondary market may adversely affect your notes.

8.	Some or all of the notes may be retained by the depositor, which may reduce the liquidity of your notes and subsequent sales by the depositor may adversely affect their value.

9.	The ratings of the notes may be withdrawn or lowered, or the notes may receive unsolicited ratings, which may adversely affect your notes.

10.	The targeted amount of overcollateralization may not be reached or maintained.

11.

The amount on deposit in the reserve account may not be sufficient to assure payment of your notes. If the receivables experience higher losses than were projected, the amount on deposit in the reserve account may not be sufficient to cover such losses.

Risks relating to the issuance of a floating rate class of notes and the uncertainty regarding the future of LIBOR

1.	The allocation of the principal balance between any class A-2a notes and any class A-2b notes may not be determined until the day of pricing.

2.	The trust may issue floating rate class A-2b notes, but the trust will not enter into any interest rate swaps and you may suffer losses on your notes if interest rates rise.

3.

The planned discontinuance of LIBOR and change to a benchmark replacement for the class A-2b notes could adversely affect the market value of the class A-2b notes or the holders of the floating rating notes and/or limit your ability to resell the class A-2b notes. Moreover, the administrator acting on behalf of the trust will have discretion in certain elements of the benchmark replacement process, including determining if a benchmark transition event and its related benchmark replacement date has occurred, determining which benchmark replacement is available and, if the term SOFR or compounded SOFR is not available, selecting a benchmark replacement, determining the benchmark replacement adjustment and making benchmark replacement conforming changes. The noteholders will not have any right to approve or disapprove any of these changes and will be deemed to have agreed to waive and release any and all claims relating to any such determinations.

4.

If LIBOR (or the replacement benchmark) decreases below 0.00% for any interest period, the interest rate for that period, including the spread, will be reduced by the amount the benchmark is negative, but not below 0.00%.

Risks relating to the transaction parties

1.

If CarMax Business Services, LLC were to resign or be terminated as servicer, the processing of payments on the receivables and information relating to collections could be delayed and the collection rate on the receivables could decline, which could delay payments on your notes. A failure or interruption of the servicer’s information systems, including in connection with any consolidation of or change in servicing operations, could have an adverse effect on your notes.

2.	Following a bankruptcy of CarMax Business Services, a court could conclude that the receivables are owned by the sponsor instead of the issuing entity which could have an adverse effect on your notes.

3.	You may suffer a loss on your notes if the servicer commingles collections on the receivables with its own funds and is unable to pay these amounts to the trust on the distribution date.

Risks relating to macroeconomic, regulatory and other external factors

1.	Economic developments may adversely affect the performance and market value of your notes.

2.

Market factors, including used car values, supply and demand for vehicles, consumer demands, recalls and economic factors, may adversely affect values of the financed vehicles, which may adversely affect your notes.

3.

Compliance with the implementing regulations under the Dodd-Frank Act or the oversight of the SEC, CFPB or other government entities may impose costs on, create operations constraints for, or place limits on pricing with respect to finance companies such as CarMax Business Services.

4.	The failure to comply with consumer protection laws may give rise to liabilities on the part of CarMax Business Services and the trust.

5.

None of the transaction parties or any of their affiliates will retain or commit to retain a 5% material net economic interest with respect to this transaction in accordance with the EU Securitization Regulation or the UK Securitization Regulation, or makes or intends to make any representation or agreement that it or any other party is undertaking or will undertake to take or refrain from taking any action to facilitate or enable compliance by EU Affected Investors with the EU Due Diligence Requirements, by UK Affected Investors with the UK Due Diligence Requirements, or by any person with the requirements of any other law or regulation now or hereafter in effect in the EU, any EEA member state or the UK, in relation to risk retention, due diligence and monitoring, transparency, credit granting standards or any other conditions with respect to investments in securitization transactions. The arrangements described in “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance with the requirements of the EU Securitization Regulation or the UK Securitization Regulation by any person.

RISK FACTORS

You should carefully consider the following risk factors, which describe the principal risks of an investment in the notes, in deciding whether to purchase any of the notes.

RISKS RELATING TO THE CHARACTERISTICS, SERVICING AND PERFORMANCE OF THE RECEIVABLES POOL AND OTHER RISKS

The outbreak of COVID-19 may result in delays in payment or losses on your notes

The global outbreak of COVID-19 led to severe disruptions in the financial markets and general economic activities, particularly retail operations, as businesses and federal, state, and local governments took increasingly broad actions to mitigate this public health crisis. CarMax experienced significant disruption to its business, both in terms of disruption of its operations and the adverse effect on overall economic conditions. In early April 2020, due to the mandates of public health officials and government agencies, approximately half of CarMax’s stores were closed or under limited operations. Limited operations means the stores could sell cars but were limited to appointment-only, curbside pickup, home delivery or some combination of all three. As of the end of July 2021, all of CarMax’s stores were open, but CarMax still had approximately 1% of its stores running under occupancy restrictions or limited operations. While CarMax has seen its sales improve as stores reopen, occupancy restrictions start to ease and customers begin to re-engage in car buying, there is no guarantee that these conditions will stabilize or continue to improve.

The potential severity of conditions caused by the COVID-19 outbreak could have a significant negative impact on all aspects of CarMax’s business, including used vehicle sales operations, wholesale vehicle auctions, used vehicle financing, extended protection plan sales, inventory acquisition, and retail service. CarMax’s business is also dependent on the continued health and productivity of its associates, including store, regional and corporate management teams, throughout this crisis. Individually and collectively, the consequences of the COVID-19 outbreak could have a material adverse effect on CarMax’s business, sales, results of operations and financial condition.

Additionally, changes in the availability or cost of the long-term financing necessary to support the origination of auto loan receivables through CarMax Auto Finance could adversely affect sales and results of operations. CarMax uses a securitization program to fund the majority of the auto loan receivables originated by CarMax Auto Finance. Changes in the condition of the asset-backed securitization market could lead to higher costs to access funds or require CarMax or CarMax Auto Finance to seek alternative means to finance CarMax Auto Finance’s loan originations. In the event that the securitization market ceased to exist and there were no immediate alternative funding sources available, CarMax Auto Finance might be forced to curtail its lending practices for some period of time. The impact of significantly reducing or curtailing CarMax Auto Finance’s loan originations could have a material adverse effect on the business, sales, results of operations and financial condition of CarMax and CarMax Auto Finance.

The extent to which the COVID-19 outbreak ultimately impacts CarMax’s business, sales, servicing operations, results of operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. CarMax may experience significant impacts to its business as a result of the ongoing adverse effects of the COVID-19 outbreak on the global economy or any economic downturn or recession that has occurred or may occur in the future. While CarMax Business Services has generally sustained operations since the start of the outbreak, further economic disruptions and/or regulatory actions related to the COVID-19 outbreak could nevertheless diminish its ability, including in its capacity as servicer, or other transaction parties’ abilities, to perform their respective obligations under the transaction documents.

Financial regulatory bodies in the U.S. and in other countries implemented emergency measures in response to concerns surrounding the economic effects of the COVID-19 outbreak, and while the initial volatility in the financial markets following the outbreak have subsided, there can be no assurance that such volatility will not recur or that such measures will be successful in preventing the occurrence of a longer-term national or global economic downturn. For example, it is unclear how prolonged and severe the negative impact on the United States economy will be and, further, it is unclear how many obligors have been and will continue to be adversely affected by the outbreak and efforts by the federal government and state governments to slow the spread of COVID-19 throughout the nation. While the introduction of vaccines may ultimately lead to a reduction in the incidence of COVID-19, there is no assurance as to whether and when vaccines will be widely available and whether the outbreak and the related disruptions will be quickly and broadly alleviated.

Also, it is likely that there will be an increase in the number of obligors seeking protection under bankruptcy or debtor relief laws as a result of financial and economic disruptions related to the outbreak of COVID-19. As discussed under “—Economic developments may adversely affect the performance and market value of your notes,” these occurrences could have a negative impact on the ability of obligors to make timely payments on the receivables and may result in increased losses on the receivables. Further, certain governmental authorities, including federal, state or local governments, could enact, and in some cases already have enacted, laws, regulations, executive orders or other guidance that allow obligors to forgo making scheduled payments for some period of time, require modifications to the receivables (e.g., waiving accrued interest), or preclude creditors from exercising certain rights or taking certain actions with respect to collateral, including repossession or liquidation of the financed vehicles. Additionally, the COVID-19 outbreak has affected workforce deployment in various industries and businesses.

Adverse events with respect to the servicer or any of its affiliates could result in servicing disruptions or affect the performance or market value of your notes and your ability to sell your notes in the secondary market. For example, servicing disruptions could result from unanticipated events beyond the servicer’s control, such as natural disasters, public health emergencies (including COVID-19 or similar outbreaks), civil unrest and economic disruptions, particularly to the extent such events affected the servicer’s business or operations. If significant portions of the servicer’s workforce are unable to work effectively as a result of the COVID-19 pandemic, including because of illness, stay-at-home orders, facility closures or ineffective remote work arrangements, there may be servicing disruptions, which could result in reduced collection effectiveness. In addition, if any transaction party is unable to adequately perform their obligations under the transaction documents due to a remote working environment, this will likely adversely impact the performance of the receivables and the timing and amount of distributions on the notes. Further, certain third-parties that the servicer and sponsor rely on to deliver products and services to support their business may be unable to fully perform in a timely manner, which could adversely impact the servicer’s or sponsor’s ability to operate their respective businesses or perform their respective obligations under the transaction documents, or could cause a disruption in collection activities with respect to the receivables owned by the trust.

Furthermore, it is unclear how many obligors have been and will continue to be adversely affected by the outbreak and whether related efforts by the federal, state and local governments will be effective in mitigating the spread of COVID-19 throughout the nation. As discussed under “Servicing and Collection Procedures,” “—The Sale and Servicing Agreement—Extensions and Modifications” and “The servicer’s discretion over the servicing of the receivables may impact the amount and timing of funds available to make payments on the notes” to the extent the current economic downturn results in increased delinquencies and defaults by obligors on the receivables due to financial hardship or otherwise, the servicer may implement a range of actions with respect to affected obligors and the related receivables to extend or modify the payment schedule consistent with the servicer’s customary servicing practices. Across the nation, servicers of motor vehicle receivables, including CarMax, experienced a greater demand for extensions related to the outbreak of COVID-19 and such extensions have been granted, including by CarMax Business Services. Although the frequency of requests for extensions and modifications has declined since the initial period of the outbreak, a worsening of the outbreak and a resurgence of widespread stay-at-home orders may occur at any time, which could again lead to a sharp increase in requests from obligors for extensions and modifications related to COVID-19 or general economic hardship. There is no guarantee that an extension or modification granted by the servicer will prevent a future default by an obligor. Further, following the start of the COVID-19 outbreak, the servicer temporarily suspended involuntary repossession activities nationwide. The servicer has since resumed involuntary repossession activity where permitted by local law, which includes almost all states in which obligors reside, but may elect (or be required) to again suspend such activity at any time in the future.

Because of the unprecedented nature of the COVID-19 pandemic and the related economic impacts, historical loss experience set forth in this prospectus under “Historical Performance—Delinquency, Credit Loss and Recovery Information” and “—Static Pool Information About Previous Securitizations” is unlikely to accurately predict the performance of the receivables in the receivables pool. All of the foregoing could have a negative impact on the performance of the receivables and, as a result, you may experience delays in payments or losses on your notes.

In addition, to the extent the COVID-19 pandemic adversely affects the United States economy (including the ability of obligors to make timely payments on the receivables), financial markets or the business or operations of the sponsor or the servicer, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section, such as those related to the ability of obligors to make timely payments on the receivables, used vehicle values, the performance, market value, credit ratings and secondary market liquidity of your notes, and risks of geographic concentration of the obligors.

Geographic concentration may result in more risk to you

If the aggregate initial principal amount of the notes is $1,150,000,000, the servicer’s records indicate that receivables related to obligors with mailing addresses in the following states constituted more than 10% of the pool balance as of the cutoff date:

State	Percentage of Pool Balance as of the Cutoff Date
California	18.46%
Texas	11.07%

If the aggregate initial principal amount of the notes is $1,400,000,000, the servicer’s records indicate that receivables related to obligors with mailing addresses in the following states constituted more than 10% of the pool balance as of the cutoff date:

State	Percentage of Pool State Balance as of the Cutoff Date
California	18.27%
Texas	11.05%

If these states experience adverse economic changes, such as those precipitated by an increase in the unemployment rate, interest rates, the rate of inflation, consumer perceptions of the economy and disruptions caused by directives (such as stay-at-home orders) intended to limit the spread of COVID-19 or mitigate the effects of COVID-19 and the related economic hardships (such as repossession or creditors’ rights moratoriums), civil unrest or extreme weather conditions or other natural events (such as hurricanes, tornadoes, floods, drought, wildfires, mudslides, earthquakes and other extreme conditions), obligors in this state may be unable or unwilling to make timely payments on their receivables and you may experience payment delays or losses on your notes. See “—Economic developments may adversely affect the performance and market value of your notes.” We cannot predict, for any state or region, whether adverse economic changes or other adverse events will occur or to what extent those events would affect the receivables or repayment of your notes.

The servicer’s discretion over the servicing of the receivables may impact the amount and timing of funds available to make payments on the notes	CarMax Business Services is obligated to service the receivables in accordance with its customary practices. CarMax Business Services has discretion in servicing the receivables, including the ability to grant payment extensions and to determine the timing and method of collection and liquidation procedures. CarMax Business Services, in its own discretion, may permit an extension on or a deferral of payments due or halt repossession activity on a case-by-case basis or more broadly in accordance with its customary servicing practices, for example, in connection with a natural disaster or public health emergency affecting a large group of obligors. Beginning in March 2020, CarMax Business Services experienced a greater demand for payment extensions related to the outbreak of COVID-19 nationwide and such extensions were granted where appropriate. Such demand for payment extensions has since decreased to pre-COVID-19 outbreak levels. Further, following the start of the COVID-19 outbreak, CarMax Business Services temporarily suspended involuntary repossession activities. CarMax Business Services has since resumed involuntary repossession activity where permitted by local law, but may elect (or be required) to again suspend such activity at any time in the future. See “—The recent outbreak of COVID-19 could result in delays in payment or losses on your notes.” Extensions or a delay in initiating repossession activity may extend the maturity of the receivables, increase the weighted average life of any class of notes and reduce the yield on your notes. Further, absent a breach of a representation or warranty related to the origination, characteristics and transfer of the receivables or a breach of a specific servicing covenant (but, in each case, only if such breach is not cured and materially and adversely affects the interests of the trust or the noteholders in such receivable), CarMax Business Services will have no obligation to repurchase receivables for which the related obligor was adversely affected by the outbreak of COVID-19 (including receivables extended or modified after the cut-off date) unless any payment deferral or extension of a receivable extends the term of the receivable beyond the collection period preceding the final scheduled distribution date for the class D notes.

Interests of other persons in the receivables could reduce the funds available to make payments on your notes

Financing statements under the Uniform Commercial Code will be filed reflecting the sale of the receivables by CarMax Business Services, LLC to CarMax Auto Funding LLC and by CarMax Auto Funding LLC to the trust and the pledge of such receivables by the trust to the indenture trustee. CarMax Business Services, LLC will mark its computer systems, and each of CarMax Business Services, LLC and CarMax Auto Funding LLC will mark its accounting records, to reflect its sale of the receivables. However, the servicer will maintain possession of the receivables as custodian for the trust and will not segregate or mark the receivables as belonging to the trust. In addition, another person could acquire an interest in a receivable that is superior to the trust’s interest by obtaining physical possession of that receivable (or, in the case of a receivable that is originated in electronic form, “control” of the related electronic contract under the UCC) in good faith in the ordinary course of such person’s business without knowledge that such person’s interest violates the rights of the trust.

CarMax Auto and certain of its affiliates have contracted with third parties to maintain custody of retail installment sale contracts in electronic form through such third parties’ technology systems. As described above, the parties to this transaction rely on filing financing statements under the Uniform Commercial Code as the legal basis for perfection of their respective security interests in the retail installment sale contracts that constitute electronic chattel paper. Although the indenture trustee will not rely on “control” (within the meaning of the UCC) over the electronic retail installment sale contracts as the legal basis for the perfection of its security interest in the retail installment sale contracts that constitute electronic chattel paper, CarMax Business Services, LLC, as servicer, will agree to not communicate the “authoritative copy” (as such term is used in the UCC) of any retail installment sale contracts that constitute electronic chattel paper to any person other than the depositor, the trust or the indenture trustee. This is intended to preclude any other party from claiming a competing security interest in the retail installment sale contracts that constitute electronic chattel paper on the basis that their security interest is perfected by “control” (within the meaning of Section 9-105 of the UCC). However, another person could acquire an interest in an electronic contract that is superior to the trust’s and the indenture trustee’s interests if CarMax Business Services, LLC ceases to have “control” over the electronic contract that is maintained on behalf of CarMax Business Services, LLC by the third parties and another party purchases that electronic contract without knowledge that doing so violates CarMax Business Services, LLC’s rights in the electronic contract, or if CarMax Business Services, LLC transfers “control” over the electronic contract to a third-party. CarMax Business Services, LLC, as servicer, also could lose control over an electronic contract through fraud, forgery, negligence or error, or as a result of a computer virus or a failure of or weakness in the third parties’ technology systems, if a person other than CarMax Business Services, LLC, as servicer, is able to modify or duplicate the authoritative copy of the electronic contract.

If another person acquires an interest in a receivable that is superior to the trust’s interest, some or all of the collections on that receivable may not be available to make payment on your notes.

Interests of other persons in the financed vehicles could reduce the funds available to make payments on your notes

If another person acquires an interest in a vehicle financed by a receivable that is superior to the trust’s security interest in the vehicle, some or all of the proceeds from the sale of the vehicle may not be available to make payments on the notes.

The trust’s security interest in the financed vehicles could be impaired for one or more of the following reasons:

•  CarMax Business Services, LLC or CarMax Auto Funding LLC might fail to perfect its security interest in a financed vehicle;

•  another person may acquire an interest in a financed vehicle that is superior to the trust’s security interest through fraud, forgery, negligence or error because the certificates of title to the financed vehicles will not be amended to identify the trust as the new secured party;

•  the trust may not have a security interest in the financed vehicles in certain states because the certificates of title to the financed vehicles will not be amended to reflect assignment of the security interest to the trust;

•  holders of some types of liens, such as tax liens or mechanics’ liens, may have priority over the trust’s security interest; and

•  the trust may lose its security interest in vehicles confiscated by the government.

CarMax Auto Funding LLC may be obligated to repurchase from the trust any receivable as to which a perfected security interest in favor of CarMax Business Services, LLC in the related financed vehicle did not exist as of the date such receivable was transferred to the trust. The servicer may be obligated to repurchase a receivable if a perfected security interest in favor of CarMax Auto Funding LLC in the vehicle securing a receivable has not been perfected in the trust or if the security interest in a financed vehicle or the related receivable becomes impaired after the receivable is transferred to the trust. If the trust does not have a perfected security interest in a financed vehicle, its ability to realize on the vehicle following an event of a default of the related receivable may be adversely affected and some or all of the amounts received in respect of that vehicle may not be available to make payment on your notes.

RISKS RELATING TO THE NATURE OF THE NOTES AND THE STRUCTURE OF THE TRANSACTION

Only the assets of the trust are available to pay your notes	The notes represent indebtedness of the trust and will not be insured or guaranteed by or represent obligations of CarMax Business Services, LLC, CarMax Auto Funding LLC, any of their respective affiliates or any other person or entity other than the trust. The only source of payment on your notes will be payments received on the receivables and, if and to the extent available, any credit or cash flow enhancement for the trust. Therefore, you must rely solely on the assets of the trust for repayment of your notes. If these assets are insufficient, you may suffer losses on your notes.

You may suffer losses if the receivables are sold following an indenture event of default	If the notes have been accelerated following the occurrence of an event of default under the indenture, the indenture trustee may sell the receivables and prepay the notes. In certain circumstances, this may occur without the consent of all noteholders. If the proceeds from the sale of the receivables are insufficient to pay the full principal amount of your notes, you may experience losses with respect to your notes. If principal is repaid to you earlier than expected, you may not be able to reinvest the prepaid amount at a rate of return that is equal to or greater than the rate of return on your notes.

See “The Indenture—Events of Default” and “—Rights Upon Event of Default” and “Application of Available Funds—Priority of Distributions (Post-Acceleration)” in this prospectus for a further discussion of events of default and the rights of the noteholders following an event of default.
Prepayments on the receivables may adversely affect the average life of and rate of return on your notes

You may receive payment of principal on your notes earlier than you expected, including for the reasons set forth below. You may not be able to reinvest the principal repaid to you at a rate of return that is equal to or greater than the rate of return on your notes. Faster than expected prepayments on the receivables may cause the trust to make payments on the notes earlier than expected. We cannot predict the effect of prepayments on the average life of your notes.

All receivables, by their terms, may be prepaid at any time. Prepayments include:

• prepayments in whole or in part by the obligor; • liquidations due to default; • partial payments with proceeds from physical damage, theft, credit life and credit disability insurance policies;

•  required purchases of receivables by CarMax Business Services, LLC, as servicer or repurchases of receivables by CarMax Auto Funding LLC for specified breaches of their representations, warranties or covenants; and

•  an optional repurchase of the trust’s receivables by the servicer when the pool balance is 10% or less of the pool balance as of the cutoff date as described in this prospectus.

A variety of economic, social and other factors will influence the rate of optional prepayments on the receivables and defaults.

As a result of prepayments, the final payment of each class of notes is expected to occur prior to the related final scheduled distribution date specified in this prospectus. If sufficient funds are not available to pay any class of notes in full on its final scheduled distribution date, an event of default will occur and final payment of that class of notes may occur later than scheduled.

For more information regarding the timing of repayments of the notes, see “Maturity and Prepayment Considerations” in this prospectus.

Some notes have greater risk because they are subordinate to other classes of notes	The notes with a lower alphabetical designation are subordinated with respect to interest and principal payments to the notes with a higher alphabetical designation (the class D notes are subordinated to the class A notes, the class B notes and the class C notes, the class C notes are subordinated to the class A notes and the class B notes and the class B notes are subordinated to the class A notes). In addition, the class A notes with a higher numerical designation are generally subordinated with respect to principal payments to the class A notes with a lower numerical designation (the class A-4 notes are subordinated to the class A-1, A-2 and A-3 notes, the class A-3 notes are subordinated to the class A-1 and A-2 notes and the class A-2 notes are subordinated to the class A-1 notes). If the notes have been accelerated following the occurrence of an event of default under the indenture, the priority of interest and principal distributions will change. The subordination arrangements could result in delays or reductions in interest or principal payments on classes of notes with lower alphabetical designations or, in the case of the class A notes, higher numerical designations.

See “Description of the Notes—Payments of Interest” and “—Payments of Principal” and “Application of Available Funds—Priority of Distributions (Pre- Acceleration)” and “—Priority of Distributions (Post-Acceleration)” in this prospectus for a further discussion of interest and principal payments.

Risks associated with unknown aggregate initial principal amount of the notes	Whether the trust will issue notes with an aggregate initial principal amount of $1,150,000,000 or $1,400,000,000 is not expected to be known until the day of pricing. The depositor will make the determination regarding the aggregate initial principal amount of the notes based on, among other considerations, market conditions at the time of pricing. The class sizes of the notes issued will be larger or smaller depending on whether the trust issues notes with a larger or smaller aggregate principal amount. The size of a class of notes may affect liquidity of that class, with smaller classes being less liquid than a larger class may be. In addition, if your class of notes is relatively larger, then assuming the same dollar amount is purchased, you will hold a smaller percentage of that class of notes than you would have had a relatively smaller class been issued and the voting power of your notes will be diluted.

You may suffer losses because you have limited control over actions of the trust and conflicts between classes of notes may occur

The indenture provides that failure to pay interest when due on the outstanding subordinated class or classes of notes — for example, for so long as any of the class A notes are outstanding, the class B notes, class C notes and class D notes — will not be an event of default under the indenture.

The amount of principal required to be paid to investors prior to the applicable final scheduled distribution date set forth in this prospectus generally will be limited to amounts available for that purpose. Therefore, the failure to pay principal of a note generally will not result in an event of default under the indenture until the applicable final scheduled distribution date or redemption date for the related class of notes.

If an event of default under the indenture has occurred, the indenture trustee may, and at the direction of a specified percentage of the controlling class (which will be the class of outstanding notes with the highest alphabetical designation) will, take one or more of the actions specified in the indenture relating to the property of the trust. In addition, the holders of 51% or more of the controlling class have the right to waive events of servicing termination or to terminate the servicer. The interests of the controlling class may differ from the interests of the other classes of notes, and the holders of the controlling class will not be required to consider the effect of its actions on the holders of the other classes of notes.

Only the holders of the outstanding classes of notes with the highest alphabetical designation will have rights to direct remedies under the indenture and the ability to waive events of servicing termination or to terminate the servicer. The holders of the class B notes, class C notes and class D notes will not have any such rights or ability until each class of notes with a higher alphabetical designation has been paid in full.

See “The Sale and Servicing Agreement—Events of Servicing Termination,” “—Rights Upon Event of Servicing Termination” and “—Waiver of Past Events of Servicing Termination” in this prospectus for a further discussion of the rights of the noteholders with respect to events of servicing termination.

Lack of liquidity in the secondary market may adversely affect your notes	There may be no secondary market for the notes. The underwriters of the notes may participate in making a secondary market in the notes but are under no obligation to do so. We cannot assure you that a secondary market will develop. In addition, the secondary market for asset-backed securities can experience periods of reduced liquidity. Any period of illiquidity may adversely affect the market value of your notes and, in some circumstances, you may not be able to sell your notes at a favorable price or at all.

Retained notes may reduce the liquidity of your notes and subsequent sales by the depositor may adversely affect their value	Some or all of one or more classes of notes may initially be retained by the depositor, including in connection with the sponsor’s risk retention obligations. A significant reduction in liquidity in the secondary market for any classes of such retained notes may result if the depositor retains any class or classes of such notes. In addition, if any retained notes are subsequently sold by the depositor, the demand and the market price of the notes already in the market could be adversely affected and the voting power of the noteholders of the outstanding notes may be diluted.

The ratings of the notes may be withdrawn or lowered, or the notes may receive an unsolicited rating, which may adversely affect your notes

A security rating is not a recommendation to purchase, hold or sell securities inasmuch as a rating does not comment as to market price or suitability for a particular investor. The ratings assigned to the notes address the likelihood of the payment of principal and interest on the notes according to their terms but are solely the view of the assigning rating agency and are subject to any limitations that the assigning rating agency may impose. Similar ratings on different types of securities do not necessarily mean the same thing. To the extent the notes are rated by any rating agency, that rating agency may change or withdraw its rating of the notes if that rating agency believes that circumstances have changed, the performance of the receivables has deteriorated, there were errors in analysis or otherwise. Any subsequent change in or withdrawal of a rating will likely affect the price that a subsequent purchaser would be willing to pay for the notes and your ability to resell your notes.

The depositor expects that the notes will receive ratings from two nationally recognized statistical rating organizations hired by the sponsor to rate the notes. Ratings initially assigned to the notes will be paid for by the sponsor. The sponsor is not aware that any other NRSRO, other than the NRSROs hired by the sponsor to rate the notes, has assigned ratings to the notes. Securities and Exchange Commission rules state that the payment of fees by the sponsor, the trust or an underwriter to rating agencies to issue or maintain a credit rating on asset-backed securities is a conflict of interest for rating agencies. In the view of the Securities and Exchange Commission, this conflict is particularly acute because arrangers of asset-backed securities transactions provide repeat business to the rating agencies.

Under Securities and Exchange Commission rules aimed at enhancing transparency, objectivity and competition in the credit rating process, information provided by the sponsor or the underwriters to a hired NRSRO for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each non-hired NRSRO in order to make it possible for non-hired NRSROs to assign unsolicited ratings to the notes. An unsolicited rating could be assigned at any time, including prior to the closing date. None of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned to the notes, and these parties may be aware of unsolicited ratings assigned to the notes. Consequently, prospective investors should monitor whether an unsolicited rating of the notes has been assigned by a non-hired NRSRO and should consult with their financial and legal advisors regarding the impact of the assignment of an unsolicited rating to a class of notes. NRSROs, including the hired rating agencies, may have different methodologies, criteria, models and requirements. If any non-hired NRSRO assigns an unsolicited rating to the notes, there can be no assurance that the unsolicited rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

Furthermore, Congress or the Securities and Exchange Commission may determine that any NRSRO that assigns ratings to the notes no longer qualifies as a nationally recognized statistical rating organization for purposes of the federal securities laws and that determination may also have an adverse effect on the market price of the notes.

Prospective investors in the notes are urged to make their own evaluation of the creditworthiness of the receivables and the credit enhancement on the notes and not to rely solely on the ratings on the notes.

The targeted amount of overcollateralization may not be reached or maintained

The amount of overcollateralization is expected to be maintained in an amount equal to the targeted amount of overcollateralization. There can be no assurance, however, that the targeted amount of overcollateralization will be maintained or that the receivables will generate sufficient collections to pay the notes in full.

See “Description of the Notes—Credit Enhancement—Overcollateralization” in this prospectus for a further discussion of overcollateralization.

The amount on deposit in the reserve account may not be sufficient to assure payment of your notes

The amount on deposit in the reserve account will be used to fund the payment of the monthly servicing fee (except that amounts withdrawn from the reserve account will not be used to reimburse unreimbursed servicer advances, unrelated amounts or be paid to CarMax Business Services, LLC or any of its affiliates in respect of servicing fees owing to the servicer to the extent that CarMax Business Services, LLC or any of its affiliates is the servicer), unreimbursed servicer advances, the amounts owing to the asset representations reviewer, monthly interest, transition expenses and indemnity amounts to the indenture trustee should it become successor servicer and certain distributions of principal to noteholders on each distribution date if payments received on or in respect of the receivables, including amounts recovered in connection with the repossession and sale of financed vehicles that secure defaulted receivables, are not sufficient to make that payment. There can be no assurance, however, that the amount on deposit in the reserve account will be sufficient on any distribution date to assure payment of your notes. If the receivables experience higher losses than were projected in determining the amount required to be on deposit in the reserve account, the amount on deposit in the reserve account may not be sufficient to cover such losses. If payments on the receivables, including any amounts allocable to overcollateralization, and the amount on deposit in the reserve account are not sufficient on any distribution date to pay in full the monthly interest and certain distributions of principal due on that distribution date, you may experience payment delays with respect to your notes. If the amount of that insufficiency is not offset by excess collections on or in respect of the receivables on subsequent distribution dates, you may experience losses with respect to your notes.

See “Description of the Notes—Credit Enhancement—Reserve Account” in this prospectus for a further discussion of the reserve account.

RISKS RELATING TO THE ISSUANCE OF A FLOATING RATE CLASS OF NOTES AND THE UNCERTAINTY REGARDING THE FUTURE OF LIBOR

Risks associated with unknown allocation between class A-2a notes and class A-2b notes

The allocation of the principal balance between any class A-2a notes and any class A-2b notes may not be determined until the day of pricing. Therefore, investors should not expect disclosure of this allocation prior to their entering into commitments to purchase the class A-2 notes.

The higher the initial principal amount of any floating rate class A-2b notes, the greater the trust’s exposure will be to increases in the floating rate payable on such class A-2b notes. See “Risk Factors—The trust may issue floating rate class A-2b notes, but the trust will not enter into any interest rate swaps and you may suffer losses on your notes if interest rates rise” in this prospectus. Moreover, a reduction in liquidity in the secondary market for any class A-2a notes or class A-2b notes may result if the class A-2a notes or class A-2b notes, if any, have a smaller principal balance relative to the class A-2b notes or class A-2a notes, respectively.

The trust may issue floating rate class A-2b notes, but the trust will not enter into any interest rate swaps and you may suffer losses on your notes if interest rates rise	The receivables bear interest at a fixed rate while any floating rate class A-2b notes will bear interest at a floating rate based on a benchmark, which will initially be LIBOR, plus the applicable spread. The trust will not enter into any interest rate swaps or other derivative transactions in connection with the issuance of any floating rate class A-2b notes.

If the floating rate payable by the trust in respect of any class A-2b notes is substantially greater than the fixed rate received on the receivables, the trust may not have sufficient funds to make payments on the notes. If the trust does not have sufficient funds to make required payments on the notes, you may experience delays or reductions in the interest and principal payments on your notes.

If the floating rate benchmark rises or other conditions change materially after the issuance of the notes, you may experience delays or reductions in interest and principal payments on your notes. The trust will make payments on any class A-2b notes out of its generally available funds. Therefore, an increase in the benchmark would reduce the amounts available for distribution to holders of all notes, not just the holders of any class A-2b notes.

The planned discontinuance of LIBOR and change to a benchmark replacement for the class A-2b notes could adversely affect the market value of the class A-2b notes or the holders of the floating rating notes and/or limit your ability to resell the class A-2b notes	The Financial Conduct Authority (“FCA”) in the United Kingdom (the “UK”) is the regulator of the LIBOR administrator, ICE Benchmark Administration Limited (“IBA”). On March 5, 2021, the FCA announced that LIBOR settings will cease to be provided by any administrator, or will no longer be representative, after specified dates, namely (a) December 31, 2021, in the case of all sterling, euro, Swiss franc and Japanese yen settings, and the one-week and two-months U.S. dollar settings; or (b) June 30, 2023, in the case of the overnight and one-month, three-months, six-months and 12-months U.S. dollar settings. IBA also made an announcement on the same date with regard to its plans to cease publishing LIBOR. The FCA has power to compel IBA to continue publishing LIBOR after the date on which IBA would otherwise have ceased doing so; and such power has been amended, to enable the FCA to require changes to LIBOR, including changes to its methodology, in certain circumstances. The FCA has consulted on using its powers to require continued publication, on a “synthetic” basis, of certain LIBOR settings for a period beyond the relevant discontinuation date noted above (“Synthetic LIBOR”) and, in addition, has consulted on which parties will be permitted to use Synthetic LIBOR. The FCA has stated that it intends to confirm final decisions in relation to these consultations in the fourth quarter of 2021. However, the FCA has also stated that any Synthetic LIBOR will no longer be representative for purposes of the applicable UK legislation. Accordingly, even if certain LIBOR settings continue as a Synthetic LIBOR, they are likely to have limited relevance to the financial markets generally. Although the foregoing reflects the likely timing and certain details of the LIBOR discontinuance, there is no assurance that LIBOR, of any particular currency and tenor, will continue to be published until any particular date or in any particular form.

The FCA and certain U.S. regulators have emphasized that, despite any continued publication of U.S. dollar LIBOR through June 30, 2023, no new contracts using U.S. dollar LIBOR should be entered into after December 31, 2021.

Many existing LIBOR contracts will transition to another benchmark after June 30, 2023 or, in some cases, after December 31, 2021, although those transition dates may occur earlier (including as a result of the particular contractual terms for a given contract).

Financial markets, particularly the trading market for LIBOR-based obligations, may be adversely affected by the discontinuation of LIBOR, the remaining uncertainties regarding its discontinuation, the alternative reference rates that will be used when LIBOR is discontinued (including SOFR, as described below) and other reforms related to LIBOR.

In addition, as described under “Description of the Notes — Payments of Interest,” one-month LIBOR will be replaced as the benchmark for the class A-2b notes following the occurrence of a benchmark transition event and its related benchmark replacement date. The benchmark transition events generally include the making of public statements or publication of information by the administrator of the benchmark, its regulatory supervisor or certain other governmental authorities that the benchmark will no longer be provided or is no longer representative of the underlying market or economic reality. In the administrator’s opinion, the FCA’s announcement and the related IBA’s announcement made on March 5, 2021 on future cessation and loss of representativeness of the LIBOR benchmarks constitute a “benchmark transition event” under the transaction documents. The related benchmark replacement date, however, has not yet occurred and so the class A-2b notes will accrue interest by reference to LIBOR until such benchmark replacement date.

Further, as described under “Description of the Notes — Payments of Interest,” the benchmark replacement will depend on the availability of various alternative benchmarks, the first of which is term SOFR, the second of which is compounded SOFR and the last two of which are not currently specified. The Secured Overnight Financing Rate, or “SOFR,” was selected by the Alternative Reference Rates Committee, or “ARRC,” of the Federal Reserve Bank of New York, or the “FRBNY,” as the replacement for LIBOR. However, because SOFR is a secured, risk-free rate, while LIBOR is an unsecured rate reflecting counterparty risk, SOFR will not be representative of LIBOR. The FRBNY started publishing SOFR in April 2018. The FRBNY has also started publishing historical indicative SOFR dating back to 2014, although such historical indicative data inherently involves assumptions, estimates and approximations. Since the initial publication of SOFR, daily changes in SOFR have, on occasion, been more volatile than daily changes in comparable benchmark or market rates, and SOFR over the term of the class A-2b notes may bear little or no relation to the historical actual or historical indicative data. Moreover, one-month LIBOR is a forward-looking term rate. Term SOFR, which is expected to be a similar forward-looking term rate which will be based on SOFR, is the first alternative for the benchmark replacement, but is currently being developed under the sponsorship of the FRBNY, and we cannot provide any assurances that the development of term SOFR will be completed. If term SOFR is not available as of the benchmark replacement date, the next available benchmark replacement is compounded SOFR. Compounded SOFR is a backward-looking rate generally calculated using actual rates during the interest accrual period, and may be even less representative of one-month LIBOR. Finally, if a benchmark replacement other than term SOFR is chosen because term SOFR is not initially available, term SOFR will become the benchmark replacement if it later becomes available, which could lead to further volatility in the interest rate on the class A-2b notes. In order to compensate for these differences in the benchmark, a benchmark replacement adjustment will be included in any benchmark replacement. However, we cannot provide any assurances that any benchmark replacement adjustment will be sufficient to produce the economic equivalent of the then-current benchmark, either at the benchmark replacement date or over the life of the class A-2b notes. As a result of each of the foregoing factors, we cannot provide any assurances that the characteristics of any benchmark replacement will be similar to the then-current benchmark that it is replacing, or that any benchmark replacement will produce the economic equivalent of the then-current benchmark that it is replacing.

It is intended that the replacement of the benchmark will not be a taxable event for noteholders of the class A-2b notes, although this result is not entirely clear. The United States Department of the Treasury recently released proposed regulations that generally provide that the replacement of a LIBOR-based rate of interest using an alternative method will not be treated as a deemed exchange or taxable event, provided that certain requirements are met, including a “fair market value” requirement. These regulations are proposed to apply to transactions taking place on or after the date the final regulations are published. However, generally, a taxpayer may currently rely on the proposed regulations provided that the taxpayer and any related parties apply the proposed regulations in a consistent manner. It is unclear whether these proposed regulations would apply to the class A-2b notes, and noteholders are encouraged to consult their own tax advisors with respect to a change in the benchmark rate for the class A-2b notes.

Finally, the administrator acting on behalf of the trust will have discretion in certain elements of the benchmark replacement process, including determining if a benchmark transition event and its related benchmark replacement date has occurred, determining which benchmark replacement is available and, if the term SOFR or compounded SOFR is not available, selecting a benchmark replacement, determining the benchmark replacement adjustment and making benchmark replacement conforming changes. The noteholders will not have any right to approve or disapprove of these changes and will be deemed to have agreed to waive and release any and all claims relating to any such determinations.

Negative LIBOR (or replacement benchmark) rates would reduce the rate of interest on the class A-2b notes

The interest rate on any class A-2b notes will be based on a benchmark, which will initially be one-month LIBOR, plus a spread. Changes in the benchmark will affect the interest rate and the amount of interest paid on the class A-2b notes. If the benchmark decreases below 0.00% for any interest period, the interest rate for that period, including the spread, will be reduced by the amount the benchmark is negative, but not below 0.00%.

RISKS RELATING TO THE TRANSACTION PARTIES

Resignation or termination of CarMax Business Services, LLC as servicer could result in delays in payment or losses on your notes	If CarMax Business Services, LLC were to resign or be terminated as servicer, the processing of payments on the receivables and information relating to collections could be delayed, which could delay payments on your notes. In addition, if CarMax Business Services, LLC were to resign or be terminated as servicer and there were a material interruption in collection activities, the collection rate on the receivables could decline, which could result in losses on your notes. The risk of delayed processing activities or a material interruption in collection activities would increase if the indenture trustee was unwilling or unable to act as successor servicer and had difficulty finding a qualified successor servicer or was forced to petition a court to appoint a qualified successor servicer.

The servicing fee, which is calculated as a fixed percentage of the pool balance, declines each month as the pool balance declines. The cost of servicing each receivable, however, essentially remains fixed. If CarMax Business Services, LLC were to resign or be terminated as servicer and the servicing fee did not cover the cost of servicing the receivables or was otherwise insufficient, the indenture trustee might be unwilling to act as successor servicer or have difficulty finding a qualified successor servicer. The risk of an insufficient servicing fee is greatest toward the end of a securitization transaction when the related pool balance has declined significantly. The servicing fee payable to a successor servicer can only be increased with the consent of the holders of at least 51% of the aggregate principal amount of the controlling class.

CarMax Business Services, LLC may resign as servicer under certain limited circumstances and may be terminated as servicer if it defaults on its servicing obligations.

For more information about resignation or termination of the servicer, see “The Sale and Servicing Agreement—Certain Matters Regarding the Servicer” and “—Events of Servicing Termination” in this prospectus.

A change in or replacement, failure or interruption of the servicer’s servicing and information systems, including in connection with any consolidation of or change in servicing operations, could have an adverse effect on your notes

From time to time, the servicer may change, replace or update its servicing systems in order to improve operating efficiency, update technology and enhance customer services. In connection with any such changes, replacements or updates, the servicer may experience disruptions in servicing activities both during and following roll-out of the new servicing systems or platforms caused by, among other things, periods of system down-time and periods devoted to user training. These and other implementation-related difficulties may contribute to higher delinquencies. It is not possible to predict with any degree of certainty all of the potential adverse consequences that may be experienced, and there can also be no assurance that any such disruptions in servicing activities will not adversely affect the servicer’s ability to service the receivables, which could have an adverse effect on your notes.

The servicer is currently in the process of implementing a new core servicing system to replace its legacy core servicing system, which includes building a new enterprise integration platform that also accommodates downstream systems. Although the servicer will continue to apply scheduled payments and other amounts received from obligors in accordance with its customary servicing practices in effect from time to time, the calculations, rounding and number of decimal places used by the new system may be different as compared to the old system. Although the servicer does not expect any resulting differences to be material, the results of those calculations with respect to accrued interest and outstanding principal and fees owing under the receivables may be different under the new system.

In addition, the COVID-19 outbreak may have an adverse impact on our information technology systems, including telecommuting issues associated with certain associates working remotely or an increase in online transactions due to disruptions or closures of our retail store operations that overburdens our existing information technology systems.

Bankruptcy of CarMax Business Services, LLC could result in delays in payment or losses on your notes

If CarMax Business Services, LLC were to become the subject of a bankruptcy proceeding, you could experience losses or delays in payment on your notes. CarMax Business Services, LLC will sell the receivables to CarMax Auto Funding LLC, and CarMax Auto Funding LLC will sell the receivables to the trust. However, if CarMax Business Services, LLC is the subject of a bankruptcy proceeding, the court in the bankruptcy proceeding could conclude that the sale of the receivables by CarMax Business Services, LLC to CarMax Auto Funding LLC was not a true sale for bankruptcy purposes and that CarMax Business Services, LLC still owns the receivables. The court also could conclude that CarMax Business Services, LLC and CarMax Auto Funding LLC should be consolidated for bankruptcy purposes. If the court were to reach either of these conclusions, you could experience losses or delays in payments on your notes because:

•  the indenture trustee will not be able to exercise remedies against CarMax Business Services, LLC on your behalf without permission from the court;

•  the court may require the indenture trustee to accept property in exchange for the receivables that is of less value than the Receivables;

•  tax or other government liens on CarMax Business Services, LLC property that arose before the transfer of the receivables to the trust will be paid from the collections on the receivables before the collections are used to make payments on your notes; and

•  the indenture trustee may not have a perfected security interest in one or more of the vehicles securing the receivables or cash collections held by CarMax Business Services, LLC at the time that a bankruptcy proceeding begins.

CarMax Business Services, LLC and CarMax Auto Funding LLC have taken steps in structuring the transactions described in this prospectus to minimize the risk that a court would conclude that the sale of the receivables to CarMax Auto Funding LLC was not a “true sale” or that CarMax Business Services, LLC and CarMax Auto Funding LLC should be consolidated for bankruptcy purposes.

For more information regarding bankruptcy considerations, see “Material Legal Issues Relating to the Receivables—Certain Bankruptcy Considerations” in this prospectus.

You may suffer a loss on your notes if the servicer commingles collections on the receivables with its own funds

The servicer will be permitted to hold collections it receives from obligors on the receivables and the purchase price of receivables required to be repurchased from the trust for up to two business days following receipt thereof, or upon satisfaction of certain events (including satisfaction of the rating agency condition), until the day prior to the date on which the related distributions are made on the notes. During this time, the servicer may invest those amounts at its own risk and for its own benefit and need not segregate them from its own funds. If the servicer is unable to pay these amounts to the trust on the distribution date, you might incur a loss on your notes.

For more information about the servicer’s obligations regarding payments on the receivables, see “The Sale and Servicing Agreement—Collections” in this prospectus.

RISKS RELATING TO MACROECONOMIC, REGULATORY AND OTHER EXTERNAL FACTORS

Economic developments may adversely affect the performance and market value of your notes

A deterioration in economic conditions and certain economic factors, such as reduced business activity, high unemployment, interest rates, housing prices, energy prices (including the price of gasoline), increased consumer indebtedness (including of obligors on the receivables), lack of available credit, the rate of inflation and consumer perceptions of the economy, as well as other factors, such as terrorist events, civil unrest, public health emergencies or extreme weather conditions, could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables. The trust’s ability to make payments on the notes could be adversely affected if obligors were unable to make timely payments or if the servicer elected to, or was required to, implement forbearance programs in connection with obligors suffering a hardship (including hardships related to the outbreak of COVID-19). As a result, you may experience payment delays and losses on your notes.

The United States economy experienced a recession following the start of the COVID-19 outbreak, and the ongoing economic impacts of the outbreak may adversely affect the performance of the receivables and the performance and market value of your notes. During an economic slowdown, elevated unemployment and a general reduction in the availability of credit, together with other economic factors, can lead to increased delinquency and default rates by obligors, as well as decreased consumer demand for automobiles and declining values of automobiles securing outstanding receivables. Motor vehicle finance companies, including the sponsor, experienced an increase in delinquencies and requests for extensions with respect to their motor vehicle retail installment sale contracts, during the early stages of the COVID-19 outbreak. Further, many motor vehicle finance companies, including the sponsor, temporarily suspended involuntary repossession activity nationwide following the start of the COVID-19 outbreak. Although involuntary repossession activity, including by the sponsor, has since resumed, reductions in the repossession rate related to the COVID-19 outbreak will likely result in delays and may substantially decrease recoveries for non-performing motor vehicle retail installment sale contracts across the industry. Additionally, if a vehicle is repossessed and the used car auction market is not fully functioning, it is possible that the sale proceeds for such vehicle will be lower than expected, resulting in increased losses that may result in losses on your notes.

Further, periods of economic slowdown may also be accompanied by temporary or prolonged decreased consumer demand for light-duty trucks, SUVs or other vehicles and declining values of automobiles securing outstanding motor vehicle retail installment sale contracts, which weakens collateral coverage and increases the amount of a loss in the event of default by an obligor. Significant increases in the inventory of used automobiles during periods of economic slowdown or recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales. Vehicle sales and other activity in the consumer automotive market declined following the COVID-19 outbreak, and while the U.S. auto market has since recovered, vehicle sales could again be adversely affected by the COVID-19 outbreak and related regulatory measures and economic disruptions. The duration and severity of the COVID-19 outbreak and related economic consequences continue to be unknown and there is no guarantee that conditions will stabilize or continue to improve.

All of these factors could result in losses on your notes. If an economic downturn is experienced for a prolonged period of time, it is expected that delinquencies will increase and losses with respect to motor vehicle receivables could increase, which could result in losses on your notes. No prediction can be made as to the effect of an economic downturn or economic growth or further economic decline on the rate of delinquencies, prepayments and/or losses on the receivables.

No prediction or assurance can be made as to the effect of economic developments on the rate of delinquencies, prepayments and/or losses on the receivables or the market value of your notes.

Historical loss and delinquency information set forth in this prospectus under “Historical Performance—Delinquency, Credit Loss and Recovery Information” and “—Static Pool Information About Previous Securitizations” was affected by several variables, including general economic conditions and market interest rates, that are likely to differ in the future, including as a result of the COVID-19 outbreak. Consequently, the net loss experience calculated and presented in this prospectus with respect to the servicer’s managed portfolio of contracts may not reflect actual experience with respect to the receivables in the receivables pool. Additionally, the prices of used vehicles, including the prices at which the servicer is able to sell repossessed vehicles, are variable and such prices may decline in the future, resulting in increased credit losses on defaulted receivables. During such period the servicer temporarily suspended involuntary repossession activity nationwide as part of its response to the COVID-19 outbreak. The servicer has since resumed involuntary repossession activity where permitted by local law, but may elect (or be required) to again suspend such activity at any time in the future. In addition, future delinquency rates, rates of repossession, recovery rates on repossessed vehicles or loss experience of the servicer with respect to the receivables may be better or worse than that set forth in the static pool information and historical delinquency and loss information contained in this prospectus. For more information regarding delinquency and loss experience of CarMax Business Services, LLC pertaining to certain motor vehicle receivables, see “Historical Performance—Delinquency, Credit Loss and Recovery Information” and “—Static Pool Information About Previous Securitizations” in this prospectus. The COVID-19 outbreak is impacting obligors nationwide and we anticipate some unfavorable loss experience on portfolio performance. As a result, investors could expect increased delinquencies and losses on the receivables, which could be substantial, and payments on the notes could be adversely affected.

Market factors may adversely affect your notes	The value of used cars is affected by the supply and demand for those cars. An increase in the supply or a decrease in the demand for used cars may negatively impact the resale value of the vehicles securing the receivables. Supply and demand is affected by consumer demand and tastes, recalls, economic factors (including adverse conditions affecting one or more automotive manufacturers, economic slowdowns or recession and the price of gasoline) and other factors. Programs implemented by the United States government to stimulate the sale of new vehicles may have the effect of further reducing the values of used vehicles, resulting in increased losses that may result in losses on your notes. Further, the insolvency of a manufacturer or ratings downgrade of a manufacturer may negatively affect used vehicle prices for vehicles manufactured by that company. Adverse changes in these factors may depress the price at which repossessed motor vehicles may be sold or delay the timing of those sales. Decreases in the value of those vehicles may, in turn, reduce the incentive of obligors to make payments on the receivables. Additionally, the COVID-19 pandemic and related economic and financial disruption have had an adverse effect on the supply and demand of both new and used vehicles. If the prices at which the related vehicles may be sold decline, you may experience losses with respect to your notes.

Terrorist attacks and conflicts involving the United States military could result in delays in payment or losses on your notes	Any effect that terrorist attacks, any current or future military action by or against the United States and the rising tensions in certain regions of the world may have on the performance of the receivables is unclear, but there could be an adverse effect on general economic conditions, consumer confidence and general market liquidity.

Investors should consider the possible effects on delinquency, default and prepayment experience of the receivables. In particular, under the Servicemembers Civil Relief Act, members of the military on active duty, including reservists, who have entered into an obligation, such as a retail installment sale contract for the purchase of a vehicle, before entering into military service may be entitled to reductions in interest rates to 6% and a stay of foreclosure and similar actions. In addition, pursuant to the laws of various states, under certain circumstances residents thereof called into active duty with the National Guard or the reserves can apply to a court to delay payments on retail installment sale contracts such as the receivables. No information can be provided as to the number of receivables that may be affected. If an obligor’s obligation to repay a receivable is reduced, adjusted or extended, the servicer will not be required to advance such amounts. Any resulting shortfalls in interest or principal will reduce the amount available for distribution on the notes.

For more information regarding the Servicemembers Civil Relief Act, see “Material Legal Issues Relating to the Receivables—Consumer Protection Laws” and “—Other Matters” in this prospectus.

Federal or state regulatory reform could have an adverse impact on CarMax Business Services, LLC, the depositor or the trust

The Dodd-Frank Act is extensive legislation that impacts financial institutions and other non-bank financial companies, such as CarMax Business Services, LLC. In addition, the Dodd-Frank Act impacts the offering, marketing and regulation of consumer financial products and services and increases regulation of the securitization and derivatives markets. Many of the implementing regulations have been finalized, but in some cases, additional rulemaking has not yet been finalized. Until all of the implementing regulations have been issued, there can be no assurance that any new requirements will not have an adverse impact on the marketability of asset-backed securities such as the notes, on the servicing of the receivables, on CarMax Business Services, LLC’s securitization programs or on the regulation and supervision of CarMax Business Services, LLC, the depositor or the trust.

The Dodd-Frank Act established a federal agency, the Consumer Financial Protection Bureau (“CFPB”), with broad authority over federal consumer financial laws and regulations (“Consumer Financial Laws”). In addition to its existing enforcement authority over Consumer Financial Laws, the CFPB issued a final rule extending its supervisory authority to large nonbank auto finance companies, including CarMax Business Services, LLC. CFPB examination and supervision of CarMax Business Services, LLC may increase the cost of compliance efforts or result in changes to business practices that could have a material adverse effect on its operations. In December 2020, the CFPB issued a final rule governing the activities of third-party debt collectors. The final rule is effective on November 30, 2021. While the final rule did not address first-party debt collectors, the CFPB has previously indicated that it would address this activity in a later rulemaking. It is unclear what effect, if any, the final rule or any subsequent changes may have on the receivables or the servicer’s practices, procedures and other servicing activities relating to the receivables in ways that could reduce the associated recoveries.

The Dodd-Frank Act created an alternative liquidation framework under which the Federal Deposit Insurance Corporation may be appointed as receiver for the resolution of a non-bank financial company if the company is in default or in danger of default and the resolution of the company under other applicable law would have serious adverse effects on financial stability in the United States.

There can be no assurance that this liquidation framework would not apply to CarMax Business Services, LLC, the depositor or the trust, although we expect that the framework will be invoked only very rarely. Guidance from the FDIC indicates that this framework will be exercised in a manner consistent with the existing bankruptcy laws, which is the insolvency regime which would otherwise apply to CarMax Business Services, LLC, the depositor and the trust.

If the FDIC were appointed as receiver for CarMax Business Services, LLC, the depositor or the trust, or if future regulations or subsequent FDIC actions are contrary to the FDIC guidance, you may experience losses or delays in payments on your notes.

See “Material Legal Issues Relating to the Receivables—The Dodd-Frank Act” in this prospectus for further discussion of the alternative liquidation framework established by the Dodd-Frank Act for certain non-bank financial companies.

On March 25, 2020, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was signed into law. The CARES Act is extensive and significant legislation and its potential impact on the sponsor and its affiliates or on the obligors for the receivables is not yet known. It is possible that compliance with the implementing regulations under the CARES Act may impose costs on, or create operational constraints for, the sponsor and may have an adverse impact on the ability of the servicer to effectively service the receivables. Further, certain governmental authorities, including federal, state or local governments, could enact, and in some cases already have enacted, laws, regulations, executive orders or other guidance that allow obligors to forgo making scheduled payments for some period of time, require modifications to the receivables (e.g., waiving accrued interest), preclude creditors from exercising certain rights or taking certain actions with respect to collateral, including repossession or liquidation of the financed vehicles or mandate limited operations or temporary closures of the servicer or its vendors as “non-essential businesses” or otherwise.

On December 27, 2020, the Consolidated Appropriations Act of 2021 (“Appropriations Act”) was signed into law, which includes a $900 billion economic stimulus package. The Appropriations Act reauthorizes and provides additional funding for several stimulus programs established by the CARES Act. In particular, the Appropriations Act provides assistance for small businesses, unemployed individuals and schools.

The CARES Act resulted in the creation of the Federal Pandemic Unemployment Compensation program, which provided an additional $600 per week to individuals collecting traditional unemployment compensation. This benefit was available for weeks of unemployment ending on or before July 31, 2020. The President of the United States authorized a similar benefit, at a reduced level, as well as a deferral of certain payroll tax collections through the end of 2020. The Appropriations Act restores the Federal Pandemic Unemployment Compensation program, which provides an additional $300 per week to individuals collecting traditional unemployment compensation. This benefit will be available for weeks of unemployment beginning after December 26, 2020 and ending on March 14, 2021. On March 11, 2021, the American Rescue Plan Act of 2021 (the “American Rescue Plan Act”) was signed into law, which includes a $1.9 trillion economic stimulus package. The American Rescue Plan Act builds upon the CARES Act and the Appropriations Act by extending unemployment benefits with a $300 weekly supplement through September 6, 2021 (though some states discontinued the additional federal unemployment benefits earlier), providing stimulus checks to certain individuals and families and providing additional relief to state and local communities. It is not known how many obligors of the receivables may have been receiving or may in the future receive any such additional unemployment benefits, or what the effect of any future reduction of such benefits may be on the ability of the obligors to meet their payment obligations under the receivables.

Consumer protection laws may reduce the funds available to make payments on your notes

Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections on retail installment sale contracts. Some of these laws make an assignee of such contracts, such as the trust, liable to the obligor for any violation by the lender. Additionally, the CARES Act includes various provisions, such as new requirements affecting credit reporting, designed to protect consumers. Any liabilities of the trust under these laws could reduce the funds that the trust would otherwise have to make payments on your notes.

For more information regarding consumer protection laws, see “Material Legal Issues Relating to the Receivables—Consumer Protection Laws” in this prospectus.

Requirements for Certain EU and UK Regulated Investors and Affiliates	Regulation (EU) 2017/2402 of the European Parliament and of the Council of 12 December 2017 laying down a general framework for securitization and creating a specific framework for simple, transparent and standardized securitization and amending certain other European Union (“EU”) directives and regulations (as amended, the “EU Securitization Regulation”) is directly applicable in member states of the EU and will be applicable in any non-EU states of the EEA in which it has been implemented.

Article 5 of the EU Securitization Regulation places certain conditions on investments in a “securitisation” (as defined in the EU Securitization Regulation) (the “EU Due Diligence Requirements”) by an “institutional investor”, defined by the EU Securitization Regulation to include (a) a credit institution or an investment firm as defined in and for purposes of Regulation (EU) No 575/2013, as amended, known as the Capital Requirements Regulation (the “EU CRR”), (b) an insurance undertaking or a reinsurance undertaking as defined in Directive 2009/138/EC, as amended, known as Solvency II, (c) an alternative investment fund manager as defined in Directive 2011/61/EU that manages and/or markets alternative investment funds in the EU, (d) an undertaking for collective investment in transferable securities (“UCITS”) management company, as defined in Directive 2009/65/EC, as amended, known as the UCITS Directive, or an internally managed UCITS, which is an investment company that is authorized in accordance with that Directive and has not designated such a management company for its management, and (e) with certain exceptions, an institution for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, or an investment manager or an authorized entity appointed by such an institution for occupational retirement provision as provided in that Directive. Pursuant to Article 14 of the EU CRR, the EU Due Diligence Requirements also apply to investments by certain consolidated affiliates, wherever established or located, of institutions regulated under the EU CRR (such affiliates, together with all such institutional investors, “EU Affected Investors”).

With respect to the UK, relevant UK-established or UK-regulated persons (as described below) are subject to the restrictions and obligations of Regulation (EU) 2017/2402 as it forms part of UK domestic law as “retained EU law” by operation of the EUWA and as amended by the Securitisation (Amendment) (EU Exit) Regulations 2019 (and as further amended from time to time) (the “UK Securitization Regulation”, and together with the EU Securitization Regulation, the “Securitization Regulations”).

Article 5 of the UK Securitization Regulation places certain conditions on investments in a “securitisation” (as defined in the UK Securitization Regulation ) (the “UK Due Diligence Requirements” and, together with the EU Due Diligence

Requirements, the “Due Diligence Requirements”) by an “institutional investor”, defined by the UK Securitization Regulation to include (a) an insurance undertaking as defined in section 417(1) of the FSMA; (b) a reinsurance undertaking as defined in section 417(1) of the FSMA; (c) an occupational pension scheme as defined in section 1(1) of the Pension Schemes Act 1993 that has its main administration in the UK, or a fund manager of such a scheme appointed under section 34(2) of the Pensions Act 1995 that, in respect of activity undertaken pursuant to that appointment, is authorised for the purposes of section 31 of the FSMA; (d) an AIFM as defined in regulation 4(1) of the Alternative Investment Fund Managers Regulation 2013 which markets or manages AIFs (as defined in regulation 3 of those Regulations) in the UK; (e) a management company as defined in section 237(2) of the FSMA; (f) a UCITS as defined by section 236A of the FSMA which is an authorized open ended investment company as defined in section 237(3) of the FSMA; (g) a CRR firm as defined by Article 4(1)(2A) of Regulation (EU) No 575/2013, as it forms part of UK domestic law by virtue of the EUWA. The UK Due Diligence Requirements may also apply to investments by certain consolidated affiliates, wherever established or located, of such CRR firms (such affiliates, together with all such institutional investors, “UK Affected Investors” and, together with EU Affected Investors, “Affected Investors”).

Pursuant to the EU Due Diligence Requirements, an EU Affected Investor investing in a securitization must, amongst other things, verify (a) that the originator, sponsor or original lender (each as defined in the EU Securitization Regulation) retains a material net economic interest of not less than 5% in such securitization in accordance with the EU Securitization Regulation, (b) that the originator, sponsor or issuer has, where applicable, made available information as required by the EU Securitization Regulation, and (c) that certain credit-granting requirements are satisfied.

Pursuant to the UK Due Diligence Requirements, a UK Affected Investor investing in a securitization must, amongst other things, verify (a) that the originator, sponsor or original lender (each as defined in the UK Securitization Regulation) retains a material net economic interest of not less than 5% in such securitization in accordance with the UK Securitization Regulation, (b) that the originator, sponsor or issuer has, where applicable, made available information as required by the UK Securitization Regulation, and (c) that certain credit-granting requirements are satisfied.

Although CarMax Business Services will retain credit risk in accordance with Regulation RR as described in this prospectus under “Credit Risk Retention”, none of CarMax Business Services, the depositor, the Seller, the underwriters nor any other party to the transaction described in this prospectus or any of their affiliates will retain or commit to retain a 5% material net economic interest with respect to this transaction in accordance with the EU Securitization Regulation or the UK Securitization Regulation, or makes or intends to make any representation or agreement that it or any other party is undertaking or will undertake to take or refrain from taking any action to facilitate or enable compliance by EU Affected Investors with the EU Due Diligence Requirements, by UK Affected Investors with the UK Due Diligence Requirements, or by any person with the requirements of any other law or regulation now or hereafter in effect in the EU, any EEA member state or the UK, in relation to risk retention, due diligence and monitoring, transparency, credit granting standards or any other conditions with respect to investments in securitization transactions.

Failure by an EU Affected Investor to comply with the EU Due Diligence Requirements or failure by a UK Affected Investor to comply with the UK Due

Diligence Requirements, in each case, with respect to an investment in the Notes may result in the imposition of a penalty regulatory capital charge on such investment or of other regulatory sanctions by the competent authority of such Affected Investor. Neither the securitization constituted by the issuance of the Notes nor the arrangements described in “Credit Risk Retention” have been structured with the objective of ensuring compliance with the requirements of the EU Securitization Regulation or the UK Securitization Regulation by any person. Consequently, the Notes may not be a suitable investment for Affected Investors, and this may affect the price and liquidity of the Notes.

Prospective investors are responsible for analyzing their own regulatory position and should consult with their own investment and legal advisors regarding the application of the EU Securitization Regulation, the UK Securitization Regulation or other applicable regulations and the suitability of the Notes for investment. The transaction described in this prospectus is structured in a way that is unlikely to allow EU Affected Investors to comply with the EU Due Diligence Requirements or UK Affected Investors to comply with the UK Due Diligence Requirements.

THE TRANSACTION PARTIES

The following information identifies certain transaction parties for this securitization transaction.

The Sponsor

CarMax Business Services is the sponsor of this securitization transaction and is primarily responsible for structuring the transaction. CarMax Business Services was formed on April 23, 2004, as a Delaware limited liability company and is a wholly-owned indirect subsidiary of CarMax, Inc.

The Receivables are originated under CarMax Business Services’ underwriting process and are purchased from its affiliates. CarMax Business Services will sell the Receivables to CarMax Funding and will service the Receivables on behalf of the Trust. CarMax Business Services is also the Administrator of the Trust. CarMax Business Services’ principal executive offices are located at 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238, and its telephone number is (804) 747-0422.

CarMax Business Services (including its predecessor in interest, CarMax Auto) has been financing motor vehicle retail installment sale contracts in securitization transactions since 1996. CarMax Business Services has had an active publicly registered securitization program for motor vehicle retail installment sale contracts since 1999 and has issued asset-backed securities in 65 transactions under this program in amounts ranging from $450,000,000 to $1,750,000,000. In addition to selling receivables to trusts in connection with registered public offerings of asset-backed securities, CarMax Business Services regularly sells motor vehicle retail installment sale contracts to special purpose entities to secure warehouse debt funded by several banks and multi-seller asset-backed commercial paper conduits. CarMax Business Services meets a significant portion of its funding requirements through securitizations. No securitizations sponsored by CarMax Business Services have defaulted or experienced an early amortization triggering event.

CarMax Business Services will make various representations and warranties about the origination, characteristics and transfer of the Receivables to the Seller. If such breach materially and adversely affects the interests of the Seller, the issuing entity or the noteholders in any Receivable, the Seller will have the right under the Receivables Purchase Agreement to cause CarMax Business Services to repurchase any such Receivable. Any such breach or failure will be deemed not to have a material and adverse effect if such breach or failure has not affected the ability of the issuing entity to receive and retain payment in full on such Receivable.

See “The CarMax Business” in this prospectus for a discussion of CarMax Business Services’ experience with and overall procedures for originating and underwriting receivables. See “The CarMax Business—CarMax Auto Finance” and “Historical Performance—Delinquency, Credit Loss and Recovery Information” in this prospectus for information regarding CarMax Business Services’ motor vehicle receivables portfolio.

The Depositor and Seller

CarMax Funding will be the depositor and seller for this securitization transaction. CarMax Funding was formed on August 6, 2003 as a Delaware limited liability company. CarMax Business Services is the sole equity member of CarMax Funding. CarMax Funding will sell the Receivables to the Trust. CarMax Funding maintains its principal executive offices at 12800 Tuckahoe Creek Parkway, Suite 400, Richmond, Virginia 23238. Its telephone number is (804) 935-4512.

The Seller was organized principally for the limited purpose of purchasing receivables originated by affiliates of CarMax Business Services. The Seller has not and will not engage in any activity other than acquiring, owning, holding, selling, transferring, assigning, pledging or otherwise dealing in receivables purchased by CarMax Business Services from its affiliates or forming one or more Delaware statutory trusts or common law trusts owning such receivables and engaging in activities related to the foregoing. The Seller will acquire the Receivables from CarMax Business Services under the Receivables Purchase Agreement. Neither the Seller nor any of the Seller’s affiliates will insure or guarantee the Receivables or the Notes.

The Seller will make various representations and warranties about the origination, characteristics and transfer of the Receivables to the Trust. If such breach materially and adversely affects the interests of the Trust or the Noteholders in any Receivable, the Trust will have the right under the Sale and Servicing Agreement to cause the Seller to repurchase any such Receivable. Any such breach or failure will be deemed not to have a material and adverse effect if such breach or failure has not affected the ability of the Trust to receive and retain payment in full on such Receivable.

In structuring these transactions, the Seller and CarMax Business Services have taken steps intended to ensure that the voluntary or involuntary application for relief by CarMax Business Services under the Bankruptcy Code or similar state laws will not cause the assets and liabilities of the Seller to be consolidated with those of CarMax Business Services. See “Material Legal Issues Relating to the Receivables—Certain Bankruptcy Considerations” in this prospectus for more information.

In connection with the offering of the Notes, the chief executive officer of the Seller will make the certifications required under the Securities Act about this prospectus, the disclosures made about the characteristics of the Receivables and the structure of this securitization transaction, the risks of owning the Notes and whether the securitization transaction will produce sufficient cash flows to make interest and principal payments on the Notes when due. This certification will be filed by the Seller with the SEC at the time of filing of this prospectus. The certification should not be considered to reduce or eliminate the risks of investing in the Notes.

The Issuing Entity

CarMax Auto Owner Trust 2021-4 will be the issuing entity for this securitization transaction. The Trust was formed on April 21, 2021, as a Delaware statutory trust. The Trust will be operated pursuant to the Trust Agreement. CarMax Business Services will be the Administrator of the Trust under the Administration Agreement. Unless expressly indicated to the contrary, any action to be taken by the Trust will be taken by the Administrator on behalf of the Trust. The Seller will be the initial holder of the Certificates.

Limited Purpose and Limited Assets

The Trust will not engage in any activity other than certain limited activities including:

•	acquiring, holding and managing the assets of the Trust, including the Receivables, and the proceeds of those assets;

•	issuing the Notes and the Certificates;

•	making payments on the Notes and the Certificates; and

•

engaging in other activities, including entering into agreements, that are necessary, suitable or convenient to accomplish any of the other purposes listed above or are in any way incidental to or connected with those activities.

The Trust will have limited assets and will generally have no rights to the assets of the Seller or of CarMax Business Services. The property of the Trust will include:

•	the Receivables;

•	security interests in the related Financed Vehicles;

•	the rights to proceeds, if any, from claims on certain theft, physical damage, credit life or credit disability insurance policies, if any, covering the Financed Vehicles or the related obligors;

•	the Seller’s rights under the Receivables Purchase Agreement;

•	the receivable files;

•	amounts as from time to time may be held in one or more accounts maintained for the Trust;

•	certain payments and proceeds with respect to the Receivables held by the Servicer;

•	certain rebates of premiums and other amounts relating to certain insurance policies and other items financed under the Receivables; and

•	any and all proceeds of the above items.

The Trust’s rights and benefits with respect to the property of the Trust will be assigned to the Indenture Trustee for the benefit of the Noteholders.

Amounts necessary to make scheduled payments on the Notes will generally be collected solely from the obligors of the Receivables and the proceeds from the repossession and sale of the Financed Vehicles which secure Defaulted Receivables. Various factors, including any failure to maintain a perfected security interest in each Financed Vehicle securing each Defaulted Receivable in all states, may impact the Servicer’s ability to liquidate Defaulted Receivables and may reduce amounts payable on the Notes. See “Material Legal Issues Relating to the Receivables” in this prospectus.

The Trust’s principal offices are in care of Wilmington Trust, National Association, as Owner Trustee, at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

The Trust’s fiscal year ends on February 28 or February 29, as applicable. The Trust’s fiscal year conforms to the fiscal year of the Seller and CarMax.

Capitalization and Liabilities of the Trust

If the aggregate initial principal amount of the Notes is $1,150,000,000, the following table illustrates the expected assets of the Trust as of the Closing Date:

Receivables	$1,152,882,275.87
Reserve Account(1)	2,882,205.69

Total	$1,155,764,481.56

(1) The reserve account will be initially funded with a deposit of at least $2,882,205.69, if the aggregate initial principal amount of the notes is $1,150,000,000.

If the aggregate initial principal amount of the Notes is $1,150,000,000, the following table illustrates the expected liabilities of the Trust as of the Closing Date:

Class A-1 Notes	$171,000,000.00
Class A-2 Notes	405,520,000.00
Class A-3 Notes	405,520,000.00
Class A-4 Notes	106,850,000.00
Class B Notes	19,600,000.00
Class C Notes	27,090,000.00
Class D Notes	14,420,000.00

Total	$1,150,000,000.00

If the aggregate initial principal amount of the Notes is $1,400,000,000, the following table illustrates the expected assets of the Trust as of the Closing Date:

Receivables	$1,403,509,094.50
Reserve Account(1)	3,508,772.74

Total	$1,407,017,867.24

(1) The reserve account will be initially funded with a deposit of at least $3,508,772.74, if the aggregate initial principal amount of the notes is $1,400,000,000.

If the aggregate initial principal amount of the Notes is $1,400,000,000, the following table illustrates the expected liabilities of the Trust as of the Closing Date:

Class A-1 Notes	$208,170,000.00
Class A-2 Notes	493,680,000.00
Class A-3 Notes	493,680,000.00
Class A-4 Notes	130,080,000.00
Class B Notes	23,860,000.00
Class C Notes	32,980,000.00
Class D Notes	17,550,000.00

Total	$1,400,000,000.00

The Servicer

CarMax Business Services will be the servicer of the Receivables for this securitization transaction. CarMax Business Services will be responsible for all servicing functions except that the Indenture Trustee will be responsible for maintaining various accounts and making payments to holders of the Notes based on information and calculations provided by the Servicer.

CarMax Business Services (including its predecessor in interest, CarMax Auto) has been servicing motor vehicle receivables since 1993. Since 1999, CarMax Business Services has serviced 65 publicly registered motor vehicle receivables securitizations having receivables pools ranging from $450,000,014 to $1,754,385,995.

The Servicer will service the Receivables on behalf of the Trust in accordance with the Sale and Servicing Agreement and in accordance with its customary servicing practices, using the degree of skill and attention that the Servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others. The Servicer will have full power and authority to do any and all things in connection with managing, servicing, administration and collection of the Receivables that it may deem necessary or desirable. In accordance with its customary servicing practices, the Servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the payments become due. The Servicer will also be responsible for filing and maintaining the effectiveness of the financing statements that perfect the Trust’s security interest in the Receivables and other property of the Trust.

To facilitate the servicing of the Receivables, the Trust will authorize the Servicer to retain physical possession (or maintain a single authoritative copy of each electronic contract) of the Receivables and other documents relating thereto as custodian for the Trust and the Indenture Trustee. Due to administrative burden and expense, the certificates of title for the Financed Vehicles will not be amended to reflect the sale and assignment of the security interests in the Financed Vehicles to the Trust. See “Risk Factors—Interests of other persons in the receivables could reduce the funds available to make payments on your notes” and “The Sale and Servicing Agreement—Sale and Assignment of Receivables” in this prospectus.

See “Servicing and Collection Procedures” in this prospectus for more information regarding the Servicer’s servicing policies and procedures. See “The Sale and Servicing Agreement” in this prospectus for more information regarding the obligations of the Servicer under the Sale and Servicing Agreement.

The Owner Trustee

Wilmington Trust, National Association (formerly called M&T Bank, National Association) (“WTNA”) will be the Owner Trustee under the Trust Agreement. WTNA is a national banking association with trust powers incorporated in 1995. The Owner Trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation. Since 1998, Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving retail installment sale contracts.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as Owner Trustee.

Other than the above two paragraphs, WTNA has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

The liability of the Owner Trustee in connection with the issuance and sale of the Notes will be limited solely to the express obligations of Owner Trustee set forth in the Trust Agreement. The Owner Trustee may resign at any time, in which event the Administrator will be obligated to appoint a successor trustee. The Trust or the Administrator, as applicable, shall remove the Owner Trustee if:

•	the Owner Trustee ceases to be eligible to continue or is legally unable or incapable of acting as Owner Trustee under the Trust Agreement; or

•	the Owner Trustee becomes insolvent.

In either of these circumstances, the Administrator must appoint a successor trustee. If the Owner Trustee resigns or is removed, the resignation or removal and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

The Indenture Trustee

U.S. Bank National Association (“U.S. Bank”), a national banking association, will act as the Indenture Trustee, initial note registrar and note paying agent under the Indenture for the benefit of the noteholders. U.S. Bancorp, with total assets exceeding $559 billion as of June 30, 2021, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States. As of June 30, 2021, U.S. Bancorp operated over 2,200 branch offices in 26 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 48 Domestic and 2 International cities. The Indenture will be administered from U.S. Bank’s corporate trust office located at 190 South LaSalle Street, 7th Floor, Chicago, IL 60603.

U.S. Bank has provided corporate trust services since 1924. As of June 30, 2021, U.S. Bank was acting as trustee with respect to over 111,000 issuances of securities with an aggregate outstanding principal balance of over $5.0 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

The Indenture Trustee shall make each monthly statement available to the Noteholders via the Indenture Trustee’s internet website at https://pivot.usbank.com. Noteholders with questions may direct them to the Indenture Trustee’s bondholder services group at (800) 934-6802.

As of June 30, 2021, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as indenture trustee, registrar and paying agent on 159 issuances of automobile receivables-backed securities with an outstanding aggregate principal balance of approximately $61,115,300,000.

The Seller and its affiliates may maintain normal commercial banking or investment banking relations with the Indenture Trustee and its affiliates. The fees and expenses of the Indenture Trustee will be paid by CarMax Business Services, as the Administrator under the Administration Agreement and, to the extent not paid by the Administrator, as described under “Application of Available Funds—Priority of Distributions (Pre-Acceleration)” and “—Priority of Distributions (Post-Acceleration).” The Indenture Trustee will have various rights and duties with respect to the Notes.

See “The Indenture” in this prospectus for a further discussion of the rights and duties of the Indenture Trustee.

U.S. Bank and other large financial institutions have been sued in their capacity as trustee or successor trustee for certain residential mortgage backed securities (“RMBS”) trusts. The complaints, primarily filed by investors or investor groups against U.S. Bank and similar institutions, allege the trustees caused losses to investors as a result of alleged failures by the sponsors, mortgage loan sellers and servicers to comply with the governing agreements for these RMBS trusts. Plaintiffs generally assert causes of action based upon the trustees’ purported failures to enforce repurchase obligations of mortgage loan sellers for alleged breaches of representations and warranties, notify securityholders of purported events of default allegedly caused by breaches of servicing standards by mortgage loan servicers and abide by a heightened standard of care following alleged events of default.

U.S. Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors, that it has meritorious defenses, and it has contested and intends to continue contesting the plaintiffs’ claims vigorously. However, U.S. Bank cannot assure you as to the outcome of any of the litigation, or the possible impact of these litigations on the trustee or the RMBS trusts.

On March 9, 2018, a law firm purporting to represent fifteen Delaware statutory trusts (the “DSTs”) that issued securities backed by student loans (the “Student Loans”) filed a lawsuit in the Delaware Court of Chancery against U.S. Bank in its capacities as indenture trustee and successor special servicer, and three other institutions in their respective transaction capacities, with respect to the DSTs and the Student Loans. This lawsuit is captioned The National Collegiate Student Loan Master Trust I, et al. v. U.S. Bank National Association, et al., C.A. No. 2018-0167-JRS (Del. Ch.) (the “NCMSLT Action”). The complaint, as amended on June 15, 2018, alleged that the DSTs have been harmed as a result of purported misconduct or omissions by the defendants concerning administration of the trusts and special servicing of the Student Loans. Since the filing of the NCMSLT Action, certain Student Loan borrowers have made assertions against U.S. Bank concerning special servicing that appear to be based on certain allegations made on behalf of the DSTs in the NCMSLT Action.

U.S. Bank has filed a motion seeking dismissal of the operative complaint in its entirety with prejudice pursuant to Chancery Court Rules 12(b)(1) and 12(b)(6) or, in the alternative, a stay of the case while other prior filed disputes involving the DSTs and the Student Loans are litigated. On November 7, 2018, the Court ruled that the case should be stayed in its entirety pending resolution of the first-filed cases. On January 21, 2020, the Court entered an order consolidating for pretrial purposes the NCMSLT Action and three other lawsuits pending in the Delaware Court of Chancery concerning the DSTs and the Student Loans, which remains pending.

U.S. Bank denies liability in the NCMSLT Action and believes it has performed its obligations as indenture trustee and special servicer in good faith and in compliance in all material respects with the terms of the agreements governing the DSTs and that it has meritorious defenses. It has contested and intends to continue contesting the plaintiffs’ claims vigorously.

The liability of the Indenture Trustee in connection with the issuance and sale of the Notes will be limited solely to the express obligations of Indenture Trustee set forth in the Indenture. The Indenture Trustee may resign at any time, in which event the Administrator will be obligated to appoint a successor trustee. The Trust or the Administrator, as applicable, shall remove the Indenture Trustee if:

•	the Indenture Trustee ceases to be eligible to continue or is legally unable or incapable of acting as Indenture Trustee under the Indenture; or

•	the Indenture Trustee becomes insolvent.

In either of these circumstances, the Administrator must appoint a successor trustee. If the Indenture Trustee resigns or is removed, the resignation or removal and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment. If a successor Indenture Trustee does not take office within 60 days after the Indenture Trustee resigns or is removed, the Indenture Trustee, the Trust or the holders of a majority of the controlling class may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

The Asset Representations Reviewer

Clayton Fixed Income Services LLC will act as the Asset Representations Reviewer under the Asset Representations Review Agreement. Clayton Fixed Income Services LLC is a Delaware limited liability company, and a wholly-owned subsidiary of Covius Services, LLC. Clayton Fixed Income Services LLC and its affiliates have provided independent due diligence loan review and servicer oversight services since 1989. Clayton Fixed Income Services LLC has been engaged as the asset representations reviewer on more than 400 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since 2015.

Clayton Fixed Income Services LLC and its affiliates are providers of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements. Clayton Fixed Income Services LLC and its affiliates have performed over 12 million loan reviews and provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government sponsored enterprises and other governmental agencies. These services have been performed primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton Fixed Income Services LLC and its affiliates have also performed these services for transactions involving auto loans, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.

The Asset Representations Reviewer is not, and will not so long as any Notes remain outstanding be, affiliated with CarMax Business Services, the Servicer, the Seller, the Trust, the Indenture Trustee, the Owner Trustee or any of their affiliates. Additionally, the Asset Representations Reviewer is not affiliated with the entity which performed pre-closing due diligence services for the transaction. Clayton Fixed Income Services LLC may be appointed as an asset representations reviewer on other transactions for CarMax Business Services or its affiliates.

See “The Asset Representations Review Agreement” in this prospectus for a further discussion of the rights and duties of the Asset Representations Reviewer.

The Asset Representations Reviewer’s liability in connection with the asset representations review is limited solely to the express obligations of the Asset Representations Reviewer set forth in the Asset Representations Review Agreement. The Asset Representations Reviewer is not responsible for (a) reviewing the Receivables for compliance with the representations under the transaction documents, except in connection with a review under the Asset Representations Review Agreement or (b) determining whether noncompliance with any representation is a breach of the transaction documents or if any Receivable is required to be repurchased.

THE CARMAX BUSINESS

The CarMax Retail Business

CarMax is the largest retailer of used motor vehicles in the United States, and was the first used vehicle retailer to offer a large selection of high quality used vehicles at low, “no-haggle” prices using a customer-friendly sales process in an attractive, modern sales facility.

CarMax purchases, reconditions and sells used vehicles. As of July 31, 2021, CarMax operated 223 company-owned used car stores in 106 television markets. In addition, CarMax sells new vehicles at one location under a franchise agreement. As of the end of July 2021, all of CarMax’s stores were open, but CarMax still had approximately 1% of its stores running under occupancy restrictions or limited operations. However, future governmental actions instituted in response to the COVID-19 outbreak may result in store closures or limited operations.

CarMax appraises consumers’ vehicles free of charge and makes written offers to buy each vehicle regardless of whether the consumer is purchasing a vehicle from CarMax. CarMax acquires a significant percentage of its retail used-vehicle inventory through its in-store appraisal process, as well as through wholesale auctions and, to a lesser extent, directly from other sources, including wholesalers, dealers and fleet owners. All of the used vehicles CarMax sells at retail are reconditioned to meet its high standards, and each vehicle must pass a comprehensive inspection before being offered for sale. Vehicles purchased from consumers through the appraisal process that do not meet CarMax’s retail standards are sold to licensed dealers at wholesale auctions operated on-site at many CarMax locations. Wholesale auctions were also temporarily impacted by restrictions put in place in response to the COVID-19 outbreak. However, CarMax was able to resume full auction operations by shifting to an online auction platform.

CarMax’s finance program provides access to credit across a wide range of the credit spectrum both through its own finance operation, branded CarMax Auto Finance, and through arrangements with several other financial institutions. All credit applications submitted by customers to CarMax are initially reviewed by CarMax Auto Finance under the Primary Underwriting Program. All finance offers provided to CarMax customers are backed by a 3-day payoff option, which allows customers to refinance their retail installment sale contract with an external finance provider within three business days at no charge.

CarMax enables customers to separately evaluate each component of the sales process, including vehicle purchase, appraisal, financing, and other products and services, based on comprehensive information about the terms and associated prices of each component. Customers can accept or decline any individual element of the offer, including financing, without affecting the price or terms of any other component of the offer.

CarMax Auto Finance

CarMax Auto Finance is the brand under which CarMax Business Services offers on-site financing to CarMax customers. CarMax has underwritten installment sale contracts under the name CarMax Auto Finance at its stores since 1993. Because CarMax offers financing solely through its company-owned stores, its scoring models are optimized for the CarMax retail channel and it is able to leverage its knowledge of its customers’ behavior, the quality of its reconditioned vehicles, and the integrity of the information collected at the time the customer applies for credit when making underwriting decisions.

For the fiscal years ended February 28 (or 29), 2017, 2018, 2019, 2020 and 2021, CarMax Business Services (under the brand CarMax Auto Finance) has underwritten motor vehicle retail installment sale contracts under its Primary Underwriting Program (excluding contracts cancelled within three business days after origination) aggregating approximately $5,572 million, $5,880 million, $6,228 million, $6,990 million and $6,336 million, respectively. The outstanding principal balance of all motor vehicle retail installment sale contracts underwritten by CarMax Business Services under such program was approximately $14,526 million as of July 31, 2021. Of the approximately $14,526 million of receivables in this portfolio as of July 31, 2021, including receivables that previously were sold but still are being serviced by CarMax Business Services, approximately 99.79% represented receivables originated in connection with the sale of used motor vehicles and approximately 0.21% represented receivables originated in connection with the sale of new motor vehicles.

Beginning in March 2020, CarMax Auto Finance’s loan origination volume decreased due to the COVID-19 outbreak and the resulting decrease in CarMax’s sales performance, but loan origination has since returned to levels experienced prior to the COVID-19 outbreak. CarMax Auto Finance also saw greater demand for payment extensions, which have since decreased to pre-COVID-19 outbreak levels. While CarMax Auto Finance initially made marginal changes in its underwriting standards in response to the COVID-19 outbreak that resulted in reduced origination volume in its lower credit tiers, it did not make significant changes to its core lending standards and has since normalized lower credit tier origination volume. The current macroeconomic climate could lead to higher net loss performance of CarMax Auto Finance’s managed portfolio of receivables. CarMax Auto Finance continues to monitor trends in customer demographics and credit mix to adjust accordingly.

Underwriting Procedures

This section describes the procedures under which CarMax Business Services, doing business as CarMax Auto Finance, underwrites retail installment sale contracts under the Primary Underwriting Program.

Credit applications are accepted from applicants seeking to purchase a vehicle at all CarMax locations. Each application requires that the applicant provide current information regarding his or her employment history, income and other factors that are relevant to an assessment of creditworthiness. This information is entered into a local terminal or over the internet and transmitted electronically to CarMax Auto Finance for decisioning. In addition, CarMax Auto Finance obtains one or more credit reports from major credit reporting agencies summarizing each applicant’s credit history and payment habits, including such items as open accounts, credit inquiries, delinquent payments, bankruptcies, repossessions and judgments. CarMax Auto Finance may also obtain data from alternative credit reporting agencies to supplement the information contained in traditional credit reports.

CarMax Auto Finance bases its credit underwriting decisions on objective factors. CarMax Auto Finance uses credit scoring models to assess an applicant’s creditworthiness and to help quantify credit risk and employ risk-based pricing. The credit scoring models are statistically derived from prior credit granting experience and analyze predictive information from the credit applications and credit bureau reports to generate a numerical credit score for each applicant. This numerical credit score indicates the risk associated with extending credit to the applicant. CarMax Auto Finance has established minimum credit score requirements using the credit scoring models. Generally, applicants who fall below the minimums are automatically rejected.

CarMax Auto Finance then evaluates the remaining applications according to its decision rules, which filter each application using objective criteria to make a decision. Certain of the decision rules pertain to credit-related characteristics of an application, such as debt-to-income ratio, recent adverse credit events and the related applicant’s experience managing credit. Some of the decision rules vary according to the credit score, principal balance or loan to value ratio of an application. Most of the decision rules are applied automatically, but certain of them require review by a credit analyst, as described below. For certain segments of applications, additional decision rules derived from alternative data may be applied.

Most credit applications are approved or declined automatically. If an applicant meeting the minimum credit score requirements also satisfies all applicable decision rules, the related application is approved. If an applicant does not meet these requirements, the related application is declined.

Additionally, some decision rules are used to identify particular risk factors in an application or credit file that may not be fully captured by the credit scoring models. These risk factors include discrepancies between an application and a credit report, which often reflect errors in data input but could be a sign of fraud, and limited experience in managing credit. If CarMax Auto Finance receives an application or credit file that is deemed to be containing any of these particular risk factors identified in the decision rules, that application will be reviewed by an experienced credit analyst. Credit analysts manually approve or decline applications by verifying application data and applying additional decision rules established by CarMax Auto Finance as part of the underwriting procedures to address these situations. Credit analysts are not authorized to make judgmental underwriting decisions or approve applications that do not meet CarMax Auto Finance’s established underwriting standards as a result of compensating factors or otherwise.

Credit scoring models are evaluated regularly and updated when performance data allows development of more predictive models. From time to time, CarMax Auto Finance reviews and makes modifications to other aspects of the credit offer, including the decision rules, score cut-offs and terms of the offer. In addition, CarMax Auto Finance may conduct limited scale testing in which it would underwrite a new segment of accounts and analyze the results as that segment of accounts matures. The receivables originated under any such modifications to aspects of the credit offer or limited scale testing are either automatically approved or they are approved after review by a credit analyst based on decision rules established by CarMax Auto Finance. Any changes made to the credit scoring model or decision rules, as a result of a test or otherwise, may result in extensions of credit to obligors who would not have been offered credit under the pre-existing approach. The overall effect of these enhancements and modifications may be to materially change the overall credit quality of the portfolio of receivables underwritten under the Primary Underwriting Program. The credit performance of a pool of securitized receivables may be affected by any such change in credit quality.

As all of its credit decisions are based on objective factors, including those employed by credit analysts, CarMax Auto Finance does not consider any approved applications to constitute exceptions to its underwriting standards, unless an application was approved in violation of those standards. Any application determined by CarMax Auto Finance to have been inappropriately approved is ineligible for inclusion in the pool of Receivables transferred to the Trust.

Each retail installment sale contract underwritten by CarMax Auto Finance in connection with the sale of a new or used motor vehicle is secured by that vehicle. The maximum loan amount for each financed vehicle, representing the selling price of the financed vehicle plus sales tax, license fees and title fees, is determined based upon the creditworthiness of the related obligor(s) and is generally no more than 125% of the selling price of the financed vehicle. The actual amount financed is generally less than the maximum allowable loan amount. In each case where the amount financed exceeds the value of the related financed vehicle, CarMax Auto Finance has determined that the creditworthiness of the related obligor supports the additional loan amount. CarMax Auto Finance also finances extended service plan contracts and guaranteed asset protection (GAP) waiver agreements purchased with financed vehicles.

CarMax Auto Finance believes that the resale value of a vehicle purchased by an obligor will decline below the purchase price and, in some cases, will decline for a period of time below the principal balance outstanding on the related installment sale contract. CarMax Auto Finance regularly reviews the quality of its installment sale contracts to ensure compliance with its established policies and procedures.

Additional Underwriting Programs

From time to time, CarMax Business Services may test, develop and implement additional underwriting programs that use credit scoring models, decision rules, and underwriting procedures that are separate from the credit scoring model, decision rules, and underwriting procedures used for the Primary Underwriting Program (described above under “—Underwriting Procedures”) to evaluate and decision credit applications that did not result in an origination from the credit evaluation under the Primary Underwriting Program. As described in “The Receivables—Criteria Applicable to Selection of Receivables” in this prospectus, any receivables underwritten under any such separate underwriting program are ineligible to be transferred to the Trust.

Electronic Contracting

Certain of the retail installment sale contracts may be originated electronically. CarMax Auto and certain of its affiliates have contracted with third parties to facilitate the process of creating and storing those electronic contracts. The third parties’ technology systems permit the transmission, storage, access and administration of electronic contracts and are comprised of proprietary and third-party software, hardware, network communications equipment, lines and services, computer servers, data centers, support and maintenance services, security devices and other related technology materials that enable electronic contracting in the automobile retail industry. Through use of the third parties’ technology systems, CarMax Auto (or certain of its Affiliates) originates electronic retail installment contracts and then transfers these electronic contracts to CarMax Business Services.

The third parties’ technology systems use a combination of technological and administrative features that are designed to: (i) designate a single copy of the record or records comprising an electronic contract as being the single authoritative copy of the receivable; (ii) manage access to and the expression of the authoritative copy; (iii) identify CarMax Business Services as the owner of record of the authoritative copy; and (iv) provide a means for transferring record ownership of, and the exclusive right of access to, the authoritative copy from the current owner of record to a successor owner of record.

SERVICING AND COLLECTION PROCEDURES

The procedures described below relate to the servicing and collection of receivables by CarMax Business Services underwritten under the Primary Underwriting Program. In accordance with the Servicer’s servicing policies, the Servicer’s customary servicing practices may change from time to time at the Servicer’s discretion.

General

Under the brand CarMax Auto Finance, the Servicer (including its predecessor in interest, CarMax Auto) has serviced motor vehicle receivables from its servicing center in Kennesaw, Georgia, since 1993. The Servicer offers obligors several payment method options, including by mail to a lockbox, by telephone, online, by mobile application or in person at any CarMax location. Most payments received prior to the designated processing time on a business day are matched to an obligor and applied to that obligor’s account by the Servicer on the day received.

The majority of obligors pay their obligation in a timely manner and do not require any collection efforts. When an account does become delinquent, the Servicer employs additional collection efforts appropriate for the relative level of account risk.

The Servicer measures delinquency by the number of days elapsed from the date a payment is due under an installment sale contract. The Servicer considers a receivable to be delinquent when the related obligor fails to make a scheduled payment on or before the related due date or when the related obligor fails to make the required portion of the scheduled payment by the due date, as determined in accordance with the Servicer’s customary servicing practices in effect at the time the related obligor made the scheduled payment. As of the date of this prospectus, a receivable will be considered delinquent if a partial payment is received that is less than the regular monthly payment by more than $50 and that deficiency is not cured on or before the related due date, though the Servicer may change this minimum payment requirement from time to time in accordance with its customary servicing practices. The Servicer also uses an automated delinquency monitoring system, which assigns delinquent receivables to different categories of collection priority based on the number of days of delinquency.

The Servicer manages its collection efforts using software that offers the ability to alter collections strategy according to individual account behavior and historical performance. Account risk is determined through an analysis of behavioral factors, such as credit risk at the initiation of the retail installment sale contract, the number of payments made, the level of historical delinquency and the number of times the obligor has failed to keep payment arrangements. The Servicer reviews its collections strategy on a daily basis and uses optimization techniques to enhance the effectiveness of collection efforts.

The Servicer’s collection efforts are divided into specific areas depending upon the level of delinquency. For accounts less than 30 days past due, early collectors focus on reaching the obligors through various contact methods depending on the level of delinquency and the history of the account. The Servicer’s customer service representatives are trained to handle incoming calls from accounts that are fewer than 30 days past due. Accounts that reach a level of delinquency of 30 days or greater are typically assigned to the late collections group, where they are serviced by more experienced collectors. Accounts that are 60 days past due or greater are assigned to specialized collectors trained to handle higher risk obligors by, among other things, communicating the collateral recovery process for the related vehicle.

Once a vehicle is in the Servicer’s possession, the related obligor has a redemption period. Generally, during this period the obligor may redeem the vehicle by paying off the related receivable in full or, in some cases, by paying off the majority of past due amounts. In either case, the receivable balance may be increased to account for the reasonable expenses incurred by the Servicer in repossessing, holding and preparing the Financed Vehicle for disposition and arranging for its sale. In those states in which the UCC governs the redemption of Financed Vehicles, the obligor must be given reasonable notice of the date, time and place of any proposed public sale of a repossessed vehicle, or the date after which any proposed private sale of a repossessed vehicle may be held, and may redeem the vehicle at any time prior to sale. In most states in which laws other than the UCC govern the redemption of Financed Vehicles, the obligor must be given a specified period of time, usually between 10 and 30 days, to redeem a repossessed vehicle. At the conclusion of the redemption period, the Servicer will typically sell the vehicle and any remaining Principal Balance of the related receivable is charged off. Most repossessed vehicles are sold through CarMax’s on-site wholesale auctions, which reduces fees and holding time. Any deficiency remaining after the sale of the Financed Vehicle is pursued against the obligor to the extent deemed practical by the Servicer and to the extent permitted by law. All repossession activities are carried out in accordance with related procedures adopted by the Servicer. Other departments in the specialty collections group include recovery collections, retention, remarketing, skip tracing, legal and bankruptcy.

In general, the Servicer charges off a receivable on the last business day of the month during which the earliest of the following occurs:

•

any payment, or any part of any payment, due under the receivable is 120 days or more past due as of the last business day of the month in accordance with the Servicer’s customary practices, whether or not the Servicer has repossessed the Financed Vehicle;

•	the Servicer has repossessed and liquidated the Financed Vehicle; and

•	the Servicer determines in accordance with its customary practices that the receivable is uncollectible.

The Servicer may reinstate an obligor’s account and reverse a previous charge off if the obligor pays past due amounts as required by the Servicer’s customary practices.

The Servicer may extend the due date for one or more payments due on a receivable in accordance with its customary servicing policies and practices. This may include adjusting the Servicer’s normal extension policy in times of a natural disaster or pandemic. Pursuant to the Sale and Servicing Agreement, the cumulative extensions with respect to any Receivable cannot cause the term of such Receivable to extend beyond the last day of the Collection Period immediately prior to the Final Scheduled Distribution Date of the most subordinate class of Notes. If the Servicer fails to comply with the foregoing, each Receivable affected thereby will be repurchased in accordance with the Sale and Servicing Agreement. In addition, pursuant to the Sale and Servicing Agreement, the Servicer may, in accordance with its customary servicing policies and practices, waive any late payment charge or any other fees that may be collected in the ordinary course of servicing the Receivables. Typically, late fee waivers are granted as a courtesy upon customer request and are generally limited to one per contractual life. In times of a natural disaster or pandemic, the Servicer may, in accordance with its customary servicing policies and practices, choose to waive more fees, including fees for all managed receivables for a certain period of time.

While the Servicer’s servicing policies have generally remained consistent over time, the Servicer routinely reviews its procedures and seeks to enhance its servicing platform through the utilization of new technologies.

In accordance with the Servicer’s servicing policies, the Servicer may change its customary servicing practices from time to time at its discretion, including to implement or modify hardship and disaster relief programs to provide relief to obligors due to social, economic, financial or other disruptions. For example, in response to the COVID-19 pandemic, the Servicer has, among other actions, temporarily suspended involuntary repossession activities, waived late fees and is providing loan payment extensions to eligible obligors. The Servicer also mobilized its associates to work remotely while responding to the increasing demands of its customers.

Physical Damage Insurance

In general, each retail installment sale contract requires the related obligor to obtain physical damage insurance covering loss or damage to the related Financed Vehicle. There can be no assurances, however, that each Financed Vehicle will at all times be covered by physical damage insurance.

GAP Waiver Agreements

Obligors may purchase a waiver agreement which provides for the cancellation of all or a portion of the remaining Principal Balance of the related Receivable in certain events, including a casualty with respect to the related Financed Vehicle after application of any casualty insurance proceeds to the amount due under the Receivable. The premium for the GAP waiver agreement is generally included in the amount financed under the

Receivable. The Servicer will deposit any amounts paid under any insurance relating to a GAP waiver agreement into the Collection Account.

HISTORICAL PERFORMANCE

Delinquency, Credit Loss and Recovery Information

Set forth below is certain information concerning the experience of CarMax Business Services pertaining to its portfolio of receivables originated under the Primary Underwriting Program. This portfolio includes all motor vehicle receivables serviced by CarMax Business Services that were originated under such underwriting program, whether or not they have been previously sold or securitized or may be sold or securitized in the future. Motor vehicle receivables may be originated (and serviced) under separate additional underwriting programs (as described under “The CarMax Business—Additional Underwriting Programs” in this prospectus), and the information set forth below does not concern any such receivables.

There can be no assurance that the delinquency, repossession and net loss experience on the pool of Receivables will be comparable to that set forth below.

Delinquency Experience

	As of July 31,
	2021		2020
	Number of Receivables	Amount	Number of Receivables	Amount
Total Receivable Portfolio	1,062,373	$14,526,389,276	1,001,539	$12,996,253,839
Delinquencies as a Percentage of Total Receivable Portfolio
31-60 Days	1.51%	1.52%	1.35%	1.39%
61-90 Days	0.61%	0.61%	0.60%	0.62%
91-120 Days	0.16%	0.15%	0.26%	0.26%
121 Days or More	0.00%*	0.00%*	0.00%*	0.00%*
Total Delinquencies as a Percentage of Total Receivable Portfolio	2.28%	2.28%	2.21%	2.27%
Total Delinquencies	24,311	$330,413,285	22,157	$295,783,631

*	Represents a value that is greater than zero but less than 0.005%.

	As of December 31,
	2020		2019
	Number of Receivables	Amount	Number of Receivables	Amount
Total Receivable Portfolio...	1,026,142	$13,431,004,996	1,009,267	$13,211,321,283
Delinquencies as a Percentage of Total Receivable Portfolio
31-60 Days	1.78%	1.81%	2.30%	2.31%
61-90 Days	0.80%	0.82%	1.07%	1.08%
91-120 Days	0.21%	0.20%	0.29%	0.27%
121 Days or More	0.00%*	0.00%*	0.00%*	0.00%*
Total Delinquencies as a Percentage of Total Receivable Portfolio	2.79%	2.83%	3.67%**	3.66%
Total Delinquencies	28,635	$380,670,582	37,000	$483,798,090

*	Represents a value that is greater than zero but less than 0.005%.
**	Percentage does not add to number indicated due to rounding.

	As of December 31,
	2018		2017
	Number of Receivables	Amount	Number of Receivables	Amount
Total Receivable Portfolio...	944,952	$12,237,648,944	875,063	$11,371,690,350
Delinquencies as a Percentage of Total Receivable Portfolio
31-60 Days	2.33%	2.30%	2.20%	2.15%
61-90 Days	1.03%	1.03%	0.94%	0.93%
91-120 Days	0.30%	0.27%	0.30%	0.27%
121 Days or More	0.00%*	0.00%*	0.00%*	0.00%*
Total Delinquencies as a Percentage of Total Receivable Portfolio	3.66%	3.61%**	3.43%**	3.35%
Total Delinquencies	34,571	$441,425,649	30,030	$381,052,543

*	Represents a value that is greater than zero but less than 0.005%.
**	Percentage does not add to number indicated due to rounding.

	As of December 31,
	2016
	Number of Receivables	Amount
Total Receivable Portfolio...	782,772	$10,367,315,524
Delinquencies as a Percentage of Total Receivable Portfolio
31-60 Days	2.14%	2.09%
61-90 Days	0.87%	0.87%
91-120 Days	0.30%	0.29%
121 Days or More	0.00%*	0.00%*
Total Delinquencies as a Percentage of Total Receivable Portfolio	3.31%	3.25%
Total Delinquencies	25,908	$336,448,544

*	Represents a value that is greater than zero but less than 0.005%.

The amounts included in the delinquency experience table represent principal amounts only. The Servicer considers a receivable delinquent when an obligor fails to make a scheduled payment on or before the related due date or when the related obligor fails to make the required portion of the scheduled payment by the due date, as determined in accordance with the Servicer’s customary servicing practices, as further described under “Servicing and Collection Procedures—General”. Total Delinquencies as a Percentage of Total Receivable Portfolio includes unsold repossessed vehicles and accounts in bankruptcy which are less than 120 days past due as of the last business day of the month in accordance with the Servicer’s customary servicing practices. The delinquency periods included in the delinquency experience table are calculated based on the number of days a payment is contractually past due. All receivables are written off not later than the last business day of the month during which they become 120 days past due in accordance with the Servicer’s customary servicing practices.

Credit Loss Experience

	As of July 31,
	2021	2020
Outstanding Principal Amount at Period End	$14,526,389,276	$12,996,253,839
Total Number of Receivables Outstanding at Period End	1,062,373	1,001,539
Average Outstanding Principal Amount During the Period(1)	$13,951,476,980	$13,161,054,074
Average Number of Receivables Outstanding During the Period	1,046,497	1,008,934
Gross Principal Charge-Offs(2)	$91,587,064	$142,539,946
Total Number of Receivables Charged Off During the Period	7,437	11,499
Number of Receivables Charged Off as a Percentage of the Average Number of Receivables Outstanding During the Period	1.22%	1.95%
Recoveries(3)	$69,594,823	$60,927,947
Net Losses(4)	$21,992,241	$81,611,999
Net Losses as a Percentage of the Average Outstanding Principal Amount	0.24%	0.93%
Average Net Dollar Loss on Receivables Charged Off During the Period(5)	$2,957	$7,097

	Year Ended December 31,
	2020	2019	2018	2017	2016
Outstanding Principal Amount at Period End	$13,431,004,996	$13,211,321,283	$12,237,648,944	$11,371,690,350	$10,367,315,524
Total Number of Receivables Outstanding at Period End	1,026,142	1,009,267	944,952	875,063	782,772
Average Outstanding Principal Amount During the Period(1)	$13,216,221,215	$12,728,019,291	$11,827,943,099	$10,906,675,748	$9,863,163,234
Average Number of Receivables Outstanding During the Period	1,013,369	977,825	910,963	831,262	735,091
Gross Principal Charge-Offs(2)	$199,177,861	$250,943,942	$230,559,114	$215,484,510	$190,999,019
Total Number of Receivables Charged Off During the Period	16,089	20,879	19,242	17,595	15,025
Number of Receivables Charged Off as a Percentage of the Average Number of Receivables Outstanding During the Period	1.59%	2.14%	2.11%	2.12%	2.04%
Recoveries(3)	$112,705,053	$122,888,396	$111,677,906	$104,295,604	$93,086,614
Net Losses(4)	$86,472,808	$128,055,546	$118,881,208	$111,188,907	$97,912,405
Net Losses as a Percentage of the Average Outstanding Principal Amount	0.65%	1.01%	1.01%	1.02%	0.99%
Average Net Dollar Loss on Receivables Charged Off During the Period(5)	$5,375	$6,133	$6,178	$6,319	$6,517

(1)	The average outstanding principal amount for any period equals the average of the monthly average outstanding principal amount of the retail installment sale contracts during that period.
(2)	The gross principal charge-offs for any period equal the total principal amount due on all retail installment sale contracts determined to be uncollectible during that period.

(3)	The recoveries for any period equal the total amount recovered during that period on retail installment sale contracts charged off during that period or before, including finance charge recoveries.
(4)

The net losses for any period equal the difference between gross principal charged-off amounts during that period and the total amount recovered on charged-off retail installment sale contracts during that period.

(5)

The average net dollar loss on retail installment sale contracts charged off during any period equals the net losses for that period divided by the total number of retail installment sale contracts charged off during that period.

See “The CarMax Business” in this prospectus for a discussion of CarMax Business Services’ experience with and overall procedures for originating, underwriting and servicing receivables.

Static Pool Information About Previous Securitizations

Static pool information about prior pools of retail installment sale contracts originated under the Primary Underwriting Program that were securitized by CarMax Business Services during the past five years can be found in Annex I to this prospectus, which we refer to as the “static pool annex.” Information in the static pool annex consists of summary information for the original characteristics of prior securitized pools and delinquency, cumulative credit losses and prepayment data for the prior pools. No assurance can be made that the cumulative credit losses, delinquency and prepayment experience of a particular pool of retail installment sale contracts will be similar to the static pool information of prior pools of retail installment sale contracts.

Repurchases of Receivables in Prior Securitized Pools

The transaction documents for prior securitizations of motor vehicle retail installment sale contracts sponsored by CarMax Business Services contain covenants requiring the repurchase of an underlying receivable from the related pool for the breach of a representation or warranty. The depositor, as securitizer, discloses, in a report on Form ABS-15G, all fulfilled and unfulfilled repurchase requests for securitized receivables that were the subject of a demand to repurchase. For the three-year period ending June 30, 2021, there was no activity to report with respect to any demand to repurchase receivables under any such prior securitization sponsored by CarMax Business Services. The depositor filed its most recent report on Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 8, 2021. The depositor’s CIK number is 0001259380. For additional information about obtaining a copy of the report, you should refer to “Where You Can Find Additional Information” in this prospectus.

THE RECEIVABLES

General

The Trust will own a pool of Receivables consisting of motor vehicle retail installment sale contracts originated under the Primary Underwriting Program and secured by security interests in the motor vehicles financed by those contracts. CarMax Business Services will sell the Receivables to the Seller on the Closing Date pursuant to the Receivables Purchase Agreement. The Seller will sell the Receivables to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement. The property of the Trust will include payments on the Receivables which are made after the Cutoff Date. Other than the Indenture Trustee as secured party under the Indenture, no party will have any material direct or contingent claim on any Receivable as of its transfer to the Trust.

The Receivables are Simple Interest Receivables. Each monthly installment under a Simple Interest Receivable consists of an amount of interest which is calculated on the basis of the outstanding Principal Balance multiplied by the stated contract rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the last payment of interest was made. Payments received under a Simple Interest Receivable are allocated between interest and principal based on the actual date on which the payment is received. Accordingly, if an obligor on a Simple Interest Receivable pays a fixed monthly installment before its scheduled due date:

•	the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled; and

•	the portion of the payment applied to reduce the unpaid Principal Balance will be correspondingly greater.

Conversely, if an obligor pays a fixed monthly installment after its scheduled due date:

•	the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled; and

•	the portion of the payment applied to reduce the unpaid Principal Balance will be correspondingly less.

No adjustment to the scheduled monthly payments is made in the event of early or late payments, although in the case of late payments the obligor may be subject to a late charge.

In either case, the obligor under a Simple Interest Receivable pays fixed monthly installments until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding Principal Balance. If a Simple Interest Receivable is prepaid, the obligor is required to pay interest only to the date of prepayment.

If the aggregate initial principal amount of the Notes is $1,150,000,000, the Pool Balance as of the Cutoff Date will be $1,152,882,275.87 and, if the aggregate initial principal amount of the Notes is $1,400,000,000, the Pool Balance as of the Cutoff Date will be $1,403,509,094.50. The depositor will make the determination regarding the initial principal amount of the Notes based on, among other considerations, market conditions at the time of pricing. See “Risk Factors—Risks associated with unknown aggregate initial principal amount of the notes.”

Criteria Applicable to Selection of Receivables

The pool of Receivables to be transferred to the Trust on the Closing Date was selected from CarMax Business Services’ portfolio based on several criteria, including that each such Receivable:

•	was originated under the Primary Underwriting Program;

•	is secured by a new or used motor vehicle;

•	was originated in the United States;

•	had a remaining Principal Balance of not less than $500 as of the Cutoff Date;

•

had an original term to maturity of not more than 72 monthly payments and not less than 12 monthly payments and a remaining term to maturity of not more than 71 monthly payments and not less than 3 monthly payments;

•	is a Simple Interest Receivable;

•	has a fixed Contract Rate of not more than 25.00%;

•

provides for level scheduled monthly payments that fully amortize the amount financed over its original term to maturity (except that the period between the contract date and the first payment date may be less than or greater than one month and except that the first and last payments may be less than or greater than the level payments);

•	relates to an obligor who has made at least one payment as of the Cutoff Date;

•	did not have a scheduled payment of more than $50 that was more than 30 days past due as of the Cutoff Date;

•	is not secured by a Financed Vehicle that has been repossessed as of the Cutoff Date;

•	does not relate to an obligor that was the subject of a bankruptcy proceeding as of the Cutoff Date; and

•	is evidenced by only one original or a single authoritative copy (within the meaning of the UCC) of the related retail installment sale contract.

The pool of Receivables was selected from CarMax Business Services’ portfolio of Receivables that meet the criteria described above and other administrative criteria used by CarMax Business Services from time to time. The Receivables were not selected using selection procedures believed by CarMax Business Services to be adverse to the Noteholders. No expenses incurred in connection with the selection and acquisition of the Receivables are to be payable from the offering proceeds.

The information presented throughout this prospectus pertains to Receivables that satisfied, as of the Cutoff Date, the criteria for transfer to the Trust.

Characteristics of the Receivables

The information concerning the Receivables presented throughout this prospectus is based on a pool of Receivables as of the Cutoff Date.

As of the Cutoff Date, 65 Receivables, or approximately 0.12% of the total number of Receivables in the pool as of the Cutoff Date, had received a payment extension (for any reason) during the month of August 2021 if the aggregate initial principal amount of the Notes is $1,150,000,000, and 79 Receivables, or approximately 0.12% of the total number of Receivables in the pool as of the Cutoff Date, had received a payment extension (for any reason) during the month of August 2021 if the aggregate initial principal amount of the Notes is $1,400,000,000.

The following tables set forth information with respect to the Receivables as of the Cutoff Date.

Composition of the Receivables

as of the Cutoff Date if the Initial Principal Amount of the Notes is $1,150,000,000

	New Motor Vehicles	Used Motor Vehicles	Total
Pool Balance	$417,254.32	$1,152,465,021.55	$1,152,882,275.87
Number of Receivables	20	54,842	54,862
Percentage of Pool Balance	0.04%	99.96%	100.00%
Average Principal Balance	$20,862.72	$21,014.28	$21,014.22
Range of Principal Balances	($1,914 to $34,400)	($501 to $59,992)	($501 to $59,992)
Weighted Average Contract Rate	4.87%	8.33%	8.33%
Range of Contract Rates	(2.95% to 12.45%)	(1.95% to 17.45%)	(1.95% to 17.45%)
Weighted Average Remaining Term	59.34 months	63.77 months	63.76 months
Range of Remaining Terms	(5 to 71)	(3 to 71)	(3 to 71)
Weighted Average Original Term	62.90 months	66.49 months	66.49 months
Range of Original Terms	(48 to 72)	(24 to 72)	(24 to 72)
Weighted Average FICO® Score(1)	755.9	703.6	703.7
Range of FICO® Scores	(572 to 862)	(508 to 900)	(508 to 900)

(1)

Reflects only Receivables with at least one obligor that has a FICO® score at the time of application. The FICO® score with respect to any Receivable with co-obligors that both have a FICO® score at the time of application is calculated as the average of each obligor’s FICO® score.

If the aggregate initial principal amount of the Notes is $1,150,000,000:

As of the Cutoff Date, the weighted average FICO®* score of the Receivables is 703.7, with the minimum FICO® score being 508 and the maximum FICO® score being 900. Additionally, approximately 90% of the Pool Balance as of the Cutoff Date is composed of obligors with FICO® scores between 576 and 841, with approximately 5% of obligor FICO® scores (based on Principal Balance) exceeding 841 and approximately 5% of obligor FICO® scores (based on Principal Balance) falling below 576. The calculations in this paragraph reflect only Receivables with obligors that have a FICO® score at the time of application. The percentage of obligors that did not have a FICO® score at the time of application was 1.54% based on Principal Balance. A FICO® score is a measurement determined by Fair Isaac Corporation using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as FICO® score, is one of several factors that may be used by CarMax Business Services in its credit scoring system to assess the credit risk associated with each applicant. See “The CarMax Business–Underwriting Procedures” in this prospectus. Additionally, FICO® scores are based on independent third party information, the accuracy of which cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the Receivables. All FICO® score information presented in this prospectus is based on the FICO® score information available at the time of application.

*	FICO® is a federally registered servicemark of Fair Isaac Corporation.

Composition of the Receivables

as of the Cutoff Date if the Initial Principal Amount of the Notes is $1,400,000,000

	New Motor Vehicles	Used Motor Vehicles	Total
Pool Balance	$547,421.90	$1,402,961,672.60	$1,403,509,094.50
Number of Receivables	27	66,725	66,752
Percentage of Pool Balance	0.04%	99.96%	100.00%
Average Principal Balance	$20,274.89	$21,026.03	$21,025.72
Range of Principal Balances	($1,914 to $34,625)	($501 to $59,992)	($501 to $59,992)
Weighted Average Contract Rate	4.49%	8.32%	8.32%
Range of Contract Rates	(2.95% to 12.45%)	(1.95% to 17.45%)	(1.95% to 17.45%)
Weighted Average Remaining Term	57.24 months	63.80 months	63.79 months
Range of Remaining Terms	(5 to 71)	(3 to 71)	(3 to 71)
Weighted Average Original Term	61.31 months	66.53 months	66.52 months
Range of Original Terms	(36 to 72)	(24 to 72)	(24 to 72)
Weighted Average FICO® Score(1)	770.8	703.6	703.6
Range of FICO® Scores	(572 to 886)	(508 to 900)	(508 to 900)

(1)

Reflects only Receivables with at least one obligor that has a FICO® score at the time of application. The FICO® score with respect to any Receivable with co-obligors that both have a FICO® score at the time of application is calculated as the average of each obligor’s FICO® score.

If the aggregate initial principal amount of the Notes is $1,400,000,000:

As of the Cutoff Date, the weighted average FICO®* score of the Receivables is 703.6, with the minimum FICO® score being 508 and the maximum FICO® score being 900. Additionally, approximately 90% of the Pool Balance as of the Cutoff Date is composed of obligors with FICO® scores between 577 and 840, with approximately 5% of obligor FICO® scores (based on Principal Balance) exceeding 840 and approximately 5% of obligor FICO® scores (based on Principal Balance) falling below 577. The calculations in this paragraph reflect only Receivables with obligors that have a FICO® score at the time of application. The percentage of obligors that did not have a FICO® score at the time of application was 1.50% based on Principal Balance. A FICO® score is a measurement determined by Fair Isaac Corporation using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as FICO® score, is one of several factors that may be used by CarMax Business Services in its credit scoring system to assess the credit risk associated with each applicant. See “The CarMax Business–Underwriting Procedures” in this prospectus. Additionally, FICO® scores are based on independent third party information, the accuracy of which cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the Receivables. All FICO® score information presented in this prospectus is based on the FICO® score information available at the time of application.

*	FICO® is a federally registered servicemark of Fair Isaac Corporation.

Distribution of the Receivables by Remaining Term to Maturity

as of the Cutoff Date if the Initial Principal Amount of the Notes is $1,150,000,000

Remaining Term Range	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance	Percentage of Pool Balance as of the Cutoff Date(1)
1-12 months	974	1.78%	$2,565,106.00	0.22%
13-24 months	1,245	2.27	7,657,965.28	0.66
25-36 months	612	1.12	7,123,316.54	0.62
37-48 months	1,806	3.29	24,081,536.97	2.09
49-60 months	19,075	34.77	371,552,520.37	32.23
61-66 months	9,933	18.11	201,017,931.84	17.4
67-72 months	21,217	38.67	538,883,898.87	46.74

Total	54,862	100.00%	$1,152,882,275.87	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Receivables by Remaining Term to Maturity

as of the Cutoff Date if the Initial Principal Amount of the Notes is $1,400,000,000

Remaining Term Range	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance	Percentage of Pool Balance as of the Cutoff Date(1)
1-12 months	1,215	1.82%	$3,166,143.67	0.23%
13-24 months	1,537	2.30	9,452,254.22	0.67
25-36 months	731	1.10	8,476,252.68	0.60
37-48 months	2,169	3.25	28,693,356.33	2.04
49-60 months	23,119	34.63	450,673,497.42	32.11
61-66 months	12,056	18.06	243,467,246.21	17.35
67-72 months	25,925	38.84	659,580,343.97	47.00

Total	66,752	100.00%	$1,403,509,094.50	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Receivables by Original Term to Maturity

as of the Cutoff Date if the Initial Principal Amount of the Notes is $1,150,000,000

Original Term Range	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance	Percentage of Pool Balance as of the Cutoff Date(1)
13-24 months	36	0.07%	$250,644.61	0.02%
25-36 months	570	1.04	6,646,747.87	0.58
37-48 months	1,624	2.96	22,042,877.84	1.91
49-60 months	19,538	35.61	369,406,933.12	32.04
61-66 months	9,717	17.71	190,432,661.22	16.52
67-72 months	23,377	42.61	564,102,411.21	48.93

Total	54,862	100.00%	$1,152,882,275.87	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Receivables by Original Term to Maturity

as of the Cutoff Date if the Initial Principal Amount of the Notes is $1,400,000,000

Original Term Range	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance	Percentage of Pool Balance as of the Cutoff Date(1)
13-24 months	47	0.07%	$324,311.15	0.02%
25-36 months	677	1.01	7,876,987.88	0.56
37-48 months	1,940	2.91	26,112,564.62	1.86
49-60 months	23,696	35.50	447,929,030.98	31.91
61-66 months	11,816	17.70	230,866,809.51	16.45
67-72 months	28,576	42.81	690,399,390.36	49.19

Total	66,752	100.00%	$1,403,509,094.50	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Receivables by Obligor Mailing Address

as of the Cutoff Date if the Initial Principal Amount of the Notes is $1,150,000,000

Obligor Mailing Address	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance	Percentage of Pool Balance as of the Cutoff Date(1)
California	10,030	18.28%	$212,771,666.85	18.46%
Texas	5,974	10.89	127,678,319.56	11.07
Florida	4,476	8.16	97,016,511.17	8.42
Georgia	3,953	7.21	85,752,456.89	7.44
Virginia	3,234	5.89	68,327,332.81	5.93
North Carolina	3,085	5.62	64,177,338.89	5.57
Illinois	2,557	4.66	53,237,724.26	4.62
Tennessee	2,201	4.01	47,524,560.22	4.12
Maryland	1,982	3.61	40,640,134.37	3.53
Nevada	1,717	3.13	36,040,385.62	3.13
South Carolina	1,578	2.88	32,345,732.60	2.81
Colorado	1,211	2.21	24,662,983.62	2.14
Louisiana	1,016	1.85	22,127,999.58	1.92
Alabama	910	1.66	19,420,340.64	1.68
Indiana	878	1.60	18,830,220.47	1.63
Ohio	886	1.61	18,630,040.29	1.62
Mississippi	751	1.37	16,645,461.45	1.44
Arizona	776	1.41	16,369,222.88	1.42
Washington	770	1.40	15,536,569.22	1.35
Pennsylvania	702	1.28	14,134,703.49	1.23
Other	6,175	11.26	121,012,570.99	10.50

Total	54,862	100.00%	$1,152,882,275.87	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

If the aggregate initial principal amount of the Notes is $1,150,000,000, each state included in the “other” category in the distribution by obligor mailing address table accounted for not more than 1.05% of the total number of Receivables and not more than 0.97% of the Pool Balance, in each case as of the Cutoff Date.

Distribution of the Receivables by Obligor Mailing Address

as of the Cutoff Date if the Initial Principal Amount of the Notes is $1,400,000,000

Obligor Mailing Address	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance	Percentage of Pool Balance as of the Cutoff Date(1)
California	12,110	18.14%	$256,404,249.16	18.27%
Texas	7,259	10.87	155,118,154.92	11.05
Florida	5,449	8.16	117,920,135.54	8.40
Georgia	4,818	7.22	104,690,614.72	7.46
Virginia	3,897	5.84	82,336,902.12	5.87
North Carolina	3,734	5.59	77,738,424.16	5.54
Illinois	3,123	4.68	64,984,773.11	4.63
Tennessee	2,652	3.97	57,668,660.86	4.11
Maryland	2,436	3.65	50,396,013.43	3.59
Nevada	2,093	3.14	43,964,185.03	3.13
South Carolina	1,931	2.89	39,710,961.65	2.83
Colorado	1,474	2.21	30,231,409.46	2.15
Louisiana	1,230	1.84	27,039,375.38	1.93
Alabama	1,094	1.64	23,600,222.36	1.68
Indiana	1,087	1.63	22,971,868.64	1.64
Ohio	1,068	1.60	22,441,669.55	1.60
Mississippi	938	1.41	20,880,391.45	1.49
Arizona	952	1.43	19,852,679.99	1.41
Washington	939	1.41	18,809,162.58	1.34
Pennsylvania	874	1.31	17,538,627.50	1.25
Other	7,594	11.38	149,210,612.89	10.63

Total	66,752	100.00%	$1,403,509,094.50	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

If the aggregate initial principal amount of the Notes is $1,400,000,000, each state included in the “other” category in the distribution by obligor mailing address table accounted for not more than 1.07% of the total number of Receivables and not more than 0.99% of the Pool Balance, in each case as of the Cutoff Date.

Distribution of the Receivables by Financed Vehicle Model Year

as of the Cutoff Date if the Initial Principal Amount of the Notes is $1,150,000,000

Model Year	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance	Percentage of Pool Balance as of the Cutoff Date(1)
2005	7	0.01%	$22,209.67	0.00	%*
2006	24	0.04	57,120.90	0.00	*
2007	38	0.07	87,049.58	0.01
2008	53	0.10	151,713.07	0.01
2009	357	0.65	4,220,441.50	0.37
2010	717	1.31	9,174,052.22	0.80
2011	1,137	2.07	15,550,683.97	1.35
2012	1,579	2.88	21,240,183.66	1.84
2013	2,513	4.58	32,735,412.58	2.84
2014	2,588	4.72	37,592,068.28	3.26
2015	4,207	7.67	74,978,585.57	6.50
2016	5,425	9.89	107,583,069.27	9.33
2017	8,971	16.35	192,564,398.26	16.70
2018	13,665	24.91	314,122,628.37	27.25
2019	8,901	16.22	214,413,161.45	18.60
2020	4,142	7.55	111,655,149.49	9.68
2021	537	0.98	16,718,164.36	1.45
2022	1	0.00 *	16,183.67	0.00	*

Total	54,862	100.00%	$1,152,882,275.87	100.00%

(1)	Percentages may not add to 100.00% due to rounding.
*	Represents a value that is greater than zero but less than 0.005%.

Distribution of the Receivables by Financed Vehicle Model Year

as of the Cutoff Date if the Initial Principal Amount of the Notes is $1,400,000,000

Model Year	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance	Percentage of Pool Balance as of the Cutoff Date(1)
2005	8	0.01%	$22,745.58	0.00	%*
2006	29	0.04	68,373.60	0.00	*
2007	50	0.07	120,931.00	0.01
2008	77	0.12	224,638.40	0.02
2009	439	0.66	5,165,353.56	0.37
2010	868	1.30	10,997,540.23	0.78
2011	1,370	2.05	18,690,751.09	1.33
2012	1,899	2.84	25,563,676.57	1.82
2013	3,036	4.55	39,446,246.48	2.81
2014	3,161	4.74	45,748,121.52	3.26
2015	5,146	7.71	91,574,069.71	6.52
2016	6,575	9.85	130,841,238.35	9.32
2017	10,958	16.42	234,813,905.51	16.73
2018	16,635	24.92	382,696,460.83	27.27
2019	10,829	16.22	261,345,621.15	18.62
2020	5,030	7.54	136,068,233.00	9.69
2021	641	0.96	20,105,004.25	1.43
2022	1	0.00 *	16,183.67	0.00	*

Total	66,752	100.00%	$1,403,509,094.50	100.00%

(1)	Percentages may not add to 100.00% due to rounding.
*	Represents a value that is greater than zero but less than 0.005%.

Distribution of the Receivables by Contract Rate

as of the Cutoff Date if the Initial Principal Amount of the Notes is $1,150,000,000

Contract Rate Range	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance	Percentage of Pool Balance as of the Cutoff Date(1)
1.001% - 2.000%	10	0.02%	$11,851.80	0.00	%*
2.001% - 3.000%	5,701	10.39	110,300,705.38	9.57
3.001% - 4.000%	7,299	13.30	145,417,729.86	12.61
4.001% - 5.000%	1,615	2.94	36,090,931.19	3.13
5.001% - 6.000%	3,352	6.11	63,301,694.94	5.49
6.001% - 7.000%	4,915	8.96	114,268,857.81	9.91
7.001% - 8.000%	2,758	5.03	54,122,159.07	4.69
8.001% - 9.000%	5,231	9.53	112,092,957.74	9.72
9.001% - 10.000%	6,725	12.26	153,240,903.89	13.29
10.001% - 11.000%	5,800	10.57	138,432,394.50	12.01
11.001% - 12.000%	1,081	1.97	19,912,251.79	1.73
12.001% - 13.000%	4,522	8.24	101,650,345.52	8.82
13.001% - 14.000%	1,134	2.07	16,922,991.78	1.47
14.001% - 15.000%	3,261	5.94	58,831,999.17	5.10
15.001% - 16.000%	77	0.14	1,593,518.76	0.14
16.001% - 17.000%	1,376	2.51	26,672,387.54	2.31
17.001% - 18.000%	5	0.01	18,595.13	0.00	*

Total	54,862	100.00%	$1,152,882,275.87	100.00%

(1)	Percentages may not add to 100.00% due to rounding.
*	Represents a value that is greater than zero but less than 0.005%.

Distribution of the Receivables by Contract Rate

as of the Cutoff Date if the Initial Principal Amount of the Notes is $1,400,000,000

Contract Rate Range	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance	Percentage of Pool Balance as of the Cutoff Date(1)
1.001% - 2.000%	12	0.02%	$14,252.24	0.00	%*
2.001% - 3.000%	6,929	10.38	134,631,057.99	9.59
3.001% - 4.000%	8,899	13.33	177,377,367.96	12.64
4.001% - 5.000%	1,943	2.91	43,405,168.66	3.09
5.001% - 6.000%	4,012	6.01	75,475,907.25	5.38
6.001% - 7.000%	5,975	8.95	138,681,985.33	9.88
7.001% - 8.000%	3,353	5.02	65,661,710.30	4.68
8.001% - 9.000%	6,492	9.73	139,377,882.05	9.93
9.001% - 10.000%	8,197	12.28	186,909,145.20	13.32
10.001% - 11.000%	7,113	10.66	169,246,213.70	12.06
11.001% - 12.000%	1,338	2.00	24,684,690.44	1.76
12.001% - 13.000%	5,510	8.25	123,885,951.57	8.83
13.001% - 14.000%	1,346	2.02	20,221,802.80	1.44
14.001% - 15.000%	3,875	5.81	69,787,319.09	4.97
15.001% - 16.000%	98	0.15	1,977,984.04	0.14
16.001% - 17.000%	1,655	2.48	32,152,060.75	2.29
17.001% - 18.000%	5	0.01	18,595.13	0.00	*

Total	66,752	100.00%	$1,403,509,094.50	100.00%

(1)	Percentages may not add to 100.00% due to rounding.
*	Represents a value that is greater than zero but less than 0.005%.

Distribution of the Receivables by Original Principal Balance

as of the Cutoff Date if the Initial Principal Amount of the Notes is $1,150,000,000

Original Principal Balance	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance	Percentage of Pool Balance as of the Cutoff Date(1)
$0.01 - $5,000.00	242	0.44%	$843,591.56	0.07%
$5,000.01 - $10,000.00	2,519	4.59	18,808,291.21	1.63
$10,000.01 - $15,000.00	8,796	16.03	103,466,683.02	8.97
$15,000.01 - $20,000.00	14,342	26.14	233,452,070.40	20.25
$20,000.01 - $25,000.00	11,580	21.11	243,832,028.56	21.15
$25,000.01 - $30,000.00	7,346	13.39	190,614,032.17	16.53
$30,000.01 - $35,000.00	4,647	8.47	143,818,572.15	12.47
$35,000.01 - $40,000.00	2,609	4.76	93,736,510.36	8.13
$40,000.01 - $45,000.00	1,415	2.58	58,136,754.88	5.04
$45,000.01 - $50,000.00	772	1.41	35,570,575.90	3.09
$50,000.01 - $55,000.00	444	0.81	22,225,427.09	1.93
$55,000.01 - $60,000.00	103	0.19	5,654,770.69	0.49
$60,000.01 - $65,000.00	34	0.06	1,992,454.11	0.17
$65,000.01 and above	13	0.02	730,513.77	0.06

Total	54,862	100.00%	$1,152,882,275.87	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

If the aggregate initial principal amount of the Notes is $1,150,000,000, the average original Principal Balance of the Receivables was $22,254.97 as of the Cutoff Date.

Distribution of the Receivables by Original Principal Balance

as of the Cutoff Date if the Initial Principal Amount of the Notes is $1,400,000,000

Original Principal Balance	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance	Percentage of Pool Balance as of the Cutoff Date(1)
$0.01 - $5,000.00	294	0.44%	$1,028,460.96	0.07%
$5,000.01 - $10,000.00	3,034	4.55	22,653,260.96	1.61
$10,000.01 - $15,000.00	10,696	16.02	125,612,918.62	8.95
$15,000.01 - $20,000.00	17,412	26.08	283,075,669.56	20.17
$20,000.01 - $25,000.00	14,053	21.05	296,025,701.22	21.09
$25,000.01 - $30,000.00	9,003	13.49	233,592,437.04	16.64
$30,000.01 - $35,000.00	5,729	8.58	177,204,586.24	12.63
$35,000.01 - $40,000.00	3,156	4.73	113,486,442.86	8.09
$40,000.01 - $45,000.00	1,720	2.58	70,648,800.51	5.03
$45,000.01 - $50,000.00	948	1.42	43,708,517.40	3.11
$50,000.01 - $55,000.00	530	0.79	26,570,446.36	1.89
$55,000.01 - $60,000.00	122	0.18	6,710,948.14	0.48
$60,000.01 - $65,000.00	40	0.06	2,344,818.64	0.17
$65,000.01 and above	15	0.02	846,085.99	0.06

Total	66,752	100.00%	$1,403,509,094.50	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

If the aggregate initial principal amount of the Notes is $1,400,000,000, the average original Principal Balance of the Receivables was $22,276.85 as of the Cutoff Date.

Distribution of the Receivables by Remaining Principal Balance

as of the Cutoff Date if the Initial Principal Amount of the Notes is $1,150,000,000

Remaining Principal Balance	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance	Percentage of Pool Balance as of the Cutoff Date(1)
$0.01 - $5,000.00	1,750	3.19%	$5,377,472.82	0.47%
$5,000.01 - $10,000.00	3,732	6.80	29,142,088.69	2.53
$10,000.01 - $15,000.00	9,144	16.67	117,473,272.51	10.19
$15,000.01 - $20,000.00	13,626	24.84	238,617,504.80	20.70
$20,000.01 - $25,000.00	10,763	19.62	240,246,888.48	20.84
$25,000.01 - $30,000.00	6,850	12.49	187,171,686.86	16.24
$30,000.01 - $35,000.00	4,217	7.69	136,030,325.32	11.80
$35,000.01 - $40,000.00	2,352	4.29	87,653,616.36	7.60
$40,000.01 - $45,000.00	1,258	2.29	53,155,755.57	4.61
$45,000.01 - $50,000.00	720	1.31	34,077,068.85	2.96
$50,000.01 - $55,000.00	342	0.62	17,730,466.19	1.54
$55,000.01 - $60,000.00	108	0.20	6,206,129.42	0.54

Total	54,862	100.00%	$1,152,882,275.87	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

If the aggregate initial principal amount of the Notes is $1,150,000,000, the average remaining Principal Balance of the Receivables was $21,014.22 as of the Cutoff Date.

Distribution of the Receivables by Remaining Principal Balance

as of the Cutoff Date if the Initial Principal Amount of the Notes is $1,400,000,000

Remaining Principal Balance	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance	Percentage of Pool Balance as of the Cutoff Date(1)
$0.01 - $5,000.00	2,169	3.25%	$6,623,955.06	0.47%
$5,000.01 - $10,000.00	4,532	6.79	35,412,148.41	2.52
$10,000.01 - $15,000.00	11,070	16.58	142,276,054.31	10.14
$15,000.01 - $20,000.00	16,535	24.77	289,649,132.69	20.64
$20,000.01 - $25,000.00	13,063	19.57	291,708,781.71	20.78
$25,000.01 - $30,000.00	8,405	12.59	229,617,415.44	16.36
$30,000.01 - $35,000.00	5,197	7.79	167,693,347.60	11.95
$35,000.01 - $40,000.00	2,837	4.25	105,718,830.08	7.53
$40,000.01 - $45,000.00	1,526	2.29	64,530,187.95	4.60
$45,000.01 - $50,000.00	876	1.31	41,459,356.11	2.95
$50,000.01 - $55,000.00	412	0.62	21,359,875.61	1.52
$55,000.01 - $60,000.00	130	0.19	7,460,009.53	0.53

Total	66,752	100.00%	$1,403,509,094.50	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

If the aggregate initial principal amount of the Notes is $1,400,000,000, the average remaining Principal Balance of the Receivables was $21,025.72 as of the Cutoff Date.

Distribution of the Receivables by FICO® Score

as of the Cutoff Date if the Initial Principal Amount of the Notes is $1,150,000,000

FICO® Score Range (1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Principal Balance	Percentage of Pool Balance as of the Cutoff Date(2)
No FICO®	1,332	2.43%	$17,752,629.46	1.54%
600 and below	5,824	10.62	121,362,730.46	10.53
601 to 650	9,693	17.67	203,916,765.81	17.69
651 to 700	11,620	21.18	250,904,581.67	21.76
701 to 750	10,295	18.77	218,824,394.79	18.98
751 to 800	8,202	14.95	172,703,715.89	14.98
801 and above	7,896	14.39	167,417,457.79	14.52

Total	54,862	100.00%	$1,152,882,275.87	100.00%

(1)

The FICO® score with respect to any Receivable with co-obligors is calculated as the average of each obligor’s FICO® score at the time of application, if both co-obligors have FICO® scores at that time, or as the co-obligor’s FICO® score, if the primary obligor does not have a FICO® score at that time.

(2)	Percentages may not add to 100.00% due to rounding.

Distribution of the Receivables by FICO® Score

as of the Cutoff Date if the Initial Principal Amount of the Notes is $1,400,000,000

FICO® Score Range (1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Principal Balance	Percentage of Pool Balance as of the Cutoff Date(2)
No FICO®	1,590	2.38%	$21,115,590.93	1.50%
600 and below	7,086	10.62	146,841,551.50	10.46
601 to 650	11,795	17.67	248,502,648.93	17.71
651 to 700	14,188	21.25	306,771,211.31	21.86
701 to 750	12,559	18.81	267,350,344.90	19.05
751 to 800	9,926	14.87	208,881,410.05	14.88
801 and above	9,608	14.39	204,046,336.88	14.54

Total	66,752	100.00%	$1,403,509,094.50	100.00%

(1)

The FICO® score with respect to any Receivable with co-obligors is calculated as the average of each obligor’s FICO® score at the time of application, if both co-obligors have FICO® scores at that time, or as the co-obligor’s FICO® score, if the primary obligor does not have a FICO® score at that time.

(2)	Percentages may not add to 100.00% due to rounding.

Asset-level Data Regarding the Receivables

The depositor has prepared asset-level data files for the Receivables in each pool of Receivables described in this prospectus for a hypothetical reporting period commencing on August 1, 2021, and ending on August 31, 2021, and has filed this information with the SEC in a related Form ABS-EE for each pool. The asset-level data includes information about the Receivables, the related vehicles, the related obligors and activity on such Receivables, charge offs, repossessions and modifications of such Receivables during such hypothetical reporting period. As described in this prospectus, the Trust has the right to receive payments made on the Receivables after the Cutoff Date and will not receive any payments described in such asset-level data files during the hypothetical reporting period. The information contained in each asset-level data file is not a prediction of the future performance of any Receivable. Investors should carefully review the asset-level data files. Each such Form ABS-EE is incorporated by reference into this prospectus.

The Servicer will also prepare an asset-level data file about the Receivables sold to the Trust for this securitization transaction for each Collection Period and file it with the SEC on Form ABS-EE at or before the time of filing the related Form 10-D. Such Form ABS-EE, and any information attached as exhibits to such form, will be incorporated by reference into the related Form 10-D.

Seller Review of the Pool of Receivables

The Seller performed a review of receivables and the disclosure regarding the Receivables required by Item 1111 of Regulation AB to be included in this prospectus (such disclosure, the “Rule 193 Information”) that was designed and effected to provide reasonable assurance that the Rule 193 Information is accurate in all material respects. For specified aspects of the review, the Seller engaged third parties to assist. The Seller designed the procedures used in the review, assumes the responsibility for the sufficiency of those procedures, and attributes to itself all findings and conclusions of the review.

The Seller uses information from databases and other management information systems to assemble an electronic data tape containing relevant data on the pool of Receivables. From this tape, the Seller constructs the pool composition and stratification tables in “The Receivables—Characteristics of the Receivables” in this prospectus. The Seller also uses such databases and other management information systems to assemble the asset-level data files for the Receivables that were filed with the SEC on Form ABS-EE.

The Seller designed procedures to test the accuracy of the transmission of individual Receivables data from information databases maintained by CarMax Business Services to the electronic data tape. Through a random process, 125 receivables in a statistical pool of receivables as of July 31, 2021, were selected which satisfied (as of July 31, 2021) the eligibility criteria specified under “The Receivables—Criteria Applicable to Selection of Receivables” (except that certain of such receivables related to obligors who had not yet made a least one payment and had a remaining term to maturity of 72 months). 86 of such sampled receivables will be included in the pool of Receivables to be sold to the Trust on the Closing Date (the “Final Sampled Receivables”). CarMax Business Services made available an electronic copy of the pertinent underlying documentation, including data records, for each reviewed Receivable. A variety of numerical values in, and other elements of, each such Receivable’s documentation were either compared to the corresponding information in the electronic data tape or evaluated for compliance with an eligibility criterion or a representation and warranty, to determine whether any inaccuracies existed. The Seller found no material discrepancies in this review.

In addition, the Seller designed procedures to test the accuracy of the transmission of individual Receivables data from information databases maintained by CarMax Business Services to the asset-level data files filed as exhibits to each related Form ABS-EE and incorporated by reference into this prospectus. CarMax Business Services made available an electronic data tape containing relevant asset-level data for each Final Sampled Receivable. A variety of numerical values in such electronic data tape were compared to the corresponding information in the asset-level data files to determine whether any inaccuracies existed. The Seller found no material discrepancies in this review.

The pool review also evaluated the eligibility criteria that pertain to standard terms of Receivables and standard business practices, such as the criteria related to each Receivable being a fully-amortizing Simple Interest

Receivable. The Seller confirmed with responsible personnel of CarMax Business Services that its systems would not permit the origination of contracts that fail to meet these types of eligibility criteria.

Another aspect of the pool review consisted of a comparison of selected statistical data contained in this prospectus describing the pool of Receivables to data in, or derived from, the data tape. The review consisted of a recalculation from the data in the information databases of the number of contracts, monetary amounts, amounts and percentages displayed in this prospectus. Differences due to rounding or that were de minimis (less than $100) were not considered exceptions. This comparison found no material exceptions within the specified parameters.

The pool review also evaluated the information contained in this prospectus regarding the pool of Receivables. The descriptions of the business practices, contract terms and legal and regulatory considerations, and other information with respect to the pool of Receivables were reviewed with responsible personnel of CarMax Business Services and counsel.

The Seller monitors internal reports and developments with respect to processes and procedures that are designed to maintain and enhance the quality of decision-making, the quality of originated assets and the accuracy, efficiency and reliability of Receivables systems and operations. Internal control processes used by CarMax Business Services include reviews of receivables documentation and other origination functions. Internal control audits are performed regularly on key business functions.

Following the pool review, the Seller has concluded that it has reasonable assurance that, in all material respects, the Rule 193 Information contained in this prospectus is accurate.

Pool Underwriting

The underwriting process for CarMax Business Services is described in “The CarMax Business—Underwriting Procedures” in this prospectus. As noted there, most credit applications are approved or declined automatically, and the rest are subject to further review by a credit analyst. In the pool of Receivables, 49,954 Receivables having an aggregate Principal Balance as of the Cutoff Date of $1,053,936,193.83 (representing 91.42% of the aggregate Principal Balance of the Receivables) were automatically approved if the aggregate initial principal amount of the Notes is $1,150,000,000, and 60,867 Receivables having an aggregate Principal Balance as of the Cutoff Date of $1,284,796,327.11 (representing 91.54% of the aggregate Principal Balance of the Receivables) were automatically approved if the aggregate initial principal amount of the Notes is $1,400,000,000. The remaining Receivables were approved after review by a credit analyst based on the decision rules established by CarMax Business Services. As described in this prospectus, CarMax Business Services does not consider any of the Receivables to constitute exceptions to its underwriting standards.

MATURITY AND PREPAYMENT CONSIDERATIONS

General

The weighted average lives of the Notes will generally be influenced by the rate at which the Principal Balances of the Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. “Prepayments” for these purposes includes the following circumstances:

•	prepayments by obligors, who may repay at any time without penalty;

•

the Seller may be required to repurchase a Receivable sold to the Trust if certain breaches of representations and warranties occur and the Receivable is materially and adversely affected by the breach;

•

the Servicer may be obligated to purchase a Receivable from the Trust if certain breaches of covenants occur or if the Servicer extends or modifies the terms of a Receivable beyond the Collection Period preceding the Final Scheduled Distribution Date for the most subordinate class of Notes;

•	partial prepayments, including those related to rebates of extended service plan contract costs and insurance premiums;

•	liquidations of the Receivables due to default; and

•	partial prepayments from proceeds from physical damage, theft, credit life and credit disability insurance policies.

In light of the above considerations, we cannot assure you as to the amount of principal payments to be made on the Notes on each Distribution Date since that amount will depend, in part, on the amount of principal collected on the Receivables during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of the Receivables will be borne entirely by the Noteholders.

The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an obligor may not sell or transfer its Financed Vehicle without CarMax Business Services’ consent. These factors may also include unemployment, servicing decisions, seasoning of Receivables, destruction of Financed Vehicles by accident, and sales of Financed Vehicles.

Hypothetical Decrement Tables and Weighted Average Lives of the Notes

The following information is given solely to illustrate the effect of prepayments of the Receivables on the weighted average lives of the Notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Receivables.

Prepayments on motor vehicle receivables can be measured relative to a prepayment standard or model. The model used in this prospectus, the Absolute Prepayment Model or “ABS,” represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all of the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets, including the Receivables.

The rate of payment of principal of each class of Notes will depend on the rate of payment (including prepayments) of the Principal Balance of the Receivables. For this reason, final distributions in respect of the Notes could occur significantly earlier than their respective Final Scheduled Distribution Dates. The Noteholders will exclusively bear any reinvestment risk associated with early payment of their Notes.

The ABS Tables captioned “Percent of Initial Note Principal Amount at Various ABS Percentages” have been prepared on the basis of the following assumed characteristics of the Receivables:

•	the Receivables prepay in full at the specified constant percentage of ABS monthly;

•	each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days, beginning in September 2021;

•	payments on the Notes are made on each Distribution Date (and each Distribution Date is assumed to be the fifteenth day of the applicable month);

•

the servicing fee for each Collection Period is equal to the product of 1/12 of 1.00% and the Pool Balance as of the first day of such Collection Period (or as of the Cutoff Date in the case of the first Distribution Date);

•	no asset representations review has been triggered;

•	the Trust issues Notes with an aggregate initial principal amount of $1,150,000,000 or $1,400,000,000, as applicable;

•

the initial principal amounts of the Class A-1 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes and the Class D Notes are as set forth on the cover page of this prospectus and, if the aggregate initial principal amount of the Notes is $1,150,000,000, the initial principal amounts of the Class A-2a Notes and the Class A-2b Notes are $ 283,860,000 and $ 121,660,000, respectively, and, if the aggregate initial principal amount of the Notes is $1,400,000,000, the initial principal amounts of the Class A-2a Notes and the Class A-2b Notes are $345,570,000 and $ 148,110,000, respectively;

•	interest on the Class A-1 Notes and Class A-2b Notes is calculated on the basis of the actual number of days in the related Interest Period and a 360-day year;

•

interest on the Class A-2a Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes and the Class D Notes is calculated on the basis of a 360-day year of twelve 30-day months;

•

the interest rate on the Class A-1 Notes is 0.24020%, the interest rate on the Class A-2a Notes is 0.42%, the interest rate on the Class A-2b Notes is 0.33325%, the interest rate on the Class A-3 Notes is 0.72%, the interest rate on the Class A-4 Notes is 1.03%, the interest rate on the Class B Notes is 1.38%, the interest rate on the Class C Notes is 1.67% and the interest rate on the Class D Notes is 1.97%;

•	the Closing Date occurs on September 22, 2021;

•	no defaults or delinquencies occur in the payment of any of the Receivables;

•	no Receivables are repurchased due to a breach of any representation or warranty or for any other reason;

•	no Event of Default occurs;

•

the initial amount of overcollateralization is an amount approximately equal to 0.25% of the Pool Balance as of the Cutoff Date, and the amount of target overcollateralization is maintained over time to an amount equal to 0.25% of the Pool Balance as of the Cutoff Date;

•

if the aggregate initial principal amount of the Notes is $1,150,000,000, the balance in the Reserve Account is initially, and on each Distribution Date, $2,882,205.69, and if the aggregate initial principal amount of the Notes is $1,400,000,000, the balance in the Reserve Account is initially, and on each Distribution Date, $3,508,772.74; and

•	except as indicated in the ABS tables, the Servicer exercises its Optional Purchase Right on the earliest Distribution Date on which it is permitted to do so, as described in this prospectus.

The ABS Tables indicate the projected weighted average life of each class of Notes and set forth the percent of the initial principal amount of each class of Notes that is projected to be outstanding after each of the Distribution Dates shown at various constant ABS percentages.

The ABS Tables also assume that the Receivables have been aggregated into hypothetical pools with all of the Receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on the aggregate Principal Balance of the Receivables in each pool, Contract Rate and remaining term to maturity) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

If the aggregate initial principal amount of the Notes is $1,150,000,000:

Pool	Aggregate Principal Balance	Weighted Average Contract Rate	Weighted Average Original Term to Maturity (in months)	Weighted Average Remaining Term to Maturity (in months)
1	$2,565,106.00	9.323%	65	8
2	$7,657,965.28	10.149%	70	18
3	$7,123,316.54	4.721%	38	34
4	$24,081,536.97	6.026%	49	46
5	$371,552,520.37	6.553%	60	58
6	$739,901,830.71	9.306%	70	68

Total:	$1,152,882,275.87

If the aggregate initial principal amount of the Notes is $1,400,000,000:

Pool	Aggregate Principal Balance	Weighted Average Contract Rate	Weighted Average Original Term to Maturity (in months)	Weighted Average Remaining Term to Maturity (in months)
1	$3,166,143.67	9.305%	65	8
2	$9,452,254.22	10.108%	70	18
3	$8,476,252.68	4.736%	38	34
4	$28,693,356.33	6.025%	49	46
5	$450,673,497.42	6.536%	60	58
6	$903,047,590.18	9.299%	71	68

Total:	$1,403,509,094.50

The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of Receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the weighted average note rates, weighted average original terms to maturity and weighted average remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average life of each class of Notes.

Percent of Initial Note Principal Amount at Various ABS Percentages

(Initial Principal Amount of Notes of $1,150,000,000)

	Class A-1 Notes				Class A-2 Notes
Distribution Date	1.00%	1.30%	1.50%	1.70%	1.00%	1.30%	1.50%	1.70%
Closing Date	100%	100%	100%	100%	100%	100%	100%	100%
October 2021	84%	82%	81%	78%	100%	100%	100%	100%
November 2021	69%	64%	61%	57%	100%	100%	100%	100%
December 2021	53%	47%	42%	37%	100%	100%	100%	100%
January 2022	38%	30%	24%	17%	100%	100%	100%	100%
February 2022	23%	13%	5%	0%	100%	100%	100%	99%
March 2022	8%	0%	0%	0%	100%	98%	95%	91%
April 2022	0%	0%	0%	0%	97%	91%	87%	83%
May 2022	0%	0%	0%	0%	91%	84%	80%	75%
June 2022	0%	0%	0%	0%	85%	77%	72%	67%
July 2022	0%	0%	0%	0%	79%	71%	65%	60%
August 2022	0%	0%	0%	0%	73%	64%	58%	52%
September 2022	0%	0%	0%	0%	67%	58%	51%	45%
October 2022	0%	0%	0%	0%	61%	51%	45%	38%
November 2022	0%	0%	0%	0%	55%	45%	38%	31%
December 2022	0%	0%	0%	0%	49%	39%	31%	24%
January 2023	0%	0%	0%	0%	44%	32%	25%	17%
February 2023	0%	0%	0%	0%	38%	26%	18%	11%
March 2023	0%	0%	0%	0%	32%	20%	12%	4%
April 2023	0%	0%	0%	0%	27%	15%	6%	0%
May 2023	0%	0%	0%	0%	22%	9%	*	0%
June 2023	0%	0%	0%	0%	16%	3%	0%	0%
July 2023	0%	0%	0%	0%	11%	0%	0%	0%
August 2023	0%	0%	0%	0%	6%	0%	0%	0%
September 2023	0%	0%	0%	0%	1%	0%	0%	0%
October 2023	0%	0%	0%	0%	0%	0%	0%	0%
November 2023	0%	0%	0%	0%	0%	0%	0%	0%
December 2023	0%	0%	0%	0%	0%	0%	0%	0%
January 2024	0%	0%	0%	0%	0%	0%	0%	0%
February 2024	0%	0%	0%	0%	0%	0%	0%	0%
March 2024	0%	0%	0%	0%	0%	0%	0%	0%
April 2024	0%	0%	0%	0%	0%	0%	0%	0%
May 2024	0%	0%	0%	0%	0%	0%	0%	0%
June 2024	0%	0%	0%	0%	0%	0%	0%	0%
July 2024	0%	0%	0%	0%	0%	0%	0%	0%
August 2024	0%	0%	0%	0%	0%	0%	0%	0%
September 2024	0%	0%	0%	0%	0%	0%	0%	0%
October 2024	0%	0%	0%	0%	0%	0%	0%	0%
November 2024	0%	0%	0%	0%	0%	0%	0%	0%
December 2024	0%	0%	0%	0%	0%	0%	0%	0%
January 2025	0%	0%	0%	0%	0%	0%	0%	0%
February 2025	0%	0%	0%	0%	0%	0%	0%	0%
March 2025	0%	0%	0%	0%	0%	0%	0%	0%
April 2025	0%	0%	0%	0%	0%	0%	0%	0%
May 2025	0%	0%	0%	0%	0%	0%	0%	0%
June 2025	0%	0%	0%	0%	0%	0%	0%	0%
July 2025	0%	0%	0%	0%	0%	0%	0%	0%
August 2025	0%	0%	0%	0%	0%	0%	0%	0%
September 2025	0%	0%	0%	0%	0%	0%	0%	0%
October 2025	0%	0%	0%	0%	0%	0%	0%	0%
November 2025	0%	0%	0%	0%	0%	0%	0%	0%
December 2025	0%	0%	0%	0%	0%	0%	0%	0%
January 2026	0%	0%	0%	0%	0%	0%	0%	0%

Weighted Average Life (In Years) to Call	0.29	0.26	0.24	0.22	1.27	1.13	1.05	0.98
Weighted Average Life (In Years) to Maturity	0.29	0.26	0.24	0.22	1.27	1.13	1.05	0.98

*	Represents a value that is greater than zero but less than 0.5%.

Percent of Initial Note Principal Amount at Various ABS Percentages

(Initial Principal Amount of Notes of $1,150,000,000)

	Class A-3 Notes				Class A-4 Notes
Distribution Date	1.00%	1.30%	1.50%	1.70%	1.00%	1.30%	1.50%	1.70%
Closing Date	100%	100%	100%	100%	100%	100%	100%	100%
October 2021	100%	100%	100%	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%	100%	100%	100%
January 2022	100%	100%	100%	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%	100%	100%	100%
March 2022	100%	100%	100%	100%	100%	100%	100%	100%
April 2022	100%	100%	100%	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%	100%	100%	100%
August 2022	100%	100%	100%	100%	100%	100%	100%	100%
September 2022	100%	100%	100%	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%	100%	100%	100%
January 2023	100%	100%	100%	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%	100%	100%	100%
March 2023	100%	100%	100%	100%	100%	100%	100%	100%
April 2023	100%	100%	100%	98%	100%	100%	100%	100%
May 2023	100%	100%	100%	91%	100%	100%	100%	100%
June 2023	100%	100%	94%	85%	100%	100%	100%	100%
July 2023	100%	97%	88%	79%	100%	100%	100%	100%
August 2023	100%	92%	83%	73%	100%	100%	100%	100%
September 2023	100%	87%	77%	67%	100%	100%	100%	100%
October 2023	96%	81%	71%	62%	100%	100%	100%	100%
November 2023	91%	76%	66%	56%	100%	100%	100%	100%
December 2023	86%	71%	61%	51%	100%	100%	100%	100%
January 2024	81%	66%	56%	45%	100%	100%	100%	100%
February 2024	76%	61%	51%	40%	100%	100%	100%	100%
March 2024	72%	56%	46%	35%	100%	100%	100%	100%
April 2024	67%	51%	41%	30%	100%	100%	100%	100%
May 2024	62%	47%	36%	26%	100%	100%	100%	100%
June 2024	58%	42%	32%	21%	100%	100%	100%	100%
July 2024	53%	38%	27%	17%	100%	100%	100%	100%
August 2024	49%	33%	23%	12%	100%	100%	100%	100%
September 2024	45%	29%	19%	8%	100%	100%	100%	100%
October 2024	41%	25%	15%	4%	100%	100%	100%	100%
November 2024	36%	21%	11%	*	100%	100%	100%	100%
December 2024	32%	17%	7%	0%	100%	100%	100%	88%
January 2025	28%	13%	3%	0%	100%	100%	100%	74%
February 2025	25%	10%	0%	0%	100%	100%	99%	61%
March 2025	21%	6%	0%	0%	100%	100%	86%	49%
April 2025	17%	3%	0%	0%	100%	100%	74%	0%
May 2025	13%	0%	0%	0%	100%	98%	62%	0%
June 2025	10%	0%	0%	0%	100%	86%	51%	0%
July 2025	6%	0%	0%	0%	100%	74%	0%	0%
August 2025	3%	0%	0%	0%	100%	63%	0%	0%
September 2025	0%	0%	0%	0%	99%	52%	0%	0%
October 2025	0%	0%	0%	0%	86%	0%	0%	0%
November 2025	0%	0%	0%	0%	75%	0%	0%	0%
December 2025	0%	0%	0%	0%	63%	0%	0%	0%
January 2026	0%	0%	0%	0%	52%	0%	0%	0%
February 2026	0%	0%	0%	0%	0%	0%	0%	0%

Weighted Average Life (In Years) to Call	2.95	2.67	2.49	2.31	4.29	3.96	3.71	3.46
Weighted Average Life (In Years) to Maturity	2.95	2.67	2.49	2.31	4.38	4.05	3.79	3.53

*	Represents a value that is greater than zero but less than 0.5%.

Percent of Initial Note Principal Amount at Various ABS Percentages

(Initial Principal Amount of Notes of $1,150,000,000)

	Class B Notes				Class C Notes
Distribution Date	1.00%	1.30%	1.50%	1.70%	1.00%	1.30%	1.50%	1.70%
Closing Date	100%	100%	100%	100%	100%	100%	100%	100%
October 2021	100%	100%	100%	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%	100%	100%	100%
January 2022	100%	100%	100%	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%	100%	100%	100%
March 2022	100%	100%	100%	100%	100%	100%	100%	100%
April 2022	100%	100%	100%	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%	100%	100%	100%
August 2022	100%	100%	100%	100%	100%	100%	100%	100%
September 2022	100%	100%	100%	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%	100%	100%	100%
January 2023	100%	100%	100%	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%	100%	100%	100%
March 2023	100%	100%	100%	100%	100%	100%	100%	100%
April 2023	100%	100%	100%	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%	100%	100%	100%
August 2023	100%	100%	100%	100%	100%	100%	100%	100%
September 2023	100%	100%	100%	100%	100%	100%	100%	100%
October 2023	100%	100%	100%	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%	100%	100%	100%
January 2024	100%	100%	100%	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%	100%	100%	100%
March 2024	100%	100%	100%	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%	100%	100%	100%
August 2024	100%	100%	100%	100%	100%	100%	100%	100%
September 2024	100%	100%	100%	100%	100%	100%	100%	100%
October 2024	100%	100%	100%	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%	100%	100%	100%
January 2025	100%	100%	100%	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%	100%	100%	100%
March 2025	100%	100%	100%	100%	100%	100%	100%	100%
April 2025	100%	100%	100%	0%	100%	100%	100%	0%
May 2025	100%	100%	100%	0%	100%	100%	100%	0%
June 2025	100%	100%	100%	0%	100%	100%	100%	0%
July 2025	100%	100%	0%	0%	100%	100%	0%	0%
August 2025	100%	100%	0%	0%	100%	100%	0%	0%
September 2025	100%	100%	0%	0%	100%	100%	0%	0%
October 2025	100%	0%	0%	0%	100%	0%	0%	0%
November 2025	100%	0%	0%	0%	100%	0%	0%	0%
December 2025	100%	0%	0%	0%	100%	0%	0%	0%
January 2026	100%	0%	0%	0%	100%	0%	0%	0%
February 2026	0%	0%	0%	0%	0%	0%	0%	0%

Weighted Average Life (In Years) to Call	4.40	4.06	3.81	3.56	4.40	4.06	3.81	3.56
Weighted Average Life (In Years) to Maturity	4.88	4.58	4.31	4.00	5.18	4.87	4.59	4.24

Percent of Initial Note Principal Amount at Various ABS Percentages

(Initial Principal Amount of Notes of $1,150,000,000)

	Class D Notes
Distribution Date	1.00%	1.30%	1.50%	1.70%
Closing Date	100%	100%	100%	100%
October 2021	100%	100%	100%	100%
November 2021	100%	100%	100%	100%
December 2021	100%	100%	100%	100%
January 2022	100%	100%	100%	100%
February 2022	100%	100%	100%	100%
March 2022	100%	100%	100%	100%
April 2022	100%	100%	100%	100%
May 2022	100%	100%	100%	100%
June 2022	100%	100%	100%	100%
July 2022	100%	100%	100%	100%
August 2022	100%	100%	100%	100%
September 2022	100%	100%	100%	100%
October 2022	100%	100%	100%	100%
November 2022	100%	100%	100%	100%
December 2022	100%	100%	100%	100%
January 2023	100%	100%	100%	100%
February 2023	100%	100%	100%	100%
March 2023	100%	100%	100%	100%
April 2023	100%	100%	100%	100%
May 2023	100%	100%	100%	100%
June 2023	100%	100%	100%	100%
July 2023	100%	100%	100%	100%
August 2023	100%	100%	100%	100%
September 2023	100%	100%	100%	100%
October 2023	100%	100%	100%	100%
November 2023	100%	100%	100%	100%
December 2023	100%	100%	100%	100%
January 2024	100%	100%	100%	100%
February 2024	100%	100%	100%	100%
March 2024	100%	100%	100%	100%
April 2024	100%	100%	100%	100%
May 2024	100%	100%	100%	100%
June 2024	100%	100%	100%	100%
July 2024	100%	100%	100%	100%
August 2024	100%	100%	100%	100%
September 2024	100%	100%	100%	100%
October 2024	100%	100%	100%	100%
November 2024	100%	100%	100%	100%
December 2024	100%	100%	100%	100%
January 2025	100%	100%	100%	100%
February 2025	100%	100%	100%	100%
March 2025	100%	100%	100%	100%
April 2025	100%	100%	100%	0%
May 2025	100%	100%	100%	0%
June 2025	100%	100%	100%	0%
July 2025	100%	100%	0%	0%
August 2025	100%	100%	0%	0%
September 2025	100%	100%	0%	0%
October 2025	100%	0%	0%	0%
November 2025	100%	0%	0%	0%
December 2025	100%	0%	0%	0%
January 2026	100%	0%	0%	0%
February 2026	0%	0%	0%	0%

Weighted Average Life (In Years) to Call	4.40	4.06	3.81	3.56
Weighted Average Life (In Years) to Maturity	5.50	5.29	4.95	4.54

Percent of Initial Note Principal Amount at Various ABS Percentages

(Initial Principal Amount of Notes of $1,400,000,000)

	Class A-1 Notes				Class A-2 Notes
Distribution Date	1.00%	1.30%	1.50%	1.70%	1.00%	1.30%	1.50%	1.70%
Closing Date	100%	100%	100%	100%	100%	100%	100%	100%
October 2021	84%	82%	80%	78%	100%	100%	100%	100%
November 2021	69%	64%	61%	57%	100%	100%	100%	100%
December 2021	53%	47%	42%	36%	100%	100%	100%	100%
January 2022	38%	29%	23%	16%	100%	100%	100%	100%
February 2022	23%	12%	5%	0%	100%	100%	100%	98%
March 2022	8%	0%	0%	0%	100%	98%	94%	90%
April 2022	0%	0%	0%	0%	97%	91%	87%	82%
May 2022	0%	0%	0%	0%	91%	84%	79%	74%
June 2022	0%	0%	0%	0%	85%	77%	72%	67%
July 2022	0%	0%	0%	0%	78%	70%	65%	59%
August 2022	0%	0%	0%	0%	72%	64%	58%	52%
September 2022	0%	0%	0%	0%	67%	57%	51%	45%
October 2022	0%	0%	0%	0%	61%	51%	44%	37%
November 2022	0%	0%	0%	0%	55%	44%	37%	30%
December 2022	0%	0%	0%	0%	49%	38%	31%	23%
January 2023	0%	0%	0%	0%	43%	32%	24%	16%
February 2023	0%	0%	0%	0%	38%	26%	18%	10%
March 2023	0%	0%	0%	0%	32%	20%	12%	3%
April 2023	0%	0%	0%	0%	27%	14%	5%	0%
May 2023	0%	0%	0%	0%	21%	8%	0%	0%
June 2023	0%	0%	0%	0%	16%	3%	0%	0%
July 2023	0%	0%	0%	0%	11%	0%	0%	0%
August 2023	0%	0%	0%	0%	6%	0%	0%	0%
September 2023	0%	0%	0%	0%	1%	0%	0%	0%
October 2023	0%	0%	0%	0%	0%	0%	0%	0%
November 2023	0%	0%	0%	0%	0%	0%	0%	0%
December 2023	0%	0%	0%	0%	0%	0%	0%	0%
January 2024	0%	0%	0%	0%	0%	0%	0%	0%
February 2024	0%	0%	0%	0%	0%	0%	0%	0%
March 2024	0%	0%	0%	0%	0%	0%	0%	0%
April 2024	0%	0%	0%	0%	0%	0%	0%	0%
May 2024	0%	0%	0%	0%	0%	0%	0%	0%
June 2024	0%	0%	0%	0%	0%	0%	0%	0%
July 2024	0%	0%	0%	0%	0%	0%	0%	0%
August 2024	0%	0%	0%	0%	0%	0%	0%	0%
September 2024	0%	0%	0%	0%	0%	0%	0%	0%
October 2024	0%	0%	0%	0%	0%	0%	0%	0%
November 2024	0%	0%	0%	0%	0%	0%	0%	0%
December 2024	0%	0%	0%	0%	0%	0%	0%	0%
January 2025	0%	0%	0%	0%	0%	0%	0%	0%
February 2025	0%	0%	0%	0%	0%	0%	0%	0%
March 2025	0%	0%	0%	0%	0%	0%	0%	0%
April 2025	0%	0%	0%	0%	0%	0%	0%	0%
May 2025	0%	0%	0%	0%	0%	0%	0%	0%
June 2025	0%	0%	0%	0%	0%	0%	0%	0%
July 2025	0%	0%	0%	0%	0%	0%	0%	0%
August 2025	0%	0%	0%	0%	0%	0%	0%	0%
September 2025	0%	0%	0%	0%	0%	0%	0%	0%
October 2025	0%	0%	0%	0%	0%	0%	0%	0%
November 2025	0%	0%	0%	0%	0%	0%	0%	0%
December 2025	0%	0%	0%	0%	0%	0%	0%	0%
January 2026	0%	0%	0%	0%	0%	0%	0%	0%

Weighted Average Life (In Years) to Call	0.29	0.26	0.24	0.22	1.27	1.13	1.05	0.97
Weighted Average Life (In Years) to Maturity	0.29	0.26	0.24	0.22	1.27	1.13	1.05	0.97

Percent of Initial Note Principal Amount at Various ABS Percentages

(Initial Principal Amount of Notes of $1,400,000,000)

	Class A-3 Notes				Class A-4 Notes
Distribution Date	1.00%	1.30%	1.50%	1.70%	1.00%	1.30%	1.50%	1.70%
Closing Date	100%	100%	100%	100%	100%	100%	100%	100%
October 2021	100%	100%	100%	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%	100%	100%	100%
January 2022	100%	100%	100%	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%	100%	100%	100%
March 2022	100%	100%	100%	100%	100%	100%	100%	100%
April 2022	100%	100%	100%	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%	100%	100%	100%
August 2022	100%	100%	100%	100%	100%	100%	100%	100%
September 2022	100%	100%	100%	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%	100%	100%	100%
January 2023	100%	100%	100%	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%	100%	100%	100%
March 2023	100%	100%	100%	100%	100%	100%	100%	100%
April 2023	100%	100%	100%	97%	100%	100%	100%	100%
May 2023	100%	100%	99%	90%	100%	100%	100%	100%
June 2023	100%	100%	93%	84%	100%	100%	100%	100%
July 2023	100%	97%	88%	78%	100%	100%	100%	100%
August 2023	100%	91%	82%	72%	100%	100%	100%	100%
September 2023	100%	86%	76%	66%	100%	100%	100%	100%
October 2023	96%	81%	71%	61%	100%	100%	100%	100%
November 2023	91%	75%	65%	55%	100%	100%	100%	100%
December 2023	86%	70%	60%	50%	100%	100%	100%	100%
January 2024	81%	65%	55%	44%	100%	100%	100%	100%
February 2024	76%	60%	50%	39%	100%	100%	100%	100%
March 2024	71%	56%	45%	34%	100%	100%	100%	100%
April 2024	67%	51%	40%	29%	100%	100%	100%	100%
May 2024	62%	46%	35%	25%	100%	100%	100%	100%
June 2024	57%	42%	31%	20%	100%	100%	100%	100%
July 2024	53%	37%	26%	16%	100%	100%	100%	100%
August 2024	49%	33%	22%	11%	100%	100%	100%	100%
September 2024	44%	29%	18%	7%	100%	100%	100%	100%
October 2024	40%	25%	14%	3%	100%	100%	100%	100%
November 2024	36%	21%	10%	0%	100%	100%	100%	97%
December 2024	32%	17%	6%	0%	100%	100%	100%	83%
January 2025	28%	13%	3%	0%	100%	100%	100%	70%
February 2025	24%	9%	0%	0%	100%	100%	96%	57%
March 2025	20%	6%	0%	0%	100%	100%	83%	0%
April 2025	17%	2%	0%	0%	100%	100%	71%	0%
May 2025	13%	0%	0%	0%	100%	96%	59%	0%
June 2025	9%	0%	0%	0%	100%	83%	0%	0%
July 2025	6%	0%	0%	0%	100%	72%	0%	0%
August 2025	3%	0%	0%	0%	100%	60%	0%	0%
September 2025	0%	0%	0%	0%	98%	50%	0%	0%
October 2025	0%	0%	0%	0%	85%	0%	0%	0%
November 2025	0%	0%	0%	0%	74%	0%	0%	0%
December 2025	0%	0%	0%	0%	62%	0%	0%	0%
January 2026	0%	0%	0%	0%	51%	0%	0%	0%
February 2026	0%	0%	0%	0%	0%	0%	0%	0%

Weighted Average Life (In Years) to Call	2.95	2.66	2.47	2.30	4.29	3.95	3.66	3.40
Weighted Average Life (In Years) to Maturity	2.95	2.66	2.47	2.30	4.37	4.03	3.77	3.50

Percent of Initial Note Principal Amount at Various ABS Percentages

(Initial Principal Amount of Notes of $1,400,000,000)

	Class B Notes				Class C Notes
Distribution Date	1.00%	1.30%	1.50%	1.70%	1.00%	1.30%	1.50%	1.70%
Closing Date	100%	100%	100%	100%	100%	100%	100%	100%
October 2021	100%	100%	100%	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%	100%	100%	100%
January 2022	100%	100%	100%	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%	100%	100%	100%
March 2022	100%	100%	100%	100%	100%	100%	100%	100%
April 2022	100%	100%	100%	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%	100%	100%	100%
August 2022	100%	100%	100%	100%	100%	100%	100%	100%
September 2022	100%	100%	100%	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%	100%	100%	100%
January 2023	100%	100%	100%	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%	100%	100%	100%
March 2023	100%	100%	100%	100%	100%	100%	100%	100%
April 2023	100%	100%	100%	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%	100%	100%	100%
August 2023	100%	100%	100%	100%	100%	100%	100%	100%
September 2023	100%	100%	100%	100%	100%	100%	100%	100%
October 2023	100%	100%	100%	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%	100%	100%	100%
January 2024	100%	100%	100%	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%	100%	100%	100%
March 2024	100%	100%	100%	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%	100%	100%	100%
August 2024	100%	100%	100%	100%	100%	100%	100%	100%
September 2024	100%	100%	100%	100%	100%	100%	100%	100%
October 2024	100%	100%	100%	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%	100%	100%	100%
January 2025	100%	100%	100%	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%	100%	100%	100%
March 2025	100%	100%	100%	0%	100%	100%	100%	0%
April 2025	100%	100%	100%	0%	100%	100%	100%	0%
May 2025	100%	100%	100%	0%	100%	100%	100%	0%
June 2025	100%	100%	0%	0%	100%	100%	0%	0%
July 2025	100%	100%	0%	0%	100%	100%	0%	0%
August 2025	100%	100%	0%	0%	100%	100%	0%	0%
September 2025	100%	100%	0%	0%	100%	100%	0%	0%
October 2025	100%	0%	0%	0%	100%	0%	0%	0%
November 2025	100%	0%	0%	0%	100%	0%	0%	0%
December 2025	100%	0%	0%	0%	100%	0%	0%	0%
January 2026	100%	0%	0%	0%	100%	0%	0%	0%
February 2026	0%	0%	0%	0%	0%	0%	0%	0%

Weighted Average Life (In Years) to Call	4.40	4.06	3.73	3.48	4.40	4.06	3.73	3.48
Weighted Average Life (In Years) to Maturity	4.87	4.57	4.29	3.96	5.17	4.85	4.56	4.20

Percent of Initial Note Principal Amount at Various ABS Percentages

(Initial Principal Amount of Notes of $1,400,000,000)

	Class D Notes
Distribution Date	1.00%	1.30%	1.50%	1.70%
Closing Date	100%	100%	100%	100%
October 2021	100%	100%	100%	100%
November 2021	100%	100%	100%	100%
December 2021	100%	100%	100%	100%
January 2022	100%	100%	100%	100%
February 2022	100%	100%	100%	100%
March 2022	100%	100%	100%	100%
April 2022	100%	100%	100%	100%
May 2022	100%	100%	100%	100%
June 2022	100%	100%	100%	100%
July 2022	100%	100%	100%	100%
August 2022	100%	100%	100%	100%
September 2022	100%	100%	100%	100%
October 2022	100%	100%	100%	100%
November 2022	100%	100%	100%	100%
December 2022	100%	100%	100%	100%
January 2023	100%	100%	100%	100%
February 2023	100%	100%	100%	100%
March 2023	100%	100%	100%	100%
April 2023	100%	100%	100%	100%
May 2023	100%	100%	100%	100%
June 2023	100%	100%	100%	100%
July 2023	100%	100%	100%	100%
August 2023	100%	100%	100%	100%
September 2023	100%	100%	100%	100%
October 2023	100%	100%	100%	100%
November 2023	100%	100%	100%	100%
December 2023	100%	100%	100%	100%
January 2024	100%	100%	100%	100%
February 2024	100%	100%	100%	100%
March 2024	100%	100%	100%	100%
April 2024	100%	100%	100%	100%
May 2024	100%	100%	100%	100%
June 2024	100%	100%	100%	100%
July 2024	100%	100%	100%	100%
August 2024	100%	100%	100%	100%
September 2024	100%	100%	100%	100%
October 2024	100%	100%	100%	100%
November 2024	100%	100%	100%	100%
December 2024	100%	100%	100%	100%
January 2025	100%	100%	100%	100%
February 2025	100%	100%	100%	100%
March 2025	100%	100%	100%	0%
April 2025	100%	100%	100%	0%
May 2025	100%	100%	100%	0%
June 2025	100%	100%	0%	0%
July 2025	100%	100%	0%	0%
August 2025	100%	100%	0%	0%
September 2025	100%	100%	0%	0%
October 2025	100%	0%	0%	0%
November 2025	100%	0%	0%	0%
December 2025	100%	0%	0%	0%
January 2026	100%	0%	0%	0%
February 2026	0%	0%	0%	0%

Weighted Average Life (In Years) to Call	4.40	4.06	3.73	3.48
Weighted Average Life (In Years) to Maturity	5.49	5.27	4.92	4.48

The foregoing ABS Tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith. The weighted average life of a class of Notes is determined by multiplying the amount of each principal payment on the class of Notes by the number of years from the date of the issuance of the class of Notes to the related Distribution Date, adding the results and dividing the sum by the initial principal amount of the class of Notes.

DESCRIPTION OF THE NOTES

General

The Trust will issue the Notes under the Indenture. A form of the Indenture has been filed as an exhibit to the registration statement that includes this prospectus, but the form of the Indenture does not describe the specific terms of the Notes. A copy of the final form of the Indenture will be filed with the SEC no later than the date of the filing of the final prospectus. We summarize below the material terms of the Notes. See “The Indenture” in this prospectus for more information about the terms and provisions of the Indenture.

Payments of Interest

Interest on the principal amounts of the Notes will accrue at the respective per annum interest rates for the various classes or tranches of Notes and will be payable on each Distribution Date to the Noteholders of record as of the related Record Date.

The Notes will bear interest at the respective Interest Rates set forth on the cover page of this prospectus. The benchmark for the Class A-2b Notes will be determined as described below.

The interest rate for the Class A-2 Notes will be either a fixed rate or a combination of a fixed rate and a floating rate if that class has both a fixed rate tranche and a floating rate tranche. For example, the Class A-2 Notes may be divided into fixed and floating rate tranches, in which case the Class A-2a Notes will be the fixed rate notes and the Class A-2b Notes will be the floating rate notes. If any floating rate Class A-2b Notes are issued, the rate will initially be based on LIBOR, but will be replaced by a benchmark replacement following the occurrence of a benchmark transition event and its related benchmark replacement date as described below. If the sum of the benchmark plus the applicable spread for the Class A-2b Notes is less than 0.00% for any Interest Period, then the interest rate for the Class A-2b Notes for such Interest Period will be deemed to be 0.00%.

Notwithstanding the alternatives within the definition of LIBOR in “Glossary of Terms”, if the Trust determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Determination Date of the then-current benchmark, the Benchmark Replacement will replace the then-current benchmark for all purposes relating to the Class A-2b Notes in respect of such determination on such date and all determinations on all subsequent dates. However, if the initial Benchmark Replacement is any rate other than term SOFR and the Trust later determines that term SOFR can be determined, term SOFR will become the new Unadjusted Benchmark Replacement and will, together with a new Benchmark Replacement Adjustment for term SOFR, replace the then-current benchmark on the next benchmark determination date for term SOFR.

In connection with the implementation of a Benchmark Replacement, the Trust will have the right from time to time to make “Benchmark Replacement Conforming Changes,” which are any technical, administrative or operational changes (including changes to the timing and frequency of determining rates, the process of making payments of interest and other administrative matters) that the Trust decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Trust decides that adoption of any portion of such market practice is not administratively feasible or if the Trust determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Trust determines is reasonably necessary).

Notice of the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, the determination of a Benchmark Replacement and the making of any Benchmark Replacement Conforming Changes will be included in the monthly investor report. Notwithstanding anything in the transaction documents to the contrary, upon the inclusion of such information in the monthly investor report, the relevant transaction documents will be deemed to have been amended to reflect the new Unadjusted Benchmark Replacement, Benchmark Replacement Adjustment and/or Benchmark Replacement Conforming Changes without further compliance with the amendment provisions of the relevant transaction documents.

Any determination, decision or election that may be made by the Trust in connection with a Benchmark Transition Event or a Benchmark Replacement as described above, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the Trust’s sole discretion, and, notwithstanding anything to the contrary in the transaction documents, will become effective without consent from any other party. None of the Trust, the Owner Trustee, the Indenture Trustee, the calculation agent, the Administrator, the sponsor, the depositor or the Servicer will have any liability for any determination made by or on behalf of the Trust in connection with a Benchmark Transition Event or a Benchmark Replacement as described above, and each Noteholder and beneficial owner of Notes, by its acceptance of a Note or a beneficial interest in a Note, will be deemed to waive and release any and all claims against the Trust, the Owner Trustee, the Indenture Trustee, the calculation agent, the Administrator, the sponsor, the depositor or the Servicer relating to any such determinations. Neither the Owner Trustee nor Indenture Trustee will have any duty to (1) monitor, determine, or verify the unavailability or cessation of LIBOR (or other applicable benchmark), or to determine whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event, (2) select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, (3) select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (4) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing. Neither the Owner Trustee nor Indenture Trustee will be liable for any inability, failure or delay on its part to perform any of its duties set forth in this prospectus as a result of the unavailability of LIBOR (or any other applicable benchmark) or the absence of a designated Benchmark Replacement, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, in providing any direction, instruction, notice or information required or contemplated by this prospectus and reasonably required for the performance of such duties.

Calculation of Interest. Interest will accrue and will be calculated on the Notes as follows:

•

Actual/360. Interest on the Class A-1 Notes and any floating rate notes will accrue from and including the prior Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding the current Distribution Date. The interest payable on the Class A-1 Notes and any floating rate notes on each Distribution Date will equal the product of:

•

the principal amount of the Class A-1 Notes or such floating rate notes, as applicable, as of the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date), after giving effect to all principal payments made with respect to the Class A-1 Notes or such floating rate notes, as applicable, on that preceding Distribution Date;

•	the Interest Rate applicable to the Class A-1 Notes or such floating rate notes, as applicable; and

•

the actual number of days elapsed during the period from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding the current Distribution Date divided by 360.

•

30/360. Interest on the fixed rate notes other than the Class A-1 Notes will accrue from and including the 15th day of the prior calendar month (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding the 15th day of the current month (assuming each month has 30 days). The interest payable on the fixed rate notes other than the Class A-1 Notes on each Distribution Date will equal the product of:

•

the principal amount of that class or tranche of fixed rate notes as of the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date), after giving effect to all principal payments made with respect to that class or tranche of Notes on that preceding Distribution Date;

•	the Interest Rate applicable to that class or tranche of fixed rate notes; and

•	30 (or, in the case of the first Distribution Date, assuming a Closing Date of September 22, 2021, 23) divided by 360.

Unpaid Interest Accrues. Interest accrued as of any Distribution Date on a class or tranche of Notes but not paid on such Distribution Date will be due on the next Distribution Date, together with interest on such amount at the Interest Rate applicable to that class or tranche (to the extent lawful).

Priority of Interest Payments. The Trust will pay interest on the Notes on each Distribution Date with Available Funds in accordance with the priority set forth under “Application of Available Funds—Priority of Distributions (Pre-Acceleration)” or “Application of Available Funds – Priority of Distributions (Post Acceleration)” in this prospectus, as applicable. Interest payments to holders of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will have the same priority, prior to an Event of Default and acceleration of the notes. If amounts available to make interest payments on a class of Class A Notes are less than the full amount of interest payable on that class of Notes on a Distribution Date, the related Noteholders will receive their ratable share of that amount, based on the aggregate amount of interest due on that date on each class of Class A Notes. Interest payments to the holders of the Class B Notes will be made only after the interest accrued on each class of Class A Notes and, prior to an Event of Default and acceleration of the notes, the Priority Principal Distributable Amount, if any, have been paid in full. Interest payments to the holders of the Class C Notes will be made only after the interest accrued on each class of Class A Notes and the Class B Notes and, prior to an Event of Default and acceleration of the notes, the Priority Principal Distributable Amount and the Secondary Principal Distributable Amount, if any, have been paid in full. Interest payments to the holders of the Class D Notes will be made only after the interest accrued on each class of Class A Notes, the Class B Notes and the Class C Notes and, prior to an Event of Default and acceleration of the notes, the Priority Principal Distributable Amount, the Secondary Principal Distributable Amount and the Tertiary Principal Distributable Amount, if any, have been paid in full. Upon an Event of Default and acceleration of the Notes, the priority of payments will change. See “Application of Available Funds – Priority of Distributions (Post- Acceleration)” in this prospectus.

An Event of Default will occur if the full amount of interest due on the Notes of the Controlling Class is not paid within five Business Days of the related Distribution Date. The failure to pay interest due on a class of Notes within five Business Days of the related Distribution Date will not be an Event of Default so long as any Notes with a higher alphabetical designation than that class of Notes remain outstanding. See “The Indenture—Rights Upon Event of Default” in this prospectus.

Payments of Principal

Priority and Amount of Principal Payments. On each Distribution Date, Noteholders will receive principal in an amount generally equal to the excess, if any, of:

•

the sum of the aggregate unpaid principal amount of the Notes as of the close of business on the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date), after giving effect to all payments made on that preceding Distribution Date, and the Overcollateralization Target Amount for the current Distribution Date; over

•	the Pool Balance as of the last day of the related Collection Period.

On each Distribution Date, all Available Funds allocated to payments of principal on the Notes as described in “Application of Available Funds—Priority of Distributions (Pre-Acceleration)” in this prospectus will be aggregated and will be paid out of the Note Payment Account in the following amounts and order of priority:

(1)	to the Class A-1 Notes until they have been paid in full;

(2)	to the Class A-2 Notes until they have been paid in full;

(3)	to the Class A-3 Notes until they have been paid in full;

(4)	to the Class A-4 Notes until they have been paid in full;

(5)	to the Class B Notes until they have been paid in full;

(6)	to the Class C Notes until they have been paid in full; and

(7)	to the Class D Notes until they have been paid in full.

If the Class A-2 Notes are split into a fixed rate tranche and a floating rate tranche, both tranches will be treated as a single class for the purpose of principal payments.

In no event will the principal paid in respect of a class of Notes exceed the unpaid principal amount of that class of Notes.

If the Notes have been accelerated following the occurrence of an Event of Default, the Trust will pay the principal of the Notes as described under “Application of Available Funds—Priority of Distributions (Post-Acceleration)” in this prospectus.

Final Scheduled Distribution Dates. The principal amount of any class of Notes, to the extent not previously paid, will be due on the Final Scheduled Distribution Date for that class. The respective Final Scheduled Distribution Dates for the Notes are set forth on the cover page of this prospectus.

The date on which each class of Notes is paid in full is expected to be earlier than the Final Scheduled Distribution Date for that class and could be significantly earlier depending upon the rate at which the Principal Balances of the Receivables are paid.

See “Maturity and Prepayment Considerations” in this prospectus for a further discussion of Receivable prepayments.

Credit Enhancement

The credit or cash flow enhancement for any class of Notes is intended to enhance the likelihood of receipt by the Noteholders of that class of the full amount of principal and interest due on the Notes and to decrease the likelihood that the Noteholders will experience losses. The credit or cash flow enhancement for a class of Notes may not provide protection against all risks of loss and does not guarantee repayment of the entire principal amount and interest due on the Notes. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Noteholders will bear their allocable share of deficiencies and experience losses. Forms of credit enhancement for the Notes will be subordination, overcollateralization, the Reserve Account and excess collections on the Receivables.

Subordination. On each Distribution Date, interest and principal payments on the Notes will be subordinated as follows:

•

no interest will be paid on the Class B Notes, the Class C Notes or the Class D Notes until all interest due on the Class A Notes through the related Interest Period, including, to the extent lawful, interest on any overdue interest and, prior to an Event of Default and acceleration of the notes, the Priority Principal Distributable Amount, if any, have been paid in full;

•

no interest will be paid on the Class C Notes or the Class D Notes until all interest due on the Class B Notes through the related Interest Period, including, to the extent lawful, interest on any overdue interest and, prior to an Event of Default and acceleration of the notes, the Priority Principal Distributable Amount and the Secondary Principal Distributable Amount, if any, have been paid in full;

•

no interest will be paid on the Class D Notes until all interest due on the Class C Notes through the related Interest Period, including, to the extent lawful, interest on any overdue interest and, prior to an Event of Default and acceleration of the notes, the Priority Principal Distributable Amount, the Secondary Principal Distributable Amount and the Tertiary Principal Distributable Amount, if any, have been paid in full; and

•

no principal will be paid on the Class B Notes, the Class C Notes or the Class D Notes until all principal of the Class A Notes on that Distribution Date has been paid in full, no principal will be paid on the Class C Notes or the Class D Notes until all principal of the Class B Notes on that Distribution Date has been paid in full and no principal will be paid on the Class D Notes until all principal of the Class C Notes on that Distribution Date has been paid in full.

The subordination of the Class B Notes, the Class C Notes and the Class D Notes is intended to decrease the risk of default by the Trust with respect to payments due to the more senior classes of Notes.

Overcollateralization. Overcollateralization represents the amount by which the Pool Balance exceeds the aggregate principal amount of the Notes. Overcollateralization will be available to absorb losses on the Receivables that are not otherwise covered by excess collections on or in respect of the Receivables, if any. The initial amount of overcollateralization will be an amount approximately equal to 0.25% of the Pool Balance as of the Cutoff Date. The application of funds as described in clause (12) of “Application of Available Funds—Priority of Distributions (Pre-Acceleration)” in this prospectus is designed to maintain over time the amount of overcollateralization as of any Distribution Date at the Overcollateralization Target Amount. The Overcollateralization Target Amount will be an amount equal to 0.25% of the Pool Balance as of the Cutoff Date.

Excess Collections. Excess collections for any Distribution Date generally will be the amount paid by obligors in respect of interest on the Receivables during the related Collection Period that exceeds the sum of the Servicing Fee, any Unreimbursed Servicer Advances, any Unrelated Amounts, should the Indenture Trustee become the successor Servicer, indemnities or transition expenses below the $175,000 aggregate cap, any unpaid fees, expenses or indemnity amounts due to the Asset Representations Reviewer up to a $175,000 aggregate cap and the aggregate Interest Distributable Amount for each class or tranche of Notes. Any such excess collections will be applied on each Distribution Date as an additional source of available funds.

Reserve Account. The Servicer will establish and maintain with the Indenture Trustee the Reserve Account into which certain excess collections on the Receivables will be deposited and from which amounts may be withdrawn to pay the monthly Servicing Fees (except that amounts withdrawn from the Reserve Account will not be used to reimburse Unreimbursed Servicer Advances, Unrelated Amounts or be paid to CarMax Business Services or any of its affiliates in respect of Servicing Fees owing to the Servicer to the extent that CarMax Business Services or any of its affiliates is the Servicer), any unpaid indemnity amounts and unpaid transition expenses due to the Indenture Trustee should it become successor Servicer up to a $175,000 aggregate cap, any unpaid fees, expenses or indemnity amounts due to the Asset Representations Reviewer up to a $175,000 aggregate cap and any Unreimbursed Servicer Advances to the Servicer and to make required payments on the Notes.

The Seller will deposit the Reserve Account Initial Deposit in the Reserve Account on the Closing Date. On each Distribution Date, the Indenture Trustee will deposit in the Reserve Account, from amounts collected on or in respect of the Receivables during the related Collection Period and not used on that Distribution Date to pay Required Payment Amounts, the amount, if any, by which the Required Reserve Account Amount for that

Distribution Date exceeds the amount on deposit in the Reserve Account on that Distribution Date, after giving effect to all required withdrawals from the Reserve Account on that Distribution Date. The amounts on deposit in the Reserve Account will be invested by the Servicer in Permitted Investments that meet the requirements of Regulation RR. The Reserve Account must be maintained as an Eligible Deposit Account.

On each Determination Date, the Servicer will determine the Reserve Account Draw Amount, if any, for the following Distribution Date. If the Reserve Account Draw Amount for any Distribution Date is greater than zero, the Indenture Trustee will withdraw that amount from the Reserve Account and transfer the amount withdrawn to the Collection Account and apply that amount as described in “Application of Available Funds—Priority of Distributions (Pre-Acceleration)” in this prospectus. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in available funds on deposit in the Collection Account exceeds the amount on deposit in the Reserve Account, a temporary shortfall in the amounts distributed to the Noteholders could result. In addition, depletion of the Reserve Account ultimately could result in losses on your Notes.

If the amount on deposit in the Reserve Account on any Distribution Date exceeds the Required Reserve Account Amount for that Distribution Date, after giving effect to all required deposits to and withdrawals from the Reserve Account on that Distribution Date, that excess, first, will be applied to fund any deficiency in the Regular Principal Distributable Amount on that Distribution Date, second, will be applied to fund any deficiency in the amounts described in clause (13) of “Application of Available Funds—Priority of Distributions (Pre-Acceleration)” in this prospectus and, third, will be paid to the Seller. After the payment in full of all accrued and unpaid interest on the Notes and the principal amount of the Notes and the termination of the Trust, any funds remaining on deposit in the Reserve Account will be paid to the Seller.

Optional Purchase of the Receivables and Redemption of the Notes

In order to avoid excessive administrative expense, the Servicer will be permitted, at its option, to purchase all remaining Receivables from the Trust on any Distribution Date if the Pool Balance as of the close of business on the last day of the related Collection Period was 10% or less of the Pool Balance as of the Cutoff Date. Upon such a purchase, the purchase price will be used to redeem the Notes.

See “The Sale and Servicing Agreement—Optional Purchase of Receivables” in this prospectus for a further discussion of this option.

Controlling Class

So long as any Class A Notes are outstanding, the Class A Notes will be the Controlling Class. As a result, holders of the Class A Notes generally will vote together as a single class under the Indenture. Upon payment in full of the Class A Notes, the Class B Notes will be the Controlling Class. Upon payment in full of the Class B Notes, the Class C Notes will be the Controlling Class. Upon payment in full of the Class C Notes, the Class D Notes will be the Controlling Class.

Note Registration

The Notes will be available for purchase in denominations of $5,000 and integral multiples of $1,000 thereafter. The Notes will be available only in book-entry form except in the limited circumstances described below. All Notes (other than Notes initially retained by the depositor) will be held in book-entry form by DTC, in the name of Cede & Co., as nominee of DTC. Investors’ interests in the Notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Investors may hold their Notes through DTC, Clearstream Banking Luxembourg S.A., or Euroclear Bank S.A./N.V., which will hold positions on behalf of their customers or participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants. The Notes will be traded as home market instruments in both the U.S. domestic and European markets. Initial settlement and all secondary trades will settle in same-day funds. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Investors electing to hold their Notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investors electing to hold global Notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global notes and no “lock-up” or restricted period.

Actions of Noteholders under the Indenture will be taken by DTC upon instructions from its participants and all payments, notices, reports and statements to be delivered to Noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry Notes for distribution to holders of book-entry Notes in accordance with DTC’s procedures.

Investors should review the procedures of DTC, Clearstream and Euroclear for clearing, settlement and withholding tax procedures applicable to their purchase of the Notes.

Definitive Notes Only in Limited Circumstances. With respect to any Notes issued in book-entry form, such Notes will be issued in fully registered, certificated form to Noteholders or their respective nominees, rather than to DTC or its nominee, only if:

•

the Administrator or the Servicer notifies the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Notes and the Administrator or the Indenture Trustee, as the case may be, is unable to locate a qualified successor; or

•

after the occurrence of an Event of Default or an Event of Servicing Termination, Noteholders representing not less than 51% of the Outstanding principal amount of the Notes advise DTC and the Indenture Trustee in writing that the continuation of a book-entry system through DTC, or a successor thereto, with respect to the Notes is no longer in the best interest of the Noteholders.

Upon the occurrence of any event described in the immediately preceding paragraph, DTC will notify all applicable Noteholders through participants of the availability of Definitive Notes. Upon surrender by DTC of the Definitive Notes representing the corresponding Notes and receipt of instructions for re-registration, the Indenture Trustee will reissue the Notes as Definitive Notes to the Noteholders.

Distributions of principal of, and interest on, the Definitive Notes will thereafter be made by the Indenture Trustee in accordance with the procedures set forth in the Indenture directly to holders of Definitive Notes in whose names the Definitive Notes were registered at the close of business on the Record Date for such Notes. The distributions will be made by check mailed to the address of the Noteholder as it appears on the register maintained by the Indenture Trustee or by wire transfer to the account designated in writing to the Indenture Trustee by the Noteholder at least five Business Days prior to the related Record Date. The final payment on any Definitive Note, however, will be made only upon presentation and surrender of the Definitive Note at the office or agency specified in the notice of final distribution to the applicable Noteholders.

Definitive Notes will be transferable and exchangeable at the offices of the Indenture Trustee or of a registrar named in a notice delivered to holders of Definitive Notes. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Bankruptcy Limitation

The Indenture Trustee and each Noteholder, by accepting the related Notes or a beneficial interest therein, will covenant that they will not at any time institute against the Seller or the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

APPLICATION OF AVAILABLE FUNDS

Sources of Available Funds

The funds available to the Trust to make payments on the Notes on each Distribution Date will come from the following sources:

•	collections received on or with respect to the Receivables during the related Collection Period;

•	net recoveries received during the related Collection Period on Receivables that were charged off as losses in prior months;

•	Simple Interest Advances made by the Servicer for the related Collection Period;

•	investment earnings on funds on deposit in the Collection Account in respect of the related Collection Period;

•	proceeds of repurchases of Receivables by the Seller or purchases of Receivables by the Servicer because of certain breaches of representations or covenants; and

•	funds, if any, withdrawn from the Reserve Account for that Distribution Date.

Priority of Distributions (Pre-Acceleration)

On each Distribution Date, unless an Event of Default has occurred under the Indenture which has resulted in an acceleration of the Notes, the Indenture Trustee will apply the Available Funds (except that amounts withdrawn from the Reserve Account will not be used to reimburse Unreimbursed Servicer Advances, Unrelated Amounts or be paid to CarMax Business Services or any of its affiliates in respect of Servicing Fees owing to the Servicer to the extent that CarMax Business Services or any of its affiliates is the Servicer) for that Distribution Date in the following amounts and order of priority:

(1)

to the Servicer or any successor Servicer, as applicable, the Servicing Fee for the related Collection Period plus any overdue Servicing Fees for prior Collection Periods plus any Unreimbursed Servicer Advances and any Unrelated Amounts for the related Collection Period;

(2)

pro rata (a) if the Indenture Trustee has replaced CarMax Business Services as Servicer, any unpaid indemnity amounts due to the Indenture Trustee as successor Servicer, including in its role as successor Administrator, plus any unpaid transition expenses due in respect of the transfer of servicing to the Indenture Trustee; provided, however, that the aggregate amount of such indemnity amounts and transition expenses paid pursuant to this clause (2)(a) shall not exceed $175,000; and (b) to the Asset Representations Reviewer, any unpaid fees and expenses for the related Collection Period plus any overdue fees and expenses for prior Collection Periods plus any unpaid indemnity amounts due to the Asset Representations Reviewer; provided, however, that the aggregate amount of such fees, expenses and indemnity amounts paid pursuant to this clause (2)(b) shall not exceed $175,000 per year;

(3)	to the Note Payment Account for the benefit of the holders of the Class A Notes, the Interest Distributable Amount for each class of Class A Notes for that Distribution Date;

(4)

to the Note Payment Account for the benefit of the holders of the Notes for distribution as a payment of principal and in the priority set forth under “Description of the Notes—Payments of Principal” in this prospectus, the Priority Principal Distributable Amount for that Distribution Date, if any;

(5)	to the Note Payment Account for the benefit of the holders of the Class B Notes, the Interest Distributable Amount for the Class B Notes for that Distribution Date;

(6)

to the Note Payment Account for the benefit of the holders of the Notes for distribution as a payment of principal and in the priority set forth under “Description of the Notes—Payments of Principal” in this prospectus, the Secondary Principal Distributable Amount for that Distribution Date, if any;

(7)	to the Note Payment Account for the benefit of the holders of the Class C Notes, the Interest Distributable Amount for the Class C Notes for that Distribution Date;

(8)

to the Note Payment Account for the benefit of the holders of the Notes for distribution as a payment of principal and in the priority set forth under “Description of the Notes—Payments of Principal” in this prospectus, the Tertiary Principal Distributable Amount for that Distribution Date, if any;

(9)	to the Note Payment Account for the benefit of the holders of the Class D Notes, the Interest Distributable Amount for the Class D Notes for that Distribution Date;

(10)

to the Note Payment Account for the benefit of the holders of the Notes for distribution as a payment of principal and in the priority set forth under “Description of the Notes—Payments of Principal” in this prospectus, the Quaternary Principal Distributable Amount for that Distribution Date, if any;

(11)

to the Reserve Account, the excess, if any, of the Required Reserve Account Amount for that Distribution Date over the amount then on deposit in the Reserve Account, after giving effect to all required withdrawals from the Reserve Account on that Distribution Date;

(12)

to the Note Payment Account for the benefit of the holders of the Notes for distribution as a payment of principal and in the priority set forth under “Description of the Notes—Payments of Principal” in this prospectus, the Regular Principal Distributable Amount for that Distribution Date, if any;

(13)

pro rata (a) if Indenture Trustee or any other successor Servicer has replaced CarMax Business Services as Servicer, to the Indenture Trustee or other successor Servicer, as applicable, any unpaid transition expenses due in respect of the transfer of servicing to the Indenture Trustee that are in excess of the related cap described under clause (2)(a) above plus any unpaid transition expenses due in respect of the transfer of servicing to any other successor Servicer plus any Additional Servicing Fees for the related Collection Period and any unpaid Additional Servicing Fees from prior Collection Periods, (b) to the Indenture Trustee, any unpaid indemnity amounts due to the Indenture Trustee should it become successor Servicer, including in its role as successor Administrator, that are in excess of the related cap described under clause (2)(a) above, (c) to the Asset Representations Reviewer, any unpaid fees, expenses and indemnity amounts due to the Asset Representations Reviewer that are in excess of the related cap described under clause (2)(b) above and (d) to the Indenture Trustee, any unpaid fees, expenses and indemnity amounts due to the Indenture Trustee; and

(14)	to the Certificateholders, any amounts remaining after the above distributions.

In addition, if the aggregate amount on deposit in the Collection Account and the Reserve Account on any Distribution Date equals or exceeds the aggregate principal amount of the Notes, accrued and unpaid interest thereon, all amounts due to the Servicer, all amounts due to the Indenture Trustee should it become successor Servicer and the Asset Representations Reviewer, all such amounts will be applied up to the amount necessary to retire the Notes and pay such amounts due (except that amounts withdrawn from the Reserve Account will not be used to reimburse Unreimbursed Servicer Advances, Unrelated Amounts or be paid to CarMax Business Services or any of its affiliates in respect of Servicing Fees owing to the Servicer to the extent that CarMax Business Services or any of its affiliates is the Servicer).

APPLICATION OF FUNDS

(Pre-Acceleration)

The following diagram shows how Available Collections and, if necessary, funds withdrawn from the Reserve Account will be applied prior to an acceleration of the Notes.

AVAILABLE COLLECTIONS[1]
RESERVE ACCOUNT DRAW AMOUNT
AVAILABLE FUNDS
Current and Overdue Servicing Fees and Unreimbursed Servicer Advances
Unpaid Indenture Trustee Successor Servicer Transition Expenses and Indemnity Amounts (including as Successor Administrator) up to a $175,000 Aggregate Cap and Unpaid Asset Representations Reviewer Fees, Expenses and Indemnity Amounts up to $175,000 Per Year
Current and Overdue Class A Monthly Interest
Priority Principal Distributable Amount
Current and Overdue Class B Monthly Intereset
Secondary Principal Distribution Amount
Current and Overdue Class C Monthly Interest
Tertiary Principal Distributable Amount
Current and Overdue Class D Monthly Interest
Quaternary Principal Distribution Amount
Reserve Account Shortfall
Regular Principal Distributable Amount
Unpaid Indenture Trustee Successor Servicer Transition Expenses and Indemnity Amounts (including as Successor Administrator) Exceeding $175,000 Cap and Additional Servicing Fees, Asset Representations Reviewer Fees, Expenses and Indemnity Amounts Exceeding $175,000 Annual Cap and Indenture Trustee Fees, Expenses and Indemnity Amounts
Indenture Trustee Successor Servicer Indemnity Amounts Exceeding $175,000 Cap
Remaining Available Funds (Paid to Certificate Holders
NOTE PAYMENT ACCOUNT PRINCIPAL DISTRIBUTIONS
To the Class A-1 Notes Until Paid in Full
To the Class A-2 Notes Until Paid in Full
To the Class A-3 Notes Until Paid in Full
To the Class A-4 Notes Until Paid in Full
To the Class B Notes Until Paid in Full
To the Class C Notes Until Paid in Full
To the Class D Notes Until Paid in Full

(1) In general, amounts will be withdrawn from the Reserve Account and included in the Available Funds for any Distribution Date to the extent that Available Collections for that Distribution Date are not sufficient to pay current and overdue Servicing Fees (except that amounts withdrawn from the Reserve Account will not be used to reimburse Unreimbursed Servicer Advances, Unrelated Amounts or be paid to CarMax Business Services or any of its affiliates in respect of Servicing Fees owing to the Servicer to the extent that CarMax Business Services or any of its affiliates is the Servicer), Unreimbursed Servicer Advances, should the Indenture Trustee become successor Servicer, transition expenses and indemnity amounts up to a $175,000 aggregate cap, any unpaid fees and expenses owed to the Asset Representations Reviewer and indemnity amounts up to a $175,000 aggregate cap, current and overdue interest on the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes, the Priority Principal Distributable Amount, the Secondary Principal Distributable Amount, the Tertiary Principal Distributable Amount and the Quaternary Principal Distributable Amount, in each case for that Distribution Date.

Priority of Distributions (Post-Acceleration)

If the Notes have been accelerated following the occurrence of an Event of Default under the Indenture, the priority of distributions will change from the normal priority set forth under “Application of Available Funds—Priority of Distributions (Pre-Acceleration).” On each Distribution Date following acceleration of the Notes, the Indenture Trustee will apply the Available Funds and all amounts on deposit in the Reserve Account (except that amounts withdrawn from the Reserve Account will not be used to reimburse Unreimbursed Servicer Advances, Unrelated Amounts or be paid to CarMax Business Services or any of its affiliates in respect of Servicing Fees owing to the Servicer to the extent that CarMax Business Services or any of its affiliates is the Servicer) for that Distribution Date in the following amounts and order of priority:

(1)

to the Servicer or any successor Servicer, as applicable, the Servicing Fee for the related Collection Period plus any overdue Servicing Fees for prior Collection Periods plus any Unreimbursed Servicer Advances and any Unrelated Amounts for the related Collection Period;

(2)

pro rata, (a) should the Indenture Trustee become the successor Servicer, any unpaid indemnity amounts due to Indenture Trustee as successor Servicer plus, if the Indenture Trustee has replaced CarMax Business Services as Servicer, any unpaid transition expenses due in respect of the transfer of servicing to the Indenture Trustee without regard to the cap of $175,000 in the aggregate with respect to indemnity amounts and transition expenses; (b) to the Indenture Trustee, all amounts due to the Indenture Trustee pursuant to the Indenture not previously paid by the Administrator, and to the Owner Trustee, all amounts due to the Owner Trustee pursuant to the Trust Agreement not previously paid by the Servicer; and (c) to the Asset Representations Reviewer, all amounts due to the Asset Representations Reviewer without regard to the cap of $175,000 per year in the aggregate with respect to fees, expenses and indemnity amounts;

(3)	pro rata to the Class A Noteholders, the Interest Distributable Amount for the Class A Notes;

(4)	(a) if an Event of Default has occurred as a result of the first, second or fifth events set forth under “The Indenture—Events of Default” in this prospectus, in the following order of priority:

•	to the Class A-1 Noteholders, until the Class A-1 Notes have been paid in full;

•	to the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders, pro rata, until all classes of the Class A Notes have been paid in full;

•	to the Class B Noteholders, the Interest Distributable Amount for the Class B Notes;

•	to the Class B Noteholders, until the Class B Notes have been paid in full;

•	to the Class C Noteholders, the Interest Distributable Amount for the Class C Notes;

•	to the Class C Noteholders, until the Class C Notes have been paid in full;

•	to the Class D Noteholders, the Interest Distributable Amount for the Class D Notes; and

•	to the Class D Noteholders, until the Class D Notes have been paid in full.

(b)

if an Event of Default has occurred as a result of any event set forth under “The Indenture—Events of Default” in this prospectus, other than those events described in clause (4)(a) above, in the following order of priority:

•	to the Class B Noteholders, the Interest Distributable Amount for the Class B Notes;

•	to the Class C Noteholders, the Interest Distributable Amount for the Class C Notes;

•	to the Class D Noteholders, the Interest Distributable Amount for the Class D Notes;

•	to the Class A-1 Noteholders, until the Class A-1 Notes have been paid in full;

•	to the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders, pro rata, until all classes of the Class A Notes have been paid in full;

•	to the Class B Noteholders, until the Class B Notes have been paid in full;

•	to the Class C Noteholders, until the Class C Notes have been paid in full; and

•	to the Class D Noteholders, until the Class D Notes have been paid in full;

(5)

if the Indenture Trustee or any other successor Servicer has replaced CarMax Business Services as Servicer, to such successor Servicer, any Additional Servicing Fees for the related Collection Period and any unpaid Additional Servicing Fees for prior Collection Periods; and

(6)	to the Certificateholders, any amounts remaining after the above distributions.

APPLICATION OF FUNDS

(Post-Acceleration)

The following diagram shows how Available Funds will be applied after an acceleration of the Notes.

TRANSACTION FEES AND EXPENSES

The following table sets forth information with respect to the fees payable to the Servicer, the Asset Representations Reviewer, the Indenture Trustee and the Owner Trustee. On each Distribution Date, Available Funds will be applied to pay the Servicing Fee to the Servicer (except that amounts withdrawn from the Reserve Account will not be used to reimburse Unreimbursed Servicer Advances, Unrelated Amounts or be paid to CarMax Business Services or any of its affiliates in respect of Servicing Fees owing to the Servicer to the extent that CarMax Business Services or any of its affiliates is the Servicer) and, to the extent not paid by the Servicer or the Administrator, as applicable, any unpaid fees, expenses and indemnity amounts payable to the Asset Representations Reviewer and the Indenture Trustee, in each case, as described under “Application of Available Funds—Priority of Distributions (Pre-Acceleration)” and “—Priority of Distributions (Post-Acceleration)” in this prospectus. On each Distribution Date following the occurrence of an Event of Default under the Indenture which has resulted in an acceleration of the Notes, Available Funds will be applied to pay amounts due to the Owner Trustee pursuant to the Trust Agreement, to the extent not previously paid by the Servicer, as described under “Application of Available Funds—Priority of Distributions (Post-Acceleration)” in this prospectus.

The formula for the Servicing Fee (which excludes any Additional Servicing Fee which may be agreed to by the Indenture Trustee and any successor Servicer should CarMax Business Services be removed as Servicer) and the fees payable to the Asset Representations Reviewer, the Indenture Trustee and the Owner Trustee are listed in the table below and will not change during the term of this securitization transaction.

Fee	Amount
Servicing Fee	1/12 of 1.00% of the Pool Balance as of the first day of the related Collection Period (or as of the Cutoff Date in the case of the first Distribution Date)
Asset Representations Reviewer Annual Fee	To the extent not paid by the Servicer, $5,000 per year
Asset Representations Reviewer Review Fee	To the extent not paid by the Servicer, up to $200 per Receivable reviewed
Indenture Trustee Fee	To the extent not paid by the Administrator, $4,000 per year
Owner Trustee Fee	To the extent not paid by the Servicer, $4,000 per year

The Servicing Fee is paid to the Servicer for the servicing of the Receivables under the Sale and Servicing Agreement. The Servicer will be responsible for its own expenses under the Sale and Servicing Agreement, except that the Servicer may, at its option, deduct from collections the costs and expenses of the repossession and disposition of Financed Vehicles and external costs of collection on Defaulted Receivables. If a successor Servicer has replaced CarMax Business Services as Servicer, on each Distribution Date, Available Funds will also be applied to pay certain indemnity amounts and any transition expenses due in respect of the transfer of servicing to such successor Servicer as described under “Application of Available Funds—Priority of Distributions (Pre-Acceleration)” and “—Priority of Distributions (Post-Acceleration)” in this prospectus. The Asset Representations Reviewer fee is paid to the Asset Representations Reviewer for performance of the Asset Representations Reviewer’s duties under the Asset Representations Review Agreement. The Asset Representations Reviewer’s compensation will include its reasonable out of pocket expenses incurred under the Asset Representations Review Agreement and any indemnities owed to the Asset Representations Reviewer. The Indenture Trustee fee is paid to the Indenture Trustee for performance of the Indenture Trustee’s duties under the Indenture. The Indenture Trustee’s compensation will include its reasonable out of pocket expenses incurred under the Indenture and any indemnities owed to the Indenture Trustee. The Owner Trustee fee is paid to the Owner Trustee for performance of the Owner Trustee’s duties under the Trust Agreement. The Owner Trustee’s compensation will include its reasonable out of pocket expenses incurred under the Trust Agreement and any indemnities owed to the Owner Trustee.

See “The Sale and Servicing Agreement—Servicing Compensation and Expenses” in this prospectus for more information regarding the Servicing Fee. See “The Indenture—Duties of the Indenture Trustee” in this prospectus for more information regarding the compensation and indemnification of the Indenture Trustee.

MONTHLY INVESTOR REPORTS

Pool Factors

The Servicer will provide to you in each monthly investor report a factor which you can use to compute your portion of the principal amount outstanding on the Notes.

Calculation of the Factor For Your Class of Notes. The Servicer will compute a separate factor for each class of Notes. The factor for each class of Notes will be a seven-digit decimal which the Servicer will compute for each class of Notes, after giving effect to payments to be made on such Distribution Date, as a fraction of the initial outstanding principal amount of that class.

Your Portion of the Outstanding Amount of the Notes. For each Note you own, your portion of that class of Notes will be the product of:

•	the original denomination of your Note; and

•	the factor relating to your class of Notes computed by the Servicer in the manner described above.

The factor for each class of Notes will initially be 1.0000000 and will decline as the Outstanding principal amount of that class is reduced. The Outstanding principal amount of each class of Notes will be reduced over time as a result of scheduled payments, prepayments, purchases of the Receivables by the Seller or the Servicer and liquidations of the Receivables.

Contents of Monthly Investor Reports

On or before each Determination Date, the Servicer will prepare and deliver to the Indenture Trustee, with copies to the Seller, the Owner Trustee, the Rating Agencies and each Paying Agent, if applicable, a monthly investor report for the Indenture Trustee to make available to each beneficial owner of the Notes. Each monthly investor report will contain information about the payments to be made on the Notes on the following Distribution Date, the performance of the Receivables during the preceding month and the status of any credit enhancement. For so long as the Trust is required to file reports under the Exchange Act, the Servicer will file each monthly investor report with the SEC on Form 10-D within 15 days after the related Distribution Date. These reports on Form 10-D can be viewed electronically at the SEC’s website as described under “Where You Can Find Additional Information” in this prospectus. You may obtain copies of these reports free of charge by contacting CarMax Funding at the address set forth under “Copies of the Documents” in this prospectus. The Indenture Trustee will make available each month to investors the related monthly investor report via the Indenture Trustee’s password protected internet website. The Indenture Trustee’s internet website will be located at https://pivot.usbank.com or at such other address as the Indenture Trustee shall notify the investors from time to time. For assistance with regard to this service, you can call the Indenture Trustee’s corporate trust office at (800) 934-6802.

Each monthly investor report will contain the following information for the related Distribution Date:

•	the Pool Balance as of the close of business on the last day of the related Collection Period;

•	the aggregate amount of Available Collections;

•	the aggregate Purchase Amount of Receivables to be repurchased by the Seller or to be purchased by the Servicer;

•	the net losses with respect to the related Collection Period;

•	the number of Receivables that were outstanding as of the close of business on the last day of the related Collection Period;

•

the aggregate Outstanding principal amount of each class of Notes and the pool factor with respect to each class of Notes, in each case after giving effect to all payments to be made on such Distribution Date;

•

the Overcollateralization Target Amount for such Distribution Date and the amount by which the Pool Balance as of the last day of the related Collection Period will exceed the Note Balance after giving effect to all payments to be made on such Distribution Date;

•	the Interest Rate applicable to each class or tranche of floating rate notes, if any, for the related Interest Period (including LIBOR or replacement benchmark);

•	the Reserve Account Draw Amount, if any;

•	the Servicing Fee for the related Collection Period and any unpaid Servicing Fees from prior Collection Periods;

•

the Priority Principal Distributable Amount, the Secondary Principal Distributable Amount, the Tertiary Principal Distributable Amount, the Quaternary Principal Distributable Amount, the Regular Principal Distributable Amount and the Interest Distributable Amount for each class or tranche of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes;

•	the aggregate amount of excess collections;

•	the aggregate amount to be distributed as principal for each class of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes;

•	the Reserve Account Amount after giving effect to all required deposits to and withdrawals from the Reserve Account to be made on such Distribution Date; and

•

the number and aggregate Principal Balance of Receivables that were 31-60 days, 61-90 days, 91-120 days or 121 days or more past due as of the last day of the related Collection Period in accordance with the Servicer’s customary practices.

The Servicer, on behalf of the Trust, will file a Form 10-D for the Trust with the SEC within 15 days after each Distribution Date which will include the monthly investor report for that Distribution Date and the following information, if applicable:

•	whether the Delinquency Trigger has been met or exceeded;

•	a summary of the findings and conclusions of any asset representations review conducted by the Asset Representations Reviewer;

•	information with respect to any resignation, removal, replacement or substitution or appointment of a new Asset Representations Reviewer as required by Item 1121(d)(2) of Regulation AB;

•

if applicable, a statement that the Servicer has received a communication request from a Noteholder interested in communicating with other Noteholders regarding the possible exercise of rights under the transaction documents, the name and contact information for the requesting Noteholder and the date such request was received; and

•	the nature and amount of any material change in the Seller’s or an affiliate’s interest in the Notes or certificates from their purchase, sale or other disposition.

Within a reasonable period of time after the end of each calendar year during the term of Trust, the Indenture Trustee will make available to each person who at any time during such calendar year was a Noteholder and received any payment with respect to the Trust a statement containing certain information for the purposes of the Noteholder’s preparation of federal and State income tax returns. See “Material Federal Income Tax Consequences” in this prospectus for more information about tax reporting.

Investor Communications

The Indenture will provide that any beneficial owner of Notes may require that the Servicer cause the Trust to include in its Form 10-D filing a request to communicate with other beneficial owners of Notes related to a possible exercise of the Noteholders’ rights under the transaction documents. A beneficial owner of Notes should send its request to the Servicer at CMX_Corp_Fin_Dept@carmax.com. The beneficial owner of Notes must include in its request the method by which other beneficial owners of Notes should contact it.

The Servicer will cause the following information to be included in the Form 10-D related to the reporting Collection Period in which the request was received:

•	a statement that the Servicer has received a communication request from a beneficial owner of Notes;

•	the name of the beneficial owner of Notes making the request;

•	the date the request was received;

•	a statement that such beneficial owner of Notes is interested in communicating with other beneficial owners of Notes about the possible exercise of rights under the transaction documents; and

•	a description of the method other beneficial owners of Notes may use to contact the requesting beneficial owner of Notes.

The Servicer will bear any costs associated with including the above information in the Form 10-D. The beneficial owners of Notes will pay any costs associated with communicating with other beneficial owners of Notes, and no other transaction party, including the Trust, will be responsible for such costs.

If Definitive Notes are issued and the requesting beneficial owner is the record holder of any Notes, no verification procedures will be required. If the requesting party is not the record holder of any Notes and is instead a beneficial owner of Notes, then the request must include (1) a written certification from such party that it is a beneficial owner of Notes and (2) an additional form of documentation to prove ownership, such as a trade confirmation, an account statement, a letter from a broker or dealer or other similar document.

PRINCIPAL DOCUMENTS

In general, the operations of the Trust will be governed by the following documents:

Document (Parties)	Primary Purposes
Trust Agreement (Seller) (Owner Trustee)

Creates the Trust as a Delaware statutory trust.

Establishes the terms of and provides for the issuance of the Certificates.

Establishes the rights of the Certificateholders.

Establishes the rights and duties of the Owner Trustee.

Receivables Purchase Agreement (CarMax Business Services) (Seller)

Transfers the Receivables from CarMax Business Services to the Seller.

Contains representations and warranties of CarMax Business Services concerning the Receivables.

Requires CarMax Business Services to repurchase Receivables as to which certain representations and warranties are breached.

Sale and Servicing Agreement (Trust) (Seller) (Servicer)

Transfers the Receivables from the Seller to the Trust.

Contains representations and warranties of the Seller concerning the Receivables.

Requires the Seller to repurchase Receivables as to which certain representations and warranties are breached.

Appoints and establishes the rights and duties of the Servicer.

Requires the Servicer to purchase Receivables as to which certain servicing covenants are breached.

Provides for compensation of the Servicer.

Indenture (Trust) (Indenture Trustee)

Provides for the pledge of the Receivables by the Trust to the Indenture Trustee.

Establishes the terms of the Notes and provides for the issuance of the Notes.

Directs how payments are to be made on the Notes.

Establishes the rights of the Noteholders.

Establishes the rights and duties of the Indenture Trustee.

Asset Representations Review Agreement (Trust) (Asset Representations Reviewer) (Servicer)

Appoints and establishes the rights and duties of the Asset Representations Reviewer.

Establishes the procedures by which the Asset Representations Reviewer will conduct a review of Delinquent Receivables that are 60 days or more delinquent for their compliance with asset level representations and warranties provided by CarMax Business Services and the Seller.

Provides for compensation of the Asset Representations Reviewer.

Administration Agreement (Trust) (CarMax Business Services) (Indenture Trustee)	Establishes the duties of the Administrator.

THE TRUST AGREEMENT

General

The Seller will form the Trust pursuant to the Trust Agreement. The Trust will, concurrently with the transfer of the Receivables to the Trust pursuant to the Sale and Servicing Agreement, issue the Certificates to the Seller pursuant to the Trust Agreement. A form of the Trust Agreement has been filed as an exhibit to the registration statement that includes this prospectus, but the form of the Trust Agreement does not describe the specific terms of the transactions related to the Notes. A copy of the final form of the Trust Agreement will be filed with the SEC no later than the date of the filing of the final prospectus. This summary describes the material provisions of the Trust Agreement. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement.

Amendment

The Trust Agreement may be amended from time to time by the Seller and the Owner Trustee, but without the consent of the Noteholders, Certificateholders or any other person; provided, however, that (i) no such amendment may, as evidenced by an opinion of counsel to the Seller delivered to the Indenture Trustee, adversely affect in any material respect the interests of the Noteholders or (ii) the Rating Agency Condition must be satisfied with respect to such amendment. The Trust Agreement may also be amended from time to time by the parties thereto for the purpose of conforming the terms of the Trust Agreement to the description thereof in this prospectus.

The Trust Agreement may also be amended from time to time by the Seller and the Owner Trustee, with the consent of the holders of Notes evidencing not less than 51% of the aggregate principal amount of the Notes or, if the Notes have been paid in full, the holders of Certificates evidencing not less than 51% of the aggregate certificate percentage interest and with prior written notice to each Rating Agency, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying in any manner the rights of the Noteholders or Certificateholders; provided, however, that no such amendment may:

•

increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on or in respect of the Receivables or distributions that are required to be made for the benefit of the Noteholders or Certificateholders, or change the Interest Rate applicable to any class of Notes, without the consent of all Noteholders and Certificateholders adversely affected by the amendment;

•

reduce the percentage of the aggregate principal amount of the Notes or the percentage of the aggregate certificate percentage interest the consent of the holders of which is required for any amendment to the Trust Agreement without the consent of all Noteholders and Certificateholders adversely affected by the amendment; or

•

adversely affect the rating assigned by any Rating Agency to any class of Notes without the consent of holders of Notes evidencing not less than 66 2⁄3% of the aggregate principal amount of the Notes of such class.

Termination

The obligations of the Seller and the Owner Trustee under the Trust Agreement will terminate, and the Trust will dissolve, upon the earlier of (i) the payment to the Servicer, the Noteholders and the Certificateholders of all amounts required to be paid to them under the Indenture, the Sale and Servicing Agreement and the Trust Agreement and (ii) the Distribution Date immediately following the month which contains the one year anniversary of the maturity or other liquidation of the last outstanding Receivable and the disposition of any amounts received upon liquidation of any remaining property in the Trust.

THE RECEIVABLES PURCHASE AGREEMENT

CarMax Business Services will sell the Receivables to the Seller under the terms of a Receivables Purchase Agreement between CarMax Business Services and the Seller. A form of the Receivables Purchase Agreement has been filed as an exhibit to the registration statement that includes this prospectus, but the form of the Receivables Purchase Agreement does not describe the specific terms of the transactions related to the Notes. A copy of the final form of the Receivables Purchase Agreement will be filed with the SEC no later than the date of the filing of the final prospectus. This summary describes the material provisions of the Receivables Purchase Agreement. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Receivables Purchase Agreement.

Sale and Assignment of Receivables

CarMax Business Services will transfer and assign to the Seller, without recourse, under the Receivables Purchase Agreement its entire interest in the Receivables, including its security interests in the related Financed Vehicles. Each Receivable will be identified in a schedule appearing as an exhibit to the Receivables Purchase Agreement.

Representations and Warranties Regarding the Receivables

CarMax Business Services will represent and warrant to the Seller in the Receivables Purchase Agreement, among other things, that at the date of the Receivables Purchase Agreement and date of issuance of the Notes:

•

the Receivables have been originated by CarMax Auto or an affiliate of CarMax Auto in the United States in the ordinary course of business in connection with the sale of a new or used motor vehicle to an obligor whose mailing address is located in one of the states of the United States or the District of Columbia;

•	the Receivables comply in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder;

•

the Receivables represent the legal, valid and binding payment obligation in writing of the related obligor, enforceable by the holder thereof in all material respects in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation or other similar laws affecting the enforcement of creditors’ rights generally, any state or federal consumer protection laws or regulations or by general principles of equity;

•

immediately prior to the transfer of the Receivables by CarMax Business Services to the Seller, each Receivable was secured by a valid, binding and enforceable first priority perfected security interest in favor of CarMax Business Services in the related Financed Vehicle, or all necessary and appropriate actions shall have been commenced that would result in the valid perfection of a first priority security interest in favor of CarMax Business Services in the Financed Vehicle, which security interest has been validly assigned by CarMax Business Services to the Seller;

•

there is no right of rescission, setoff, counterclaim or defense asserted or threatened with respect to any of the Receivables as indicated in CarMax Business Services’ computer files or in the related receivable file; and

•	the Receivables require the related obligor to have physical damage insurance covering the related Financed Vehicle.

None of the Indenture Trustee, the Owner Trustee, the Asset Representations Reviewer or the Servicer has any obligation to investigate the accuracy of the representations and warranties of CarMax Business Services or whether any Receivable may be an ineligible receivable.

The Seller will assign its rights under the Receivables Purchase Agreement to the Trust under the Sale and Servicing Agreement.

Repurchase of Receivables

In general, if CarMax Business Services breaches a representation or warranty regarding a Receivable set forth in the Receivables Purchase Agreement and such breach shall not have been cured by the close of business on the last day of the Collection Period which includes the 60th day after the date on which CarMax Business Services becomes aware of, or receives written notice of, such breach (including by receipt of a review report from the Asset Representations Reviewer indicating that a test was failed for a Receivable), CarMax Business Services will investigate the Receivable to confirm the breach and determine if such breach materially and adversely affects the interest of the Seller, the Trust or the Noteholders in any Receivable. Any such breach or failure will be deemed not to have a material and adverse effect if such breach or failure has not affected the ability of the Trust to receive and retain payment in full on such Receivable. If CarMax Business Services determines such breach materially and adversely affects the interest of the Seller, the Trust or the Noteholders in any Receivable and is not cured, CarMax Business Services will repurchase such Receivable from the Seller on the Distribution Date immediately following such Collection Period at a price equal to the related Purchase Amount. The repurchase obligation constitutes the sole remedy available to the Seller for any such uncured breach.

Termination

The obligations of CarMax Business Services, except for its indemnity obligations, and the Seller under the Receivables Purchase Agreement will terminate upon the termination of the Trust as provided in the Trust Agreement.

THE SALE AND SERVICING AGREEMENT

The Seller will sell the Receivables to the Trust and the Servicer will service the Receivables on behalf of the Trust under the terms of the Sale and Servicing Agreement among the Trust, the Seller and the Servicer. A form of the Sale and Servicing Agreement has been filed as an exhibit to the registration statement that includes this prospectus, but the form of the Sale and Servicing Agreement does not describe the specific terms of the transactions related to the Notes. A copy of the final form of the Sale and Servicing Agreement will be filed with the SEC no later than the date of the filing of the final prospectus. This summary describes the material provisions of the Sale and Servicing Agreement. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Sale and Servicing Agreement.

Sale and Assignment of Receivables

The Seller will transfer and assign to the Trust, without recourse, under the Sale and Servicing Agreement, its entire interest in the Receivables transferred and assigned by CarMax Business Services to the Seller under the Receivables Purchase Agreement, including its security interests in the related Financed Vehicles. Each Receivable will be identified in a schedule appearing as an exhibit to the Sale and Servicing Agreement.

Representations and Warranties Regarding the Receivables

The Seller will represent and warrant to the Trust in the Sale and Servicing Agreement, among other things, that at the date of issuance of the Notes:

•

the Receivables have been originated by CarMax Auto or an affiliate of CarMax Auto in the United States in the ordinary course of business in connection with the sale of a new or used motor vehicle to an obligor whose mailing address is located in one of the states of the United States or the District of Columbia;

•	the Receivables comply in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder;

•

the Receivables represent the legal, valid and binding payment obligation in writing of the related obligor, enforceable by the holder thereof in all material respects in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation or other similar laws affecting the enforcement of creditors’ rights generally, any state or federal consumer protection laws or regulations or by general principles of equity;

•

immediately prior to the transfer of the Receivables by the Seller to the Trust, each Receivable was secured by a valid, binding and enforceable first priority perfected security interest in favor of CarMax Business Services in the related Financed Vehicle, or all necessary and appropriate actions shall have been commenced that would result in the valid perfection of a first priority security interest in favor of CarMax Business Services in the Financed Vehicle, which security interest has been validly assigned by CarMax Business Services to the Seller and by the Seller to the Trust;

•

there is no right of rescission, setoff, counterclaim or defense asserted or threatened with respect to any of the Receivables as indicated in CarMax Business Services’ computer files or in the related receivable file; and

•	the Receivables require the related obligor to have physical damage insurance covering the related Financed Vehicle.

None of the Indenture Trustee, the Owner Trustee, the Asset Representations Reviewer or the Servicer has any obligation to investigate the accuracy of the representations and warranties of the Seller or whether any Receivable may be an ineligible receivable.

Pursuant to the Indenture, the Trust will assign its rights in the foregoing representations and warranties to the Indenture Trustee for the benefit of the Noteholders.

The depositor will report any requests or demands to repurchase Receivables and related activity and status on Form ABS-15G.

Repurchase of Receivables

In general, if the Seller breaches a representation or warranty regarding a Receivable set forth in the Sale and Servicing Agreement and such breach shall not have been cured by the close of business on the last day of the Collection Period which includes the 60th day after the date on which the Seller becomes aware of, or receives written notice of such breach (including by receipt of a review report from the Asset Representations Reviewer indicating that a test was failed for a Receivable), the Seller will investigate the Receivable to confirm the breach and determine if such breach materially and adversely affects the interest of the Trust or the Noteholders in any Receivable. Any such breach or failure will be deemed not to have a material and adverse effect if such breach or failure has not affected the ability of the Trust to receive and retain payment in full on such Receivable. Any written repurchase request must provide sufficient detail so as to allow CarMax Business Services or the Seller to reasonably investigate the alleged breach of the representations and warranties made by the Seller related to the Receivables. If the Seller determines such breach materially and adversely affects the interest of the Trust or the Noteholders in a Receivable and is not cured, the Seller will repurchase such Receivable from the Trust on the Distribution Date immediately following such Collection Period at a price equal to the related Purchase Amount. The repurchase obligation constitutes the sole remedy available to the Noteholders or the Indenture Trustee in respect of the Trust for any such uncured breach.

Dispute Resolution Procedures

If a request is made for the repurchase of a Receivable due to a breach of a representation or warranty made about the Receivables, and the repurchase request is not resolved within 180 days after receipt by CarMax Business Services or the Seller of notice of the repurchase request, the requesting party will have the right to refer the matter, in its discretion, to either mediation (including non-binding arbitration) or binding third-party arbitration. This right applies to all repurchase requests made in accordance with the Receivables Purchase Agreement and the Sale and Servicing Agreement and is not limited to repurchase requests made in connection with a review pursuant to the asset representations review process described under “The Asset Representations Review Agreement.” This right is not a mechanism for requesting repurchase or other relief from losses resulting from changes in the credit quality of the Receivables or other market conditions. Neither CarMax Business Services nor the Seller will repurchase a Receivable with respect to which the related breach of a representation or warranty did not materially adversely affect the interest of the Trust or the Noteholders in the Receivable. If a Receivable is paid off, satisfied or repurchased, no demands to repurchase are permitted, and there is no further right to mediation or arbitration regarding that Receivable. None of the representations and warranties related to the Receivables relate to the performance of the Receivables or to any credit losses that may occur as a result of a default by the related obligor on a Receivable. Furthermore, the dispute resolution procedures described below apply only to the specific Receivables that are related to the dispute.

The requesting party may choose either mediation (including non-binding arbitration) or third-party binding arbitration at its discretion. In each case, the process will be administrated by The American Arbitration Association (the “ADR Facilitator”) pursuant to the ADR Facilitator’s governing rules and procedures, as applicable, or any successor rules or procedures (the “ADR Rules”). The mediation or arbitration will take place in New York, New York. The Administrator will direct the Indenture Trustee to, and the Indenture Trustee will, notify the requesting party at the end of the 180-day period if a repurchase demand is unresolved. Within the applicable statute of limitations and within 30 days of the delivery of the notice indicating that a repurchase demand has not been resolved following the end of the 180-day period, the requesting party must initiate the proceedings according to the rules of the ADR Facilitator and provide notice (as defined by the ADR Rules) to CarMax Business Services and the Seller of its intent to pursue resolution through mediation or arbitration. The Seller must respond to the notice within 30 days and must submit to the method of dispute resolution requested.

If the requesting party chooses to refer the matter to mediation, the Seller and the requesting party will agree on a neutral mediator approved by the ADR Facilitator within 15 business days of notice service. If the parties cannot agree on a mediator, one will be appointed by the ADR Facilitator in accordance with the applicable ADR Rules. For a mediation, the proceeding will start within 15 days after the selection of the mediator and conclude within 30 days after the start of the mediation. The parties will mutually agree on the allocation of expenses incurred in connection with the mediation and, should the parties not agree on the allocation of expenses, the expenses will be determined in accordance with ADR Rules. If the parties fail to agree at the completion of the mediation, the requesting party may refer the repurchase request to binding arbitration or adjudicate the dispute in court.

If the requesting party chooses to refer the matter to binding arbitration, the matter will be referred to a panel of three arbitrators to be selected in accordance with the ADR Rules. The Seller will provide a notice of the commencement of any arbitration on the Form 10-D related to the monthly period in which the arbitration proceeding commences and will give other Noteholders and beneficial owners of Notes the right to participate in the arbitration proceeding. The arbitrator will have the authority to schedule, hear and determine any motions, including dispositive and discovery motions, according to New York law, and will do so at the motion of any party. Discovery will be completed within 30 days of appointment of the panel and will be limited for each party to two witness depositions not to exceed five hours, two interrogatories, one document request and one request for admissions. The panel, however, may grant additional discovery if good cause exists, there is an unavoidable delay or with the consent of all of the parties. Briefs will be limited to no more than ten pages each, and will be limited to initial statements of the case, discovery motions and a pre-hearing brief. The evidentiary hearing on the merits will commence no later than 60 days following the appointment of the panel and will proceed for no more than 10 consecutive business days, with equal time allotted to each side for the presentation of direct evidence and cross examination. In each case, the panel will have discretion to modify these timeframes if, based on the facts and circumstances of the particular dispute, good cause exists, there is an unavoidable delay or with the consent of all of the relevant parties. The panel will render its decision on the matter within 90 days of the selection of the panel. The panel will resolve the dispute according to the transaction documents, including choice-of-law provisions, and may not modify or change the transaction documents in any way or award remedies not consistent with the transaction documents. The panel will not be permitted to award punitive or special damages. The panel will also determine which party will be responsible for paying the dispute resolution fees, including attorneys’ fees, incurred in this process. Judgment on the award will be entered in any court having jurisdiction. Once the panel makes a decision with respect to a Receivable, the panel’s decision will be binding with respect to that Receivable, and such Receivable may not be the subject of any additional mediation or binding arbitration. By selecting binding arbitration, the requesting party will be giving up its right to adjudicate the dispute in court, including the right to a trial by jury.

In all cases, the proceedings of the mediation or binding arbitration, including the occurrence of such proceedings, the nature and amount of any relief sought or granted and the results of any discovery taken in the matter, will be kept strictly confidential by each of the parties to the dispute, except it can share the information with its attorneys, experts, accountants and other advisors, as reasonably required in connection with the mediation or arbitration, or as otherwise required by law. This obligation will not prevent a beneficial owner of Notes from communicating with other beneficial owners of Notes related to a possible exercise of the Noteholders’ rights under the transaction documents as described under “Monthly Investor Reports—Investor Communication” in this prospectus, nor will CarMax Business Services or the Seller be prohibited from providing notice of the commencement of any arbitration on Form 10-D as described above. Neither CarMax Business Services nor the Seller will be required to produce personally identifiable customer information for purposes of any mediation or arbitration.

Servicing the Receivables

To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Trust will designate the Servicer to service and administer the Receivables and, as custodian on behalf of the Trust, to maintain possession of the installment sale contracts and any other documents relating to the Receivables. To reduce administrative costs, the tangible retail installment sale contracts and any other tangible documents relating to the Receivables will not be physically segregated from other similar documents that are in the Servicer’s possession or otherwise stamped or marked to reflect the transfer to the Trust and the obligors under the Receivables will not be notified of the transfer. Although the indenture trustee will not rely on “control” (within the meaning of the UCC) over the electronic retail installment sale contracts as the legal basis for the perfection of its security interest in the retail installment sale contracts that constitute electronic chattel paper, CarMax Business Services, LLC, as servicer, will agree to not communicate the “authoritative copy” (as such term is used in the UCC) of any retail installment sale contracts that constitute electronic chattel paper to any person other than the depositor, the Trust or the Indenture Trustee. However, UCC financing statements reflecting the transfer of the Receivables by the Seller to the Trust will be filed and the Servicer’s accounting records and computer systems will be marked to reflect such transfer. Because the Receivables will remain in the Servicer’s possession and will not be stamped or otherwise marked to reflect the transfer to the Trust, the Trust’s interest in the Receivables could be defeated if a subsequent purchaser were to obtain physical possession of the Receivables (or, in the case of a Receivable that is originated in electronic form, “control” of the related electronic contract under the UCC) without knowledge of such transfer. See “Material Legal Issues Relating to the Receivables—Security Interests in the Financed Vehicles” in this prospectus.

The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables and will, consistent with the Sale and Servicing Agreement, follow such collection procedures as it follows with respect to comparable motor vehicle retail installment sale contracts under the Primary Underwriting Program that it services for itself or others. The Servicer may, consistent with its normal procedures, defer a payment on a Receivable or otherwise modify the payment schedule of a Receivable. If the Servicer determines that a receivable qualifies as a Defaulted Receivable, the Servicer will follow its customary practices and procedures to realize upon the Receivable, including the repossession and disposition of the related Financed Vehicle at a public or private sale or the taking of any other action permitted by applicable law.

Extensions and Modifications

The Servicer may grant extensions, rebates, deferrals, amendments, modifications, temporary reductions in payments or adjustments with respect to any Receivable in accordance with its customary servicing practices; provided, that, if the Servicer (i) extends the date for final payment by the obligor of any Receivable beyond the last day of the Collection Period immediately prior to the Final Scheduled Distribution Date for the Class D Notes or (ii) reduces the APR or unpaid principal balance with respect to any Receivable, other than as required by applicable law (including, without limitation, by the Servicemembers Civil Relief Act) or court order or at the direction of a regulatory authority or in accordance with regulatory guidance, the Servicer will agree under the Sale and Servicing Agreement to purchase that Receivable for an amount equal to the Purchase Amount as of the last day of the Collection Period during which such extension or reduction occurs. The purchase obligation of the Servicer under the Sale and Servicing Agreement will constitute the sole remedy available to the Trust, the Noteholders, the Indenture Trustee, the Certificateholders or the Owner Trustee for any extension of a payment schedule that causes a Receivable to remain outstanding after the Collection Period preceding the Final Scheduled Distribution Date for the Class D Notes. The ability of the Servicer to make modifications on the Receivables is not expected to have a material impact on the distributions on the Notes.

Accounts

The Servicer will establish and maintain for the Trust, in the name of the Indenture Trustee on behalf of the Noteholders, the Collection Account, into which all payments made on or with respect to the Receivables will be deposited. The Servicer will establish and maintain with the Indenture Trustee the Note Payment Account in the name of the Indenture Trustee on behalf of the Noteholders, into which amounts released from the Collection Account and any other accounts of the Trust for payment to such Noteholders will be deposited and from which all payments to such Noteholders will be made. As described under “Description of the Notes—Credit Enhancement—Reserve Account” in this prospectus, the Servicer will establish and maintain with the Indenture Trustee in the name and for the benefit of the Trust, the Reserve Account, into which certain excess collections on the Receivables will be deposited and from which certain amounts may be withdrawn and paid as described in “Application of Available Funds—Priority of Distributions (Pre-Acceleration)” in this prospectus.

All funds on deposit in the Collection Account and the Reserve Account will be invested by the bank or trust company then maintaining the accounts, as directed by the Servicer, in Permitted Investments as provided in the Sale and Servicing Agreement. Funds on deposit in the Reserve Account will be invested in Permitted Investments that meet the requirements of Regulation RR as determined by the Servicer. Permitted Investments are generally limited to obligations or securities that mature on or before the Business Day preceding the Distribution Date following the Collection Period during which the investment is made or on or before the Business Day preceding the next Distribution Date in the case of funds on deposit in the Reserve Account. Thus, the amount of cash available in the Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts distributed to the Noteholders could result, which could, in turn, increase the average life of the Notes. All net investment earnings on funds on deposit in the Collection Account and the Reserve Account will be deposited in the Collection Account or distributed as provided in the Sale and Servicing Agreement.

The Trust Accounts will be maintained as Eligible Deposit Accounts, which satisfy certain requirements of the Rating Agencies.

On each Distribution Date, the Servicer will notify the Indenture Trustee to withdraw the Reserve Account Draw Amount, if any, from the Reserve Account and to deposit this amount into the Collection Account.

Collections

The Servicer will deposit all amounts received on or in respect of the Receivables (other than Supplemental Servicing Fees) into the Collection Account within two Business Days after such receipt; provided, however, that the Servicer will not be required to deposit such amounts into the collection account until the Business Day preceding the Distribution Date following the Collection Period during which such amounts were received at any time that and for so long as:

•	CarMax Business Services is the Servicer;

•	no Event of Servicing Termination shall have occurred and be continuing; and

•	CarMax Business Services shall have the required short-term unsecured debt rating required by the hired rating agencies.

All amounts received on or in respect of a Receivable during any Collection Period will be applied first to any outstanding Simple Interest Advances made by the Servicer with respect to such Receivable and then to the scheduled payment.

The Servicer will have the power, revocable by the Indenture Trustee or by the Trust with the consent of the Indenture Trustee, in each case at the written direction of the Holders of the Notes evidencing not less than 51% of the Note Balance of the Controlling Class, to instruct the Indenture Trustee to make withdrawals and payments from the Collection Account, the Note Payment Account, the Reserve Account and the Certificate Payment Account for the purpose of permitting the Servicer or the Owner Trustee to carry out its respective duties under the transaction documents or permitting the Indenture Trustee to carry out its duties under the Indenture.

Advances

The Servicer, at its option, may make Simple Interest Advances on the Business Day preceding each Distribution Date to the extent that the Servicer determines that such advances will be recoverable from subsequent collections or recoveries on the Receivables. The Servicer will recover Simple Interest Advances from subsequent payments by or on behalf of the respective obligor or, upon the Servicer’s determination that such advance is an Unreimbursed Servicer Advance, from any Available Funds as described in clause (1) under “Application of Available Funds—Priority of Distributions (Pre-Acceleration)” and “—Priority of Distributions (Post-Acceleration)” in this prospectus. No advances of principal will be made with respect to Simple Interest Receivables. The Servicer will deposit all Simple Interest Advances into the Collection Account on the Business Day preceding the Distribution Date following the Collection Period during which the related interest payment was due. No successor Servicer will be obligated to make any Simple Interest Advances, but if the Indenture Trustee is the successor Servicer, it will not make Simple Interest Advances.

Servicing Compensation and Expenses

The Servicer will be entitled to receive the Servicing Fee on each Distribution Date. The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from the prior Distribution Date, will be payable on each Distribution Date. The Servicing Fee will be paid only to the extent of the funds deposited into the Collection Account with respect to the Collection Period relating to such Distribution Date, plus funds, if any, deposited into the Collection Account from the Reserve Account (except that amounts withdrawn from the Reserve Account will not be used to reimburse Unreimbursed Servicer Advances, Unrelated Amounts or be paid to CarMax Business Services or any of its affiliates in respect of Servicing Fees owing to the Servicer to the extent that CarMax Business Services or any of its affiliates is the Servicer). The Servicer will also be entitled to receive the Supplemental Servicing Fees.

The Servicing Fee and any Supplemental Servicing Fees are intended to compensate the Servicer for performing the functions of a third party servicer of the Receivables as an agent for the Trust, including collecting and posting all payments, responding to inquiries of obligors on the Receivables, investigating delinquencies, sending payment coupons to obligors, reporting federal income tax information to obligors, paying costs of collections and policing the collateral. The fees will also compensate the Servicer for administering the Receivables, including making Simple Interest Advances, accounting for collections, furnishing monthly and annual statements to the Owner Trustee and Indenture Trustee with respect to distributions and generating federal income tax information for the Trust. The fees, if any, also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, and data processing costs and other costs incurred in connection with administering the Receivables.

On each Distribution Date, Servicer will be entitled to receive an amount equal to any funds deposited in the Collection Account during any preceding Collection Period (and not previously included in any amounts paid to the Servicer) that constitute Unrelated Amounts. Unrelated Amounts to be reimbursed will be paid to the Servicer on the related Distribution Date pursuant to the Indenture upon certification by the Servicer of such amounts and the provision of such information to the Indenture Trustee. The Servicer may deduct from Available Collections all Unrelated Amounts to the extent such Unrelated Amounts have not been previously reimbursed to the Servicer.

Distributions

All distributions of principal and interest, or, where applicable, of principal or interest only, on each class of Notes entitled thereto will be made by the Indenture Trustee to the related Noteholders beginning on the initial Distribution Date. On each Determination Date, the Servicer will determine the amount in the Collection Account available to make distributions to Noteholders on the following Distribution Date and will direct the Indenture Trustee to make such distributions.

Optional Purchase of Receivables

In order to avoid excessive administrative expense, the Servicer will be permitted, at its option, to purchase the property of the Trust other than the Trust Accounts on any Distribution Date if the Pool Balance as of the close of business on the last day of the related Collection Period was 10% or less of the Pool Balance as of the Cutoff Date. The price to be paid by the Servicer in connection with the exercise of this option will equal the Purchase Amount of all Receivables, plus the appraised value of any property of the Trust, if necessary, other than the Collection Account, Note Payment Account, certificate payment account or Reserve Account; provided, however, that the Servicer will not be permitted to exercise such option unless the amount to be deposited in the Collection Account, plus Available Funds for such Distribution Date, is at least equal to the sum of the Note Balance as of the purchase date, plus accrued but unpaid interest on each class or tranche of Notes at the related Interest Rate through the related Interest Period, plus all amounts due to the Servicer in respect of its servicing compensation, outstanding and unreimbursed Simple Interest Advances, Unreimbursed Servicer Advances and unreimbursed Unrelated Amounts. The Servicer will notify the Owner Trustee, the Indenture Trustee, the Seller and the Rating Agencies of the Servicer’s intent to exercise its Optional Purchase Right no later than 10 days prior to the related Distribution Date. Upon such a purchase, the purchase price will be used to redeem the Notes.

Annual Compliance

The Servicer will provide a report regarding its assessment of its compliance with certain minimum servicing criteria specified in Item 1122(d) of Regulation AB as of the end of the preceding Fiscal Year (or, in the case of the first report delivered by the Servicer, from the date on which such Servicer assumed the duties as Servicer under the Sale and Servicing Agreement) and a separate certificate signed by an officer of such Servicer stating that, to such officer’s knowledge, such Servicer has fulfilled its obligations under the Sale and Servicing Agreement in all material respects throughout the preceding Fiscal Year (or, in the case of the first certificate delivered by such Servicer, from the date on which such Servicer assumed the duties as Servicer under the Sale and Servicing Agreement) or, if there has been a default in the fulfillment of any such obligation in any material respect, describing each default.

The Servicer will provide a separate annual report of a firm of independent certified public accountants attesting to such Servicer’s assessment of its compliance with certain minimum servicing criteria described above during the preceding Fiscal Year (or, in the case of the first certificate delivered by such Servicer, from the date on which such Servicer assumed the duties as Servicer under the Sale and Servicing Agreement).

Copies of these reports and certificates may be obtained by Noteholders through the Indenture Trustee’s website as https://pivot.usbank.com.

Certain Matters Regarding the Servicer

The Sale and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder except:

•	upon a determination that the Servicer’s performance of its duties is no longer permissible under applicable law; or

•	upon the appointment of a successor servicer and upon satisfaction of the Rating Agency Condition.

No resignation will become effective until the Indenture Trustee or a successor servicer has assumed the servicing obligations and duties under the Sale and Servicing Agreement. The Servicer will also have the right to delegate any of its duties under those agreements to a third party without the consent of any Noteholder or the confirmation of any rating assigned to the Notes. The Servicer will, however, remain responsible and liable for its duties under those agreements as if it had made no delegations.

The Sale and Servicing Agreement will provide that neither the Servicer nor any of its directors, officers, employees or agents will be under any liability to the Trust or the Noteholders for taking any action or for refraining from taking any action thereunder or for errors in judgment; provided, however, that neither the Servicer nor any other person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (other than errors in judgment) in the performance of the Servicer’s duties thereunder or by reason of reckless disregard of its obligations and duties thereunder.

The Sale and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Receivables and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Sale and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Noteholders thereunder. In that event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs, and liabilities of the Servicer.

The Sale and Servicing Agreement will provide that the Servicer will not be liable for any failure or delay in the performance of its obligations or the taking of any action under the Sale and Servicing Agreement or under any other transaction document (and such failure or delay shall not constitute a breach of any transaction document or an Event of Servicing Termination) if such failure or delay arises from compliance by the Servicer with any law or court order, the direction of a regulatory authority or regulatory guidance.

The Sale and Servicing Agreement will provide, under the circumstances specified therein, that any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer, which entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor to the Servicer under the Sale and Servicing Agreement.

Events of Servicing Termination

The following events will constitute “Events of Servicing Termination” under the Sale and Servicing Agreement:

•

the Servicer shall fail to make any required payment or deposit under the Sale and Servicing Agreement and that failure shall continue unremedied beyond five Business Days after written notice of that failure shall have been given to the Servicer by the Seller, the Owner Trustee or the Indenture Trustee, or to the Seller, CarMax Business Services, the Servicer, the Owner Trustee and the Indenture Trustee, by the holders of Notes evidencing not less than 25% of the aggregate principal amount of the Controlling Class;

•

the Servicer shall fail to deliver to the Indenture Trustee, the Owner Trustee, the Seller, CarMax Business Services, each Paying Agent and each Rating Agency the monthly report relating to the payment of amounts due to Noteholders and that failure shall continue unremedied beyond three Business Days after written notice of that failure shall have been given to the Servicer by the Seller, the Owner Trustee or the Indenture Trustee, or to the Seller, CarMax Business Services, the Servicer, the Owner Trustee and the Indenture Trustee, by the holders of Notes evidencing not less than 25% of the aggregate principal amount of the Controlling Class;

•

the Servicer shall fail to observe or perform in any material respect any other covenant or agreement in the Sale and Servicing Agreement that materially and adversely affects the rights of the Seller or the Noteholders and that failure shall continue unremedied for 60 days after written notice of that failure shall have been given to the Servicer by the Seller, the Owner Trustee or the Indenture Trustee, or to the Seller, CarMax Business Services, the Servicer, the Owner Trustee and the Indenture Trustee, by the holders of Notes evidencing not less than 25% of the aggregate principal amount of the Controlling Class;

•

any representation or warranty of the Servicer made in the Sale and Servicing Agreement, or in any certificate delivered pursuant thereto or in connection therewith, other than any representation and warranty relating to a Receivable that has been purchased by the Servicer, shall prove to have been incorrect in any material respect as of the time when made and that breach shall continue unremedied for 30 days after written notice of that breach shall have been given to the Servicer by the Seller, the Owner Trustee or the Indenture Trustee, or to the Seller, CarMax Business Services, the Servicer, the Owner Trustee and the Indenture Trustee by the holders of Notes evidencing not less than 25% of the aggregate principal amount of the Controlling Class; and

•	the occurrence of certain events of bankruptcy, insolvency, receivership or liquidation of the Servicer or its property as specified in the Sale and Servicing Agreement.

Rights Upon Event of Servicing Termination

If an Event of Servicing Termination shall have occurred and be continuing, the Indenture Trustee or the holders of Notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class may terminate all of the rights and obligations of the Servicer under the Sale and Servicing Agreement. If the rights and obligations of the Servicer under the Sale and Servicing Agreement have been terminated, the Indenture Trustee or a successor Servicer appointed by the Indenture Trustee will succeed to all of the responsibilities, duties and liabilities of the Servicer under the Sale and Servicing Agreement, except as expressly set forth in the Sale and Servicing Agreement, and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Event of Servicing Termination other than that appointment has occurred and is continuing, that trustee or similar official may have the power to prevent a transfer of servicing. If the Indenture Trustee is unwilling or unable to act as successor Servicer, it may appoint, or petition a court of competent jurisdiction to appoint, a successor Servicer with, among other requirements specified in the Sale and Servicing Agreement, a net worth of not less than $50,000,000 and whose regular business includes the servicing of motor vehicle retail installment sale contracts or installment loans. The Indenture Trustee may arrange for compensation to be paid to the successor Servicer, which may not be greater than the servicing compensation paid to the Servicer under the Sale and Servicing Agreement without the prior written consent of the holders of Notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class. The predecessor Servicer will be obligated to pay the reasonable costs and expenses associated with the transfer of servicing to the successor Servicer. Such amounts, if not paid by the predecessor Servicer, will be paid out of collections on the Receivables.

Waiver of Past Events of Servicing Termination

The holders of Notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class may, on behalf of all Noteholders, waive any Event of Servicing Termination and its consequences, except a default in making any required deposits to or payments from the Collection Account, the Note Payment Account, the certificate payment account or the Reserve Account in accordance with the Sale and Servicing Agreement. No waiver of a default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement will impair the rights of the Noteholders with respect to any subsequent or other Event of Servicing Termination.

Amendment

The Sale and Servicing Agreement may be amended from time to time by the parties thereto, but without the consent of the Noteholders or any other person; provided, however, that (i) no such amendment may, as evidenced by an opinion of counsel to the Servicer delivered to the Indenture Trustee, adversely affect in any material respect the interests of the Noteholders or (ii) the Rating Agency Condition must be satisfied with respect to such amendment. The Sale and Servicing Agreement may also be amended from time to time by the parties thereto without the consent of any Noteholder for the purpose of conforming the terms of the Sale and Servicing Agreement to the description thereof in this prospectus.

The Sale and Servicing Agreement may also be amended from time to time by the parties thereto with the consent of the Indenture Trustee and the consent of the holders of Notes evidencing at least 66 2⁄3% of the aggregate principal amount of the Controlling Class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Sale and Servicing Agreement, or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment may:

•

increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on or in respect of the Receivables or distributions that are required to be made for the benefit of the Noteholders, or change the Interest Rate applicable to any class of Notes or the Required Reserve Account Amount, without the consent of all Noteholders adversely affected by the amendment;

•

reduce the percentage of the aggregate principal amount of the Controlling Class the consent of the holders of which is required for any amendment to the Sale and Servicing Agreement without the consent of all Noteholders adversely affected by the amendment; or

•	modify or alter the definition of the term “Required Reserve Account Amount” without the consent of the Noteholders adversely affected by such amendment.

Termination

The obligations of the Servicer, the Seller and the Owner Trustee under the Sale and Servicing Agreement will terminate upon the earlier of the maturity or other liquidation of the last outstanding Receivable and the disposition of any amounts received upon liquidation of any remaining Receivables and the payment to the Noteholders of the Trust of all amounts required to be paid to them under the Indenture.

In order to avoid excessive administrative expense, the Servicer will be permitted, at its option, to purchase the property of the Trust other than the Trust Accounts on any Distribution Date following the last day of a Collection Period as of which the Pool Balance as of such date is 10% or less of the Pool Balance as of the Cutoff Date. The purchase price for the property of the Trust other than the Trust Accounts will equal the aggregate of the related Purchase Amounts plus the appraised value of any other property of the Trust other than the Trust Accounts. The purchase price for the property of the Trust other than the Trust Accounts will not be less than the outstanding principal amount of the Notes plus accrued and unpaid interest thereon. Any outstanding Notes of the Trust will be paid in full concurrently with the purchase specified above.

THE INDENTURE

General

The Trust will issue several classes of Notes under the terms of an Indenture between the Trust and the Indenture Trustee. A form of the Indenture has been filed as an exhibit to the registration statement that includes this prospectus, but the form of the Indenture does not describe the specific terms of the Notes. A copy of the final form of the Indenture will be filed with the SEC no later than the date of the filing of the final prospectus. This summary describes the material provisions of the Indenture. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture.

Duties of the Indenture Trustee

Except upon the occurrence and during the continuation of an Event of Default, the Indenture Trustee:

•	will perform those duties and only those duties that are specifically set forth in the Indenture, and any discretion, permissive right or privilege shall not be construed as a duty;

•

may, in the absence of bad faith, rely on certificates or opinions furnished to the Indenture Trustee which conform to the requirements of the Indenture as to the truth of the statements and the correctness of the opinions expressed in those certificates or opinions; and

•

will examine any certificates and opinions which are specifically required to be furnished to the Indenture Trustee under the Indenture to determine whether or not they conform to the requirements of the Indenture.

If an Event of Default shall have occurred and be continuing, the Indenture Trustee will be required to exercise the rights and powers vested in it by the Indenture and to use the same degree of care and skill in the exercise of those rights and powers as a prudent person would exercise or use under the circumstances in the conduct of that person’s own affairs.

Compensation; Indemnification. The Administrator will pay to the Indenture Trustee from time to time reasonable compensation for its services, reimburse the Indenture Trustee for all expenses, advances and disbursements reasonably incurred or made by it, including expenses associated with the appointment of a successor Indenture Trustee, and indemnify the Indenture Trustee for, and hold it harmless against, any and all losses, liabilities, costs or expenses, including reasonable attorneys’ fees and expenses, incurred by it in connection with the administration of the Trust and the performance of its duties under the Indenture including those incurred in connection with any action, claim or suit brought to enforce the Indenture Trustee’s right to indemnification; provided, however, that the Administrator will not indemnify the Indenture Trustee for, or hold it harmless against, any loss, liability, cost or expense incurred by it through its own willful misconduct, negligence or bad faith. The Indenture Trustee will not be liable:

•	for any error of judgment made by it in good faith unless it is proved that it was negligent in ascertaining the pertinent facts;

•	for any action it takes or omits to take in good faith in accordance with directions received by it from the Noteholders in accordance with the terms of the Indenture;

•	for interest on any money received by it except as it and the Trust may agree in writing; or

•	for special, punitive consequential or indirect damages (including lost profits).

The Indenture Trustee will not be deemed to have knowledge of any Event of Default, breaches of representations and warranties by a transaction party, or any other event unless a responsible officer of the Indenture Trustee has actual knowledge of the default, breach or other event or has received written notice of the default, breach or other event in accordance with the Indenture. Other than as expressly provided in the Indenture, the Indenture Trustee will have no duty to take any action to determine whether any Event of Default or other event has occurred.

Events of Default

The following events will constitute “Events of Default” under the Indenture:

•	a default in the payment of interest on any Note of the Controlling Class for five or more Business Days;

•	a default in the payment of principal of any class of Notes on the related Final Scheduled Distribution Date;

•

a material default in the observance or performance of any other covenant or agreement of the Trust made in the Indenture and such default not having been cured for a period of 60 days after written notice thereof has been given to the Trust by the Seller or the Indenture Trustee or to the Trust, the Seller and the Indenture Trustee by the holders of Notes evidencing not less than 25% of the aggregate principal amount of the Controlling Class;

•

any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in any material respect as of the time made and such incorrectness not having been cured for a period of 30 days after written notice thereof has been given to the Trust by the Seller or the Indenture Trustee or to the Trust, the Seller and the Indenture Trustee by the holders of Notes evidencing not less than 25% of the aggregate principal amount of the Controlling Class; and

•	certain events of bankruptcy, insolvency, receivership or liquidation of the Trust or its property as specified in the Indenture.

The amount of principal due and payable on a class of Notes on any Distribution Date prior to the related Final Scheduled Distribution Date generally will be limited to amounts available to pay principal. Therefore, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the Final Scheduled Distribution Date for that class of Notes.

Rights Upon Event of Default

If an Event of Default has occurred and the Notes have been declared due and payable (and such declaration has not been rescinded or annulled), the Indenture Trustee will apply or cause to be applied the proceeds of that sale as Available Funds as described under “Application of Available Funds—Priority of Distributions (Post-Acceleration).”

If an Event of Default shall have occurred and be continuing, the Indenture Trustee or the holders of Notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class may, upon prior written notice to the Administrator, declare the Notes immediately due and payable by written notice to the Trust (and to the Indenture Trustee if given by the holder of Notes), CarMax Funding and the Servicer. Any declaration of acceleration by the Indenture Trustee or the holders of Notes may be rescinded by the holders of Notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class at any time before a judgment or decree for payment of the amount due has been obtained by the Indenture Trustee if the Trust has deposited with the Indenture Trustee an amount sufficient to pay all principal of and interest on the Notes and all other amounts then due as if the Event of Default giving rise to the declaration of acceleration had not occurred and all Events of Default, other than the nonpayment of principal of the Notes that has become due solely as a result of the acceleration, have been cured or waived.

If the Notes have been declared immediately due and payable by the Indenture Trustee or the holders of Notes following an Event of Default, the Indenture Trustee may, and at the direction of the holders of Notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class shall, institute proceedings to collect amounts due, exercise remedies as a secured party, including foreclosure or sale of the property of the Trust, or elect to maintain the property of the Trust and continue to apply proceeds from the property of the Trust as if there had been no declaration of acceleration. The Indenture Trustee may not, however, sell the property of the Trust following an Event of Default, other than a default for five or more Business Days in the payment of interest on the Notes of the Controlling Class or a default in the payment of any required principal payment on the Notes, unless:

•	the holders of all the Outstanding Notes consent to the sale, excluding Notes held by the Seller, CarMax Business Services or any of their respective affiliates;

•	the proceeds of the sale will be sufficient to pay in full the principal of and interest on the Outstanding Notes; or

•

the Indenture Trustee determines that the property of the Trust would not be sufficient on an ongoing basis to make all payments on the Notes as those payments would have become due had the Notes not been declared due and payable and the holders of Notes evidencing not less than 66 2/3% of the aggregate principal amount of the Controlling Class consent to the sale.

The Indenture Trustee may, but need not, obtain and rely upon an opinion of an independent accountant or investment banking firm as to the sufficiency of the property of the Trust to pay principal of and interest on the Notes on an ongoing basis. Any money received as a result of the sale of Trust property will be applied to pay any fees and expenses due to the Indenture Trustee prior to any distribution to the Noteholders.

If the property of the Trust is sold following an Event of Default and the proceeds of that sale are not sufficient to pay in full the principal amount of and all accrued but unpaid interest on the Notes, the Indenture Trustee will withdraw available amounts from the Reserve Account in respect of that shortfall.

If an Event of Default shall have occurred and be continuing, the Indenture Trustee may be deemed to have a conflict of interest under the Trust Indenture Act of 1939 and a successor trustee may be appointed for one or more subordinated classes of Notes. If any amounts remain unpaid with respect to the then most senior class of Notes Outstanding, only the trustee for that class of Notes will have the right to exercise remedies under the Indenture (but the other classes of Notes will be entitled to their respective shares of any proceeds of enforcement, subject to their subordination to each more senior class of Notes as described herein), and only the Noteholders from the then most senior class of Notes Outstanding will have the right to direct or consent to any action to be taken, including sale of the Trust property, until that particular class of Notes is paid in full. Upon repayment in full of the most senior class of Notes outstanding, all rights to exercise remedies under the Indenture will transfer to the trustee for the then most senior class of Notes Outstanding, and for so long as any amounts remain unpaid with respect to that class of Notes, only the trustee for that class of Notes will have the right to exercise remedies under the Indenture.

If an Event of Default shall have occurred and be continuing, the Indenture Trustee generally will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of the Notes if the Indenture Trustee reasonably believes that it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request or direction. The holders of Notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class will have the right, subject to certain limitations contained in the Indenture, to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee.

No holder of a Note will have the right to institute any proceeding with respect to the Indenture, unless:

•	the Noteholder previously has given to the Indenture Trustee written notice of a continuing Event of Default;

•

the holders of Notes evidencing not less than 25% of the aggregate principal amount of the Controlling Class have made written request to the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee;

•	the holder or holders have offered the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

•	the Indenture Trustee has for 60 days after such notice, request and offer of indemnity failed to institute the proceeding; and

•

no direction inconsistent with such request has been given to the Indenture Trustee during such 60-day period by the holders of Notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class.

If the Indenture Trustee receives conflicting or inconsistent requests and indemnity from two or more groups of Noteholders, each holding Notes evidencing less than 51% of the aggregate principal amount of the Controlling Class, the Indenture Trustee will take action in accordance with the direction of the greatest amount of the holders of Notes (measured by principal amounts).

The Indenture Trustee shall have the right to decline to follow any investor direction if the Indenture Trustee determines that the action or proceeding as directed may not lawfully be taken or conflicts with the Indenture or other transaction document or if the Indenture Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the non-directing holders.

The Indenture Trustee shall not have any obligation to investigate any matter or to exercise any powers vested in the Indenture Trustee by the Indenture unless requested by 25% or more of the holders of the Notes, and such holders have assured to the Indenture Trustee indemnity satisfactory to it.

The Indenture Trustee and the holders of Notes, by accepting the Notes, will covenant that they will not at any time institute against the Trust or the Seller any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Neither the Indenture Trustee nor the Owner Trustee in its individual capacity, nor any holder of a certificate, if any, representing an ownership interest in the Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

The right of any Noteholder to receive payments of principal and interest on its Notes when due, or to institute suit for any payments not made when due, shall not be impaired without the Noteholder’s consent.

Waiver of Past Defaults

Prior to acceleration of the maturity of the Notes, the holders of Notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class may waive any past default or Event of Default, other than a default in payment of principal of or interest on the Notes or in respect of any covenant or other provision in the Indenture that cannot be amended, supplemented or modified without the unanimous consent of the Noteholders. No such waiver will impair the rights of holders of Notes with respect to any subsequent default or Event of Default.

Covenants

The Trust will be subject to the covenants described below, as provided in the Indenture.

Restrictions on Merger and Consolidation. The Trust may not consolidate with or merge into any other entity, unless:

•	the entity formed by or surviving the consolidation or merger is organized and existing under the laws of the United States, any state of the United States or the District of Columbia;

•

the entity formed by or surviving the consolidation or merger expressly assumes the Trust’s obligation to make due and punctual payments of principal of and interest on the Notes and to perform or observe every agreement and covenant of the Trust under the Indenture;

•	no event that is, or with notice or lapse of time or both would become, an Event of Default shall have occurred and be continuing immediately after the consolidation or merger;

•	the Rating Agency Condition is satisfied;

•	the Trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the Trust or to any Noteholder or Certificateholder;

•	any action that is necessary to maintain the lien and security interest created by the Indenture shall have been taken; and

•	the Indenture Trustee has received an opinion of counsel and an officer’s certificate each stating that the consolidation or merger satisfies all requirements under the Indenture.

Other Negative Covenants. The Trust will not, among other things:

•	except as expressly permitted by the documents relating to the Trust, sell, transfer, exchange or otherwise dispose of any of its properties or assets;

•

claim any credit on or make any deduction from the principal and interest payable in respect of the Notes, other than amounts properly withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former Noteholder because of the payment of taxes levied or assessed upon the Trust;

•	dissolve or liquidate in whole or in part;

•	permit the lien of the Indenture to be subordinated or otherwise impaired;

•

permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby;

•

permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds thereof, except for tax, mechanics’ or certain other liens and except as may be created by the terms of the Indenture;

•	permit the lien of the Indenture not to constitute a valid and perfected first priority security interest in the assets of the Trust, other than with respect to tax, mechanics’ or certain other liens;

•

engage in any activities other than financing, acquiring, owning, pledging and managing the Receivables as contemplated by the documents relating to the Trust and activities incidental to such activities; or

•	incur, assume or guarantee any indebtedness other than indebtedness incurred under the Notes or indebtedness otherwise permitted by the documents relating to the Trust.

List of Noteholders and Noteholder Communication

Any three or more holders of the Notes may, by written request to the Indenture Trustee accompanied by a copy of the communication that the requesting Noteholders propose to send, obtain access to the list of all Noteholders maintained by the Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the Indenture or under such Notes. The Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders of the Trust.

The Sale and Servicing Agreement will provide that any beneficial owner of Notes may require that the Servicer cause the Trust to include in its Form 10-D filing a request to communicate with other beneficial owners of Notes related to a possible exercising of the Noteholders’ rights under the transaction documents. See “Monthly Investor Reports—Investor Communication” in this prospectus.

Annual Compliance Statement

The Trust will be required to deliver annually to the Indenture Trustee a written statement as to the fulfillment, in all material respects, of its obligations under the Indenture.

Indenture Trustee’s Annual Report

If required by the Trust Indenture Act of 1939, the Indenture Trustee for the Trust will be required to mail each year to all Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by the Indenture Trustee that materially affects the Notes and that has not been previously reported.

Replacement of Indenture Trustee

The Indenture Trustee may resign at any time by providing the Trust, the Administrator, the Seller and the Noteholders with at least 60 days’ advance written notice. Additionally, if an Event of Default occurs under the Indenture, the Indenture Trustee may be deemed to have a conflict of interest under the Trust Indenture Act of 1939 and may be required to resign as trustee for one or more subordinated classes. In any such case, the Indenture will provide for the appointment of a successor Indenture Trustee for such classes.

The holders of Notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class may remove the Indenture Trustee without cause and, following that removal, may appoint a successor Indenture Trustee. The Trust will be required to remove the Indenture Trustee if:

•	the Indenture Trustee ceases to be eligible to continue as the Indenture Trustee under the Indenture;

•	the Indenture Trustee is adjudged to be bankrupt or insolvent;

•	a receiver or other public officer takes charge of the Indenture Trustee or its property; or

•	the Indenture Trustee otherwise becomes incapable of acting.

Upon the resignation or removal of the Indenture Trustee, or the failure of the Noteholders to appoint a successor Indenture Trustee following the removal of the Indenture Trustee without cause, the Administrator will be required promptly to appoint a successor Indenture Trustee under the Indenture. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of such appointment by the successor Indenture Trustee.

Any successor Indenture Trustee must at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act of 1939, as amended, and must have a combined capital and surplus of at least $50,000,000 and a long-term debt rating acceptable to each Rating Agency.

Modification of Indenture

The Indenture may be amended from time to time by the Trust and the Indenture Trustee, but without the consent of the Noteholders or any other person; provided, however, that (i) no such amendment may, as evidenced by an opinion of counsel to the Trust delivered to the Indenture Trustee, adversely affect in any material respect the interests of the Noteholders or (ii) the Rating Agency Condition must be satisfied with respect to such amendment. The Indenture may also be amended from time to time by the Trust and the Indenture Trustee, without the consent of any Noteholder or any other person, for the purpose of conforming the terms of the Indenture to the description thereof in this prospectus.

The Trust and the Indenture Trustee may, with the consent of the holders of Notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class and with prior written notice to each Rating Agency and the Administrator, enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the Noteholders under the Indenture; provided, however, that no such supplemental indenture may (1) materially adversely affect the interests of any Noteholder without the consent of such Noteholder, or (2) without the consent of all Noteholders affected by such supplemental indenture:

•

subject to the deemed effectiveness of any determination, decision or election made by the Trust in connection with a Benchmark Transition Event or a Benchmark Replacement described under “Description of the Notes—Payments of Interest” in this prospectus, change the Final Scheduled Distribution Date or the due date of any installment of principal of or interest on any Note or reduce the principal amount, the Interest Rate or the redemption price with respect to any Note, change the application of collections on or the proceeds of a sale of the property of the Trust to payment of principal and interest on the Notes or change any place of payment where, or the coin or currency in which, any Note or any interest on any Note is payable;

•	impair the right to institute suit for the enforcement of provisions of the Indenture regarding certain payments;

•

reduce the percentage of the aggregate principal amount of the Controlling Class or of the Notes the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with the provisions of the Indenture or of the defaults thereunder and their consequences as provided for in the Indenture;

•	modify or alter (A) the provisions of the second proviso to the definition of the term Outstanding; or (B) the definition of Note Balance or the definition of Controlling Class;

•

reduce the percentage of the aggregate principal amount of the Notes the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the property of the Trust after an Event of Default if the proceeds of the sale or liquidation would be insufficient to pay in full the principal amount of and accrued but unpaid interest on the Notes;

•

reduce the percentage of the aggregate principal amount of the Controlling Class the consent of the holders of which is required to amend the sections of the Indenture which specify the applicable percentage of the aggregate principal amount of the Controlling Class necessary to amend the Indenture or any of the other documents relating to the Trust;

•	affect the calculation of the amount of interest or principal payable on any Note on any Distribution Date, including the calculation of any of the individual components of such calculation;

•	affect the rights of the Noteholders to the benefit of any provisions for the mandatory redemption of the Notes provided in the Indenture; or

•

permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

No supplemental indenture will be effective without the prior written consent of the Owner Trustee or the Asset Representations Reviewer, respectively, if the supplemental indenture would adversely modify the amount or timing of distributions to be made to the Owner Trustee or the Asset Representations Reviewer, as applicable, under the Indenture.

Satisfaction and Discharge of Indenture

The Indenture will be discharged with respect to the collateral securing the Notes:

•	upon delivery to the Indenture Trustee for cancellation of all the Notes; or

•

if all Notes not delivered to the Indenture Trustee for cancellation have become due and payable, upon the irrevocable deposit with the Indenture Trustee of funds sufficient for the payment in full of the principal amount of and all accrued but unpaid interest on the Notes; and upon payment by the Trust of all amounts due under the Indenture and the other transaction documents.

THE ASSET REPRESENTATIONS REVIEW AGREEMENT

The Trust will enter into the Asset Representations Review Agreement with the Asset Representations Reviewer. A form of the Asset Representations Review Agreement has been filed as an exhibit to the registration statement that includes this prospectus, but the form of the Asset Representations Review Agreement does not describe the specific terms of the transactions related to the Notes. A copy of the final form of the Asset Representations Review Agreement will be filed with the SEC no later than the date of the filing of the final prospectus. This summary describes the material provisions of the Asset Representations Review Agreement. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Asset Representations Review Agreement.

General

The Asset Representations Reviewer will conduct a review of Delinquent Receivables that are 60 days or more delinquent for their compliance with asset level representations and warranties provided by CarMax Business Services and the Seller upon the satisfaction of each of the following conditions:

•	the Delinquency Trigger is met or exceeded, and

•	if the Delinquency Trigger is met or exceeded, the Noteholders (including beneficial owners of the Notes) vote to cause a review of Delinquent Receivables that are 60 days or more delinquent by:

•	at least 5% of the Noteholders, measured by the outstanding principal balance of their respective Notes, demanding a vote of the Noteholders to determine if a review should be performed, and

•	subject to a 5% voting quorum, at least a majority of the Noteholders voting, measured by the outstanding principal balance of the Notes, choosing to initiate an asset representations review.

For more information regarding the Asset Representations Reviewer, see “The Transaction Parties—The Asset Representations Reviewer” in this prospectus.

Delinquency Trigger

The first condition to a review will be satisfied if the aggregate Principal Balance of all Delinquent Receivables that are 61 days or more delinquent as determined in accordance with the Servicer’s customary practices, divided by the aggregate Pool Balance (in each case, measured as of the end of the related Collection Period) meets or exceeds the Delinquency Trigger. If the Delinquency Trigger is met or exceeded, it will be reported on the Servicer’s monthly report for that month and reported in the Form 10-D for that month.

“Delinquent Receivable” means, as of any date of determination, a Receivable that is past due as of such date (or, if such date is not the last day of a Collection Period, as of the last day of the Collection Period immediately preceding such date), as determined in accordance with the Servicer’s customary practices. A Receivable that has been repurchased by the Seller or charged off by the Servicer is not considered a Delinquent Receivable and therefore is not included in the Delinquency Trigger calculation.

The Delinquency Trigger was calculated as a multiple of two times the previous historical peak greater than 60-day delinquency rate of ABS pools since 2005.

CarMax Business Services believes that the Delinquency Trigger is appropriate based on an analysis of the historical 61 days or more delinquency rate over the life of the prior securitization transactions involving motor vehicle retail installment sale contracts originated under the Primary Underwriting Program sponsored by CarMax Business Services. The amount of the Delinquency Trigger has been set at a level in excess of the historical peak greater than 60-day delinquency rate to assure that the Delinquency Trigger is not breached due to ordinary fluctuations in the economy.

For more information regarding Delinquent Receivables that are 61 day or more delinquent for CarMax Business Services’ prior securitized pools, see Annex I—Static Pool Information of this prospectus.

Voting

Within 90 days of publication that the Delinquency Trigger has been met or exceeded in the monthly report to Noteholders and beneficial owners of Notes on Form 10-D, the Noteholders may determine whether a review of Delinquent Receivables that are 60 days or more delinquent should be initiated by the Asset Representations Reviewer. Noteholders and beneficial owners of Notes may exercise this right by contacting the Indenture Trustee. For the purpose of the vote, Notes held by the sponsor or Servicer, or any affiliates thereof, are not included in the calculation of determining whether the Noteholders and beneficial owners of Notes have elected to initiate a vote.

If the requesting person is the record holder of any Notes, no verification procedures will be required. If the requesting person is not the record holder of any Notes and is instead a beneficial owner of Notes, the Indenture Trustee shall require verification in the form of (1) a written certification from the Noteholder that it is a beneficial owner of a specified outstanding principal amount of the Notes and (2) an additional form of documentation, such as a trade confirmation, an account statement, a letter from the broker or dealer or other similar document. If less than 5% of the Noteholders by outstanding principal amount of the Notes demand that a review be initiated within 90 days of publication of the Delinquency Trigger being met, no additional vote will be required and no asset representations review will be conducted.

If at least 5% of the Noteholders and beneficial owners of Notes by outstanding principal amount of the Notes demand that a vote be conducted, the Indenture Trustee will initiate a vote of all the Noteholders by posting a notice through DTC and the Trust will disclose on the Form 10-D related to the Collection Period in which the Noteholders and beneficial owners of Notes demand that a vote be conducted the voting procedures that the Indenture Trustee will use and how to cast a vote. The Indenture Trustee will allow Noteholders to vote for 150 days after publication that the Delinquency Trigger has been met or exceeded in the monthly report to Noteholders on Form 10-D. If at the end of such 150 day period, at least a majority of the Noteholders by outstanding principal amount of the Notes who have voted choose to approve initiating the asset representations review and at least 5% of the Noteholders by outstanding principal amount of the Notes cast a vote, the Asset Representations Reviewer will be notified to conduct a review as set forth below. If the requirements of the voting trigger are not met within these time periods, no asset representations review will occur for that occurrence of the Delinquency Trigger.

The Asset Representations Review

Upon the approval of the Noteholders as set forth above under “—Voting,” the Trust will instruct the Servicer to provide the Asset Representations Reviewer with access to copies of documents necessary to perform its review within 60 days of the conclusion of the vote approving the review. The Asset Representations Reviewer will then conduct its review of all Delinquent Receivables that are 60 days or more delinquent as of the end of the most recent Collection Period. Upon receiving access to the review materials, the Asset Representations Reviewer will start its review of such Receivables and complete its review within 60 days after receiving access to all review materials. The review period may be extended by up to an additional 30 days if the Asset Representations Reviewer detects missing review materials that are subsequently provided or receives additional review materials.

The review will consist of performing specific tests for each applicable representation and each reviewed Delinquent Receivable and determining whether each test was passed or failed. If a Receivable is paid off, satisfied or repurchased due to a breach of a covenant, representation or warranty, the Asset Representations Reviewer will not review that Receivable.

The tests were designed by CarMax Business Services to determine whether a reviewed Receivable was not in compliance with the representations made about it in the transaction documents at the relevant time, which is usually at origination of the Receivable or as of the Cutoff Date or Closing Date. There may be multiple tests for each representation. The Asset Representations Reviewer will not determine whether any noncompliance with the representations and warranties resulted in breaches of the representations and warranties or whether CarMax Business Services or the Seller would be required to repurchase any Receivables. Additionally, the Asset Representations Reviewer will not determine the reason for the delinquency of any Receivable, the creditworthiness of any obligor, the overall quality of any Receivable or the compliance of the Servicer with its covenants with respect to the servicing of the Receivables. The review is not designed to establish cause, materiality or recourse for any failed test. The review is not designed to determine whether CarMax Business Services’ origination, underwriting and purchasing policies and procedures are adequate, reasonable or prudent.

Within five Business Days after completion of the review, the Asset Representations Reviewer will provide the Indenture Trustee, CarMax Business Services, the Trust, the Seller, the Administrator and the Servicer with a report of the test results for each reviewed Receivable and each representation, including whether each test for each reviewed Receivable passed or failed. A summary of the Asset Representations Reviewer’s report, including a description of each test that failed, will be included in the Form 10-D for the Collection Period in which such report was provided.

CarMax Business Services and the Seller will evaluate the Asset Representations Reviewer’s report and any repurchase request received from the Indenture Trustee, any other party to the transaction documents or any Noteholder or beneficial owner of Notes in order to determine whether a repurchase of a Receivable is required. After reviewing the report, CarMax Business Services and the Seller will determine if there were breaches of the representations and warranties, and CarMax Business Services and the Seller will then decide whether to repurchase the Receivable. None of the Indenture Trustee, the Owner Trustee, the Asset Representations Reviewer or the

Servicer is otherwise obligated to investigate the accuracy of the representations and warranties with respect to the Receivables subject to the asset representations review. The transaction documents require that any breach of the representations and warranties must materially and adversely affect the interest of the Trust or the Noteholders in the Receivable before CarMax Business Services or the Seller would be required to repurchase such Receivable. Any Noteholder or beneficial owner of Notes, however, will be entitled to make a repurchase request regarding a breach of the representations and warranties related to a Receivable to the Indenture Trustee. CarMax Business Services or the Seller will report any repurchase request received from a Noteholder, a beneficial owner of Notes, the Indenture Trustee or the Owner Trustee, and the disposition of the request, on a Form ABS-15G that will be filed with the SEC. For more information regarding the exercise of rights by the Indenture Trustee, see “The Indenture” in this prospectus.

The Asset Representations Reviewer will be paid an annual fee equal to $5,000 and, should a review be initiated, the review fee will be up to $200 per Receivable reviewed. The fees, expenses and amounts owing for indemnification of the Asset Representations Reviewer will be payable by the Servicer and, if the Servicer is unable or unwilling to pay such amounts and such amounts remain unpaid after 30 days, such amounts will be paid from Available Funds of the Trust as described under “Application of Available Funds—Priority of Distributions (Pre-Acceleration)” and “—Priority of Distributions (Post-Acceleration)”. Any Receivables review performed by the Asset Representations Reviewer after a Delinquency Trigger is met or exceeded and the Noteholders vote to perform the review will be paid by the Trust from Available Funds.

The Trust will, or will cause the Servicer to, indemnify the Asset Representations Reviewer and its officers, directors, employees and agents, for all costs, expenses, losses, damages and liabilities resulting from the performance of its obligations under the Asset Representations Review Agreement (including the reasonable out-of-pocket fees and expenses of defending itself against any loss, damage or liability), but excluding any cost, expense, loss, damage or liability resulting from (i) the Asset Representations Reviewer’s willful misconduct, bad faith or negligence, (ii) the Asset Representations Reviewer’s breach of any of its representations or warranties in this Agreement or (iii) the Asset Representations Reviewer’s breach of any of its obligations in connection with confidential information of the Trust or the Servicer and personally identifiable information of the obligors on the Receivables.

The Asset Representations Reviewer will not be liable to any person for any action taken, or not taken, in good faith under the Asset Representations Review Agreement or for errors in judgment. However, the Asset Representations Reviewer will be liable for its willful misconduct, bad faith or negligence in performing its obligations under the Asset Representations Review Agreement. In no event will the Asset Representations Reviewer be liable for special, indirect or consequential losses or damages (including lost profit), even if the Asset Representations Reviewer has been advised of the likelihood of the loss or damage and regardless of the form of action.

Resignation and Removal

The Asset Representations Reviewer may not resign unless it becomes legally unable to act. The Trust may also remove the Asset Representations Reviewer if the Asset Representations Reviewer ceases to be eligible to continue as an Asset Representations Reviewer or if the Asset Representations Reviewer becomes subject to an insolvency event or breaches any of its representations, warranties, agreements or covenants contained in the Asset Representations Review Agreement. In those circumstances, the Trust will be obligated to appoint a successor Asset Representations Reviewer. Any resignation or removal of an Asset Representations Reviewer and appointment of a successor Asset Representations Reviewer will not become effective until acceptance of the appointment by the successor Asset Representations Reviewer. As described under “Monthly Investor Reports—Contents of Monthly Investor Reports”, each Form 10-D will contain a description of the date and circumstances surrounding any resignation, removal, replacement or subsitution of the Asset Representations Reviewer that occurred during the related collection period. Costs associated with the termination of the Asset Representations Reviewer and the appointment of a successor will be borne by the outgoing Asset Representations Reviewer.

THE ADMINISTRATION AGREEMENT

CarMax Business Services will enter into the Administration Agreement with the Trust and the Indenture Trustee under which it will agree, to the extent provided in the Administration Agreement, to provide the notices and to perform other obligations of the Trust (other than its payment obligations) required by the Indenture, Asset Representations Review Agreement, Sale and Servicing Agreement and Trust Agreement, including the determination of a Benchmark Transition Event, Benchmark, its related Benchmark Replacement Date and any Benchmark Replacement Conforming Changes pursuant to the Indenture. The Administrator will be entitled to a monthly administration fee as compensation for the performance of its obligations under the Administration Agreement and as reimbursement for its expenses related thereto, which fee will be paid by the Servicer. The obligations of CarMax Business Services under the Administration Agreement will terminate upon dissolution of the Trust. A form of the Administration Agreement has been filed as an exhibit to the registration statement that includes this prospectus, but the form of the Administration Agreement does not describe the specific terms of the transactions related to the Notes. A copy of the final form of the Administration Agreement will be filed with the SEC no later than the date of the filing of the final prospectus.

MATERIAL LEGAL ISSUES RELATING TO THE RECEIVABLES

Security Interests in the Receivables

The Receivables are either “tangible chattel paper” or “electronic chattel paper,” in each case as defined in the UCC. Under the UCC, for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. CarMax Business Services and the Seller is obligated to cause financing statements to be filed with the appropriate governmental authorities to perfect the interest of the Seller and the Trust in the Receivables. The Servicer will hold (or, in the case of electronic retail installment sale contracts, maintain) the Receivables either directly or through subservicers, as custodian for the Indenture Trustee and the Trust. The Servicer will also agree to not communicate the “authoritative copy” (as such term is used in the UCC) of any retail installment sale contract that constitutes electronic chattel paper to any person other than the depositor, the Trust or the Indenture Trustee. This is intended to preclude any other party from claiming a competing security interest in the Receivables that constitute electronic chattel paper on the basis that their security interest is perfected by “control” (within the meaning of Section 9-105 of the UCC). The Seller will take all action that is required to perfect the rights of the Indenture Trustee and the Trust in the Receivables. However, the Receivables will not be stamped, or otherwise marked, to indicate that they have been sold to the Trust. If, through inadvertence or otherwise, another party purchases or takes a security interest in the Receivables for new value in the ordinary course of business and takes possession (or, with respect to electronic retail installment sale contracts, “control” (within the meaning of the UCC)) of the Receivables without actual knowledge of the Trust’s interest, such other purchaser or secured party will acquire an interest in the Receivables superior to the interest of the Trust. The Seller and the Servicer will be obligated to take those actions which are necessary to protect and perfect the Trust’s interest in the Receivables and their proceeds.

Security Interests in the Financed Vehicles

The Receivables evidence the credit sale of motor vehicles by an affiliate of CarMax Business Services to obligors. The Receivables also constitute personal property security agreements and include grants of security interests in the related Financed Vehicles under the UCC. Perfection of security interests in motor vehicles is generally governed by state certificate of title statutes or by the motor vehicle registration laws of the state in which each vehicle is located. In most states, a security interest in a motor vehicle is perfected by notation of the secured party’s lien on the vehicle’s certificate of title.

CarMax Business Services will be obligated to have taken all actions necessary under the laws of the state in which a Financed Vehicle is located to perfect the security interest in the Financed Vehicle, including, where applicable, by having a notation of the lien recorded on the Financed Vehicle’s certificate of title or, if appropriate, by perfecting the security interest in the Financed Vehicle under the UCC. Because the Servicer will continue to service the Receivables, the obligors on the Receivables will not be notified of the sales from CarMax Business Services to the Seller or from the Seller to the Trust, and no action will be taken to record the transfer of the security interest from CarMax Business Services to the Seller or from the Seller to the Trust by amendment of the certificates of title for the Financed Vehicles or otherwise.

The Receivables Purchase Agreement will provide that CarMax Business Services will assign to the Seller its interests in the Financed Vehicles securing the related Receivables. The Sale and Servicing Agreement will provide that the Seller will assign its interests in the Financed Vehicles securing the related Receivables to the Trust. However, because of the administrative burden and expense, none of CarMax Business Services, the Seller, the Servicer or the Indenture Trustee will amend any certificate of title to identify either the Seller, the Trust, or the Indenture Trustee as the new secured party on the certificate of title relating to a Financed Vehicle nor will any entity execute and file any transfer instrument. In addition, the Servicer or the custodian will continue to hold any certificates of title relating to the Financed Vehicles in its possession as custodian for the Indenture Trustee in accordance with the Sale and Servicing Agreement.

In most states, the assignments under the Receivables Purchase Agreement and the Sale and Servicing Agreement will be effective to convey the security interest of CarMax Business Services in a Financed Vehicle without amendment of any lien noted on a vehicle’s certificate of title or re-registration of the vehicle, and the Trust will succeed to CarMax Business Services’ rights as secured party upon the transfer from the Seller. However, in those states in which re-registration of a Financed Vehicle is not necessary to convey a perfected security interest in the Financed Vehicle to the Trust, the Trust’s security interest could be defeated through fraud or negligence because the Trust will not be listed as legal owner on the related certificate of title. Moreover, in other states, in the absence of an amendment and re-registration, a perfected security interest in the Financed Vehicles may not have been effectively conveyed to the Trust. In most of those other states, however, in the absence of fraud, forgery or administrative error by state recording officials, the notation of CarMax Business Services or its affiliate as lienholder on the certificate of title will be sufficient to protect the Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent creditors who take a security interest in a Financed Vehicle. UCC financing statements with respect to the transfer of CarMax Business Services’ security interest in the Financed Vehicles to the Seller and with respect to the transfer of the Seller’s security interest in the Financed Vehicles to the Trust will be filed.

If CarMax Business Services failed to obtain a first priority perfected security interest in a Financed Vehicle, its security interest and, therefore, that of the Trust would be subordinate to, among others, subsequent purchasers of that Financed Vehicle or subsequent creditors who take a perfected security interest in that Financed Vehicle. CarMax Business Services will represent and warrant to the Seller in the Receivables Purchase Agreement, and the Seller will represent and warrant to the Trust in the Sale and Servicing Agreement, that all action necessary for CarMax Business Services to obtain a perfected security interest in each Financed Vehicle has been taken. If this representation and warranty is breached and not cured with respect to a Financed Vehicle, CarMax Business Services will be required to repurchase the related Receivable from the Seller and the Seller will be required to repurchase the related Receivable from the Trust to the extent described under “The Receivables Purchase Agreement—Repurchase of Receivables” and “The Sale and Servicing Agreement-Repurchase of Receivables” in this prospectus.

In most states, a perfected security interest in a vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and thereafter until the owner re-registers the vehicle in the new state. A majority of states require surrender of the related certificate of title to re-register a vehicle. In those states that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the obligor under the related installment sale contract to surrender possession of the certificate of title. In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to maintain perfection of its security interest in the vehicles in the state of relocation. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, the obligor procures a new certificate of title that does not list the secured party’s lien. Additionally, in states that do not require a certificate of title for registration of a vehicle, re-registration could defeat perfection. In the ordinary course of servicing the Receivables, the Servicer will take the necessary steps to maintain perfection of its security interest upon receipt of notice of re-registration. Similarly, when an obligor sells a Financed Vehicle, the Servicer must surrender possession of the certificate of title or will receive notice as a result of its lien and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under the Sale and Servicing Agreement, the Servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of the security interests in the Financed Vehicles.

Release of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. Failure to comply with these detailed requirements could result in liability to the Trust or the release of the lien on the vehicle or other adverse consequences. Some states permit the release of a lien on a vehicle upon the presentation by the dealer, obligor or persons other than the servicer to the applicable state registrar of liens of various forms of evidence that the debt secured by the lien has been paid in full. For example, the State of New York passed legislation allowing a dealer of used motor vehicles to have the lien of a prior lienholder in a motor vehicle released, and to have a new certificate of title with respect to that motor vehicle reissued without the notation of the prior lienholder’s lien, upon submission to the Commissioner of the New York Department of Motor Vehicles of evidence that the prior lien has been satisfied. It is possible that, as a result of fraud, forgery, negligence or error, a lien on a Financed Vehicle could be released without prior payment in full of the Receivable.

In most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over a perfected security interest in the vehicle. The Internal Revenue Code also grants priority to certain federal tax liens over a perfected security interest in a motor vehicle. The laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated vehicle. CarMax Business Services will represent and warrant to the Seller in the Receivables Purchase Agreement, and the Seller will represent and warrant to the Trust in the Sale and Servicing Agreement, that, as of the Closing Date, it has no knowledge of any liens or claims that have been filed, including liens for work, labor, materials or unpaid taxes, relating to a Financed Vehicle that are prior to, or equal or coordinate with, the security interest in such Financed Vehicle created by the related Receivable. If this representation and warranty is breached and not cured with respect to a Financed Vehicle, CarMax Business Services will be required to repurchase the related Receivable from the Seller and the Seller will be required to repurchase the related Receivable from the Trust to the extent described under “The Receivables Purchase Agreement—Repurchase of Receivables” and “The Sale and Servicing Agreement—Repurchase of Receivables” in this prospectus. However, a prior or equal lien for repairs or taxes could arise at any time during the term of a Receivable. No notice will be given to the trustees or the Noteholders in the event such a lien arises, and any prior or equal lien arising after the Closing Date would not give rise to a repurchase obligation.

Enforcement of Security Interests in Financed Vehicles

The Servicer, on behalf of the Trust, may take action to enforce a security interest in a Financed Vehicle securing the related Receivable by repossession and resale of the Financed Vehicle. The actual repossession may be contracted out to third party contractors. Under the UCC and laws applicable in most states, a creditor can repossess a motor vehicle securing a retail installment sale contract by voluntary surrender, “self-help” repossession that is “peaceful” or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. In the event of a default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract. In addition, the UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued finance charges plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees or, in some states, by payment of delinquent installments or the unpaid balance.

The proceeds of resale of the repossessed vehicles generally will be applied first to the satisfaction of the indebtedness and then to the expenses of resale and repossession. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Generally, courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or, if no lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.

Certain Bankruptcy Considerations

CarMax Business Services and the Seller have taken steps in structuring the transactions contemplated by this prospectus to reduce the risk that a bankruptcy filing with respect to CarMax Business Services would adversely affect the Notes or that the Seller would become a debtor in a voluntary or involuntary bankruptcy case. However, there can be no assurance that payments on the Notes will not be delayed or reduced as a result of a bankruptcy proceeding.

CarMax Business Services and the Seller each intend that the transfer of Receivables from CarMax Business Services to the Seller be treated as a sale. However, if CarMax Business Services were to become a debtor in a bankruptcy case, a court could take the position that a transfer should be treated as a pledge of the Receivables to secure indebtedness of CarMax Business Services rather than a sale. If a court were to reach such a conclusion, or if an attempt were made to litigate the issue, delays or reductions in payments on the Notes could occur. In addition, if a transfer of Receivables from CarMax Business Services to the Seller is treated as a pledge rather than a sale, a tax or government lien on the property of CarMax Business Services arising before the transfer of a Receivable to the Seller may have priority over the Seller’s interest in that Receivable and, if CarMax Business Services is the Servicer, a court may conclude that the Trust does not have a perfected interest in cash collections on the Receivables commingled with general funds of CarMax Business Services. The Seller will receive a reasoned opinion of counsel on the Closing Date that, subject to various assumptions and qualifications, the transfer of Receivables from CarMax Business Services to the Seller should properly constitute a sale for bankruptcy purposes. However, there can be no assurance that a court would not conclude that the transfer of Receivables should be treated as a pledge.

If CarMax Business Services were to become a debtor in a bankruptcy case, a court could take the position that the assets and liabilities of the Seller should be substantively consolidated with the assets and liabilities of CarMax Business Services, in which case the Receivables would be included in the estate of CarMax Business Services even if the transfer of the Receivables from CarMax Business Services to the Seller were treated as a sale. The Seller and CarMax Business Services have taken steps in structuring the transactions contemplated by this prospectus to reduce the risk of substantive consolidation. The limited liability company agreement of the Seller contains provisions restricting the activities of the Seller and requiring the Seller to follow specific operating procedures designed to support its treatment as an entity separate from CarMax Business Services. In addition, the Seller will receive a reasoned opinion of counsel on the Closing Date that, subject to various assumptions and qualifications, in the event of a bankruptcy filing with respect to CarMax Business Services, the assets and liabilities of the Seller should not properly be substantively consolidated with the assets and liabilities of CarMax Business Services. However, there can be no assurance that a court would not conclude that the assets and liabilities of the Seller should be consolidated with the assets and liabilities of CarMax Business Services. If a court were to reach such a conclusion, or if an attempt were made to litigate the issue, delays or reductions in payments on the Notes could occur.

The Dodd-Frank Act

Orderly Liquidation Authority. The Dodd-Frank Wall Street Reform and Consumer Protection Act established OLA, under which the Federal Deposit Insurance Corporation is authorized to act as receiver of a non-bank financial company and its subsidiaries. OLA differs from the Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear what impact these provisions will have on any particular company, including CarMax Business Services, the Seller or the Trust, or such company’s creditors.

Potential Applicability to CarMax Business Services, the Seller and the Trust. There is uncertainty about which companies will be subject to OLA rather than the Bankruptcy Code. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine that:

•	the company is in default or in danger of default;

•	the failure of the company and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States;

•	no viable private sector alternative is available to prevent the default of the company; and

•	an OLA proceeding would mitigate these effects.

There can be no assurance that the OLA provisions would not be applied to CarMax Business Services, although we expect that OLA will be used only very rarely. The Seller or the Trust could, under certain circumstances, also be subject to OLA.

FDIC’s Avoidance Power Under OLA. The provisions of OLA relating to preferential transfers differ from those of the Bankruptcy Code. If CarMax Business Services were to become subject to OLA, there is an interpretation under OLA that previous transfers of Receivables by CarMax Business Services or the Seller perfected for purposes of state law and the Bankruptcy Code could nevertheless be avoided as preferential transfers, with the result that the Receivables securing the Notes could be reclaimed by the FDIC and Noteholders may have only an unsecured claim against CarMax Business Services or the Seller, as applicable.

In December 2010, the Acting General Counsel of the FDIC issued an advisory opinion which concludes that the treatment of preferential transfers under OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the Bankruptcy Code. On July 6, 2011, the FDIC adopted a final regulation which, among other things, codifies the advisory opinion. This final regulation was effective on August 15, 2011. Based on the advisory opinion and this regulation, the transfer of Receivables by CarMax Business Services to the Seller (so long as such transfer has been perfected by the filing of a UCC financing statement) should not be avoidable by the FDIC as a preference under OLA.

FDIC’s Repudiation Power Under OLA. If the FDIC is appointed receiver of a company under OLA, the FDIC would have the power to repudiate any contract to which the company was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of the company’s affairs.

In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion confirming:

•

that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law, or changes the enforceability of standard contractual provisions meant to foster the bankruptcy-remote treatment of special purpose entities such as the Seller and the Trust; and

•

that, until the FDIC adopts a regulation addressing the application of the FDIC’s powers of repudiation under OLA, the FDIC will not exercise its repudiation authority to reclaim, recover or recharacterize as property of a company in receivership or the receivership assets transferred by that company prior to the end of the applicable transition period of any such future regulation, provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that company under the Bankruptcy Code.

CarMax Business Services and the Seller intend that the sale of the Receivables by CarMax Business Services to the Seller will constitute a “true sale” between separate legal entities under applicable state law. As a result, CarMax Business Services believes that the FDIC would not be able to recover the Receivables using its repudiation power.

The advisory opinion does not bind the FDIC and could be modified or withdrawn in the future. There can be no assurance that future regulations or subsequent FDIC actions in an OLA proceeding involving CarMax Business Services, the Seller or the Trust would not be contrary to this opinion.

Regardless of whether the sale of the Receivables by CarMax Business Services to the Seller is respected as a legal true sale, as receiver for CarMax Business Services, the Seller or the Trust, the FDIC could, among other things:

•	require the Trust, as assignee of CarMax Business Services and the Seller, to go through an administrative claims procedure to establish its rights to payments collected on the Receivables;

•	if the Trust were a covered subsidiary, require the Indenture Trustee to go through an administrative claims procedure to establish its rights to payment on the Notes;

•	request a stay of legal proceedings to liquidate claims or otherwise enforce contractual and legal remedies against CarMax Business Services or a covered subsidiary, including the Trust;

•

if the Trust were a covered subsidiary, assert that the Indenture Trustee was subject to a 90-day stay on its ability to liquidate claims or otherwise enforce contractual and legal remedies against the Trust;

•	repudiate CarMax Business Services’ ongoing servicing obligations under the Sale and Servicing Agreement such as its duty to collect and remit payments or otherwise service the Receivables; or

•	prior to any such repudiation of the Sale and Servicing Agreement, prevent any of the Indenture Trustee or the Noteholders from appointing a successor Servicer.

If the FDIC, as receiver for CarMax Business Services, the Seller or the Trust, were to take any of the actions described above, payments on the Notes would be delayed and may be reduced.

If the Trust were placed in receivership under OLA, the FDIC would have the power to repudiate the Notes. In that case, the FDIC would be required to pay compensatory damages that are no less than the principal amount of the Notes plus accrued interest as of the date the FDIC was appointed receiver and, to the extent that the value of the property that secured the Notes is greater than the principal amount of the Notes and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Servicemembers Civil Relief Act, the Telephone Consumer Protection Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sale acts and other similar laws. Also, the laws of certain states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the Indenture Trustee to enforce consumer finance contracts such as the Receivables.

The so-called “Holder-in-Due-Course Rule” of the Federal Trade Commission has the effect of subjecting a seller, and certain related lenders and their assignees, in a consumer credit transaction to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the Holder-in-Due-Course Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The Holder-in-Due-Course Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states.

Most of the Receivables will be subject to the requirements of the Holder-in-Due-Course Rule. Accordingly, the Trust, as holder of the Receivables, will be subject to any claims or defenses that the purchaser of a Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the Receivable.

If an obligor were successful in asserting any such claim or defense as described in the two immediately preceding paragraphs, such claim or defense would constitute a breach of a representation and warranty under the Receivables Purchase Agreement and the Sale and Servicing Agreement and would create an obligation of the Seller to repurchase the Receivable unless the breach were cured.

Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protection of the Fourteenth Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor’s repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.

CarMax Business Services will represent and warrant to the Seller in the Receivables Purchase Agreement, and the Seller will represent and warrant to the Trust in the Sale and Servicing Agreement, that each Receivable complies as of the Closing Date in all material respects with all requirements of law. If an obligor has a claim against the Trust for violation of any law and that claim materially and adversely affects the Trust’s interest in a Receivable, and that violation is not cured, CarMax Business Services would be required to repurchase the Receivable from the Seller and the Seller would be required to repurchase the Receivable from the Trust to the extent described under “The Receivables Purchase Agreement—Repurchase of Receivables” and “The Sale and Servicing Agreement—Repurchase of Receivables” in this prospectus.

Other Matters

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Bankruptcy Code and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the Bankruptcy Code, a court may prevent a creditor from repossessing a motor vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under the related contract or change the rate of interest and time of repayment of the indebtedness.

Under the terms of the Servicemembers Civil Relief Act, an obligor who enters the military service after the origination of that obligor’s Receivable (including an obligor who is a member of the National Guard or is in reserve status at the time of the origination of the obligor’s Receivable and is later called to active duty) is entitled to have the interest rate reduced and capped at 6% per annum for the duration of the military service, may be entitled to a stay of proceedings on foreclosures and similar actions and may have the maturity of the retail installment sale contract extended or the payments lowered and the payment schedule adjusted. In addition, pursuant to the laws of various states, under certain circumstances residents thereof called into active duty with the National Guard or the reserves can apply to a court to delay payments on retail installment sale contracts such as the Receivables. Application of any of the foregoing acts or other similar acts under state law would adversely affect, for an indeterminate period of time, the ability of the Servicer to foreclose on an affected Receivable during the obligor’s period of active duty status and, in some cases, for a period of one year thereafter. Thus, if that Receivable goes into default, there may be delays and losses occasioned by the inability to exercise the Trust’s rights with respect to the Receivable and the related Financed Vehicle in a timely fashion.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of material United States federal income tax consequences of the purchase, ownership and disposition of Notes to investors who purchase the Notes in the initial distribution and who hold the Notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code. The summary does not purport to deal with all United States federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders that are insurance companies, financial institutions, regulated investment companies, dealers in securities or currencies, tax-exempt entities, holders that hold the Notes as part of a hedge, straddle, “synthetic security” or other integrated transaction for United States federal income tax purposes, certain accrual method taxpayers subject to the rules of Section 451 of the Internal Revenue Code and holders whose functional currency is not the United States dollar. The discussion under this section does not apply to any Notes that are held by the depositor or one or more affiliates not treated as a separate entity from the depositor for United States federal income tax purposes. For purposes of the following summary, references to the Trust, the Notes and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to the Trust and the Notes and related terms, parties and documents applicable to the Trust.

The following summary is based upon current provisions of the Internal Revenue Code, the Treasury regulations promulgated thereunder and judicial or administrative authority, all of which are subject to change, which change may be retroactive. The Trust will be provided with an opinion of Mayer Brown LLP, as special federal tax counsel to the Seller, regarding certain United States federal income tax matters discussed below. A legal opinion, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes. As a result, the IRS may disagree with all or a part of the discussion below. We suggest that prospective investors consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes. The discussion below does not purport to furnish information in the level of detail or with the attention to a prospective investor’s specific tax circumstances that would be provided by a prospective investor’s own tax advisor.

Unless otherwise specified, the following summary relates only to holders of the Notes that are United States Persons. If a partnership (including for this purpose any entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of Notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A holder of the Notes that is a partnership and partners in such partnership should consult their tax advisors about the United States federal income tax consequences of holding and disposing of the Notes.

On the closing date, Mayer Brown LLP, as special federal tax counsel to the Seller, will deliver an opinion, subject to the assumptions and qualifications therein, including compliance with all of the provisions of the applicable agreements, to the effect that, for United States federal income tax purposes:

•

the Notes will be characterized as indebtedness to the extent the Notes are treated as beneficially owned by a person other than (A) the Trust or a person considered to be the same person as the Trust for United States federal income tax purposes, (B) a member of an expanded group (as defined in Treasury Regulation section 1.385-1(c)(4) or any successor regulation then in effect) that includes the Trust (or a person considered to be the same person as the Trust for United States federal income tax purposes), (C) a “controlled partnership” (as defined in Treasury Regulation section 1.385-1(c)(1) or any successor regulation then in effect) of such expanded group or (D) a disregarded entity owned directly or indirectly by a person described in preceding clause (B) or (C); and

•	the Trust will not be characterized as an association, or a publicly traded partnership, taxable as a corporation.

Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the IRS or any third party.

Tax Characterization of the Trust

The opinion of Mayer Brown LLP that the Trust will not be characterized as an association, or a publicly traded partnership, taxable as a corporation for United States federal income tax purposes will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with by the parties thereto.

Because the Trust will not be taxable as a corporation, it will necessarily be taxed as a partnership, a “grantor” trust or a disregarded entity. Unless the Notes are not treated as indebtedness for United States federal income tax purposes, the differences among these three entities should not affect the Noteholders for United States federal income tax purposes. If, contrary to the opinion of Mayer Brown LLP and the expectation of CarMax Business Services, the Notes were treated as equity in the Trust, the classification of the Trust as a partnership or a grantor trust could have adverse tax consequences to Noteholders.

If the Trust is treated as a partnership for United States federal income tax purposes, partnership audit rules would generally apply to the Trust. Under these rules, unless an entity elects otherwise, taxes arising from audit adjustments are required to be paid by the entity rather than by its partners or members. The parties responsible for the tax administration of the Trust described herein will have the authority to utilize, and intend to utilize, any exceptions available under these provisions (including any changes) and Treasury regulations so that the Trust’s members, to the fullest extent possible, rather than the Trust itself, will be liable for any taxes arising from audit adjustments to the Trust’s taxable income if the Trust is treated as a partnership. It is unclear to what extent these elections will be available to the Trust and how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Prospective investors are urged to consult with their tax advisors regarding the possible effect of these rules.

If the Trust were taxable as a corporation for United States federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust’s taxable income would include all its income on the Receivables and may possibly be reduced by its interest expense on the Notes. Any corporate income tax could materially reduce cash available to make payments on the Notes.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness. The Noteholders will agree by their purchase of Notes to treat the Notes as indebtedness for United States federal income tax purposes. Mayer Brown LLP, as special federal tax counsel to the Trust, will deliver an opinion, subject to the assumptions and qualifications therein, to the effect that the Notes will be classified as indebtedness for United States federal income tax purposes to the extent the Notes are treated as beneficially owned by a person other than (A) the Trust or a person considered to be the same person as the Trust for United States federal income tax purposes, (B) a member of an expanded group (as defined in Treasury Regulation section 1.385-1(c)(4) or any successor regulation then in effect) that includes the Trust (or a person considered to be the same person as the Trust for United States federal income tax purposes), (C) a “controlled partnership” (as defined in Treasury Regulation section 1.385-1(c)(1) or any successor regulation then in effect) of such expanded group or (D) a disregarded entity owned directly or indirectly by a person described in preceding clause (B) or (C). The discussion below assumes that this characterization is correct.

Original Issue Discount (“OID”), etc. The discussion below assumes that all payments on the Notes are denominated in United States dollars, that principal and interest is payable on the Notes and that the Notes are not indexed securities or entitled to principal or interest payments with disproportionate, nominal or no payments. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for “qualified stated interest” under the Treasury regulations relating to OID (or, the original issue discount regulations), and that any OID on the Notes, i.e., any excess of the principal amount of the Notes over their issue price, is not equal to or in excess of a de minimis amount, i.e., any OID on the Notes is less than 1⁄4% of their principal amount multiplied by their weighted average maturities included in their term, all within the meaning of the original issue discount regulations.

If the Notes were treated as being issued with OID that was not de minimis, a Noteholder would be required to include OID in income as interest over the term of the Notes under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income, to the extent OID had accrued as of the date of the interest distribution and had not been allocated to prior distributions, or as a repayment of principal. This treatment would have no significant effect on Noteholders using the accrual method of accounting. However, cash method Noteholders might be required to report income on the Notes in advance of the receipt of cash attributable to that income.

Interest Income on the Notes. Based on the foregoing assumptions, except as discussed in the following paragraph, the Notes will not be considered to have been issued with OID except that the Notes may be issued with de minimis OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with the Noteholder’s method of tax accounting. Under the OID regulations, a holder of a Note issued with a de minimis amount of OID must include any OID in income, on a pro rata basis, as principal payments are made on the Note.

A holder of a Note having a fixed maturity of one year or less, known as a “Short-Term Note,” may be subject to special rules. An accrual basis holder of a Short-Term Note, and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Internal Revenue Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Internal Revenue Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder’s cost for the Note, increased by any market discount and OID previously included by the Noteholder in income with respect to the Note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by the Noteholder with respect to the Note. Any gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any capital gain recognized upon a sale, exchange or other disposition of a Note will be long-term capital gain if the seller’s holding period is more than one year and will be short-term capital gain if the seller’s holding period is one year or less. The deductibility of capital losses is subject to certain limitations. We suggest that prospective investors consult with their own tax advisors concerning the United States federal tax consequences of the sale, exchange or other disposition of a Note.

Foreign Holders. Interest payments made, or accrued, to a Noteholder who is a Foreign Person that is an individual or corporation for United States federal income tax purposes generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, provided that reporting requirements are met as described in “—Tax Consequences to Holders of the Notes—Foreign Account Tax Compliance” in this prospectus, if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person satisfies certain requirements, including the requirements that the Foreign Person:

•

is not actually or constructively a “10 percent shareholder” of the Trust or the Seller (including a holder of 10% of the certificates), a “controlled foreign corporation” with respect to which the Trust or the Seller is a “related person” within the meaning of the Internal Revenue Code or a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•

provides the Indenture Trustee or other person who is otherwise required to withhold United States tax with respect to the Notes with an appropriate statement, on IRS Form W-8BEN or W-8BEN-E (or other applicable form, including any appropriate attachments), signed under penalty of perjury, certifying that the beneficial owner of the Note is a Foreign Person and providing the Foreign Person’s name and address.

If such interest received by a Foreign Person is not portfolio interest, then it will be subject to withholding tax unless the Foreign Person provides a properly executed IRS Form W-8BEN or W-8BEN-E claiming an exemption from or reduction in withholding under the benefit of a tax treaty or an IRS Form W-8ECI stating that interest paid is not subject to withholding tax because it is effectively connected with the Foreign Person’s conduct of a trade or business in the United States. If the interest is effectively connected income (and under certain tax treaties is attributable to a U.S. permanent establishment maintained by such Foreign Person), the Foreign Person, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on that interest at graduated rates. A Foreign Person other than an individual or corporation (or an entity treated as such for United States federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, in case of Notes held by a foreign partnership or foreign trust, the partners or beneficiaries, as the case may be, may be required to provide certain additional information.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and, in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year and does not otherwise have a “tax home” within the United States.

Backup Withholding. Each holder of a Note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalty of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to backup withhold a certain portion of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

Foreign Account Tax Compliance. The “Foreign Account Tax Compliance Act” or “FATCA” significantly changes the reporting requirements imposed on certain Foreign Persons, including certain foreign financial institutions and investment funds.

Under FATCA, foreign financial institutions (which include hedge funds, private equity funds, mutual funds, securitization vehicles and any other investment vehicles regardless of their size) and certain other non-financial foreign entities must comply with information reporting rules with respect to their U.S. account holders and investors or be subject to a 30% withholding tax with respect to any “withholdable payments.” For this purpose, withholdable payments are U.S. source payments otherwise subject to nonresident withholding tax and also include the entire gross proceeds from the sale of any equity or debt instruments of U.S. issuers. The withholding tax under FATCA applies regardless of whether the payment would otherwise be exempt from U.S. nonresident withholding tax (e.g., under the portfolio interest exemption or as capital gain). The withholding tax under FATCA currently applies with respect to interest payments and, under rules previously scheduled to take effect beginning on January 1, 2019, were to be imposed on gross proceeds from a disposition of debt instruments. Treasury regulations were recently published in proposed form that eliminate withholding on payments of gross proceeds from such dispositions. Pursuant to these proposed Treasury regulations, the Trust and any withholding agent may rely on this change to FATCA withholding until the final Treasury regulations are issued. Potential investors are encouraged to consult with their tax advisors regarding the possible implications of this legislation on an investment in the Notes.

Each holder of a Note or an interest therein, by acceptance of such Note or such interest therein, will be deemed to have agreed to provide to the Indenture Trustee upon the request of the Indenture Trustee, or to and upon the request of any Paying Agent or the Trust, (i) properly completed and signed tax certifications, for a U.S. person, on IRS Form W-9 and, for a non-U.S. person, on the appropriate IRS Form W-8 and (ii) to the extent any FATCA withholding or deduction is applicable, information sufficient to eliminate the imposition of, or determine the amount of, such withholding or deduction under FATCA. The Indenture Trustee has the right to withhold any amounts (properly withholdable under law and without any corresponding gross-up) payable to any holder of a Note or an interest therein that fails to comply with the requirements of the preceding sentence.

Medicare Surtax on Net Investment Income. Certain individuals, estates and trusts are required to pay a 3.8% Medicare surtax on “net investment income” including, among other things, interest and proceeds of sale in respect of securities like the Notes, subject to certain exceptions. Prospective investors should consult with their own tax advisors regarding the effect, if any, of this provision on their ownership and disposition of the Notes.

Possible Alternative Treatments of the Notes. If, contrary to the opinion of Mayer Brown LLP, the IRS successfully asserted that one or more of the Notes did not represent indebtedness for United States federal income tax purposes, the Notes might be treated as equity interests in the Trust. If any Notes were so treated, the Trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences. In such a scenario the publicly traded partnership, taxable as a corporation, would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity. Alternatively, and most likely in the view of Mayer Brown, the Trust would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests, and thus the Trust would likely be taxed as a partnership. Treatment of the Notes as equity interests in such a partnership could result in adverse tax consequences to certain holders. For example, income to certain tax-exempt entities, including pension funds, would be “unrelated business taxable income,” and foreign holders (i) may be subject to (x) United States tax and United States tax return filing and withholding requirements and (y) withholding of tax on purchase price paid to them in the event of a disposition of a recharacterized Note, or (ii) may be subject to 30% withholding tax on gross income allocated to them (or, alternatively, on an income amount equal to the expected interest on the Notes) unless reduced or eliminated pursuant to an applicable tax treaty. To the extent the Trust expenses are treated as allocable to a trade or business, the amount or value of interest expense deductions available to a holder may be limited under the rules of Section 163(j) of the Internal Revenue Code. To the extent Trust expenses are treated as investment expenses, individuals are generally subject to limitations on their ability to deduct their share of Trust expenses. All holders treated as equity holders may have adverse timing and character consequences.

Tax Regulations for Acquisition of Notes by Related Parties. Treasury regulations under Section 385 of the Internal Revenue Code address the treatment of instruments as debt or equity where the instruments are held by certain parties who are related to the issuer. Under these regulations, in certain circumstances, a note that otherwise would be treated as debt is treated as equity for United States federal income tax purposes during periods in which the note is held by a related party (generally based on a group of corporations or controlled partnerships connected through 80% direct or indirect ownership). Under these regulations, although it is not entirely clear, it is expected that any notes treated as equity under these rules would be converted back to debt when acquired by a beneficial owner that is not a related party. In the event that such conversion into a debt instrument is not automatic and the determination of debt-equity status would need to be conducted at such time of the later acquisition, it is possible that such instrument could constitute equity in the issuer for United States federal income tax purposes. In this regard, you should consider the discussion in “—Tax Consequences to Holders of the Notes—Possible Alternative Treatments of the Notes” above regarding the consequences of that development. Although there is no present intent to sell the Certificates, the Trust Agreement addresses the Treasury regulations under Section 385 of the Internal Revenue Code in order to prevent their application to the Notes. Moreover, the Seller and Owner Trustee will be able to amend the Trust Agreement in the future without the consent of Noteholders as required to prevent the application of such Treasury regulations to the Notes. However, the Treasury regulations are complex and have not yet been applied by the IRS or any court. In addition, the IRS has reserved certain portions of the Treasury regulations pending its further consideration. Prospective investors are urged to consult their tax advisors regarding the possible effects of these rules.

CERTAIN STATE TAX CONSEQUENCES

The activities of servicing and collecting on the Receivables will be undertaken by the Servicer. Because of the variation in each state’s tax laws based in whole or in part upon income, it is impossible to predict tax consequences to holders of Notes in all of the state taxing jurisdictions in which they are already subject to tax. Additionally, it is possible a state or local jurisdiction may assert its right to impose tax on the Trust with respect to its income related to Receivables collected from customers located in such jurisdiction. It is also possible that a state may require that a Certificateholder and any Noteholder treated as an equity-owner (including non-resident holders) file state income tax returns with the state pertaining to Receivables collected from customers located in such state (and may require withholding by the Trust on related income). We suggest that Noteholders consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of Notes.

The federal and state tax discussions set forth above are included for information only and may not be applicable depending upon a Noteholder’s particular tax situation. We suggest that prospective purchasers consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of Notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

MATERIAL CONSIDERATIONS FOR ERISA AND OTHER U.S. EMPLOYEE BENEFIT PLAN INVESTORS

Subject to the following discussion, the Notes generally may be acquired with the assets of Benefit Plan Investors or of employee benefit plans or arrangements not subject to Title I of ERISA or Section 4975 of the Internal Revenue Code (collectively with Benefit Plan Investors, “Plan Investors”). The discussion under this section does not apply to any Notes that are held by the depositor or one or more affiliates not treated as a separate entity from the depositor for United States federal income tax purposes.

Title I of ERISA requires fiduciaries of Benefit Plan Investors subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents. In addition, fiduciaries of Benefit Plan Investors are prohibited from causing such Benefit Plan Investors to engage in certain transactions with persons that are “parties in interest” under Section 406 of ERISA or “disqualified persons” under Section 4975 of the Internal Revenue Code with respect to such Benefit Plan Investors. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Internal Revenue Code for these persons or the fiduciaries of such Benefit Plan Investor. The acquisition or holding of Notes by or on behalf of a Benefit Plan Investor could give rise to a prohibited transaction if the Seller, the sponsor, the Servicer, the Trust, the Owner Trustee, the Indenture Trustee, the Administrator, the underwriters or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that Benefit Plan Investor.

Exemptions from the prohibited transaction rules could apply to the purchase and holding of Notes by a Benefit Plan Investor depending on the type and circumstances of the plan fiduciary making the decision to acquire the Notes and the relationship of the party in interest or disqualified person to the Benefit Plan Investor. These exemptions include: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” In addition to the class exemptions listed above, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code provide exemptions for prohibited transactions between a Benefit Plan Investor and a person or entity that is a party in interest to such Benefit Plan Investor solely by reason of providing services to the Benefit Plan Investor or by reason of certain relationships with such a service provider (excluding any party in interest that is a fiduciary, or an affiliate of a fiduciary, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Benefit Plan Investor involved in the transaction), provided that the Benefit Plan Investor receives no less, nor pays no more, than adequate consideration for the transaction.

Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided might or might not cover all acts which might constitute or result in prohibited transactions. There can be no assurance that any exemption will be available with respect to any particular transaction involving the Notes. Prospective purchasers that intend to use the assets of a Benefit Plan Investor to acquire Notes should consult with their legal advisors regarding the applicability of any such exemption.

Certain transactions involving the Trust might be deemed to constitute or result in “prohibited transactions” under Title I of ERISA or Section 4975 of the Internal Revenue Code if the assets of the Trust were deemed, under the Plan Asset Regulation, to include the “plan assets” of Benefit Plan Investors who have acquired Notes. The Plan Asset Regulation would deem the assets of the Trust to include the “plan assets” of Benefit Plan Investors only if such Benefit Plan Investors held “equity interests” in the Trust and no other exception from plan asset treatment under the Plan Asset Regulation applied. For purposes of the Plan Asset Regulation, an “equity interest” is an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

Although there is little guidance on the subject, assuming the Notes constitute debt for local law purposes, the Seller believes that, at the time of their issuance, the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of the Notes that interest and principal will be paid or repaid when due and the availability of traditional default remedies, as well as upon the absence of conversion rights, warrants and other typical equity features. This debt treatment of any class of Notes for purposes of the Plan Asset Regulation could change, subsequent to their issuance, if the issuing entity incurred losses or if the rating of such class of Notes fell below investment grade. This risk of recharacterization is enhanced for classes of Notes that are subordinated to other classes of Notes or other securities.

Plan Investors that are not subject to Title I of ERISA or Section 4975 of the Internal Revenue Code, such as a “governmental plan” (as defined in Section 3(32) of ERISA) or certain “church plans” (as defined in Section 3(33) of ERISA), may be subject to other federal, state, local or other law that is substantially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code (“Similar Law”). Such Plan Investors should consult with their legal advisors regarding such provisions of law and their relevance to the acquisition of the Notes. Before purchasing the Notes, each person acquiring the Notes with the assets of a Plan Investor should consult with its legal advisors regarding the matters described in this prospectus and the applicable legal requirements.

By acquiring a Note (or an interest therein), each purchaser and transferee (and its fiduciary, if applicable) will be deemed to have represented and warranted that either (a) it is not acquiring the Note with the plan assets of any Plan Investor or (b) the acquisition and holding of the Note (or an interest therein) will not give rise to a non-exempt “prohibited transaction” under Section 406 of ERISA or Section  4975 of the Internal Revenue Code or a violation of any Similar Law.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, the Seller has agreed to sell to each of the underwriters named below, for whom Barclays Capital Inc. is acting as representative, and each of the underwriters has severally agreed to purchase, the initial principal amount of Notes set forth opposite its name below:

Underwriters	Principal Amount of Class A-1 Notes(1)	Principal Amount of Class A-2 Notes(1)	Principal Amount of Class A-3 Notes(1)	Principal Amount of Class A-4 Notes(1)
Barclays Capital Inc.	$	$	$	$
RBC Capital Markets, LLC
SMBC Nikko Securities America, Inc.
Wells Fargo Securities, LLC
CIBC World Markets Corp.
Mizuho Securities USA LLC
Scotia Capital (USA) Inc.
TD Securities (USA) LLC

Total	$	$	$	$

Underwriters	Principal Amount of Class B Notes(1)	Principal Amount of Class C Notes(1)	Principal Amount of Class D Notes(1)
Barclays Capital Inc.	$	$	$
RBC Capital Markets, LLC
SMBC Nikko Securities America, Inc.
Wells Fargo Securities, LLC

Total	$	$	$

(1)

All or a portion of one or more classes of notes may be retained initially by the depositor. In addition to retaining the residual interest in the issuing entity represented by the certificates, the depositor may, if necessary to satisfy the risk retention obligations of the sponsor as described under “Credit Risk Retention” in this prospectus, retain or convey to an affiliate up to 5% of the principal amount of each class of notes. The depositor or its affiliate will retain the right to sell all or a portion of any retained notes, other than the notes retained to comply with the risk retention requirements set forth under “Credit Risk Retention”, at any time. The depositor or its affiliate may sell any notes retained for the purpose of complying with the risk retention requirements in the time frame set forth under “Credit Risk Retention.”

The Seller has been advised by the underwriters that they propose initially to offer the Notes to the public at the applicable prices set forth on the cover page of this prospectus. After the initial public offering of the Notes, the public offering prices may change.

Until the distribution of the Notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the Notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the prices of the Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the prices of the Notes.

The underwriters may make short sales in the Notes being sold in connection with an offering (i.e., they sell more Notes than they are required to purchase in the offering). This type of short sale is commonly referred to as a “naked” short sale because the underwriters do not have an option to purchase these additional Notes in the offering. The underwriters must close out any naked short position by purchasing Notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering. Similar to other purchase transactions, the underwriters’ purchases to cover syndicate short sales may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes.

The underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the underwriters purchase Notes in the open market to reduce the underwriters’ short position or to stabilize the price of such Notes, they may reclaim the amount of the selling concession from any underwriter or selling group member who sold those Notes as part of the offering.

In general, purchases of a Note for the purpose of stabilization or to reduce a short position could cause the price of the Note to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a Note to the extent that it were to discourage resales of the Note.

Neither the Seller nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither the Seller nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The underwriting discounts and commissions are set forth on the cover page of this prospectus. After the initial public offering of the Notes, these discounts and commissions may change. The selling concessions that the underwriters may allow to certain dealers and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the principal amount of each class of Notes shall be as set forth below. In the event of sales to an affiliate, one or more of the underwriters may be required to forego a portion of the selling concession they would otherwise be entitled to receive.

	Selling concessions not to exceed		Reallowance not to exceed
Class A-1 Notes		%		%
Class A-2 Notes		%		%
Class A-3 Notes		%		%
Class A-4 Notes		%		%
Class B Notes		%		%
Class C Notes		%		%
Class D Notes		%		%

The Notes are new issues of notes and there currently is no secondary market for the Notes. The underwriters for the Notes expect to make a secondary market for the related Notes, but will not be obligated to do so. We cannot assure you that a secondary market for the Notes will develop. If a secondary market for the Notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your Notes.

The Indenture Trustee may, from time to time, invest the funds in the Collection Account and the Reserve Account in investments acquired from or issued by the underwriters or their affiliates pursuant to the terms of the Sale and Servicing Agreement.

In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with CarMax Business Services and the Seller and their affiliates.

As discussed under “Use of Proceeds” below, CarMax Business Services or its affiliates will use all or a portion of the net proceeds from the sale of the Notes to pay their respective existing indebtedness, including warehouse debt secured by the Receivables prior to the transfer of the Receivables to the Seller. Portions of such warehouse debt are owed to one or more of the underwriters or their affiliates or entities for which their affiliates act as administrator and/or provide liquidity lines.

CarMax Business Services and the Seller have agreed jointly and severally to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments which the underwriters may be required to make in respect thereof.

The closing of the sale of each class of Notes is conditioned on the closing of the sale of each other class of Notes.

Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by such investor’s representative within the period during which there is an obligation to deliver a prospectus, the Seller or the underwriter will promptly deliver, without charge, a paper copy of this prospectus.

United Kingdom

Each underwriter will represent, undertake and agree as follows:

Prohibition on sales to UK Retail Investors

(a) it has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available, any Notes which are the subject of the offering contemplated by this prospectus to any UK Retail Investor in the UK;

Other UK regulatory restrictions

(b) it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of FSMA does not apply to the issuing entity or the Seller; and

(c) it has complied and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the UK.

For the purposes of this provision:

(a)	the expression “UK Retail Investor” means a person who is one (or more) of the following:

(i) a retail client, as defined in point (8) of Article 2 of Commission Delegated Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, “EUWA”);

(ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA (such rules and regulations as amended) to implement Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or

(iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (as amended) as it forms part of UK domestic law by virtue of the EUWA; and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

European Economic Area

Each underwriter will represent, undertake and agree that it has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available, any Notes which are the subject of the offering contemplated by this prospectus to any EU Retail Investor in the EEA. For the purposes of this provision:

(a) the expression “EU Retail Investor” means a person who is one (or more) of the following:

(i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”);

(ii) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (as amended); and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes so as to enable an investor to decide to purchase or subscribe for the Notes.

USE OF PROCEEDS

The Seller will use the net proceeds from the sale of the Notes to pay CarMax Business Services for the Receivables. CarMax Business Services or its affiliates will use all or a portion of the net proceeds to pay their respective debts, including warehouse debt secured by the Receivables prior to the transfer of the Receivables to the Seller, and for general purposes. To the extent that such warehouse debt is owed to one or more of the underwriters or their affiliates or entities for which their affiliates act as administrator and/or provide liquidity lines, a portion of the proceeds that is used to pay warehouse debt will be paid to the underwriters or their respective affiliates.

CREDIT RISK RETENTION

General

All or a portion of one or more classes of Notes may be retained initially by the depositor. In general, any Notes owned by the Trust, the depositor, the Servicer or any of their respective affiliates will be entitled to benefits under the transaction documents equally and proportionately to the benefits afforded other owners of Notes, except that such Notes will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Noteholders have given any request, demand, authorization, direction, notice, consent or waiver under such documents.

The depositor will also retain the Certificates on the Closing Date.

The risk retention regulations contained in Regulation RR require CarMax Business Services, as the sponsor of the transaction described in this prospectus, to retain (either directly or through its majority-owned affiliates) an economic interest in the credit risk of the Receivables. The depositor is a wholly-owned affiliate of CarMax Business Services and will retain the required economic interest in the credit risk of the Receivables described below to satisfy the sponsor’s requirements under Regulation RR. The depositor may transfer all or a portion of the required retained interest to another majority-owned affiliate of CarMax Business Services on or after the Closing Date in accordance with Regulation RR.

CarMax Business Services intends to satisfy its obligation to retain credit risk by, among other things, causing the depositor, its wholly owned subsidiary, to retain an eligible horizontal residual interest (“EHRI”) in the form of the Certificates for each Distribution Date that the Notes are outstanding and held by parties that are not majority-owned affiliates of CarMax Business Services. However, CarMax Business Services or its majority-owned affiliates will no longer be required to hold the EHRI upon the latest to occur of:

•	the date on which the Pool Balance is less than or equal to 33% of the initial Pool Balance as of the Cutoff Date,

•	the date on which the aggregate principal amount of the Notes is less than or equal to 33% of the initial aggregate principal amount of the Notes on the Closing Date, and

•	two years after the Closing Date.

CarMax Business Services, the depositor and any of their affiliates may not hedge or finance the retained interest during this period except as permitted under Regulation RR. In addition, CarMax Business Services intends to cause the depositor to fund the Reserve Account, which is expected to constitute an “eligible horizontal cash reserve account” under Regulation RR.

As described further below, should retention of the EHRI and establishment of an eligible horizontal cash reserve account fail to satisfy the sponsor’s risk retention obligations under Regulation RR due to market conditions as determined by the sponsor at or prior to the time of pricing, CarMax Business Services would also expect to retain an eligible vertical interest (“EVI”) in the form of a percentage of each class of Notes in an amount necessary for the sum of the fair value of the EHRI, the amount of the eligible horizontal cash reserve account and the amount of the EVI to at least equal the required risk retention amount.

Retained Eligible Horizontal Residual Interest

The Certificates are structured to be an EHRI. In general, the Certificates will evidence the residual interest in the Trust and the right to receive any excess amounts not needed on any Distribution Date to pay the Servicing Fee, certain expenses of the Servicer and amounts owing to the Indenture Trustee and the Asset Representations Reviewer, make required payments on the Notes and make deposits into the Reserve Account. Because the residual interest is subordinated to each class of Notes and is only entitled to amounts not needed on a Distribution Date to make payments on the Notes or to make other required payments or deposits according to the priority of payments described in “Application of Available Funds,” the residual interest absorbs losses on the Receivables by reduction of, first, the excess collections, second, the overcollateralization and, third, the amounts in the Reserve Account, before any such losses may reduce amounts payable to the holders of the Notes. The payments available to the Certificates will be primarily dependent on the cash flows of the Receivables. The material terms of the Notes and Certificates are described in “Description of the Notes”, including under “—Payments of Interest”, “—Payments of Principal” and “—Credit Enhancement”, under “Application of Available Funds”, including under “—Priority of Distributions (Pre-Acceleration)” and “—Priority of Distributions (Post-Acceleration)”, under “The Trust Agreement” and under “The Indenture”, including under “—Events of Default” and “—Rights Upon Event of Default.”

In order to satisfy in part its risk retention obligations, CarMax Business Services will establish and maintain for the Trust the Reserve Account with the Indenture Trustee on the Closing Date in the name of and on behalf of the Trust. This Reserve Account is structured to be an eligible horizontal cash reserve account and will be funded in an amount equal to at least $2,882,205.69, if the aggregate initial principal amount of the Notes is $1,150,000,000, and at least $3,508,772.74 if the aggregate initial principal amount of the Notes is $1,400,000,000, which, in each case, is expected to represent approximately 0.23% of the fair value of the Notes and the Certificates on the Closing Date. Until the interests of the Trust are paid in full or the Trust is dissolved, amounts on deposit in the Reserve Account shall be released only in compliance with Rule 4(b)(3) of Regulation RR, including that funds on deposit in the Reserve Account may not be used to pay amounts due and payable to the Servicer for as long as CarMax Business Services or an affiliate of CarMax Business Services is the Servicer. For all other purposes, the Reserve Account may be used to make any payments that are due as described under “Application of Available Funds” in this prospectus but are otherwise unpaid, including each of the Notes on the Final Scheduled Distribution Date for the related class of Notes, to the extent collections on the Receivables are insufficient to make such payments. The material terms of the Reserve Account are described in “Description of the Notes—Credit Enhancement—Reserve Account”.

CarMax Business Services and the depositor will use a fair value methodology acceptable under generally accepted accounting principles to value the EHRI and the Notes. To calculate the fair value of the EHRI, CarMax Business Services discounted cash flows projected to be distributed to the Certificates as described in this prospectus to present value based on a discount rate that reflects the credit exposure to these cash flows. The model also assumes that the Servicer will exercise its Optional Purchase Right on the earliest Distribution Date on which it is permitted to do so and that the purchase price paid will be the Purchase Amount of all Receivables. Inputs to this methodology, which are intended solely for the purpose of determining the fair value of the EHRI in accordance with the requirements of the Regulation RR, and should not be relied upon by investors for any other purpose, will include:

•	for each pool of Receivables, the initial principal amount of each Class of Notes is as set forth on the cover page of this prospectus, except with respect to the Class A-2 Notes as described below;

•

when the allocation of the initial principal amount of the Class A-2 Notes is determined on or before the date of pricing, if the aggregate initial principal amount of the Notes is $1,150,000,000, the maximum amount of Class A-2a Notes that would be issued is $405,520,000 (in which case, $0 of Class A-2b Notes would be issued) and the minimum amount of Class A-2a Notes that would be issued is $283,860,000 (in which case, $121,660,000 of Class A-2b Notes would be issued), and if the aggregate initial principal amount of the Notes is $1,400,000,000, the maximum amount of Class A-2a Notes that would be issued is $493,680,000 (in which case, $0 of Class A-2b Notes would be issued) and the minimum amount of Class A-2a Notes that would be issued is $345,570,000 (in which case, $148,110,000 of Class A-2b Notes would be issued);

•

initial interest rates for each class of Notes are as shown in the table below, which are based on current market credit spreads and interest rates and credit spreads for recent prior CarMax Business Services securitization transactions. The interest payments on the Class A-2b Notes are determined based on the applicable one-month LIBOR forward rate curve as of September 1, 2021;

Class	Interest Rate
Class A-1 Notes	0.14020	% - 0.24020%
Class A-2a Notes	0.22	% - 0.42%
Class A-2b Notes	0.13325	% - 0.33325%
Class A-3 Notes	0.52	% - 0.72%
Class A-4 Notes	0.83	% - 1.03%
Class B Notes	1.18	% - 1.38%
Class C Notes	1.47	% - 1.67%
Class D Notes	1.77	% - 1.97%

•

an assumed cumulative net loss rate as a percentage of the Pool Balance as of the Cutoff Date of 2.20%, which reflects a determination by CarMax Business Services and the depositor considering, among other items, the composition of the pool of Receivables, experience with similar receivables underwritten under the Primary Underwriting Program, and the expected cumulative net loss rates as determined by the NRSROs hired by CarMax Business Services to rate the Notes;

•

a default timing curve that assumes that 25% of defaults occur in the first year after the Closing Date, 35% of defaults occur in the second year after the Closing Date, 25% of defaults occur in the third year after the Closing Date and 15% of defaults occur in the fourth year after the Closing Date;

•

a recovery rate on defaulted Receivables of 50% of the outstanding principal balance thereof as of the time they were charged off as losses, with a lag time between default and recovery of three months, which reflects a determination by CarMax Business Services and the depositor considering, among other items, the composition of the pool of Receivables, experience with similar receivables underwritten under the Primary Underwriting Program, and the assumptions utilized by the NRSROs hired by CarMax Business Services to rate the Notes;

•	a prepayment assumption that the Receivables will prepay at a 1.30% ABS rate, as described under “Maturity and Prepayment Considerations” in this prospectus; and

•

a discount rate applied to the cash flows or amounts to be paid on the Certificates of 10.00%, which reflects a determination by CarMax Business Services and the depositor considering, among other items, discount rate assumptions for securitization transactions with similarly-structured residual interests, qualitative factors that consider the subordinate nature of the first-loss exposure, and the rate of return that third-party investors would require to purchase residual interests similar to the Certificates.

CarMax Business Services developed these inputs and assumptions by considering the following factors:

•

experience with similar receivables, including prepayments, cumulative net losses and recoveries based on the information set forth in Annex I for receivables similar to the Receivables sold to the Trust;

•	an analysis of the Receivables based on CarMax’s proprietary scoring models and other characteristics; and

•	current economic conditions, including yield curves and other market benchmarks.

CarMax Business Services believes that the inputs and assumptions described above include the inputs and assumptions that could have a significant impact on the fair value calculation or a prospective Noteholder’s ability to evaluate the fair value calculation. The fair value of the Notes and the EHRI was calculated based on the assumptions described above, including the assumptions regarding the characteristics and performance of the Receivables that will differ from the actual characteristics and performance of the Receivables.

Assuming the Notes price at approximately the same rates as those set forth above, the approximate fair value of the EHRI will be equal to $109,916,507.30 - $113,756,622.89, if the aggregate initial principal amount of the Notes is $1,150,000,000, or $133,173,959.44 - $137,836,238.70, if the aggregate initial principal amount of the Notes is $1,400,000,000, as of the Closing Date.

The fair value of the Notes will be determined at pricing, and, assuming the Notes price at approximately the same rates as those set forth above, the sponsor expects the fair value of the Notes will be approximately equal to the aggregate initial principal amount of the Notes. Based on the foregoing inputs and assumptions, the approximate fair value of the EHRI that the depositor expects to retain as of the Closing Date, expressed as a percentage of the fair value of the EHRI and the Notes, will be 8.72% - 9.00%, if the aggregate initial principal amount of the Notes is $1,150,000,000, or 8.69% - 8.96%, if the aggregate initial principal amount of the Notes is $1,400,000,000, and the sum of the approximate fair value of the EHRI that the depositor expects to retain and the amount deposited in the Reserve Account on the Closing Date, expressed as a percentage of the fair value of the EHRI and the Notes, will be 8.95% - 9.23%, if the aggregate initial principal amount of the Notes is $1,150,000,000, or 8.92% - 9.19%, if the aggregate initial principal amount of the Notes is $1,400,000,000.

CarMax Business Services will recalculate the fair value of the Notes and the EHRI following the Closing Date to reflect the actual sales prices and interest rates of the Notes and any changes in the methodology or inputs and assumptions described above. The fair value of the EHRI, expressed as a dollar amount and as a percentage of the sum of the fair value of the Notes and the EHRI, will be included in the first distribution report on Form 10-D, together with a description of any material changes in the methodology or key inputs and assumptions used to calculate the fair value.

CarMax Business Services and the depositor will notify the Noteholders of any sale of any Notes or the Certificates retained by CarMax Business Services, the Servicer, the depositor or any other affiliate of CarMax Business Services by causing such information to be disclosed in the periodic filings on Form 10-D.

Retained Eligible Vertical Interest

Should CarMax Business Services need to retain additional credit risk in order to satisfy its risk retention obligations on the Closing Date, the depositor or another majority-owned affiliate of CarMax Business Services will retain a percentage of each class of Notes greater than or equal to the excess of the required risk retention amount and the amount deposited to the Reserve Account and the fair value of the EHRI. By retaining the EVI, the depositor will be a Noteholder of each class of Notes and will be entitled to receive a percentage of all payments of interest and principal made on each class of Notes and, if there is a shortfall in Available Collections available to make payments to any class of Notes, will bear a pro rata amount of those shortfalls. Each class of Notes retained by the depositor as part of the EVI will have the same terms as all other Notes in that class, except that the Notes retained by the depositor will be deemed not to be outstanding for purposes of determining whether a required percentage of any class of Notes have taken any action under the Indenture or any other transaction document. For a description of the Notes and the credit enhancement available for the Notes, you should read “Description of the Notes”, including under “—Payments of Interest”, “—Payments of Principal” and “—Credit Enhancement”, under “Application of Available Funds”, including under “—Priority of Distributions (Pre-Acceleration)” and “—Priority of Distributions (Post-Acceleration)”, and under “The Indenture”, including under “—Events of Default” and “—Rights Upon Event of Default.”

AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CarMax Business Services is the sponsor of this securitization transaction and the servicer of the Receivables. CarMax Business Services is the sole equity member of the Seller. CarMax Business Services has caused the Seller to form the Trust, which will be the issuing entity for this securitization transaction.

RATINGS OF THE NOTES

The depositor expects that the Notes (other than any Notes initially retained by the depositor) will receive credit ratings from two NRSROs hired by the sponsor to rate the Notes.

The ratings of the Notes address the likelihood of the payment of principal and interest on the Notes according to their terms. The ratings assigned to the Notes do not represent any assessment of the likelihood that principal prepayments on the Receivables might differ from those originally anticipated or address the possibility that Noteholders might suffer a lower than anticipated yield. Each Rating Agency rating the Notes has notified the Sponsor of its intent to monitor the ratings using its normal surveillance procedures. Each Rating Agency, in its discretion, may change, qualify or withdraw an assigned rating at any time as to any class of Notes. Any rating action taken by one Rating Agency may not necessarily be taken by the other Rating Agency. No transaction party will be responsible for monitoring any changes to the ratings on the Notes.

A security rating is not a recommendation to purchase, hold or sell securities and may be subject to revision or withdrawal at any time for any reason. No person or entity will be obligated to provide any additional credit enhancement with respect to the Notes. Any withdrawal of a rating may have an adverse effect on the liquidity and market price of the Notes.

LEGAL PROCEEDINGS

We are not aware of any legal proceeding pending against CarMax Business Services, the Seller, the Trust, the Owner Trustee, the Indenture Trustee or the Servicer, or against the property of any such transaction party, that is not already described in this prospectus, that is material to this securitization transaction. We are not aware of any such legal proceeding contemplated by any governmental authority.

SHELF COMPLIANCE STATEMENT

CarMax Funding will have met the registration requirements of General Instruction I.A.1 of Form SF-3 by filing no later than the date of the filing of the final prospectus, and determining that each of its affiliated depositors and issuing entities have timely filed, or have cured by filing at least 90 days prior to the date hereof:

•	the CEO certification described in “The Transaction Parties—The Depositor and Seller”; and

•

the transaction documents containing the provisions described in “The Sale and Servicing Agreement—Investor Communications,” “—Dispute Resolution Procedures” and “The Asset Representations Review Agreement.”

LEGAL OPINIONS

Certain matters relating to the Notes, including certain United States federal income tax matters, will be passed upon for CarMax Business Services, the Servicer and the Seller by Mayer Brown LLP, Chicago, Illinois. Certain legal matters relating to the issuance of the Notes will be passed upon for the underwriters by Sidley Austin LLP.

GLOSSARY OF TERMS

Set forth below is a list of the defined terms used in this prospectus.

“ABS” means the Absolute Prepayment Model which we use to measure prepayments on receivables and we describe under “Maturity and Prepayment Considerations—Hypothetical Decrement Tables and Weighted Average Lives of the Notes.”

“ABS Tables” means the tables captioned “Percent of Initial Note Principal Amount at Various ABS Percentages.”

“Additional Servicing Fee” means, with respect to any Collection Period, the excess of the servicing fee of any successor Servicer for such Collection Period over the Servicing Fee for such Collection Period.

“Administration Agreement” means the Administration Agreement, dated as of September 1, 2021, among the Administrator, the Trust and the Indenture Trustee, as amended or supplemented.

“Administrator” means CarMax Business Services, as administrator under the Administration Agreement, and its successors in such capacity.

“Affected Investors” has the meaning given to such term in “Risk Factors—Requirements for Certain EU and UK Regulated Investors and Affiliates”.

“Available Collections” means, for any Distribution Date, the sum of the following amounts with respect to the related Collection Period (subject to the exclusions set forth below such amounts):

•	all obligor payments received with respect to the Receivables during the Collection Period;

•	all Liquidation Proceeds received with respect to the Receivables during the Collection Period;

•	all Simple Interest Advances made by the Servicer for that Distribution Date;

•	all interest earned on funds on deposit in the Collection Account during the Collection Period;

•	the aggregate Purchase Amount deposited in the Collection Account on the preceding Distribution Date; and

•

all prepayments received with respect to the Receivables during the Collection Period attributable to any refunded item included in the amount financed of a Receivable, including amounts received as a result of rebates of extended service plan contract costs and insurance premiums and proceeds received under physical damage, theft, GAP, credit life and credit disability insurance policies;

provided, however, that Available Collections for any Distribution Date will exclude all payments and proceeds (including Liquidation Proceeds) received with respect to any Purchased Receivable for the Collection Period during which the related Purchase Amount was deposited by the Seller into the Collection Account, all payments received on any Receivable to the extent that the Servicer has previously made an unreimbursed Simple Interest Advance with respect to such Receivable and is entitled to reimbursement from such payments, and all payments or other amounts (including Liquidation Proceeds) received with respect to such Receivable that is retained by the Servicer as reimbursement for Unreimbursed Servicer Advances and unreimbursed Unrelated Amounts; provided, further, however, that Available Collections for any Distribution Date will exclude any Supplemental Servicing Fees.

“Available Funds” means, for any Distribution Date, the sum of Available Collections and the Reserve Account Draw Amount, in each case, for that Distribution Date.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Benchmark” means (a) initially, LIBOR and (b) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR or the then-current Benchmark, the applicable Benchmark Replacement.

“Benchmark Determination Date” means (a) if the Benchmark is LIBOR, the LIBOR Determination Date, (b) if the Benchmark is Term SOFR, the date that is two Business Days before the first day of the applicable Interest Period, (c) if the Benchmark is Compounded SOFR, the date that is five Business Days before the last day of the applicable Interest Period and (d) if the Benchmark is any other rate, the date determined by the Trust according to Section 2.16 of the Indenture.

“Benchmark Replacement” will be the first alternative set forth in the order below that can be determined by the Trust as of the Benchmark Replacement Date:

(1) the sum of (a) Term SOFR and (b) the Benchmark Replacement Adjustment,

(2) the sum of (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment,

(3) the sum of (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment, and

(4) the sum of (a) the alternate rate of interest that has been selected by the Trust in its reasonable discretion as the replacement for the then-current benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” will be the first alternative set forth in the order below that can be determined by the Trust as of the Benchmark Replacement Date:

(1) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement, and

(2) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Trust in its reasonable discretion for the replacement of the then-current benchmark with the applicable Unadjusted Benchmark Replacement.

“Benchmark Replacement Date” means:

(1) in the case of clause (1) or (2) of the definition of Benchmark Transition Event, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the benchmark permanently or indefinitely ceases to provide the benchmark, or

(2) in the case of clause (3) of the definition of Benchmark Transition Event, the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on a Benchmark Determination Date, but earlier than the Reference Time for that Benchmark Determination Date, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of the benchmark announcing that such administrator has ceased or will cease to provide the benchmark,

permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide the benchmark,

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the benchmark, the central bank for the currency of the benchmark, an insolvency official with jurisdiction over the administrator for the benchmark, a resolution authority with jurisdiction over the administrator for the benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the benchmark, which states that the administrator of the benchmark has ceased or will cease to provide the benchmark permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide the benchmark, or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the benchmark announcing that the benchmark is no longer representative of the underlying market or economic reality or may no longer be used.

“Benefit Plan Investor” means any:

•	“employee benefit plan” (as defined in Section 3(3) of ERISA) subject to the fiduciary requirements of ERISA;

•	“plan” described in Section 4975(e)(1) of the Internal Revenue Code, that is subject to Section 4975 of the Internal Revenue Code; or

•	entity whose underlying assets include “plan assets” within the meaning of the Plan Asset Regulation by reason of an employee benefit plan’s or plan’s investment in such entity.

“Business Day” means a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York; Chicago, Illinois; St. Paul, Minnesota; Wilmington, Delaware; Richmond, Virginia; or the city in which any corporate trust offices of the Owner Trustee or Indenture Trustee is located are authorized or obligated by law, executive order or governmental decree to be closed.

“CarMax” means the direct and indirect operating subsidiaries of CarMax, Inc. and their successors.

“CarMax Auto” means CarMax Auto Superstores, Inc., a Virginia corporation and a wholly-owned subsidiary of CarMax, Inc., and its successors.

“CarMax Auto Finance” means the financing unit of CarMax Business Services (formerly the financing unit of CarMax Auto).

“CarMax Business Services” means CarMax Business Services, LLC, a Delaware limited liability company and a wholly-owned indirect subsidiary of CarMax, Inc., and its successors.

“CarMax Funding” means CarMax Auto Funding LLC, a Delaware limited liability company of which CarMax Business Services is the sole member, and its successors.

“CarMax, Inc.” means CarMax, Inc., a Virginia corporation, and its successors.

“Certificate Payment Account” means the account established and maintained by the Servicer in the name of the Indenture Trustee pursuant to the Sale and Servicing Agreement for the benefit of the Certificateholders.

“Certificateholders” means holders of record of the Certificates.

“Certificates” means the CarMax Auto Owner Trust 2021-4 certificates.

“CFPB” has the meaning given to such term in “Risk Factors— Federal financial regulatory reform could have an adverse impact on CarMax Business Services, LLC.”

“Class A Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

“Class A-1 Notes” means the $171,000,000 aggregate principal amount of the Trust’s Class A-1 % Asset-backed Notes. If the aggregate initial principal amount of the Notes is $1,400,000,000, the initial aggregate principal amount of the Class A-1 Notes will be $208,170,000.

“Class A-2 Notes” means, collectively, the Class A-2a Notes and the Class A-2b Notes.

“Class A-2a Notes” means the $ aggregate principal amount of the Trust’s Class A-2a     % Asset-backed Notes.

“Class A-2b Notes” means the $ aggregate principal amount of the Trust’s Class A-2b LIBOR +     % Asset-backed Notes.

“Class A-3 Notes” means the $405,520,000 aggregate principal amount of the Trust’s Class A-3     % Asset-backed Notes. If the aggregate initial principal amount of the Notes is $1,400,000,000, the initial aggregate principal amount of the Class A-3 Notes will be $493,680,000.

“Class A-4 Notes” means the $106,850,000 aggregate principal amount of the Trust’s Class A-4     % Asset-backed Notes. If the aggregate initial principal amount of the Notes is $1,400,000,000, the initial aggregate principal amount of the Class A-4 Notes will be $130,080,000.

“Class B Notes” means the $19,600,000 aggregate principal amount of the Trust’s Class B     % Asset-backed Notes. If the aggregate initial principal amount of the Notes is $1,400,000,000, the initial aggregate principal amount of the Class B Notes will be $23,860,000.

“Class C Notes” means the $27,090,000 aggregate principal amount of the Trust’s Class C     % Asset-backed Notes. If the aggregate initial principal amount of the Notes is $1,400,000,000, the initial aggregate principal amount of the Class C Notes will be $32,980,000.

“Class D Notes” means the $14,420,000 aggregate principal amount of the Trust’s Class D     % Asset-backed Notes. If the aggregate initial principal amount of the Notes is $1,400,000,000, the initial aggregate principal amount of the Class D Notes will be $17,550,000.

“Clearstream” means Clearstream Banking, a société anonyme and a professional depository under the laws of Luxembourg.

“Closing Date” means the date on which the Notes are initially issued, which is expected to be September 22, 2021.

“Collection Account” means the trust account established and maintained by the Servicer in the name of the Indenture Trustee pursuant to the Sale and Servicing Agreement for the benefit of the Noteholders and the Certificateholders into which the Servicer is required to deposit collections on the Receivables and other amounts.

“Collection Period” means, with respect to any Distribution Date, the calendar month preceding the calendar month in which such Distribution Date occurs, except that the first Collection Period will be the period from but excluding the Cutoff Date to and including September 30, 2021.

“Compounded SOFR” means, for any Interest Period, the compounded average, in arrears, of the SOFRs for each day of such Interest Period, as determined on the Benchmark Determination Date for such Interest Period, with the rate, or methodology for this rate, and conventions for this rate (which will include a five business day suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period, such that the SOFR on the Benchmark Determination Date will apply for each day in the Interest Period following the Benchmark Determination Date) being established by the Trust in accordance with:

(1) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR, or

(2) if, and to the extent that, the Trust determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Trust in its reasonable discretion.

“Consumer Financial Laws” has the meaning given to such term in “Risk Factors— Federal financial regulatory reform could have an adverse impact on CarMax Business Services, LLC.”

“Contract Rate” means the per annum interest borne by a Receivable.

“Controlling Class” means the Class A Notes as long as any Class A Notes are outstanding, thereafter the Class B Notes as long as any Class B Notes are outstanding, thereafter the Class C Notes as long as any Class C Notes are outstanding and thereafter the Class D Notes.

“Corresponding Tenor” means, with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current benchmark.

“Cutoff Date” means the close of business on August 31, 2021.

“Defaulted Receivable” means a Receivable as to which:

•

any payment, or any part of any payment, due under such Receivable is 120 days or more past due as of the last day of any Collection Period in accordance with the Servicer’s customary practices (whether or not the Servicer has repossessed the related Financed Vehicle);

•	the Servicer has repossessed and sold the related Financed Vehicle; or

•	the Servicer has determined in accordance with its customary practices that such Receivable is uncollectible;

provided, however, that a Receivable will not be classified as a Defaulted Receivable until the last day of the Collection Period during which one of the foregoing events first occurs; and, provided further, that a Receivable purchased from the Trust by CarMax Business Services or the Seller will not be deemed to be a Defaulted Receivable.

“Definitive Notes” means Notes issued in fully registered, certificated form to Noteholders or their respective nominees, rather than to DTC or its nominee.

“Delinquent Receivable” has the meaning given to such term in “The Asset Representations Review Agreement—Delinquency Trigger.”

“Delinquency Trigger” means 6.62%.

“Depository” means DTC and any successor depository.

“Designated LIBOR Page” means the display on Reuters Screen LIBOR01 Page or any successor service or any page as may replace the designated page on that service or any successor service that displays the London interbank rates of major banks for United States dollars as administered by ICE Benchmark Administration Limited (or such other person that takes over the administration of such rate).

“Determination Date” means the ninth day of each month or, if the ninth day is not a Business Day, the following Business Day.

“Distribution Date” means the date on which the Trust will pay interest and principal on the Notes, which will be the 15th day of each month or, if any such day is not a Business Day, the next Business Day, commencing October 15, 2021.

“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub. L. 111-203, H.R. 4173).

“DTC” means The Depository Trust Company and any successor depository.

“Eligible Deposit Account” means a segregated account with an Eligible Institution.

“Eligible Institution” means:

•	the corporate trust department of the Indenture Trustee or the Owner Trustee; or

•

a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either a long-term unsecured debt rating acceptable to each Rating Agency or a short-term unsecured debt rating or certificate of deposit rating acceptable to each Rating Agency and (ii) whose deposits are insured by the FDIC.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“EU Affected Investors” has the meaning given to such term in “Risk Factors—Requirements for Certain EU and UK Regulated Investors and Affiliates”.

“EU Due Diligence Requirements” has the meaning given to such term in “Risk Factors—Requirements for Certain EU and UK Regulated Investors and Affiliates”.

“EU Securitization Regulation” has the meaning given to such term in “Risk Factors—Requirements for Certain EU and UK Regulated Investors and Affiliates”.

“Euroclear” means a professional depository operated by Euroclear Bank, S.A./N.V.

“Event of Default” means an event of default under the Indenture, as described under “The Indenture—Events of Default” in this prospectus.

“Event of Servicing Termination” means an event of servicing termination under the Sale and Servicing Agreement, as described under “The Sale and Servicing Agreement—Events of Servicing Termination” in this prospectus.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FDIC” means the Federal Deposit Insurance Corporation.

“Final Sampled Receivables” has the meaning given to such term in “The Receivables—Seller Review of the Pool of Receivables”.

“Final Scheduled Distribution Date” means, for each class of Notes, the related date set forth on the cover page of this prospectus.

“Financed Vehicle” means a new or used motor vehicle financed by a Receivable.

“Fiscal Quarter” means a fiscal quarter of a Fiscal Year.

“Fiscal Year” means the fiscal year of CarMax, which period is the 12-month period ending on the last day in February in each year.

“Foreign Person” means a nonresident alien, foreign corporation or other non-United States Person.

“Indenture” means the Indenture, dated as of September 1, 2021, between the Trust and the Indenture Trustee, as amended or supplemented.

“Indenture Trustee” means U.S. Bank National Association, a national banking association, acting not in its individual capacity but solely as indenture trustee under the Indenture, and its successors in such capacity.

“Interest Carryover Shortfall Amount” means for any Distribution Date and any class of Notes, the sum of (i) all accrued but unpaid Interest Distributable Amount for previous Distribution Dates for such class plus (ii) to the extent permitted by law, interest on such accrued but unpaid Interest Distributable Amount at the Interest Rate applicable to such class.

“Interest Distributable Amount” means, with respect to any Distribution Date and a class or tranche of Notes, the sum of the Monthly Interest Distributable Amount and the Interest Carryover Shortfall Amount for that class or tranche of Notes for that Distribution Date.

“Interest Period” means:

•

with respect to any Distribution Date and the Class A-1 Notes and any class or tranche of floating rate notes, the period from, and including, the prior Distribution Date (or from, and including, the Closing Date with respect to the first Distribution Date) to, but excluding, the current Distribution Date; and

•

with respect to any Distribution Date and any class or tranche of fixed rate notes other than the Class A-1 Notes, the period from, and including, the 15th day of the month of the prior Distribution Date (or from, and including, the Closing Date with respect to the first Distribution Date) to, but excluding, the 15th day of the month of the current Distribution Date.

“Interest Rate” means, with respect to any class or tranche of Notes, the interest rate for that class or tranche of Notes set forth on the cover page of this prospectus.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“IRS” means the Internal Revenue Service.

“LIBOR” means, for any Distribution Date and related Interest Period, the rate per annum for deposits in United States dollars having a one-month maturity that appears on the Designated LIBOR Page (or any successor service or any page as may replace the designated page on that service or any successor service that displays the London interbank rates of major banks for United States dollars) at approximately 11:00 a.m., London time, two London business days prior to the Distribution Date immediately preceding such Distribution Date (or, in the case of the first Distribution Date, two London business days prior to the Closing Date) (each, a “LIBOR Determination Date”); provided, however, that, for the first Interest Period, LIBOR means an interpolated rate for deposits based on London interbank offered rates for deposits in United States dollars for a period that corresponds to the actual number of days in the first Interest Period; and, provided further, that in the event that such rate does not appear on the Designated LIBOR Page on the applicable LIBOR Determination Date, then LIBOR shall be the arithmetic mean (rounded upwards to the nearest one-sixteenth of 1%) of the rates at which one-month United States dollar deposits are offered to prime banks in the London interbank market by four major banks in that market selected by the Indenture Trustee, in its capacity as calculation agent under the Indenture, who may consult with the Servicer, as of the LIBOR Determination Date and time specified above and in an amount that is representative of a single transaction in such market at such time. If at least two such quotations are provided by such banks, LIBOR will be the arithmetic mean of such quotations. If fewer than two quotations are provided by such banks, then LIBOR shall be the arithmetic mean (rounded upwards to the nearest one-sixteenth of 1%) of the rates at which one-month loans in United States dollars are offered to leading European banks by three major banks in The City of New York selected by the Indenture Trustee, in its capacity as calculation agent under the Indenture, who may consult with the Servicer, as of 11:00 a.m., New York City time, on the applicable LIBOR Determination Date and in an amount that is representative of a single transaction in such market at such time. If no such quotation can be obtained, LIBOR for such Distribution Date and the related Interest Period will be LIBOR for the prior Distribution Date and Interest Period. The determination of LIBOR for each Distribution Date and related Interest Period by the Indenture Trustee, in its capacity as calculation agent under the Indenture, will be final and binding in the absence of manifest error.

“Liquidation Proceeds” means all amounts received by the Servicer, from whatever source, with respect to any Defaulted Receivable, net of the sum of expenses deducted by the Servicer in connection with collection of such Receivable and the repossession and disposition of the related Financed Vehicle (to the extent determinable by the Servicer and not previously reimbursed to the Servicer) plus any payments required by law to be remitted to the obligor.

“Monthly Interest Distributable Amount” means, with respect to any Distribution Date and any class or tranche of Notes, the interest due on that class or tranche of Notes for the related Interest Period calculated based on (i) the Interest Rate for that class or tranche of Notes and that Interest Period and (ii) the principal amount of that class or tranche of Notes on the preceding Distribution Date, after giving effect to all payments of principal to holders of that class or tranche of Notes on or prior to that Distribution Date, or, in the case of the first Distribution Date, on the original principal amount of that class or tranche of Notes.

“Note Balance” means, at any time, the aggregate principal amount of all Notes Outstanding at such time.

“Note Payment Account” means the trust account established and maintained by the Servicer in the name of the Indenture Trustee pursuant to the Sale and Servicing Agreement for the benefit of the Noteholders.

“Note Registrar” means the registrar for the purpose of registering Notes and transfers of Notes as provided in the Indenture, initially the Indenture Trustee.

“Noteholders” means holders of record of the Notes.

“Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes and the Class D Notes.

“NRSRO” means nationally recognized statistical rating organization.

“OID” has the meaning given to such term in “Material Federal Income Tax Consequences – Tax Consequences to Holders of the Notes – Original Issue Discount (“OID”), etc.”

“OLA” means the Orderly Liquidation Authority.

“Optional Purchase Right” means the Servicer’s right to purchase all outstanding Receivables from the Trust on any Distribution Date following the last day of a Collection Period as of which the Pool Balance is equal to or less than 10% of the Pool Balance as of the Cutoff Date.

“Outstanding” means, as of the date of determination, all Notes authenticated and delivered under the Indenture except:

•	Notes canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

•

Notes or portions of Notes the payment for which money in the necessary amount has been deposited with the Indenture Trustee or any Paying Agent in trust for the holders of Notes; provided, however, that if the Notes are to be redeemed, notice of such redemption must have been given pursuant to the

Indenture or provision for such notice must have been made in a manner satisfactory to the Indenture Trustee; and

•

Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a protected purchaser (as defined in the UCC); provided, however, that in determining whether the holders of the requisite principal amount of the Notes Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any transaction document, Notes owned by the Trust, any other obligor upon the Notes, the depositor, the Seller, the Servicer or any affiliate of any of the foregoing persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a responsible officer knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Trust, any other obligor upon the Notes, the depositor, the Seller, the Servicer or any affiliate of any of the foregoing persons.

“Overcollateralization Target Amount” means, with respect to any Distribution Date, an amount equal to 0.25% of the Pool Balance as of the Cutoff Date.

“Owner Trustee” means Wilmington Trust, National Association, a national banking association, acting not in its individual capacity but solely as owner trustee under the Trust Agreement, and its successors in such capacity.

“Paying Agent” means the Indenture Trustee or any other person eligible under the Indenture.

“Permitted Investments” means:

•	direct obligations of, and obligations fully guaranteed as to timely payment by, the United States or its agencies;

•	demand deposits, time deposits, certificates of deposit or bankers’ acceptances of certain depository institutions or trust companies having ratings acceptable to each Rating Agency;

•	commercial paper having, at the time of such investment, ratings acceptable to each Rating Agency;

•	investments in money market mutual funds or any other funds which invest only in other Permitted Investments, having a rating of no less than the highest rating category from each Rating Agency;

•

repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States or its agencies, in either case entered into with a depository institution or trust company having ratings acceptable to each Rating Agency; and

•	any other investment acceptable to each Rating Agency.

Permitted Investments are generally limited to obligations or securities that mature on or before the Business Day preceding the Distribution Date in the Collection Period following the Collection Period in which the investment is made. Each of the Permitted Investments may be purchased by the Indenture Trustee or through an Affiliate of the Indenture Trustee.

“Pool Balance” means, as of any date, the aggregate Principal Balance of the Receivables as of that date.

“Plan Asset Regulation” means a regulation, 29 C.F.R. Section 2510.3-101, issued by the Department of Labor, as modified by Section 3(42) of ERISA.

“Primary Underwriting Program” means the program by which receivables are originated under the underwriting procedures described under “The CarMax Business—Underwriting Procedures” in this prospectus.

“Principal Balance” means, as of any time, for any Receivable, the outstanding principal balance of such Receivable determined in accordance with the Servicer’s customary servicing practices; provided, however, that the Principal Balance of a Defaulted Receivable will be zero as of the last day of the Collection Period during which it became a Defaulted Receivable and the Principal Balance of a Purchased Receivable will be zero as of the last day of the Collection Period during which it became a Purchased Receivable.

“Priority Principal Distributable Amount” means, with respect to any Distribution Date, the excess, if any, of the principal amount of the Class A Notes on that Distribution Date (before giving effect to any payments made to holders of the Notes on that Distribution Date) over the Pool Balance as of the last day of the related Collection Period; provided, however, that, on and after the Final Scheduled Distribution Date for any class of Class A Notes, the Priority Principal Distributable Amount will not be less than the amount that is necessary to reduce the outstanding amount of that class of Class A Notes to zero.

“Purchase Amount” means the price at which the Seller or the Servicer must purchase a Receivable, which price equals the Principal Balance plus interest accrued thereon at the Contract Rate specified in the Receivable to but excluding the Distribution Date on which such repurchase occurs.

“Purchased Receivable” means a Receivable repurchased from the Trust by the Seller or the Servicer because of a breach of a representation, warranty or servicing covenant under the Sale and Servicing Agreement.

“Quaternary Principal Distributable Amount” means, with respect to any Distribution Date, (i) the excess, if any, of the sum of the principal amount of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes on that Distribution Date (before giving effect to any payments made to the holders of the Notes on that Distribution Date) over the Pool Balance as of the last day of the related Collection Period minus (ii) the sum of the Priority Principal Distributable Amount, the Secondary Principal Distributable Amount and the Tertiary Principal Distributable Amount, in each case for that Distribution Date; provided, however, that, on and after the Final Scheduled Distribution Date for the Class D Notes, the Quaternary Principal Distributable Amount will not be less than the amount that is necessary to reduce the outstanding amount of the Class D Notes to zero.

“Rating Agency” means each of the two nationally recognized statistical rating organizations hired by the sponsor to assign ratings to the Notes.

“Rating Agency Condition” means, with respect to any action, a condition that is satisfied if the person requesting such action (i) delivers a letter from each Rating Agency to the depositor, the Seller, the Servicer, the Indenture Trustee and the Owner Trustee to the effect that such action will not result in a reduction or withdrawal of the then-current rating assigned by such Rating Agency to any class of Notes or (ii) provides ten (10) Business Days’ prior written notice of such action to each Rating Agency and such Rating Agency has not notified the depositor, the Seller, the Servicer, the Indenture Trustee and the Owner Trustee in writing that such action will result in a reduction or withdrawal of the then-current rating assigned by such Rating Agency to any class of Notes.

“Receivables” means the motor vehicle retail installment sale contracts transferred by the Seller to the Trust.

“Receivables Purchase Agreement” means the Receivables Purchase Agreement, dated as of September 1, 2021, between CarMax Business Services and the Seller, as amended or supplemented.

“Record Date” means, with respect to any Distribution Date, the Business Day preceding that Distribution Date or, if the related Notes are issued as definitive securities, the last Business Day of the preceding month.

“Reference Time” means, for an Interest Period, (a) if the Benchmark is LIBOR, 11:00 a.m. (London time) on the Benchmark Determination Date, and (b) if the Benchmark is a rate other than LIBOR, the time on the Benchmark Determination Date determined by the Trust as described under “Description of the Notes—Payments of Interest”.

“Regular Principal Distributable Amount” means, with respect to any Distribution Date, an amount equal to the lesser of (i) the aggregate principal amount of the Notes on that Distribution Date (before giving effect to any payments made to holders of the Notes on that Distribution Date) and (ii) an amount equal to:

•

the excess, if any, of the sum of the aggregate principal amount of the Notes on that Distribution Date (before giving effect to any payments made to holders of the Notes on that Distribution Date) and the Overcollateralization Target Amount over the Pool Balance as of the last day of the related Collection Period; minus

•

the sum of the Priority Principal Distributable Amount, the Secondary Principal Distributable Amount, the Tertiary Principal Distributable Amount and the Quaternary Principal Distributable Amount, if any, in each case for that Distribution Date.

“Regulation RR” means 17 C.F.R. Part 246.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York, or any successor thereto.

“Required Payment Amount” means, for any Distribution Date, the aggregate amount to be applied on that Distribution Date in accordance with clauses (1) through (10) under “Application of Available Funds—Priority of Distributions (Pre-Acceleration)”.

“Required Reserve Account Amount” means, for any Distribution Date, an amount equal to at least $2,882,205.69, if the aggregate initial principal amount of the Notes is $1,150,000,000 or at least $3,508,772.74, if the aggregate initial principal amount of the Notes is $1,400,000,000; provided, however, that the Required Reserve Account Amount will be zero if the Pool Balance as of the last day of the related Collection Period is zero.

“Reserve Account” means the trust account established and maintained by the Servicer with the Indenture Trustee in the name of and on behalf of the Trust pursuant to the Sale and Servicing Agreement into which the Reserve Account Initial Deposit will be deposited and with respect to which the Indenture Trustee will make the other deposits and withdrawals specified in this prospectus.

“Reserve Account Amount” means, for any Distribution Date, the amount on deposit in and available for withdrawal from the Reserve Account after giving effect to all deposits to and withdrawals from the Reserve Account on the preceding Distribution Date (or in the case of the first Distribution Date, the Closing Date), including net investment earnings earned on amounts on deposit therein during the related Collection Period.

“Reserve Account Draw Amount” means, for any Distribution Date, the lesser of:

•	the amount, if any, by which the Required Payment Amount for that Distribution Date exceeds the Available Collections for that Distribution Date; and

•	the Reserve Account Amount for that Distribution Date;

provided, that, the Reserve Account Draw Amount will be reduced by any amounts owing to CarMax Business Services or any affiliate of CarMax Business Services to the extent such person is the Servicer; provided, however, that, if on the last day of the related Collection Period the Pool Balance is zero, the Reserve Account Draw Amount for that Distribution Date will equal the Reserve Account Amount for that Distribution Date.

“Reserve Account Initial Deposit” means an amount equal to at least $2,882,205.69, if the aggregate initial principal amount of the Notes is $1,150,000,000 and at least $3,508,772.74, if the aggregate initial principal amount of the Notes is $1,400,000,000.

“Sale and Servicing Agreement” means the Sale and Servicing Agreement, dated as of September 1, 2021, among the Trust, the Seller and the Servicer, as amended or supplemented.

“SEC” means the Securities and Exchange Commission and its successors.

“Secondary Principal Distributable Amount” means, with respect to any Distribution Date, (i) the excess, if any, of the sum of the principal amount of the Class A Notes and the Class B Notes on that Distribution Date (before giving effect to any payments made to holders of the Notes on that Distribution Date) over the Pool Balance as of the last day of the related Collection Period minus (ii) the Priority Principal Distributable Amount for that Distribution Date; provided, however, that, on and after the Final Scheduled Distribution Date for the Class B Notes, the Secondary Principal Distributable Amount will not be less than the amount that is necessary to reduce the outstanding amount of the Class B Notes to zero.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” means CarMax Funding.

“Servicer” means CarMax Business Services, acting in its capacity as servicer of the Receivables under the Sale and Servicing Agreement, and its successors in such capacity.

“Servicing Fee” means a fee payable to the Servicer on each Distribution Date for the related Collection Period for servicing the Receivables which is equal to the product of 1/12 of 1.00% and the Pool Balance as of the first day of that Collection Period (or as of the Cutoff Date in the case of the first Distribution Date).

“Short-Term Note” means a Note that has a fixed maturity date of not more than one year from the issue date of such Note.

“Similar Law” has the meaning given to such term in “Material Considerations for ERISA and Other U.S. Employee Benefit Plan Investors.”

“Simple Interest Advance” means, with respect to a Receivable payment of which, as of the last day of the related Collection Period, was due but unpaid, an amount equal to the amount of interest that would have been paid during the related Collection Period at its Contract Rate, assuming that such Receivable is paid on its due date, minus the amount of interest actually received on such Receivable during the related Collection Period.

“Simple Interest Receivable” means a Receivable that provides for the amortization of the amount financed under such Receivable over a series of fixed level payment monthly installments.

“SOFR” means the secured overnight financing rate published by the Federal Reserve Bank of New York.

“Supplemental Servicing Fees” means any late, prepayment and other administrative fees and expenses collected during a Collection Period.

“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Tertiary Principal Distributable Amount” means, with respect to any Distribution Date, (i) the excess, if any, of the sum of the principal amount of the Class A Notes, the Class B Notes and the Class C Notes on that Distribution Date (before giving effect to any payments made to the holders of the Notes on that Distribution Date) over the Pool Balance as of the last day of the related Collection Period minus (ii) the sum of the Priority Principal Distributable Amount and the Secondary Principal Distributable Amount, in each case for that Distribution Date; provided, however, that, on and after the Final Scheduled Distribution Date for the Class C Notes, the Tertiary Principal Distributable Amount will not be less than the amount that is necessary to reduce the outstanding amount of the Class C Notes to zero.

“Trust” means CarMax Auto Owner Trust 2021-4, and its successors.

“Trust Accounts” means the Collection Account, the Note Payment Account, the Certificate Payment Account and the Reserve Account.

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of September 1, 2021, between the Seller and the Owner Trustee, as amended or supplemented.

“UCC” means the Uniform Commercial Code in effect in the applicable jurisdiction.

“UK Affected Investors” has the meaning given to such term in “Risk Factors—Requirements for Certain EU and UK Regulated Investors and Affiliates”.

“UK Due Diligence Requirements” has the meaning given to such term in “Risk Factors—Requirements for Certain EU and UK Regulated Investors and Affiliates”.

“UK Securitization Regulation” has the meaning given to such term in “Risk Factors—Requirements for Certain EU and UK Regulated Investors and Affiliates”.

“Unadjusted Benchmark Replacement” is the benchmark replacement excluding the Benchmark Replacement Adjustment.

“United States Person” generally means a person that is for United States federal income tax purposes a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate whose income is subject to the United States federal income tax regardless of its source or the Trust if:

•

a court within the United States is able to exercise primary supervision over the administration of the Trust and one or more United States persons have the authority to control all substantial decisions of the Trust; or

•	the Trust has a valid election in effect under applicable Treasury regulations to be treated as a United States Person.

“Unreimbursed Servicer Advance” means a Simple Interest Advance which the Servicer determines in its sole discretion is nonrecoverable.

“Unrelated Amounts” means (a) amounts deposited by the Servicer into the Collection Account but later determined by the Servicer to be mistaken or returned deposits or postings, (b) amounts deposited by the Servicer into the Collection Account as Available Collections but which were later determined by the Servicer to not constitute Available Collections with respect to the Receivables and (c) amounts received by the Servicer with respect to a Receivable that the Servicer is prohibited from depositing into the Collection Account or otherwise remitting to the Issuing Entity by law or court order, the direction of a regulatory authority or regulatory guidance.

“U.S. Bank” has the meaning given to such term in “The Transaction Parties—The Indenture Trustee.”

“WTNA” has the meaning given to such term in “The Transaction Parties—The Owner Trustee.”

Annex I

STATIC POOL INFORMATION

This Annex I sets forth in tabular format static pool information of specified pools of motor vehicle retail installment sale contracts securitized by CarMax Business Services during the last five years. The information in this Annex consists of (a) summary information about the original characteristics of the prior securitized pools and (b) delinquency data, cumulative net losses and prepayments for the prior securitized pools, as well as a graphical presentation of these items. The methodologies used in calculating the delinquency, cumulative net loss, and prepayment information contained in this Annex are detailed below each respective table.

The characteristics of receivables included in the static pool data below, as well as the social, economic and other conditions existing at the time when those receivables were originated and repaid, may vary materially from the characteristics of the Receivables in the transaction described in the prospectus and the social, economic and other conditions existing at the time when these Receivables were originated and those that will exist in the future when they are required to be repaid. Losses, prepayments and delinquencies for the pool of Receivables in the transaction described in the prospectus may differ from the information shown below for prior securitized pools.

As described under the heading “The CarMax Business—Underwriting Procedures” in the prospectus, CarMax Business Services regularly evaluates and updates its underwriting procedures over time. All receivables included in the static pool data (including the Receivables in the transaction described in the prospectus) were originated under the Primary Underwriting Program. Certain characteristics of receivables included in the static pool data below, including average principal balance, weighted average original term, and the geographic distribution, may reflect changes in CarMax’s retail business over time, including differing inventory mix, customer behavior changes, and new store locations. Contract rates are determined in accordance with CarMax Business Services’ risk-based pricing strategy and may reflect differing market conditions, including interest rates and competitive offers from other financing providers, when the related receivables were originated. Certain of the prior securitized pools include a portion of seasoned receivables. The characteristics of the prior securitized pools described below reflect the underwriting procedures, automotive retail environment, and market conditions when the related receivables were originated.

A-I-1

Pool Summaries

CarMax Auto Owner Trusts

	2016-4	2017-1	2017-2	2017-3
Pool Balance	$1,300,000,031.51	$1,310,000,025.92	$1,000,000,007.91	$1,375,000,017.71
Number of Receivables	80,898	82,256	55,000	86,051
Average Principal Balance	$16,069.62	$15,925.89	$18,181.82	$15,978.90
Range of Principal Balances	($500 to $49,983)	($500 to $49,994)	($518 to $59,562)	($500 to $59,929)
Weighted Average Contract Rate	7.34%	7.30%	7.21%	7.58%
Range of Contract Rates	(1.95% to 17.45%)	(1.95% to 17.45%)	(1.95% to 17.45%)	(1.60% to 17.45%)
Weighted Average Remaining Term	61.60 months	61.02 months	63.26 months	61.22 months
Range of Remaining Terms	(3 to 71)	(3 to 71)	(3 to 71)	(3 to 71)
Weighted Average Original Term	65.89 months	65.89 months	65.61 months	65.94 months
Range of Original Terms	(24 to 72)	(24 to 72)	(24 to 72)	(24 to 72)
Weighted Average FICO Score(1)	705.4	706.0	708.0	703.8
Range of FICO Scores(1)	(473 to 900)	(459 to 900)	(455 to 900)	(472 to 900)
>90% of FICO scores fall between(1)	(582 to 845)	(582 to 845)	(584 to 846)	(581 to 843)
% of Pool Balance with zero FICO	0.76%	0.69%	0.73%	1.03%
Product Type: New Vehicle %	0.33%	0.33%	0.16%	0.24%
Product Type: Used Vehicle %	99.67%	99.67%	99.84%	99.76%
Geographic Distribution:
(top 5 states)	California - 17.15%	California - 16.88%	California - 18.15%	California - 17.76%
	Texas - 11.84%	Texas - 11.20%	Texas - 11.58%	Texas - 10.83%
	Florida - 9.59%	Florida - 9.85%	Florida - 10.01%	Florida - 9.81%
	Georgia - 6.24%	Georgia - 6.48%	Georgia - 6.53%	Georgia - 6.48%
	Virginia - 5.80%	Illinois - 5.72%	North Carolina - 5.59%	Illinois - 5.49%

	2017-4	2018-1	2018-2	2018-3
Pool Balance	$1,280,000,020.80	$1,356,783,926.27	$1,336,359,077.55	$1,440,087,231.83
Number of Receivables	78,958	84,935	83,474	86,950
Average Principal Balance	$16,211.15	$15,974.38	$16,009.29	$16,562.25
Range of Principal Balances	($508 to $59,954)	($501 to $59,980)	($500 to $59,917)	($500 to $59,859)
Weighted Average Contract Rate	7.46%	7.54%	7.69%	7.99%
Range of Contract Rates	(1.60% to 17.45%)	(1.60% to 17.45%)	(1.60% to 17.45%)	(1.70% to 17.45%)
Weighted Average Remaining Term	61.51 months	61.31 months	61.04 months	61.87 months
Range of Remaining Terms	(3 to 71)	(3 to 71)	(3 to 71)	(3 to 71)
Weighted Average Original Term	65.85 months	65.94 months	65.97 months	66.10 months
Range of Original Terms	(24 to 72)	(24 to 72)	(24 to 72)	(24 to 72)
Weighted Average FICO Score(1)	708.8	707.3	706.6	706.0
Range of FICO Scores(1)	(473 to 900)	(463 to 900)	(473 to 900)	(469 to 900)
>90% of FICO scores fall between(1)	(585 to 846)	(583 to 846)	(581 to 845)	(578 to 845)
% of Pool Balance with zero FICO	0.85%	0.81%	0.83%	0.99%
Product Type: New Vehicle %	0.32%	0.30%	0.22%	0.20%
Product Type: Used Vehicle %	99.68%	99.70%	99.78%	99.80%
Geographic Distribution:
(top 5 states)	California - 19.68%	California - 18.00%	California - 17.05%	California - 16.96%
	Florida - 9.23%	Texas - 11.69%	Texas - 13.40%	Texas - 13.43%
	Georgia - 6.47%	Florida - 9.22%	Florida - 9.62%	Florida - 8.93%
	Virginia - 5.94%	Georgia - 6.04%	Georgia - 6.16%	Georgia - 6.10%
	North Carolina - 5.87%	Virginia - 5.40%	North Carolina - 5.23%	Virginia - 5.26%

A-I-2

	2018-4	2019-1	2019-2	2019-3
Pool Balance	$1,507,545,086.26	$1,506,024,108.99	$1,368,421,077.86	$1,503,759,540.65
Number of Receivables	91,790	91,421	86,231	90,510
Average Principal Balance	$16,423.85	$16,473.50	$15,869.25	$16,614.29
Range of Principal Balances	($502 to $59,942)	($500 to $59,963)	($500 to $59,806)	($506 to $59,946)
Weighted Average Contract Rate	8.27%	8.43%	8.51%	8.59%
Range of Contract Rates	(1.70% to 17.45%)	(1.70% to 17.45%)	(1.95% to 17.45%)	(1.95% to 17.45%)
Weighted Average Remaining Term	61.77 months	61.62 months	61.16 months	62.12 months
Range of Remaining Terms	(3 to 71)	(3 to 71)	(3 to 71)	(3 to 71)
Weighted Average Original Term	66.12 months	66.18 months	66.15 months	66.29 months
Range of Original Terms	(24 to 72)	(18 to 72)	(24 to 72)	(24 to 72)
Weighted Average FICO Score(1)	705.9	705.6	706.6	704.8
Range of FICO Scores(1)	(465 to 900)	(453 to 900)	(447 to 900)	(410 to 900)
>90% of FICO scores fall between(1)	(579 to 844)	(579 to 844)	(578 to 846)	(576 to 846)
% of Pool Balance with zero FICO	0.70%	0.84%	0.74%	0.77%
Product Type: New Vehicle %	0.27%	0.36%	0.33%	0.29%
Product Type: Used Vehicle %	99.73%	99.64%	99.67%	99.71%
Geographic Distribution:
(top 5 states)
	California - 17.07%	California - 17.42%	California - 17.96%	California - 17.61%
	Texas - 10.67%	Texas - 10.39%	Texas - 10.84%	Texas - 10.41%
	Florida - 8.54%	Florida - 8.32%	Florida - 8.93%	Florida - 8.64%
	Georgia - 6.32%	Georgia - 6.36%	Georgia - 7.01%	Georgia - 6.46%
	Virginia - 5.39%	North Carolina - 5.37%	Virginia - 5.76%	Virginia - 5.82%

	2019-4	2020-1	2020-2	2020-3
Pool Balance	$1,503,750,003.50	$1,553,875,032.29	$1,156,941,680.84	$1,358,148,893.81
Number of Receivables	91,203	92,022	75,761	89,174
Average Principal Balance	$16,487.94	$16,885.91	$15,270.94	$15,230.32
Range of Principal Balances	($501 to $59,848)	($502 to $59,967)	($500 to $59,975)	($501 to $59,943)
Weighted Average Contract Rate	8.63%	8.04%	7.74%	7.77%
Range of Contract Rates	(1.95% to 17.45%)	(1.95% to 17.45%)	(1.95% to 17.45%)	(1.95% to 17.00%)
Weighted Average Remaining Term	61.72 months	61.40 months	59.40 months	58.61 months
Range of Remaining Terms	(3 to 71)	(3 to 71)	(3 to 71)	(3 to 71)
Weighted Average Original Term	66.39 months	66.18 months	66.07 months	66.20 months
Range of Original Terms	(24 to 72)	(24 to 72)	(24 to 72)	(24 to 72)
Weighted Average FICO Score(1)	704.9	709.7	715.0	713.8
Range of FICO Scores(1)	(462 to 900)	(471 to 900)	(427 to 900)	(466 to 900)
>90% of FICO scores fall between(1)	(577 to 845)	(580 to 848)	(580 to 850)	(579 to 849)
% of Pool Balance with zero FICO	0.86%	0.67%	0.74%	0.97%
Product Type: New Vehicle %	0.27%	0.42%	0.44%	0.10%
Product Type: Used Vehicle %	99.73%	99.58%	99.56%	99.90%
Geographic Distribution:
(top 5 states)	California - 17.01%	California - 17.09%	California - 17.83%	California - 16.65%
	Texas - 11.09%	Texas - 11.40%	Texas - 11.46%	Texas - 12.36%
	Florida - 8.11%	Florida - 7.94%	Florida - 8.52%	Florida - 8.87%
	Georgia - 6.56%	Georgia - 6.23%	Georgia - 6.61%	Georgia - 6.96%
	Virginia - 5.77%	Virginia - 5.65%	Virginia - 5.60%	North Carolina - 6.04%

A-I-3

	2020-4	2021-1	2021-2	2021-3
Pool Balance	$1,506,024,109.27	$1,505,270,560.78	$1,558,897,246.06	$1,754,385,994.70
Number of Receivables	82,341	89,890	109,955	102,990
Average Principal Balance	$18,290.09	$16,745.70	$14,177.59	$17,034.53
Range of Principal Balances	($502 to $59,986)	($500 to $59,743)	($500 to $59,997)	($501 to $59,975)
Weighted Average Contract Rate	7.87%	8.25%	7.82%	8.24%
Range of Contract Rates	(1.95% to 16.95%)	(1.95% to 17.45%)	(1.95% to 16.95%)	(1.95% to 17.45%)
Weighted Average Remaining Term	62.80 months	61.76 months	58.52 months	61.42 months
Range of Remaining Terms	(3 to 71)	(3 to 71)	(3 to 71)	(3 to 71)
Weighted Average Original Term	65.86 months	66.51 months	66.25 months	66.12 months
Range of Original Terms	(24 to 72)	(24 to 72)	(24 to 72)	(24 to 72)
Weighted Average FICO Score(1)	713.3	710.6	707.7	705.9
Range of FICO Scores(1)	(467 to 900)	(563 to 900)	(443 to 900)	(455 to 900)
>90% of FICO scores fall between(1)	(596 to 847)	(599 to 844)	(571 to 844)	(571 to 845)
% of Pool Balance with zero FICO	2.44%	1.26%	1.44%	1.84%
Product Type: New Vehicle %	0.49%	0.26%	0.22%	0.10%
Product Type: Used Vehicle %	99.51%	99.74%	99.78%	99.90%
Geographic Distribution:
(top 5 states)	California - 18.43%	California - 17.63%	California - 16.83%	California - 17.66%
	Texas - 9.80%	Texas - 10.59%	Texas - 11.16%	Texas - 10.07%
	Florida - 7.29%	Florida - 8.23%	Florida - 9.03%	Florida - 8.28%
	Maryland - 6.58%	Georgia - 7.21%	Georgia - 7.14%	Georgia - 7.17%
	Georgia - 6.36%	Virginia - 5.41%	North Carolina - 5.90%	Virginia - 5.63%

2021-4(2)
Pool Balance	$1,152,882,275.87
Number of Receivables	54,862
Average Principal Balance	$21,014.22
Range of Principal Balances	($501 to $59,992)
Weighted Average Contract Rate	8.33%
Range of Contract Rates	(1.95% to 17.45%)
Weighted Average Remaining Term	63.76 months
Range of Remaining Terms	(3 to 71)
Weighted Average Original Term	66.49 months
Range of Original Terms	(24 to 72)
Weighted Average FICO Score(1)	703.7
Range of FICO Scores(1)	(508 to 900)
>90% of FICO scores fall between(1)	(576 to 841)
% of Pool Balance with zero FICO	1.54%
Product Type: New Vehicle %	0.04%
Product Type: Used Vehicle %	99.96%
Geographic Distribution:
(top 5 states)	California - 18.46%
Texas - 11.07%
Florida - 8.42%
Georgia - 7.44%
Virginia - 5.93%

(1)

Reflects only receivables with at least one obligor that has a FICO® score at the time of application. The FICO® score with respect to any receivable with co-obligors that both have a FICO® score at the time of application is calculated as the average of each obligor’s FICO® score.

(2)

If the aggregate initial principal amount of the Notes is $1,400,000,000, the following table sets forth information with respect to the Receivables that will be securitized in connection with the offering described in this prospectus:

A-I-4

2021-4
Pool Balance	$1,403,509,094.50
Number of Receivables	66,752
Average Principal Balance	$21,025.72
Range of Principal Balances	($501 to $59,992)
Weighted Average Contract Rate	8.32%
Range of Contract Rates	(1.95% to 17.45%)
Weighted Average Remaining Term	63.79 months
Range of Remaining Terms	(3 to 71)
Weighted Average Original Term	66.52 months
Range of Original Terms	(24 to 72)
Weighted Average FICO Score(1)	703.6
Range of FICO Scores(1)	(508 to 900)
>90% of FICO scores fall between(1)	(577 to 840)
% of Pool Balance with zero FICO	1.50%
Product Type: New Vehicle %	0.04%
Product Type: Used Vehicle %	99.96%
Geographic Distribution:
(top 5 states)	California – 18.27%
Texas – 11.05%
Florida – 8.40%
Georgia – 7.46%
Virginia – 5.87%

A-I-5

FICO Ranges(1)

CarMax Auto Owner Trusts

	2016-4	2017-1	2017-2	2017-3	2017-4	2018-1	2018-2	2018-3	2018-4
No FICO	0.76%	0.69%	0.73%	1.03%	0.85%	0.81%	0.83%	0.99%	0.69%
550 and below	1.61%	1.73%	1.41%	1.66%	1.35%	1.45%	1.66%	1.84%	1.60%
551 to 600	7.19%	7.00%	6.90%	7.44%	6.72%	7.14%	7.42%	7.92%	7.71%
601 to 650	20.05%	19.68%	19.39%	19.89%	18.67%	19.02%	18.80%	18.44%	18.37%
651 to 700	21.91%	22.06%	21.78%	22.32%	22.16%	22.03%	21.94%	21.43%	22.09%
701 to 750	17.55%	17.94%	17.97%	17.91%	18.51%	18.21%	18.02%	18.19%	18.35%
751 to 800	14.74%	14.58%	14.87%	14.50%	15.14%	14.94%	15.19%	14.91%	15.43%
801 and above	16.20%	16.32%	16.94%	15.26%	16.60%	16.40%	16.14%	16.29%	15.78%

	2019-1	2019-2	2019-3	2019-4	2020-1	2020-2	2020-3	2020-4
No FICO	0.84%	0.74%	0.77%	0.86%	0.67%	0.74%	0.97%	2.44%
550 and below	1.72%	1.60%	1.75%	1.70%	1.60%	1.46%	1.60%	0.79%
551 to 600	7.95%	8.09%	8.35%	8.18%	7.77%	7.98%	7.66%	4.83%
601 to 650	18.37%	18.29%	18.86%	18.77%	17.72%	16.39%	16.31%	17.49%
651 to 700	21.95%	21.56%	21.52%	21.72%	20.98%	19.16%	19.73%	23.05%
701 to 750	18.26%	18.07%	17.99%	18.01%	18.06%	17.76%	18.20%	19.51%
751 to 800	15.11%	15.51%	14.90%	15.06%	15.76%	16.83%	16.72%	15.71%
801 and above	15.79%	16.13%	15.87%	15.68%	17.44%	19.67%	18.82%	16.18%

	2021-1	2021-2	2021-3	2021-4(2)
No FICO	1.26%	1.44%	1.84%	1.54%
600 and below	5.59%	10.85%	11.43%	10.53%
601 to 650	20.80%	15.50%	16.75%	17.69%
651 to 700	22.07%	20.96%	19.98%	21.76%
701 to 750	18.75%	19.16%	18.36%	18.98%
751 to 800	15.81%	16.15%	15.66%	14.98%
801 and above	15.72%	15.94%	15.98%	14.52%

(1)

The FICO® score with respect to any receivable with co-obligors is calculated as the average of each obligor’s FICO® score at the time of application, if both co-obligors have FICO® scores at that time, or as the co-obligor’s FICO® score, if the primary obligor does not have a FICO® score at that time.

(2)

If the aggregate initial principal amount of the Notes is $1,400,000,000, the following table sets forth information with respect to the Receivables that will be securitized in connection with the offering described in this prospectus:

2021-4
No FICO	1.50%
600 and below	10.46%
601 to 650	17.71%
651 to 700	21.86%
701 to 750	19.05%
751 to 800	14.88%
801 and above	14.54%

A-I-6

DELINQUENCIES(1)

CarMax Auto Owner Trust

Months since Cutoff Date	Past Due	2016-4	2017-1	2017-2	2017-3	2017-4	2018-1	2018-2	2018-3	2018-4	2019-1	2019-2	2019-3	2019-4	2020-1	2020-2	2020-3	2020-4	2021-1	2021-2	2021-3
0	31 to 60	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	61 to 90	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	91 to 120	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	121+	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	Total	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	31 to 60	0.65%	0.59%	0.48%	0.60%	0.54%	0.61%	0.53%	0.62%	0.75%	0.74%	0.67%	0.64%	0.80%	0.65%	0.46%	0.54%	0.36%	0.38%	0.39%	0.57%
	61 to 90	0.00%	0.02%	0.01%	0.00%	0.01%	0.01%	0.00%	0.00%	0.01%	0.03%	0.01%	0.00%	0.00%	0.02%	0.00%	0.01%	0.00%	0.01%	0.00%	0.00%
	91 to 120	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	121+	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	Total	0.65%	0.61%	0.48%	0.61%	0.54%	0.63%	0.54%	0.63%	0.76%	0.76%	0.68%	0.65%	0.80%	0.68%	0.46%	0.55%	0.36%	0.39%	0.39%	0.57%
2	31 to 60	0.90%	0.77%	0.71%	0.85%	0.85%	0.69%	0.80%	0.87%	1.05%	0.93%	0.89%	0.90%	1.00%	0.79%	0.49%	0.74%	0.59%	0.69%	0.53%
	61 to 90	0.23%	0.16%	0.19%	0.21%	0.17%	0.18%	0.19%	0.25%	0.25%	0.23%	0.23%	0.18%	0.25%	0.21%	0.11%	0.17%	0.11%	0.12%	0.12%
	91 to 120	0.00%	0.00%	0.01%	0.01%	0.00%	0.00%	0.01%	0.01%	0.00%	0.01%	0.01%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%
	121+	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	Total	1.13%	0.93%	0.91%	1.08%	1.03%	0.87%	1.00%	1.13%	1.31%	1.17%	1.13%	1.08%	1.26%	1.00%	0.60%	0.92%	0.70%	0.81%	0.65%
3	31 to 60	1.14%	0.77%	0.96%	0.95%	1.03%	0.77%	0.92%	1.12%	1.39%	0.90%	1.16%	1.16%	1.38%	1.10%	0.56%	0.95%	0.74%	0.51%	0.76%
	61 to 90	0.33%	0.23%	0.28%	0.35%	0.31%	0.21%	0.33%	0.35%	0.37%	0.29%	0.40%	0.35%	0.42%	0.29%	0.18%	0.26%	0.22%	0.18%	0.22%
	91 to 120	0.10%	0.07%	0.11%	0.11%	0.09%	0.07%	0.09%	0.10%	0.14%	0.11%	0.11%	0.09%	0.12%	0.10%	0.06%	0.06%	0.06%	0.04%	0.06%
	121+	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	Total	1.57%	1.08%	1.35%	1.41%	1.43%	1.05%	1.33%	1.58%	1.90%	1.30%	1.68%	1.60%	1.92%	1.50%	0.80%	1.26%	1.02%	0.72%	1.04%
4	31 to 60	1.26%	0.91%	1.04%	1.17%	1.14%	0.92%	1.15%	1.39%	1.48%	1.12%	1.38%	1.41%	1.48%	0.88%	0.68%	1.10%	0.72%	0.53%	0.94%
	61 to 90	0.44%	0.31%	0.38%	0.35%	0.42%	0.27%	0.37%	0.41%	0.52%	0.38%	0.52%	0.44%	0.48%	0.33%	0.19%	0.34%	0.27%	0.19%	0.29%
	91 to 120	0.15%	0.11%	0.10%	0.15%	0.14%	0.10%	0.15%	0.12%	0.15%	0.12%	0.17%	0.13%	0.16%	0.15%	0.11%	0.09%	0.08%	0.07%	0.07%
	121+	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	Total	1.86%	1.32%	1.53%	1.67%	1.70%	1.29%	1.67%	1.92%	2.15%	1.62%	2.07%	1.98%	2.12%	1.35%	0.98%	1.53%	1.08%	0.79%	1.30%
5	31 to 60	1.32%	1.15%	1.19%	1.30%	1.22%	1.05%	1.30%	1.62%	1.44%	1.33%	1.43%	1.60%	1.38%	0.83%	0.79%	1.23%	0.78%	0.76%
	61 to 90	0.46%	0.34%	0.46%	0.45%	0.43%	0.37%	0.46%	0.57%	0.57%	0.41%	0.55%	0.60%	0.52%	0.31%	0.32%	0.47%	0.34%	0.20%
	91 to 120	0.16%	0.15%	0.17%	0.15%	0.11%	0.13%	0.17%	0.14%	0.17%	0.17%	0.20%	0.16%	0.17%	0.17%	0.09%	0.11%	0.09%	0.09%
	121+	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	Total	1.94%	1.64%	1.82%	1.90%	1.77%	1.55%	1.93%	2.34%	2.19%	1.91%	2.18%	2.36%	2.08%	1.31%	1.20%	1.82%	1.21%	1.05%
6	31 to 60	1.35%	1.30%	1.31%	1.57%	1.16%	1.18%	1.47%	1.78%	1.32%	1.50%	1.61%	1.87%	1.66%	0.89%	0.94%	1.46%	0.62%	0.94%
	61 to 90	0.45%	0.44%	0.51%	0.53%	0.41%	0.49%	0.59%	0.69%	0.50%	0.55%	0.64%	0.70%	0.55%	0.33%	0.31%	0.60%	0.23%	0.32%
	91 to 120	0.15%	0.15%	0.18%	0.19%	0.13%	0.12%	0.18%	0.20%	0.18%	0.16%	0.20%	0.19%	0.16%	0.16%	0.12%	0.14%	0.07%	0.08%
	121+	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.01%	0.00%	0.00%	0.00%
	Total	1.95%	1.90%	1.99%	2.29%	1.70%	1.79%	2.24%	2.67%	2.00%	2.21%	2.46%	2.76%	2.38%	1.38%	1.38%	2.19%	0.93%	1.34%
7	31 to 60	1.38%	1.51%	1.43%	1.60%	1.20%	1.40%	1.61%	1.78%	1.44%	1.66%	1.74%	1.86%	1.29%	0.98%	1.02%	1.20%	0.61%	1.08%
	61 to 90	0.57%	0.57%	0.59%	0.69%	0.52%	0.51%	0.69%	0.79%	0.58%	0.67%	0.72%	0.75%	0.50%	0.38%	0.32%	0.61%	0.26%	0.38%
	91 to 120	0.20%	0.14%	0.16%	0.18%	0.14%	0.17%	0.18%	0.20%	0.17%	0.20%	0.20%	0.18%	0.20%	0.19%	0.14%	0.16%	0.07%	0.11%
	121+	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	Total	2.14%	2.23%	2.17%	2.48%	1.86%	2.08%	2.48%	2.78%	2.20%	2.53%	2.66%	2.79%	2.00%	1.55%	1.48%	1.97%	0.94%	1.57%
8	31 to 60	1.60%	1.66%	1.59%	1.58%	1.38%	1.48%	1.83%	1.64%	1.76%	1.73%	1.92%	1.67%	1.11%	1.03%	1.17%	1.36%	0.80%
	61 to 90	0.62%	0.68%	0.70%	0.59%	0.57%	0.62%	0.74%	0.73%	0.65%	0.72%	0.83%	0.69%	0.48%	0.51%	0.48%	0.65%	0.31%
	91 to 120	0.19%	0.20%	0.19%	0.19%	0.16%	0.17%	0.25%	0.20%	0.18%	0.17%	0.21%	0.22%	0.21%	0.14%	0.11%	0.14%	0.06%
	121+	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%
	Total	2.41%	2.54%	2.48%	2.37%	2.11%	2.29%	2.82%	2.57%	2.59%	2.62%	2.96%	2.57%	1.80%	1.68%	1.77%	2.15%	1.18%
9	31 to 60	1.60%	1.82%	1.65%	1.47%	1.59%	1.69%	1.95%	1.50%	1.79%	1.93%	2.14%	1.88%	1.15%	1.23%	1.38%	1.03%	1.02%
	61 to 90	0.71%	0.66%	0.78%	0.56%	0.58%	0.65%	0.79%	0.59%	0.75%	0.82%	0.97%	0.72%	0.52%	0.46%	0.50%	0.48%	0.37%
	91 to 120	0.21%	0.25%	0.25%	0.16%	0.17%	0.19%	0.26%	0.17%	0.20%	0.23%	0.21%	0.17%	0.21%	0.17%	0.15%	0.10%	0.08%
	121+	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%

A-I-7

Months since Cutoff Date	Past Due	2016-4	2017-1	2017-2	2017-3	2017-4	2018-1	2018-2	2018-3	2018-4	2019-1	2019-2	2019-3	2019-4	2020-1	2020-2	2020-3	2020-4	2021-1	2021-2	2021-3
	Total	2.52%	2.73%	2.68%	2.19%	2.34%	2.53%	3.01%	2.25%	2.74%	2.99%	3.32%	2.78%	1.89%	1.86%	2.03%	1.61%	1.47%
10	31 to 60	1.84%	1.81%	1.71%	1.60%	1.80%	1.85%	1.92%	1.80%	2.02%	2.05%	2.17%	1.37%	1.22%	1.38%	1.05%	1.00%	1.09%
	61 to 90	0.73%	0.76%	0.86%	0.65%	0.66%	0.63%	0.93%	0.71%	0.85%	0.91%	0.96%	0.59%	0.53%	0.54%	0.59%	0.47%	0.44%
	91 to 120	0.27%	0.22%	0.31%	0.17%	0.21%	0.24%	0.22%	0.16%	0.21%	0.23%	0.24%	0.20%	0.26%	0.14%	0.10%	0.12%	0.12%
	121+	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.01%	0.01%	0.00%	0.01%	0.01%	0.00%	0.00%	0.00%	0.00%
	Total	2.84%	2.80%	2.89%	2.43%	2.66%	2.72%	3.08%	2.66%	3.08%	3.19%	3.38%	2.17%	2.02%	2.06%	1.74%	1.59%	1.65%
11	31 to 60	1.90%	2.01%	1.66%	1.69%	1.75%	2.00%	1.79%	2.03%	2.02%	2.15%	2.02%	1.27%	1.45%	1.54%	1.28%	1.18%
	61 to 90	0.90%	0.86%	0.75%	0.72%	0.75%	0.81%	0.92%	0.74%	0.93%	0.95%	0.97%	0.57%	0.58%	0.66%	0.53%	0.52%
	91 to 120	0.22%	0.20%	0.23%	0.19%	0.24%	0.16%	0.24%	0.19%	0.21%	0.25%	0.20%	0.25%	0.20%	0.15%	0.15%	0.11%
	121+	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%
	Total	3.03%	3.08%	2.65%	2.59%	2.74%	2.97%	2.95%	2.97%	3.17%	3.35%	3.19%	2.09%	2.25%	2.35%	1.96%	1.82%
12	31 to 60	1.99%	2.15%	1.56%	1.81%	1.91%	2.14%	1.70%	2.13%	2.21%	2.32%	2.07%	1.36%	1.57%	1.73%	0.97%	1.38%
	61 to 90	0.79%	0.92%	0.65%	0.81%	0.78%	0.97%	0.74%	0.96%	1.04%	1.10%	0.99%	0.58%	0.67%	0.72%	0.42%	0.60%
	91 to 120	0.31%	0.28%	0.19%	0.21%	0.21%	0.23%	0.19%	0.19%	0.23%	0.28%	0.23%	0.28%	0.19%	0.18%	0.08%	0.12%
	121+	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%
	Total	3.09%	3.35%	2.40%	2.84%	2.90%	3.34%	2.64%	3.27%	3.48%	3.70%	3.30%	2.23%	2.44%	2.63%	1.46%	2.10%
13	31 to 60	1.98%	2.19%	1.55%	2.07%	1.91%	2.00%	1.85%	2.32%	2.29%	2.24%	1.57%	1.43%	1.70%	1.51%	0.96%	1.51%
	61 to 90	0.84%	1.08%	0.82%	0.82%	0.85%	1.01%	0.81%	0.99%	1.08%	1.07%	0.70%	0.62%	0.68%	0.71%	0.44%	0.62%
	91 to 120	0.27%	0.28%	0.21%	0.23%	0.24%	0.32%	0.19%	0.29%	0.23%	0.27%	0.28%	0.31%	0.17%	0.21%	0.07%	0.16%
	121+	0.01%	0.00%	0.00%	0.00%	0.01%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	Total	3.09%	3.56%	2.58%	3.12%	3.02%	3.33%	2.85%	3.60%	3.60%	3.58%	2.55%	2.36%	2.55%	2.42%	1.47%	2.29%
14	31 to 60	2.28%	2.12%	1.75%	2.10%	2.06%	1.99%	1.97%	2.31%	2.46%	2.11%	1.43%	1.62%	1.82%	1.61%	1.18%
	61 to 90	0.93%	1.06%	0.85%	0.93%	0.96%	0.93%	0.88%	1.11%	1.11%	0.94%	0.61%	0.75%	0.85%	0.70%	0.44%
	91 to 120	0.27%	0.25%	0.23%	0.24%	0.24%	0.24%	0.20%	0.23%	0.25%	0.28%	0.25%	0.22%	0.19%	0.20%	0.11%
	121+	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	Total	3.49%	3.42%	2.83%	3.26%	3.27%	3.16%	3.05%	3.64%	3.82%	3.34%	2.29%	2.59%	2.87%	2.51%	1.73%
15	31 to 60	2.37%	2.00%	1.90%	2.28%	2.08%	1.81%	2.22%	2.60%	2.56%	2.22%	1.54%	1.71%	1.90%	1.27%	1.34%
	61 to 90	0.99%	0.86%	0.84%	0.97%	1.00%	0.81%	0.95%	1.11%	1.31%	0.97%	0.65%	0.83%	0.90%	0.59%	0.57%
	91 to 120	0.30%	0.27%	0.25%	0.25%	0.30%	0.23%	0.24%	0.32%	0.30%	0.25%	0.27%	0.16%	0.27%	0.13%	0.12%
	121+	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	Total	3.66%	3.12%	2.98%	3.49%	3.38%	2.85%	3.42%	4.03%	4.17%	3.43%	2.47%	2.69%	3.08%	1.99%	2.03%
16	31 to 60	2.35%	2.12%	2.12%	2.50%	2.08%	1.95%	2.31%	2.63%	2.43%	1.66%	1.59%	1.89%	1.72%	1.20%	1.51%
	61 to 90	1.12%	0.92%	0.90%	1.01%	1.09%	0.90%	0.99%	1.18%	1.18%	0.68%	0.67%	0.74%	0.83%	0.58%	0.55%
	91 to 120	0.30%	0.24%	0.25%	0.28%	0.28%	0.21%	0.27%	0.26%	0.32%	0.29%	0.31%	0.22%	0.21%	0.12%	0.15%
	121+	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	Total	3.77%	3.28%	3.28%	3.79%	3.45%	3.05%	3.57%	4.08%	3.94%	2.63%	2.59%	2.86%	2.76%	1.91%	2.22%
17	31 to 60	2.36%	2.32%	2.08%	2.65%	2.09%	2.13%	2.25%	2.72%	2.45%	1.46%	1.63%	2.06%	1.91%	1.35%
	61 to 90	0.99%	1.04%	0.96%	1.09%	1.04%	0.91%	1.00%	1.25%	1.04%	0.66%	0.83%	1.00%	0.87%	0.60%
	91 to 120	0.27%	0.22%	0.25%	0.29%	0.24%	0.24%	0.26%	0.28%	0.23%	0.27%	0.25%	0.21%	0.18%	0.17%
	121+	0.01%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	Total	3.63%	3.59%	3.29%	4.03%	3.38%	3.29%	3.51%	4.24%	3.73%	2.39%	2.71%	3.28%	2.96%	2.12%
18	31 to 60	2.09%	2.40%	2.26%	2.78%	2.00%	2.38%	2.42%	3.02%	2.56%	1.65%	1.88%	2.28%	1.34%	1.54%
	61 to 90	0.92%	1.07%	0.99%	1.22%	0.82%	1.02%	1.13%	1.39%	1.14%	0.66%	0.80%	1.11%	0.62%	0.71%
	91 to 120	0.21%	0.29%	0.25%	0.30%	0.26%	0.26%	0.27%	0.32%	0.26%	0.29%	0.23%	0.21%	0.15%	0.12%
	121+	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	Total	3.22%	3.76%	3.50%	4.31%	3.09%	3.67%	3.82%	4.73%	3.97%	2.61%	2.91%	3.60%	2.11%	2.37%
19	31 to 60	2.34%	2.48%	2.38%	2.64%	2.11%	2.38%	2.43%	2.78%	1.85%	1.63%	1.93%	1.91%	1.32%	1.75%
	61 to 90	0.88%	1.17%	1.10%	1.27%	0.93%	1.14%	1.18%	1.41%	0.83%	0.77%	0.79%	0.96%	0.62%	0.70%
	91 to 120	0.24%	0.36%	0.25%	0.29%	0.17%	0.28%	0.32%	0.32%	0.32%	0.29%	0.19%	0.21%	0.12%	0.16%
	121+	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%
	Total	3.46%	4.02%	3.74%	4.20%	3.22%	3.80%	3.92%	4.51%	3.00%	2.69%	2.91%	3.07%	2.07%	2.62%
20	31 to 60	2.57%	2.63%	2.47%	2.50%	2.24%	2.42%	2.56%	2.56%	1.62%	1.82%	2.14%	2.09%	1.53%
	61 to 90	0.99%	1.18%	1.17%	1.25%	0.98%	1.09%	1.18%	1.16%	0.77%	0.77%	0.98%	0.93%	0.69%
	91 to 120	0.24%	0.31%	0.27%	0.28%	0.21%	0.29%	0.30%	0.28%	0.33%	0.24%	0.20%	0.20%	0.15%
	121+	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

A-I-8

Months since Cutoff Date	Past Due	2016-4	2017-1	2017-2	2017-3	2017-4	2018-1	2018-2	2018-3	2018-4	2019-1	2019-2	2019-3	2019-4	2020-1	2020-2	2020-3	2020-4	2021-1	2021-2	2021-3
	Total	3.81%	4.12%	3.91%	4.02%	3.43%	3.81%	4.04%	4.00%	2.73%	2.84%	3.33%	3.22%	2.37%
21	31 to 60	2.57%	2.63%	2.58%	2.22%	2.37%	2.56%	2.85%	2.63%	1.73%	1.94%	2.35%	1.42%	1.84%
	61 to 90	1.15%	1.25%	1.26%	1.00%	0.99%	1.14%	1.23%	1.17%	0.75%	0.83%	1.07%	0.61%	0.79%
	91 to 120	0.23%	0.29%	0.29%	0.27%	0.24%	0.27%	0.30%	0.25%	0.34%	0.22%	0.21%	0.13%	0.17%
	121+	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.01%	0.00%	0.01%	0.00%	0.00%	0.00%
	Total	3.95%	4.17%	4.14%	3.49%	3.60%	3.98%	4.38%	4.06%	2.82%	3.01%	3.63%	2.16%	2.80%
22	31 to 60	2.78%	2.73%	2.40%	2.36%	2.52%	2.69%	2.61%	2.12%	1.76%	2.18%	1.89%	1.46%	1.89%
	61 to 90	1.22%	1.23%	1.37%	1.06%	1.07%	1.19%	1.31%	0.80%	0.78%	0.85%	1.09%	0.65%	0.83%
	91 to 120	0.28%	0.33%	0.31%	0.23%	0.25%	0.27%	0.27%	0.30%	0.34%	0.21%	0.21%	0.11%	0.19%
	121+	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.01%	0.00%	0.00%	0.00%	0.00%
	Total	4.28%	4.30%	4.09%	3.65%	3.84%	4.15%	4.18%	3.23%	2.89%	3.24%	3.19%	2.22%	2.91%
23	31 to 60	2.66%	2.81%	2.45%	2.44%	2.35%	2.71%	2.40%	1.72%	1.84%	2.22%	2.12%	1.77%
	61 to 90	1.34%	1.35%	1.26%	1.14%	1.16%	1.26%	1.17%	0.81%	0.92%	1.09%	1.05%	0.67%
	91 to 120	0.27%	0.32%	0.27%	0.29%	0.23%	0.25%	0.30%	0.29%	0.27%	0.21%	0.23%	0.14%
	121+	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.02%	0.00%	0.00%	0.00%	0.00%
	Total	4.26%	4.49%	3.98%	3.88%	3.74%	4.22%	3.88%	2.84%	3.04%	3.52%	3.40%	2.59%
24	31 to 60	2.84%	2.86%	2.19%	2.68%	2.62%	2.82%	2.56%	1.87%	2.12%	2.48%	1.57%	1.98%
	61 to 90	1.33%	1.41%	1.04%	1.11%	1.18%	1.32%	1.13%	0.77%	0.83%	1.15%	0.78%	0.84%
	91 to 120	0.34%	0.38%	0.21%	0.33%	0.30%	0.37%	0.31%	0.33%	0.23%	0.28%	0.17%	0.12%
	121+	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	Total	4.51%	4.65%	3.44%	4.12%	4.11%	4.51%	4.01%	2.97%	3.18%	3.91%	2.52%	2.95%
25	31 to 60	3.01%	2.79%	2.37%	2.69%	2.60%	2.75%	2.01%	1.99%	2.29%	2.14%	1.48%	2.14%
	61 to 90	1.28%	1.36%	1.08%	1.19%	1.19%	1.29%	0.73%	0.79%	0.85%	1.05%	0.82%	0.90%
	91 to 120	0.35%	0.37%	0.27%	0.24%	0.33%	0.28%	0.32%	0.34%	0.23%	0.29%	0.11%	0.21%
	121+	0.00%	0.00%	0.00%	0.01%	0.00%	0.01%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%
	Total	4.64%	4.52%	3.72%	4.13%	4.12%	4.34%	3.06%	3.11%	3.37%	3.48%	2.42%	3.25%
26	31 to 60	2.92%	2.60%	2.37%	2.51%	2.66%	2.64%	1.76%	2.05%	2.33%	2.14%	1.76%
	61 to 90	1.33%	1.35%	1.16%	1.22%	1.24%	1.12%	0.73%	1.02%	1.07%	1.13%	0.86%
	91 to 120	0.34%	0.30%	0.25%	0.33%	0.26%	0.25%	0.31%	0.24%	0.21%	0.27%	0.20%
	121+	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.01%	0.00%	0.00%
	Total	4.59%	4.26%	3.79%	4.06%	4.15%	4.00%	2.80%	3.32%	3.62%	3.54%	2.82%
27	31 to 60	3.18%	2.40%	2.60%	2.90%	2.81%	2.49%	1.82%	2.24%	2.56%	1.72%	2.05%
	61 to 90	1.41%	1.09%	1.12%	1.19%	1.25%	1.16%	0.75%	1.01%	1.11%	0.71%	0.84%
	91 to 120	0.31%	0.24%	0.28%	0.31%	0.37%	0.25%	0.31%	0.27%	0.30%	0.22%	0.22%
	121+	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	Total	4.90%	3.73%	4.00%	4.41%	4.43%	3.91%	2.88%	3.51%	3.96%	2.66%	3.11%
28	31 to 60	3.20%	2.57%	2.75%	3.04%	2.71%	1.86%	1.83%	2.50%	2.29%	1.72%	2.19%
	61 to 90	1.56%	1.23%	1.18%	1.30%	1.21%	0.77%	0.86%	0.90%	0.98%	0.75%	0.92%
	91 to 120	0.35%	0.26%	0.32%	0.33%	0.26%	0.36%	0.33%	0.22%	0.25%	0.16%	0.19%
	121+	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%
	Total	5.10%	4.06%	4.25%	4.67%	4.18%	2.99%	3.03%	3.62%	3.51%	2.63%	3.29%
29	31 to 60	3.12%	2.76%	2.84%	3.14%	2.63%	1.82%	2.00%	2.57%	2.40%	2.01%
	61 to 90	1.57%	1.20%	1.17%	1.28%	1.17%	0.75%	0.96%	1.22%	1.13%	0.82%
	91 to 120	0.32%	0.26%	0.32%	0.36%	0.25%	0.28%	0.30%	0.24%	0.22%	0.15%
	121+	0.01%	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	Total	5.01%	4.23%	4.33%	4.79%	4.05%	2.84%	3.27%	4.03%	3.75%	2.98%
30	31 to 60	2.76%	3.00%	2.89%	3.37%	2.71%	1.81%	2.26%	2.83%	1.90%	2.28%
	61 to 90	1.26%	1.29%	1.28%	1.44%	1.22%	0.80%	0.89%	1.28%	0.81%	0.99%
	91 to 120	0.32%	0.27%	0.32%	0.38%	0.29%	0.32%	0.28%	0.31%	0.18%	0.18%
	121+	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	Total	4.33%	4.56%	4.50%	5.19%	4.22%	2.92%	3.43%	4.42%	2.88%	3.45%
31	31 to 60	3.03%	3.05%	3.01%	3.36%	1.98%	1.86%	2.11%	2.43%	1.70%	2.49%
	61 to 90	1.35%	1.35%	1.26%	1.45%	0.87%	0.77%	0.97%	1.11%	0.86%	0.99%
	91 to 120	0.28%	0.34%	0.37%	0.39%	0.30%	0.34%	0.25%	0.27%	0.14%	0.20%
	121+	0.00%	0.00%	0.02%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

A-I-9

Months since Cutoff Date	Past Due	2016-4	2017-1	2017-2	2017-3	2017-4	2018-1	2018-2	2018-3	2018-4	2019-1	2019-2	2019-3	2019-4	2020-1	2020-2	2020-3	2020-4	2021-1	2021-2	2021-3
	Total	4.67%	4.74%	4.67%	5.19%	3.15%	2.97%	3.33%	3.81%	2.70%	3.68%
32	31 to 60	3.04%	3.13%	3.09%	3.17%	1.67%	1.94%	2.42%	2.62%	1.93%
	61 to 90	1.37%	1.44%	1.31%	1.37%	0.76%	0.93%	1.07%	1.22%	0.85%
	91 to 120	0.31%	0.29%	0.29%	0.36%	0.36%	0.24%	0.23%	0.26%	0.20%
	121+	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%
	Total	4.72%	4.86%	4.69%	4.90%	2.80%	3.13%	3.73%	4.09%	2.98%
33	31 to 60	3.28%	3.21%	3.28%	3.15%	1.93%	2.14%	2.58%	2.08%	2.27%
	61 to 90	1.40%	1.48%	1.51%	1.32%	0.76%	0.85%	1.21%	0.87%	0.91%
	91 to 120	0.32%	0.35%	0.40%	0.36%	0.31%	0.27%	0.26%	0.24%	0.14%
	121+	0.00%	0.00%	0.01%	0.02%	0.01%	0.00%	0.00%	0.00%	0.00%
	Total	5.00%	5.04%	5.19%	4.86%	3.01%	3.26%	4.04%	3.19%	3.31%
34	31 to 60	3.46%	3.38%	3.03%	2.49%	1.94%	2.30%	2.25%	2.00%	2.37%
	61 to 90	1.55%	1.60%	1.43%	0.94%	0.86%	0.91%	1.12%	0.84%	1.03%
	91 to 120	0.31%	0.37%	0.38%	0.39%	0.29%	0.20%	0.27%	0.20%	0.22%
	121+	0.00%	0.00%	0.01%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%
	Total	5.31%	5.36%	4.85%	3.83%	3.08%	3.42%	3.64%	3.04%	3.62%
35	31 to 60	3.35%	3.55%	3.04%	2.03%	2.06%	2.50%	2.46%	2.31%
	61 to 90	1.65%	1.63%	1.30%	1.01%	0.87%	1.17%	1.20%	0.86%
	91 to 120	0.28%	0.40%	0.36%	0.30%	0.23%	0.20%	0.23%	0.25%
	121+	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	Total	5.28%	5.58%	4.70%	3.34%	3.16%	3.88%	3.90%	3.42%
36	31 to 60	3.53%	3.65%	3.05%	2.17%	2.17%	2.63%	1.97%	2.65%
	61 to 90	1.75%	1.86%	1.43%	1.11%	0.90%	1.27%	0.86%	1.00%
	91 to 120	0.36%	0.36%	0.29%	0.37%	0.23%	0.23%	0.18%	0.20%
	121+	0.00%	0.00%	0.02%	0.00%	0.00%	0.00%	0.00%	0.01%
	Total	5.65%	5.87%	4.78%	3.65%	3.30%	4.13%	3.01%	3.85%
37	31 to 60	3.62%	3.42%	2.36%	2.36%	2.46%	2.39%	1.92%	2.78%
	61 to 90	1.74%	1.78%	1.05%	1.02%	0.93%	1.11%	0.82%	1.01%
	91 to 120	0.37%	0.38%	0.36%	0.38%	0.20%	0.28%	0.17%	0.25%
	121+	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	Total	5.72%	5.58%	3.77%	3.77%	3.59%	3.78%	2.91%	4.04%
38	31 to 60	3.76%	3.42%	2.11%	2.50%	2.53%	2.52%	2.10%
	61 to 90	1.73%	1.68%	0.93%	1.07%	1.18%	1.21%	0.92%
	91 to 120	0.35%	0.26%	0.33%	0.32%	0.16%	0.24%	0.19%
	121+	0.00%	0.00%	0.01%	0.01%	0.01%	0.00%	0.00%
	Total	5.84%	5.35%	3.38%	3.90%	3.88%	3.98%	3.21%
39	31 to 60	4.03%	3.31%	2.19%	2.67%	2.72%	1.97%	2.05%
	61 to 90	1.93%	1.66%	1.00%	1.11%	1.20%	0.89%	1.13%
	91 to 120	0.37%	0.37%	0.34%	0.29%	0.29%	0.18%	0.18%
	121+	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%
	Total	6.34%	5.34%	3.54%	4.07%	4.21%	3.04%	3.37%
40	31 to 60	3.69%	2.67%	2.15%	2.80%	2.33%	1.87%	2.27%
	61 to 90	1.88%	1.17%	0.95%	1.14%	1.13%	0.90%	1.10%
	91 to 120	0.43%	0.35%	0.44%	0.25%	0.23%	0.22%	0.25%
	121+	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	Total	6.02%	4.19%	3.54%	4.19%	3.69%	2.98%	3.62%
41	31 to 60	3.63%	2.31%	2.19%	3.01%	2.61%	2.15%
	61 to 90	1.61%	1.10%	1.12%	1.32%	1.18%	0.89%
	91 to 120	0.37%	0.34%	0.24%	0.33%	0.24%	0.20%
	121+	0.00%	0.01%	0.01%	0.00%	0.00%	0.00%
	Total	5.61%	3.76%	3.56%	4.67%	4.03%	3.23%
42	31 to 60	3.70%	2.51%	2.65%	3.18%	2.21%	2.39%
	61 to 90	1.72%	1.21%	1.06%	1.41%	0.83%	1.05%
	91 to 120	0.32%	0.42%	0.28%	0.34%	0.21%	0.19%
	121+	0.01%	0.01%	0.00%	0.01%	0.00%	0.00%

A-I-10

Months since Cutoff Date	Past Due	2016-4	2017-1	2017-2	2017-3	2017-4	2018-1	2018-2	2018-3	2018-4	2019-1	2019-2	2019-3	2019-4	2020-1	2020-2	2020-3	2020-4	2021-1	2021-2	2021-3
	Total	5.75%	4.15%	3.99%	4.93%	3.25%	3.62%
43	31 to 60	2.71%	2.44%	2.67%	2.59%	2.10%	2.81%
	61 to 90	1.19%	1.25%	1.19%	1.21%	0.83%	1.09%
	91 to 120	0.40%	0.45%	0.25%	0.32%	0.17%	0.15%
	121+	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%
	Total	4.30%	4.15%	4.11%	4.12%	3.10%	4.06%
44	31 to 60	2.53%	2.60%	2.65%	2.87%	2.48%
	61 to 90	1.10%	1.44%	1.48%	1.40%	0.82%
	91 to 120	0.42%	0.31%	0.28%	0.18%	0.13%
	121+	0.00%	0.00%	0.00%	0.00%	0.00%
	Total	4.05%	4.35%	4.41%	4.45%	3.44%
45	31 to 60	2.70%	3.06%	3.22%	2.30%	2.79%
	61 to 90	1.18%	1.27%	1.30%	1.13%	0.98%
	91 to 120	0.44%	0.33%	0.34%	0.19%	0.18%
	121+	0.00%	0.00%	0.01%	0.00%	0.00%
	Total	4.33%	4.66%	4.87%	3.64%	3.95%
46	31 to 60	2.51%	3.07%	2.92%	2.28%	2.83%
	61 to 90	1.31%	1.42%	1.30%	1.07%	1.11%
	91 to 120	0.44%	0.27%	0.22%	0.22%	0.25%
	121+	0.00%	0.01%	0.00%	0.01%	0.00%
	Total	4.25%	4.78%	4.44%	3.58%	4.19%
47	31 to 60	3.08%	3.35%	3.24%	2.61%
	61 to 90	1.34%	1.65%	1.42%	1.13%
	91 to 120	0.32%	0.35%	0.23%	0.19%
	121+	0.00%	0.01%	0.00%	0.00%
	Total	4.74%	5.36%	4.89%	3.93%
48	31 to 60	3.26%	3.85%	2.36%	2.92%
	61 to 90	1.40%	1.81%	1.18%	1.30%
	91 to 120	0.27%	0.34%	0.12%	0.23%
	121+	0.00%	0.01%	0.00%	0.00%
	Total	4.92%	6.01%	3.67%	4.45%
49	31 to 60	3.59%	3.27%	2.31%	3.09%
	61 to 90	1.27%	1.65%	1.12%	1.55%
	91 to 120	0.32%	0.37%	0.21%	0.22%
	121+	0.00%	0.00%	0.00%	0.00%
	Total	5.18%	5.29%	3.65%	4.87%
50	31 to 60	3.88%	3.67%	2.82%
	61 to 90	1.66%	1.56%	1.13%
	91 to 120	0.35%	0.38%	0.29%
	121+	0.00%	0.00%	0.00%
	Total	5.89%	5.62%	4.25%
51	31 to 60	4.18%
	61 to 90	1.82%
	91 to 120	0.35%
	121+	0.01%
	Total	6.35%

(1)

The amounts included in the table represent principal amounts only and include unsold repossessed vehicles and overdue accounts in bankruptcy. The delinquency periods included in the table are calculated based on the number of days a payment is contractually past due in accordance with the Servicer’s customary practices. All receivables are written off not later than the last business day of the month during which they become 120 days past due in accordance with the Servicer’s customary practices.

A-I-11

The graphs below show certain delinquency information as a percentage of end of month pool balance for specified pools of motor vehicle retail installment sale contracts securitized by CarMax Business Services during the last five years.

A-I-12

A-I-13

A-I-14

CUMULATIVE STATIC NET LOSSES(1)

CarMax Auto Owner Trusts

Months Since Cutoff Date	2016-4	2017-1	2017-2	2017-3	2017-4	2018-1	2018-2	2018-3	2018-4	2019-1	2019-2	2019-3	2019-4	2020-1	2020-2	2020-3	2020-4	2021-1	2021-2	2021-3
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.01%	0.01%	0.00%	0.00%	0.00%	0.01%	0.01%	0.01%	0.00%	0.01%	0.01%	0.00%	0.01%	0.01%	0.00%	0.00%	0.00%	0.01%	0.00%
3	0.01%	0.01%	0.01%	0.01%	0.02%	0.01%	0.02%	0.02%	0.01%	0.01%	0.02%	0.00%	0.02%	0.01%	0.01%	0.01%	0.01%	0.01%	0.01%
4	0.08%	0.07%	0.09%	0.09%	0.08%	0.07%	0.09%	0.09%	0.10%	0.10%	0.11%	0.07%	0.11%	0.10%	0.06%	0.04%	0.04%	0.04%	0.04%
5	0.16%	0.14%	0.15%	0.17%	0.16%	0.11%	0.18%	0.16%	0.19%	0.16%	0.22%	0.14%	0.20%	0.19%	0.11%	0.08%	0.09%	0.08%
6	0.23%	0.21%	0.24%	0.23%	0.20%	0.18%	0.26%	0.24%	0.27%	0.23%	0.31%	0.23%	0.30%	0.27%	0.14%	0.13%	0.13%	0.11%
7	0.31%	0.28%	0.30%	0.31%	0.26%	0.24%	0.35%	0.32%	0.34%	0.30%	0.38%	0.31%	0.36%	0.34%	0.17%	0.18%	0.14%	0.15%
8	0.40%	0.34%	0.36%	0.37%	0.32%	0.30%	0.39%	0.38%	0.40%	0.40%	0.47%	0.38%	0.44%	0.39%	0.22%	0.24%	0.16%
9	0.47%	0.43%	0.43%	0.41%	0.38%	0.38%	0.50%	0.44%	0.46%	0.48%	0.56%	0.45%	0.50%	0.41%	0.26%	0.26%	0.18%
10	0.54%	0.52%	0.52%	0.46%	0.43%	0.44%	0.58%	0.52%	0.53%	0.54%	0.61%	0.52%	0.56%	0.44%	0.29%	0.29%	0.20%
11	0.61%	0.59%	0.61%	0.51%	0.50%	0.53%	0.64%	0.55%	0.61%	0.63%	0.66%	0.59%	0.60%	0.47%	0.32%	0.32%
12	0.68%	0.66%	0.67%	0.58%	0.58%	0.58%	0.70%	0.61%	0.67%	0.73%	0.73%	0.67%	0.62%	0.51%	0.34%	0.33%
13	0.78%	0.75%	0.72%	0.66%	0.63%	0.65%	0.74%	0.67%	0.74%	0.81%	0.82%	0.72%	0.67%	0.54%	0.35%	0.36%
14	0.84%	0.83%	0.78%	0.72%	0.71%	0.73%	0.78%	0.76%	0.82%	0.87%	0.91%	0.76%	0.69%	0.58%	0.37%
15	0.92%	0.89%	0.84%	0.78%	0.77%	0.77%	0.83%	0.83%	0.90%	0.95%	0.97%	0.78%	0.72%	0.63%	0.38%
16	1.01%	0.95%	0.92%	0.85%	0.84%	0.83%	0.89%	0.93%	0.97%	1.01%	1.03%	0.78%	0.78%	0.62%	0.40%
17	1.07%	0.98%	0.99%	0.93%	0.89%	0.86%	0.97%	1.00%	1.05%	1.08%	1.04%	0.84%	0.82%	0.62%
18	1.13%	1.04%	1.06%	1.01%	0.92%	0.90%	1.02%	1.06%	1.08%	1.13%	1.05%	0.87%	0.81%	0.65%
19	1.17%	1.12%	1.13%	1.06%	0.98%	0.96%	1.07%	1.15%	1.14%	1.18%	1.05%	0.92%	0.82%	0.65%
20	1.20%	1.20%	1.19%	1.10%	1.01%	1.02%	1.15%	1.21%	1.21%	1.22%	1.06%	0.95%	0.82%
21	1.25%	1.27%	1.23%	1.14%	1.05%	1.10%	1.22%	1.27%	1.27%	1.23%	1.10%	0.95%	0.84%
22	1.31%	1.33%	1.28%	1.18%	1.09%	1.15%	1.28%	1.32%	1.30%	1.23%	1.11%	0.95%	0.85%
23	1.38%	1.39%	1.33%	1.23%	1.16%	1.20%	1.30%	1.38%	1.33%	1.24%	1.14%	0.95%
24	1.43%	1.46%	1.37%	1.28%	1.20%	1.24%	1.36%	1.44%	1.36%	1.27%	1.15%	0.97%
25	1.49%	1.52%	1.39%	1.35%	1.24%	1.30%	1.41%	1.48%	1.36%	1.29%	1.15%	0.98%
26	1.55%	1.57%	1.41%	1.37%	1.31%	1.34%	1.45%	1.48%	1.37%	1.32%	1.14%
27	1.62%	1.61%	1.44%	1.44%	1.35%	1.36%	1.50%	1.48%	1.39%	1.34%	1.17%
28	1.67%	1.64%	1.49%	1.47%	1.43%	1.41%	1.52%	1.49%	1.42%	1.34%	1.19%
29	1.71%	1.67%	1.55%	1.53%	1.46%	1.46%	1.54%	1.49%	1.46%	1.35%
30	1.75%	1.69%	1.60%	1.58%	1.49%	1.48%	1.56%	1.52%	1.45%	1.36%
31	1.79%	1.72%	1.63%	1.63%	1.54%	1.51%	1.56%	1.55%	1.45%	1.38%
32	1.82%	1.76%	1.68%	1.67%	1.57%	1.51%	1.57%	1.56%	1.46%
33	1.85%	1.80%	1.72%	1.71%	1.61%	1.51%	1.58%	1.57%	1.46%
34	1.89%	1.84%	1.78%	1.76%	1.64%	1.52%	1.57%	1.57%	1.45%
35	1.93%	1.89%	1.82%	1.80%	1.63%	1.53%	1.60%	1.57%
36	1.96%	1.95%	1.87%	1.81%	1.62%	1.54%	1.60%	1.57%
37	2.01%	1.99%	1.91%	1.84%	1.63%	1.54%	1.60%	1.57%
38	2.04%	2.02%	1.94%	1.85%	1.64%	1.56%	1.59%

A-I-15

Months Since Cutoff Date	2016-4	2017-1	2017-2	2017-3	2017-4	2018-1	2018-2	2018-3	2018-4	2019-1	2019-2	2019-3	2019-4	2020-1	2020-2	2020-3	2020-4	2021-1	2021-2	2021-3
39	2.07%	2.04%	1.96%	1.85%	1.64%	1.56%	1.59%
40	2.09%	2.06%	1.98%	1.85%	1.65%	1.56%	1.60%
41	2.13%	2.09%	1.98%	1.85%	1.66%	1.56%
42	2.16%	2.10%	1.97%	1.86%	1.65%	1.57%
43	2.18%	2.13%	1.95%	1.87%	1.65%	1.57%
44	2.20%	2.14%	1.97%	1.88%	1.65%
45	2.21%	2.14%	1.96%	1.87%	1.64%
46	2.24%	2.13%	1.96%	1.87%	1.63%
47	2.24%	2.13%	1.96%	1.86%
48	2.23%	2.14%	1.95%	1.85%
49	2.23%	2.14%	1.94%	1.85%
50	2.23%	2.14%	1.93%
51	2.24%

(1)	The amounts included in the table represent the difference between charged off amounts and the total amount recovered on such charged off contracts, divided by the initial pool balance.

A-I-16

The graph below shows cumulative net loss information as a percentage of initial pool balance for specified pools of motor vehicle retail installment sale contracts securitized by CarMax Business Services during the last five years.

A-I-17

ABS SPEEDS(1)

CarMax Auto Owner Trusts

Months Since Cutoff Date	2016-4	2017-1	2017-2	2017-3	2017-4	2018-1	2018-2	2018-3	2018-4	2019-1	2019-2	2019-3	2019-4	2020-1	2020-2	2020-3	2020-4	2021-1	2021-2	2021-3
1	1.30%	1.33%	1.14%	1.26%	1.43%	1.42%	1.42%	1.40%	1.47%	1.37%	1.49%	1.56%	1.57%	1.45%	1.29%	1.72%	1.40%	1.58%	2.04%	1.78%
2	1.20%	1.31%	1.16%	1.42%	1.34%	1.38%	1.54%	1.42%	1.32%	1.36%	1.66%	1.53%	1.40%	1.36%	1.53%	1.73%	1.29%	1.46%	1.90%
3	1.35%	1.68%	1.26%	1.30%	1.30%	1.70%	1.44%	1.24%	1.23%	1.57%	1.44%	1.38%	1.46%	1.52%	1.66%	1.73%	1.41%	2.06%	2.06%
4	1.34%	1.39%	1.27%	1.50%	1.39%	1.49%	1.59%	1.46%	1.46%	1.49%	1.68%	1.62%	1.57%	1.32%	1.82%	1.78%	1.48%	1.86%	2.00%
5	1.36%	1.50%	1.41%	1.42%	1.37%	1.56%	1.63%	1.28%	1.36%	1.55%	1.70%	1.36%	1.49%	1.38%	1.74%	1.57%	1.37%	1.80%
6	1.68%	1.50%	1.29%	1.28%	1.64%	1.42%	1.34%	1.21%	1.58%	1.34%	1.49%	1.41%	1.53%	1.47%	1.67%	1.71%	1.94%	1.92%
7	1.37%	1.41%	1.37%	1.41%	1.41%	1.44%	1.46%	1.31%	1.49%	1.52%	1.61%	1.45%	1.25%	1.63%	1.67%	1.67%	1.70%	1.91%
8	1.42%	1.43%	1.25%	1.30%	1.51%	1.51%	1.30%	1.29%	1.51%	1.52%	1.44%	1.42%	1.38%	1.56%	1.56%	1.58%	1.76%
9	1.44%	1.38%	1.23%	1.57%	1.42%	1.34%	1.31%	1.51%	1.32%	1.39%	1.48%	1.47%	1.44%	1.49%	1.62%	1.99%	1.75%
10	1.39%	1.45%	1.38%	1.39%	1.42%	1.44%	1.37%	1.43%	1.48%	1.51%	1.53%	1.25%	1.56%	1.55%	1.64%	1.81%	1.79%
11	1.43%	1.28%	1.29%	1.43%	1.56%	1.25%	1.32%	1.42%	1.43%	1.29%	1.41%	1.38%	1.58%	1.44%	1.45%	1.68%
12	1.26%	1.19%	1.50%	1.32%	1.28%	1.17%	1.53%	1.22%	1.37%	1.34%	1.41%	1.36%	1.54%	1.47%	1.88%	1.74%
13	1.31%	1.29%	1.32%	1.34%	1.32%	1.32%	1.35%	1.43%	1.44%	1.35%	1.24%	1.55%	1.46%	1.49%	1.75%	1.71%
14	1.23%	1.27%	1.36%	1.34%	1.22%	1.25%	1.40%	1.37%	1.24%	1.26%	1.38%	1.45%	1.32%	1.31%	1.60%
15	1.17%	1.45%	1.24%	1.21%	1.18%	1.39%	1.27%	1.35%	1.25%	1.34%	1.37%	1.47%	1.48%	1.78%	1.69%
16	1.21%	1.25%	1.29%	1.26%	1.29%	1.36%	1.33%	1.42%	1.33%	1.14%	1.53%	1.42%	1.43%	1.60%	1.68%
17	1.15%	1.31%	1.37%	1.20%	1.21%	1.32%	1.38%	1.18%	1.23%	1.25%	1.38%	1.33%	1.35%	1.51%
18	1.38%	1.26%	1.19%	1.11%	1.32%	1.19%	1.20%	1.15%	1.21%	1.25%	1.38%	1.34%	1.69%	1.64%
19	1.26%	1.25%	1.30%	1.22%	1.27%	1.26%	1.32%	1.23%	1.01%	1.41%	1.31%	1.32%	1.60%	1.55%
20	1.22%	1.31%	1.15%	1.13%	1.23%	1.28%	1.12%	1.21%	1.13%	1.28%	1.22%	1.29%	1.43%
21	1.15%	1.11%	1.16%	1.33%	1.17%	1.26%	1.18%	1.23%	1.25%	1.36%	1.32%	1.71%	1.54%
22	1.27%	1.22%	1.18%	1.22%	1.28%	1.26%	1.26%	1.04%	1.36%	1.33%	1.38%	1.54%	1.57%
23	1.27%	1.16%	1.15%	1.21%	1.28%	1.06%	1.14%	1.16%	1.30%	1.16%	1.31%	1.44%
24	1.11%	1.07%	1.34%	1.13%	1.12%	1.11%	1.23%	1.24%	1.25%	1.25%	1.62%	1.52%
25	1.19%	1.17%	1.14%	1.20%	1.20%	1.23%	1.01%	1.34%	1.30%	1.32%	1.48%	1.38%
26	1.08%	1.07%	1.26%	1.16%	1.08%	1.12%	1.15%	1.24%	1.22%	1.19%	1.38%
27	1.06%	1.23%	1.17%	1.15%	1.12%	1.15%	1.25%	1.25%	1.26%	1.52%	1.50%
28	1.16%	1.10%	1.24%	1.17%	1.22%	0.99%	1.29%	1.28%	1.31%	1.46%	1.42%
29	1.08%	1.21%	1.19%	1.05%	1.11%	1.14%	1.28%	1.15%	1.20%	1.32%
30	1.26%	1.08%	1.15%	1.10%	1.18%	1.22%	1.28%	1.24%	1.52%	1.38%
31	1.16%	1.22%	1.23%	1.23%	1.02%	1.28%	1.27%	1.26%	1.43%	1.36%
32	1.22%	1.18%	1.15%	1.11%	1.15%	1.23%	1.17%	1.17%	1.30%
33	1.17%	1.12%	1.19%	1.19%	1.27%	1.24%	1.23%	1.52%	1.36%
34	1.18%	1.21%	1.30%	1.02%	1.30%	1.25%	1.26%	1.41%	1.29%
35	1.20%	1.08%	1.18%	1.16%	1.21%	1.09%	1.19%	1.27%
36	1.11%	1.14%	1.22%	1.20%	1.26%	1.13%	1.44%	1.33%
37	1.17%	1.17%	1.09%	1.25%	1.21%	1.23%	1.32%	1.29%
38	1.07%	1.09%	1.22%	1.21%	1.13%	1.15%	1.24%
39	1.13%	1.14%	1.26%	1.22%	1.13%	1.45%	1.30%

A-I-18

Months Since Cutoff Date	2016-4	2017-1	2017-2	2017-3	2017-4	2018-1	2018-2	2018-3	2018-4	2019-1	2019-2	2019-3	2019-4	2020-1	2020-2	2020-3	2020-4	2021-1	2021-2	2021-3
40	1.19%	1.00%	1.38%	1.20%	1.25%	1.32%	1.25%
41	1.16%	1.15%	1.33%	1.14%	1.18%	1.25%
42	1.18%	1.22%	1.25%	1.19%	1.44%	1.30%
43	1.02%	1.27%	1.23%	1.25%	1.34%	1.22%
44	1.18%	1.23%	1.19%	1.18%	1.25%
45	1.22%	1.18%	1.24%	1.41%	1.27%
46	1.31%	1.21%	1.31%	1.34%	1.24%
47	1.23%	1.14%	1.18%	1.23%
48	1.21%	1.20%	1.45%	1.26%
49	1.22%	1.24%	1.34%	1.26%
50	1.17%	1.17%	1.27%
51	1.23%

(1)

The ABS Speed is a measurement of the non-scheduled amortization of the pool of receivables and is derived by calculating a monthly single month mortality rate, or SMM, which is the sum of the non-scheduled reduction in the pool of receivables, including prepayments and defaults, divided by the beginning of month pool balance less any scheduled payments. The scheduled principal is calculated by rounding the remaining term to the nearest whole number and assumes that the receivables have been aggregated into one pool. The non-scheduled amortization is assumed to be the difference between the beginning pool balance less the scheduled principal minus the actual ending pool balance. The SMM is converted into the ABS Speed by dividing (a) the product of one-hundred and the SMM by (b) the sum of (i) one-hundred and (ii) the SMM multiplied by the age of the pool, in months, minus one. The age of the pool is assumed to be the weighted average age of the pool as of the cutoff date (rounded to the nearest whole number) plus the number of months since the cutoff date, where the SMM is expressed as a percent (i.e., as 1.00 as opposed to 0.01).

A-I-19

The graph below shows ABS Speed information as a percentage of beginning of month pool balance less any scheduled payments for specified pools of motor vehicle retail installment sale contracts securitized by CarMax Business Services during the last five years.

A-I-20

CarMax Auto Owner Trust 2021-4

CarMax Business Services, LLC

Sponsor and Servicer

CarMax Auto Funding LLC

Depositor and Seller

CarMax Auto Owner Trust 2021-4 will issue asset-backed notes with an aggregate initial principal amount of $1,150,000,000 or $1,400,000,000. If the aggregate initial principal amount of the notes is $1,150,000,000, the following notes will be offered:

$171,000,000%	Class A-1 Asset-backed Notes
$405,520,000%	Class A-2 Asset-backed Notes
$405,520,000%	Class A-3 Asset-backed Notes
$106,850,000%	Class A-4 Asset-backed Notes
$ 19,600,000%	Class B Asset-backed Notes
$ 27,090,000%	Class C Asset-backed Notes
$ 14,420,000%	Class D Asset-backed Notes

If the aggregate initial principal amount of the notes is $1,400,000,000, the following notes will be offered:

$208,170,000%	Class A-1 Asset-backed Notes
$493,680,000%	Class A-2 Asset-backed Notes
$493,680,000%	Class A-3 Asset-backed Notes
$130,080,000%	Class A-4 Asset-backed Notes
$ 23,860,000%	Class B Asset-backed Notes
$ 32,980,000%	Class C Asset-backed Notes
$ 17,550,000%	Class D Asset-backed Notes

PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus. CarMax Auto Funding LLC has not authorized anyone to provide you with additional or different information. CarMax Auto Funding LLC is not offering the notes in any state in which the offer is not permitted.

Dealers will deliver a prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. If requested, all dealers selling the notes will deliver a prospectus until 90 days after the date of this prospectus.

Joint Bookrunners of the Class A, B, C and D Notes

Barclays	RBC Capital Markets	SMBC Nikko	Wells Fargo Securities

Co-Managers of the Class A Notes

CIBC Capital Markets	Mizuho Securities	Scotiabank	TD Securities

September    , 2021